As filed with the Securities and Exchange Commission on January 7, 2005

Registration Number 33-25404

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 3 TO
REGISTRATION STATEMENT ON
FORM S-11
FOR REGISTRATION
UNDER THE SECURITIES ACT OF 1933

RESIDENTIAL RESOURCES, INC
and
RESIDENTIAL MORTGAGE SECURITIES
TRUST SEVENTEEN
and similar trusts of which Residential Resources, Inc. is Depositor
(Exact name of registrant as specified in the governing documents)

Residential Resources, Inc.
333 N. Wilshire Avenue
Anaheim, California 92801
714- 758-7740
(Address, including zip code, and telephone number,
including area code, of registrant's principal executive offices)

Residential Mortgage Securities Trust Seventeen c/o Wilmington Trust Company Rodney Square North Wilmington, Delaware 19880 302-651-8288

CT Corporation System
3225 North Central Avenue
Phoenix, Maricopa County
Arizona 85012
602-277-4792
(Name and address, including zip code, and telephone
number, including area code, of agent for service)

Wilmington Trust Company,
as trustee for Residential Mortgage
Securities Trust Seventeen and
similar trusts of which Residential
Resources, Inc. is Depositor
Rodney Square North
Wilmington, Delaware 19880
302-651-8288

COPIES TO:
Jeffrey P. Berg, Esq.
Jenkens & Gilchrist, LLP
12100 Wilshire Blvd.
15th Floor
Los Angeles, California 90025

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT ISSUE THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION, DATED JANUARY 7, 2005

PROSPECTUS

Mortgage Pass-Through Certificates
Collateralized Mortgage Bonds
(Issuable in Series)

Residential Resources, Inc., Depositor

This Prospectus relates to Mortgage Pass-Through Certificates ("Certificates") and Mortgage-Collateralized Bonds ("Bonds") (collectively, "Securities") which may be issued from time to time in one or more series (each a "Series") hereby and in supplements ("Prospectus Supplements") to this Prospectus (the Securities offered hereby and such other securities offered in such Prospectus Supplements are collectively referred to herein as the "Offered Securities"). The issuer with respect to a Series of Offered Securities will be Residential Resources, Inc., an Arizona corporation ("Issuer"), or a separate trust established by the Issuer.

As specified in the related Prospectus Supplement, each Series of Offered Securities will represent in the aggregate the entire indebtedness of a related trust fund (each, a "Trust Fund") consisting of one or more segregated pools of various types of residential mortgage loans (the "Mortgage Loans"), mortgage pass-through certificates, mortgage-backed securities evidencing interests in or secured by residential mortgage loans ("MBS"), mortgage related securities issued or guaranteed by the United States, agencies or instrumentalities thereof or agencies created thereby (the "Agency Securities") or a combination of Mortgage Loans, MBS and/or Agency Securities (collectively, "Assets").

A Prospectus Supplement relating to each Series of Securities offered in a Prospectus Supplement will specify with respect to each such Series: (i) the aggregate principal amount; (ii) the interest rate and authorized denominations of one or more classes (each, a "Class") of Securities; (iii) certain information concerning the collateral securing such Securities; (iv) the stated maturity of each Class of Securities; (v) the order of the application of principal payments to the Classes of such Securities and the allocation of principal thereof; (vi) the identity of each Class of Securities upon which interest will accrue but will not be payable until each Class of Securities of such Series with an earlier stated maturity has been paid in full or until such other time as may be specified in the Prospectus Supplement for such Series of Securities, if any, included in such Series of Securities; (vii) the payment dates; (viii) information with respect to the Issuer of such Securities; and (ix) additional information with respect to the plan of distribution of such Securities.

Each Series of Offered Securities will consist of one or more Classes of Offered Securities that may : (i) provide for the accrual of interest thereon based on fixed, variable or adjustable rates; (ii) be senior or subordinate to one or more other Classes of Offered Securities in respect of certain distributions on the Offered Securities; (iii) be entitled to principal distributions with disproportionately low, nominal or no interest distributions; (iv) be entitled to interest distributions, with disproportionately low, nominal or no principal distributions; (v) provide for distributions of accrued interest thereon commencing only following the occurrence of certain events, such as the retirement of one or more other Classes of Offered Securities of such Series; (vi) provide for distributions of principal sequentially, based on specified payment schedules or other methodologies; and/or (vii) provide for distributions based on a combination of two or more components thereof with one or more of the characteristics described in this paragraph, to the extent of the Available Distribution Amount, in each case as described in the related Prospectus Supplement. For further information we refer you to "Description of the Offered Securities."

Principal of and interest on the Offered Securities will be distributable monthly, quarterly, semi-annually or at such other intervals and on the dates specified in the related Prospectus Supplement. Distributions on the Offered Securities of any Series will be made only from the assets of the related trust fund (the "Trust Fund"). The Assets will be held in trust for the benefit of the holders of the related Series of Offered Securities pursuant to a Pooling and Servicing Agreement, a Trust Agreement or an Indenture (each, an "Agreement"), as more fully described herein and in the Prospectus Supplement.

The yield on each Class of Offered Securities will be affected by, among other things, the rate of payment of principal (including prepayments, repurchases and defaults) on the Assets in the related Trust Fund and the timing of receipt of such payments as described under the caption "Yield Considerations" herein and in the related Prospectus Supplement. A Trust Fund may be subject to early termination or one or more Classes of Offered Securities of a Offered Series may be subject to redemption under the circumstances described herein and in the related Prospectus Supplement.

One or more elections may be made to treat the related Trust Fund or a designated portion thereof as one or more "real estate mortgage investment conduits" (each, a "REMIC") for federal income tax purposes.

THE SECURITIES OF A GIVEN SERIES REPRESENT BENEFICIAL INTERESTS IN, OR OBLIGATIONS OF THE RELATED TRUST FUND ONLY AND DO NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF THE DEPOSITOR, ANY MASTER SERVICER, ANY SUB-SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES, EXCEPT TO THE EXTENT DESCRIBED IN THE RELATED PROSPECTUS SUPPLEMENT. NEITHER THE SECURITIES NOR THE ASSETS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY, EXCEPT TO THE LIMITED EXTENT DESCRIBED IN THE RELATED PROSPECTUS SUPPLEMENT.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS OR THE RELATED PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

PROSPECTIVE INVESTORS IN THE OFFERED SECURITIES SHOULD CONSIDER, AMONG OTHER THINGS, THE MATERIAL RISKS SET FORTH UNDER THE CAPTION "RISK FACTORS" COMMENCING ON PAGE 10 HEREIN AND IN THE RELATED PROSPECTUS SUPPLEMENT BEFORE PURCHASING ANY OFFERED SECURITY.

Prior to issuance there will have been no market for the Offered Securities and there can be no assurance that a secondary market for any Offered Securities will develop or that, if it does develop, it will continue to provide investors with liquidity of investment. This Prospectus may not be used to consummate sales of the Offered Securities unless accompanied by the related Prospectus Supplement.

Offers of the Offered Securities may be made through one or more different methods, including offerings through Underwriters, as more fully described under "Plan of Distribution" herein and in the related Prospectus Supplement.

The date of this Prospectus is _______, 2005

YIELD CONSIDERATIONS	29
General	29
Pass-Through Rate and Interest Rate	29
Timing of Payment of Interest	29
Payments of Principal; Prepayments	29
Prepayments -- Maturity and Weighted Average Life	30
Other Factors Affecting Weighted Average Life	31

INFORMATION ABOUT RESIDENTIAL RESOURCES, INC.	32
General	32
Directors and Executive Officers	33
Executive Compensation	33
Limitation of Liability of Directors	34
Certain Relationships and Related Transactions	34
Security Ownership of Certain Beneficial Owners and Management	34
Legal Proceedings	35

DESCRIPTION OF THE OFFERED SECURITIES	35
General	35
Distributions	36
Available Distribution Amount	36
Distributions of Interest	37
Distributions of Principal	38
Components	38
Allocation of Losses and Shortfalls	38
Advances in Respect of Delinquencies	38
Reports to Securityholders	39
Termination	41
Book-Entry Registration	42

DESCRIPTION OF THE AGREEMENTS	43
Assignment Of Assets; Repurchases	44
Representations and Warranties; Repurchases	45
Security Account and Other Collection Accounts	46
Collection and Other Servicing Procedures	49

ii

Sub-Servicers	49
Realization upon Defaulted Mortgage Loans	50
Fidelity Bonds and Errors and Omissions Insurance	51
Due-On-Sale Provisions	51
Retained Interest; Servicing Compensation and Payment of Expenses	52
Evidence as to Compliance	52
Certain Matters Regarding a Master Servicer and the Depositor	53
Special Servicers	53
Events of Default under Pooling and Servicing Agreements	54
Certificateholder Rights upon Event of Default	54
Amendment	55
The Trustee	55
Duties of the Trustee	55
Certain Matters Regarding the Trustee	56
Resignation and Removal of the Trustee	56
Certain Terms of the Indenture	56
General	56
Modification of the Indenture	56
Events Of Default	57
Authentication And Delivery Of Bonds	59
List Of Bondholders	59
Annual Compliance Statement	59
Reports To Bondholders	59
Trustee's Annual Report	59
Trustee	60
Satisfaction and Discharge of the Indenture	60

DESCRIPTION OF CREDIT SUPPORT	60
General	60
Maintenance of Credit Support	61
Reduction or Substitution of Credit Support	61
Subordinate Securities	61
Cross-Support Provisions	62
Insurance Or Guarantees With Respect To The Assets	62
Letter Of Credit	62
Insurance Policies And Surety Bonds	62
Special Hazard Insurance Policies	62
Mortgagor Bankruptcy Bond	62
Reserve Funds	63
Overcollateralization	63

INSURANCE POLICIES ON THE MORTGAGE LOANS	63
Primary Mortgage Guaranty Insurance Policies	63
Hazard Insurance Policies	64
FHA Mortgage Insurance	65
VA Mortgage Guaranty	66

CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS	66
General	66
Types Of Mortgage Instruments	67
Interest In Real Property	67
Foreclosure	67
Anti-Deficiency Legislation And Other Limitations On Lenders	70
Environmental Legislation	71
Due-On-Sale Clauses	72

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Prepayment Charges	72
Subordinate Financing	73
Applicability Of Usury Laws	73
Alternative Mortgage Instruments	74
Soldiers' And Sailors' Civil Relief Act Of 1940 And The California Military And Veterans Code	74
Forfeitures In Drug, Rico and Other Criminal Proceedings	74
Other Legal Considerations	75
USE OF PROCEEDS	75
FEDERAL INCOME TAX CONSEQUENCES	75

REMICS	76
Taxation of Owners of REMIC Regular Securities	77
Market Discount.	79

Taxation Of Owners Of REMIC Residual Securities	81
Basis in Assets	82
Sales Of REMIC Securities	86
Grantor Trust Funds	90
Characterization Of Investments In Grantor Trust Securities	90
Taxation Of Owners Of Grantor Trust Strip Securities	94
Sales Of Grantor Trust Securities	95
Partnership Trust Funds	96
Taxation Of Owners Of Partnership Securities	97
State And Other Tax Consequences	100

ERISA CONSIDERATIONS	100

LEGAL INVESTMENT	102

PLAN OF DISTRIBUTION	103

LEGAL MATTERS	103

EXPERTS	104

FINANCIAL INFORMATION	104

RATINGS	104

GLOSSARY	104

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PROSPECTUS SUPPLEMENT

As described herein, each Prospectus Supplement relating to the Offered Securities will, among other things, set forth, as applicable: (i) a description of each Class of Offered Securities, the payment provisions with respect to such Offered Securities, Interest Rate or method of determining the Interest Rate with respect to such Offered Securities; (ii) the aggregate principal amount and distribution dates relating to such Offered Securities and the final scheduled distribution dates; (iii) information as to the Assets comprising the Trust Fund, including the general characteristics of the Assets included therein, including any Collection Accounts, Credit Supports, Liquidity Facilities, Cash Flow Agreements and Pre-Funding Accounts (with respect to any Series, the "Trust Assets"); (iv) the circumstances, if any, under which the Trust Fund may be subject to early termination; (v) additional information with respect to the method of distribution of such Offered Securities; (vi) whether one or more REMIC elections will be made and designation of the various interests thereof; (vii) the aggregate original percentage ownership interest in the Trust Fund to be evidenced by each Class of Offered Securities and the original Security Principal Balance of each Class of Offered Securities; (viii) information as to any Master Servicer, any Sub-Servicer and the Trustee; (ix) the percentage of Assets comprised of Mortgage Loans and/or Agency Securities; (x) information as to the nature and extent of subordination with respect to any Class of Offered Securities that is subordinate in right of payment to any other Class and (xi) whether such Offered Securities will be initially issued in definitive or book-entry form.

AVAILABLE INFORMATION

We have filed with the Securities and Exchange Commission (the "Commission") a Registration Statement (of which this Prospectus forms a part) under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Offered Securities. This Prospectus and the Prospectus Supplement relating to each Series of Offered Securities contain summaries of the material terms of the documents referred to herein and therein, but do not contain all of the information set forth in the Registration Statement pursuant to the rules and regulations of the Commission. For further information, reference is made to such Registration Statement and the exhibits thereto. Such Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices located as follows: Midwest Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and Northeast Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048. In addition, the Commission maintains a Web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants, including us, that file electronically with the Commission.

No person has been authorized to give any information or to make any representations other than those contained in this Prospectus and any Prospectus Supplement with respect hereto and, if given or made, such information or representations must not be relied upon. This Prospectus and any Prospectus Supplement with respect hereto do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Offered Securities or an offer of the Offered Securities to any person in any state or other jurisdiction in which such offer would be unlawful. The delivery of this Prospectus at any time does not imply that information herein is correct as of any time subsequent to its date; however, if any material change occurs while this Prospectus is required by law to be delivered, this Prospectus will be amended or supplemented accordingly.

We will be required to file or cause to be filed periodic reports with the Commission with respect to each Trust Fund in compliance with the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder. We do not intend to file periodic reports under the Exchange Act following the expiration of the reporting period prescribed by Rule 15d-1 of Regulation 15d under the Exchange Act. If the Prospectus Supplement for a Series of Offered Securities provides that one or more Classes of Offered Securities are to be issued in book-entry form, then unless and until definitive securities are issued, such reports will be sent on behalf of the related Trust Fund to Cede & Co. ("Cede"), as nominee of The Depository Trust Company ("DTC") and registered holder of the Offered Securities, pursuant to the applicable Agreement. Such reports may be available to holders of the Offered Securities (the "Securityholders") upon request to their respective DTC participants. For further information we refer you to "Description of the Offered Securities -- Reports to Securityholders" and "Description of the Agreements -- Evidence as to Compliance."

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  SUMMARY OF PROSPECTUS

The following summary of material information is qualified in its entirety by reference to the more detailed information appearing elsewhere in this Prospectus and in the Prospectus Supplement. Capitalized Terms used herein have the meanings assigned thereto in the Glossary included at the end of this Prospectus.

Title of Securities	Mortgage Pass-Through Certificates, issuable in Series, and/or Collateralized Mortgage Bonds, issuable in Series.
Risk Factors
An investment in the Offered Securities involves various risks, and prospective investors should consider carefully the matters discussed under "Risk Factors" herein and in the related Prospectus Supplement prior to making an investment in the Offered Securities.

Depositor	Residential Resources, Inc., an Arizona corporation. For further information we refer you to "The Depositor."
Master Servicer	That entity which is designated as the Master Servicer in the related Prospectus Supplement.
The Trust Assets
Each Series of Offered Securities will represent indebtedness of either the Depositor or the Trust Fund and will be secured by a security interest in the Assets of the Trust Fund. A Trust Fund will consist primarily of any of the following Assets:

(a) Mortgage Loans
The Mortgage Loans with respect to each Series of Offered Securities will consist of a pool or pools of one or more of the following: promissory notes or other evidences of indebtedness secured by liens on fee simple or leasehold interests in single family or multifamily properties, cooperative apartment buildings or installment sale contracts with respect to any such properties, manufactured housing contracts, installment agreements, or participation interests in any of the foregoing. If provided in the Prospectus Supplement, the Trust Fund may include Mortgage Loans guaranteed or insured by a governmental agency or instrumentality. The Prospectus Supplement will indicate the geographic dispersion of the Mortgaged Properties with respect to the Mortgage Loans of the related Series. All Mortgage Loans will have been originated by persons other than us, and all Assets, except for Assets purchased with Pre-Funded Amounts, will have been purchased, either directly or indirectly, by us on or before the date of issuance of the related Series of Offered Securities. Mortgage Loans will provide for accrual of interest thereon at an interest rate (a "Mortgage Rate") that is (i) fixed over its term, (ii) is adjusted from time to time, or (iii) convertible from an adjustable to a fixed Mortgage Rate, or from a fixed to an adjustable Mortgage Rate, from time to time at the related Mortgagor's election. Adjustable Mortgage Rates may be based on one or more indices. Mortgage Loans will provide for either (i) scheduled payments to maturity, or (ii) payments that adjust from time to time to accommodate changes in the Mortgage Rate or to reflect the occurrence of certain events, and may provide for negative amortization or accelerated amortization. Mortgage Loans will either (i) be fully amortizing or (ii) require a balloon payment due on its stated maturity date. Some Mortgage Loans may contain prohibitions on prepayment or require payment of a premium or a yield maintenance penalty in connection with a prepayment. The Mortgage Loans will provide for payments of principal, interest or both, on due dates that occur monthly, quarterly, semi-annually or at another interval. The Prospectus Supplement will provide more detail regarding the characteristics of the Mortgage Loans of any Series. For further information we refer you to "Description of the Trust Funds -- Assets."

3

As specified in the related Prospectus Supplement, certain Mortgage Loans included in the Trust Fund may be one or more months delinquent with regard to payment of principal and interest at the time of their deposit into a Trust Fund. The FHA Loans and VA Loans with respect to any Series may include (i) Mortgage Loans that, as of any date of determination, have more than 12 scheduled payments of principal and interest past due under the terms of the related Mortgage Note (each, a "Non-Performing Mortgage Loan"), (ii) Mortgage Loans that, as of any date of determination have more than three but fewer than 12 scheduled payments of principal and interest past due under the terms of the related Mortgage Note (each, a "Sub-Performing Mortgage Loan"), and (iii) Mortgage Loans that have had more than three scheduled payments of principal and interest past due under the terms of the related Mortgage Note one or more times during the term of the related Mortgage Loan, but at the related Cut-off Date for the Series are current in payment (each, a "Reinstated Mortgage Loan").

The Mortgage Loans with respect to any Series may be guaranteed or insured with respect to payment of interest and/or principal by the United States, agencies or instrumentalities thereof or created thereby, state or local governments, agencies or instrumentalities, or private insurance providers. For further information we refer you to "Insurance Policies on the Mortgage Loans -- FHA Mortgage Insurance" and "-- VA Mortgage Guaranty" herein.

(b) Agency Securities
The Trust Fund may include real estate related government securities, issued or guaranteed by the United States, agencies or instrumentalities thereof or agencies created thereby that provide for payment of interest and/or principal (collectively, "Agency Securities"). Agency Securities may include Fannie Mae Certificates, Freddie Mac Certificates, GNMA Certificates, VA Vendee Mortgage Trust Certificates or other government securities evidencing interests in real property.

(c) Accounts
Each Trust Fund will include one or more accounts established and maintained on behalf of the Securityholders into which the person or persons designated in the related Prospectus Supplement will, to the extent described herein and in such Prospectus Supplement, deposit payments and collections received or advanced with respect to the Trust Assets. Such an account may be maintained as an interest bearing or a non-interest bearing account, and funds held therein may be held as cash or invested in certain short-term, investment grade obligations, in each case as described in the related Prospectus Supplement. For further information we refer you to "Description of the Agreements -- Security Account and Other Collection Accounts."

(d) Credit Support
If so provided in the related Prospectus Supplement, partial or full protection against certain defaults and losses on the Assets in the related Trust Fund may be provided to one or more Classes of Offered Securities in the form of subordination of one or more other Classes of Offered Securities of such Series, which other Classes may include one or more Classes of Offered Securities, or by one or more other types of credit support, such as a letter of credit, insurance policy, reserve fund or another type of credit support, or a combination thereof (collectively, "Credit Support"). The amount and types of coverage, the identification of the entity providing the coverage and related information with respect to each type of Credit Support will be described in the related Prospectus Supplement. For further information we refer you to "Risk Factors -- Availability of Credit Support does not eliminate risk of loss on Offered Securities" and "Description of Credit Support."

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(e) Liquidity Facilities
If so specified in the related Prospectus Supplement, the Trust Fund with respect to a Series of Offered Securities may include one or more Liquidity Facilities, which may be used by the Trustee to make any required distributions of principal of, or interest on, the Offered Securities of the related Series, to the extent funds are not otherwise available. For further information we refer you to "Description of the Trust Funds -- Liquidity Facilities."

(f) Cash Flow Agreements
The Trust Fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related Series will be invested at a specified rate. The Trust Fund may also include certain other agreements, such as interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements or similar agreements provided to reduce the effects of interest rate or currency exchange rate fluctuations on the Trust Assets or on one or more Classes of Offered Securities. The principal terms of any such guaranteed investment contract or other agreement (any such agreement, a "Cash Flow Agreement"), including, without limitation, provisions relating to the timing, manner and amount of payments thereunder and provisions relating to the termination thereof, will be described in the Prospectus Supplement. In addition, the Prospectus Supplement will provide certain information with respect to the obligor under any such Cash Flow Agreement. The Prospectus Supplement also will describe any cash flow agreements that are included as part of the trust fund evidenced by or providing security for MBS collateral included in the related Trust Fund. For further information we refer you to "Description of the Trust Funds -- Cash Flow Agreements."

(g) Pre-Funding Accounts
If so specified in the related Prospectus Supplement, a portion of the issuance proceeds of the Offered Securities of a particular Series (such amount, the "Pre-Funded Amount") may be deposited in an account (the "Pre-Funding Account") to be established with the Trustee, which will be used to acquire additional Assets from time to time during the period specified in the related Prospectus Supplement (the "Pre-Funding Period"). Prior to the investment of the Pre-Funded Amount in additional Assets, such Pre-Funded Amount may be invested in one or more Permitted Investments. Any Permitted Investment must mature no later than the Business Day prior to the next Distribution Date.

During any Pre-Funding Period, we will be obligated (subject only to the availability thereof) to transfer to the related Trust Fund additional Assets from time to time during such Pre-Funding Period. Such additional Assets will be required to satisfy certain eligibility criteria more fully set forth in the related Prospectus Supplement, which eligibility criteria will be consistent with the eligibility criteria of the Assets included in the Trust Fund as of the Cut-off Date, subject to such exceptions as are expressly stated in such Prospectus Supplement.

Use of a Pre-Funding Account with respect to any Series of Offered Securities will be subject to the following general conditions: (a) the Pre-Funding Period will not exceed three months from the related Closing Date, (b) the additional Assets to be acquired during the Pre-Funding Period will be subject to the same underwriting standards, representations and warranties as the Assets included in the related Trust Fund on the Closing Date (although additional criteria may also be required to be satisfied, as described in the related Prospectus Supplement), (c) the Pre-Funded Amount will be not exceed 25% of the principal amount of the Series of Offered Securities issued, (d) the Pre-Funded Amount will not exceed 25% of the scheduled principal balance of the Assets (inclusive of the related Pre- Funded Amount) as of the Cut-off Date, and (e) the Pre- Funded Amount shall be invested in Permitted Investments. For further information we refer you to "Description of the Trust Funds -- Pre-Funding" herein.

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Description of the Offered Securities
Each Series of Certificates evidencing an interest in a Trust Fund will be issued pursuant to a pooling and servicing agreement or trust agreement. Each Series of Bonds secured by Assets pledged to the Trustee will be issued pursuant to an indenture. Each Series of Certificates will represent in the aggregate the entire beneficial ownership interest in the Trust Fund. Each Class of Offered Securities (other than certain Stripped Interest Securities, as defined below) will have a stated principal amount (a "Security Balance") and (other than certain Stripped Principal Securities, as defined below), will accrue interest thereon based on a fixed, variable or adjustable interest rate (a "Pass-Through Rate" or an "Interest Rate"). The Prospectus Supplement will specify the Security Balance and the Pass-Through Rate or Interest Rate, if any, for each Class of Offered Securities or, in the case of a variable or adjustable Pass-Through Rate or Interest Rate, the method for determining the Pass-Through Rate or Interest Rate.

Distributions on Securities
A Class of Offered Securities may : (i) provide for the accrual of interest thereon based on fixed, variable or adjustable rates; (ii) be senior (collectively, "Senior Securities") or subordinate (collectively, "Subordinate Securities") to one or more other Classes of Offered Securities in respect of certain distributions; (iii) be entitled to principal distributions, with disproportionately low, nominal or no interest distributions (collectively, "Stripped Principal Securities"); (iv) be entitled to interest distributions, with disproportionately low, nominal or no principal distributions (collectively, "Stripped Interest Securities"); (v) provide for distributions of accrued interest thereon commencing only upon the occurrence of certain events, such as the retirement of one or more other Classes of Offered Securities (collectively, "Accrual Securities"); (vi) provide for distributions of principal sequentially, based on specified payment schedules or other methodologies; and/or (vii) provide for distributions based on a combination of two or more components thereof with one or more of the characteristics described in this paragraph, including a Stripped Principal Security component and a Stripped Interest Security component, in the aggregate to the extent of the Available Distribution Amount for the related Series. Distributions on one or more Classes of Offered Securities may be limited to collections from a designated portion of the Assets (each such portion of Assets, an "Asset Group"). References herein to Security Balance, Notional Principal Amount and Interest Rate with respect to Offered Securities with multiple components refer to the characteristics for such components.

The Offered Securities will not be guaranteed by us or any of our affiliates, by any governmental agency or instrumentality or by any other person. For further information we refer you to "Risk Factors -- Securityholders must look solely to the Trust Assets for distributions of principal and interest" and "Description of the Offered Securities."

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(a) Interest
Interest on each Class of Offered Securities (other than Stripped Principal Securities) will accrue at the applicable Pass-Through Rate or Interest Rate on the outstanding Security Balance thereof and will be distributed to Securityholders as provided in the related Prospectus Supplement (each of the specified dates on which distributions are to be made, a "Distribution Date"). Distributions with respect to interest on Stripped Interest Securities may be made on each Distribution Date on the basis of a fictional security principal balance used solely for the purpose of determining the amount of interest distributions, or Notional Principal Amount, as described in the related Prospectus Supplement. Reference to Notional Principal Amount is solely for convenience in certain calculations and does not represent the right to receive any distributions of principal. Distributions of interest with respect to one or more Classes of Offered Securities may be reduced to the extent of certain delinquencies, losses, prepayment interest shortfalls, and other contingencies described herein and in the related Prospectus Supplement. For further information we refer you to "Risk Factors -- Prepayment timing and frequency may adversely affect yield of Securityholders," "Yield Considerations" and "Description of the Offered Securities -- Distributions of Interest."

(b) Principal
The Offered Securities of a Series initially will have an aggregate Security Balance no greater than the sum of (i) the outstanding principal balance of the Assets as of the close of business on the specified day of the month of formation of the related Trust Fund (the "Cut-off Date"), after application of scheduled payments due on or before such date, whether or not received and (ii) amounts on deposit in the related Pre-Funding Account, if any, as of the Closing Date. The Security Balance of an Offered Security outstanding from time to time represents the maximum amount that the holder thereof is then entitled to receive in respect of principal from future cash flow on the Trust Assets. Distributions of principal will be made on each Distribution Date to the Classes of Offered Securities entitled thereto until the Security Balances of such Offered Securities have been reduced to zero. Distributions of principal of any Class of Securities will be made as described in the related Prospectus Supplement. Stripped Interest Securities with no Security Balance will not receive distributions in respect of principal. For further information we refer you to "Description of the Offered Securities -- Distributions of Principal."

Advances
The Master Servicer may be obligated, as part of its servicing responsibilities, to make certain advances that in its good faith judgment it deems recoverable with respect to delinquent scheduled payments on Mortgage Loans. The Master Servicer also may be obligated to advance delinquent payments of taxes, insurance premiums and escrowed items, as well as liquidation-related expenses with respect to Mortgage Loans. Neither we nor any of our affiliates will have any responsibility to make such advances. Any such advances made by a Master Servicer will be reimbursable generally from subsequent recoveries in respect of such Mortgage Loans and otherwise to the extent described herein and in the related Prospectus Supplement. For further information we refer you to "Description of the Offered Securities -- Advances in Respect of Delinquencies."

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Termination
If so specified in the related Prospectus Supplement, a Series of Offered Securities may be subject to optional early termination through the repurchase of the Assets in the related Trust Fund by the party specified therein, under the circumstances and in the manner set forth therein. If so provided in the related Prospectus Supplement, upon the reduction of the Security Balance of a specified Class or Classes of Offered Securities to a specified percentage or amount or on and after a date specified in such Prospectus Supplement, the party specified therein will solicit bids for the purchase of all of the Assets of the Trust Fund, or of a sufficient portion of such Assets to retire such Class or Classes, or purchase such Assets at a price set forth in the related Prospectus Supplement. In addition, if so provided in the related Prospectus Supplement, the Offered Securities of a Series may be redeemed prior to their final Distribution Date at our option or the option of the Master Servicer or another party by the purchase of the outstanding Offered Securities of such Series, under the circumstances and in the manner provided therein. For further information we refer you to "Description of the Offered Securities -- Termination."

Book-Entry Securities
If so provided in the related Prospectus Supplement, one or more Classes of the Offered Securities will initially be represented by one or more certificates on notes, as applicable, registered in the name of Cede & Co., as the nominee of DTC. No person acquiring an interest in Offered Securities so registered will be entitled to receive a definitive certificates or notes, as applicable, representing such person's interest except in the event that definitive certificates or notes, as applicable, are issued under the limited circumstances described herein. For further information we refer you to "Risk Factors -- Book-Entry Registration" and "Description of the Securities -- Book-Entry Registration."

Tax Status of the Offered Securities
The federal income tax consequences to Securityholders will vary depending on whether one or more elections are made to treat the Trust Fund or specified portions thereof as one or more REMICs under the provisions of the Code. The Prospectus Supplement for each Series of Offered Securities will specify whether such an election will be made. The opinion of Jenkens & Gilchrist, LLP, our counsel, regarding the federal income tax treatment of each Class of Offered Securities is contained herein.

If an election is made to treat all or a portion of the Trust Fund relating to a Series of Offered Securities as a REMIC, each Class of Offered Securities of each Series will constitute "regular interests" in a REMIC or "residual interests" in a REMIC, as specified in the related Prospectus Supplement.

A Series of Offered Securities also may be issued pursuant to an arrangement to be classified as a grantor trust under Subpart E, Part I of Subchapter J of the Code and not as an association taxable as a corporation, in which case holders of such Offered Securities will be treated as the owners of a pro rata undivided interest in each of the Assets. In other cases, sale of the Offered Securities will produce a separation in the ownership of all or a portion of the principal payments from all or a portion of the interest payments on the Assets.

If Offered Securities are issued by a Trust Fund treated as a partnership for federal income tax purposes, such Offered Securities will be treated as indebtedness for federal income tax purposes. In the alternative, if Offered Securities are issued by the Depositor, such Offered Securities will be treated as indebtedness of the Depositor for federal income tax purposes.

The material federal income tax consequences for investors associated with the purchase, ownership and disposition of the Securities are set forth herein under "Federal Income Tax Consequences." The material federal income tax consequences for investors associated with the purchase, ownership and disposition of Offered Securities will be set forth under the heading "Federal Income Tax Consequences" in the related Prospectus Supplement.

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ERISA Considerations
Fiduciaries of an employee benefit plan and certain other retirement plans and arrangements, which are subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code should carefully review with their own advisors whether the purchase or holding of Offered Securities could constitutes a transaction that is prohibited or is not otherwise permissible either under ERISA or Section 4975 of the Code. For further information we refer you to "ERISA Considerations" herein and to the related Prospectus Supplement.

Legal Investment
The Prospectus Supplement will specify which, if any, of the Classes of Offered Securities will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). Offered Securities designated as qualifying as "mortgage related securities" will continue to qualify as long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization. Classes of Offered Securities that qualify as "mortgage related securities" under SMMEA will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state whose authorized investments are subject to state regulation to the same extent as, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for any such entities. Investors should consult their own legal advisors regarding applicable investment restrictions and the effect of such restrictions on the purchase of any Class of Offered Securities and the liquidity of any investment in any Class of Offered Securities. For further information we refer you to "Legal Investment" herein and in the related Prospectus Supplement.

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  RISK FACTORS

The Offered Securities are not suitable investments for all investors. In particular, you should not purchase any class of Offered Securities unless you understand the prepayment, credit, liquidity and market risks associated with that class.

The Offered Securities are complex securities. You should possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this Prospectus supplement and the prospectus in the context of your financial situation and tolerance for risk.

Certain statements in this prospectus are “forward-looking statements.” These forward-looking statements include, but are not limited to, statements about our plans, objectives, expectations and intentions and other statements contained in this prospectus that are not historical facts. Forward-looking statements in this prospectus hereafter included in other publicly available documents filed with the Commission, reports to our stockholders and other publicly available statements issued or released by us involve known and unknown risks, uncertainties and other factors which could cause our actual results, performance (financial or operating) or achievements to differ from the future results, performance (financial or operating) or achievements expressed or implied by such forward-looking statements. Such fut e results are based upon management’s best estimates, current market conditions and the most recent results of operations. When used in this prospectus, the words “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “estimate” and similar expressions are generally intended to identify forward-looking statements. Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements, including our plans, objectives, expectations and intentions and other factors discussed in the risk factors, described below.

You should carefully consider, among other things, the following factors in connection with the purchase of the Offered Securities:

Prepayment Timing and Frequency May Adversely Affect Yield of Securityholders .

Prepayments (including those caused by defaults) on the Assets in any Trust Fund likely will result in a faster rate of principal payments on one or more Classes of the Offered Securities than if payments on such Assets were made as scheduled. Thus, the prepayment experience on the Assets may affect the average life of each Class of related Offered Securities. The rate of principal payments on pools of mortgage loans from time to time is influenced by a variety of economic, demographic, geographic, tax, legal and other factors. There can be no assurance the rate of prepayment on the Assets in any Trust Fund will conform to any model described herein or in any Prospectus Supplement.

If prevailing interest rates fall significantly below the applicable mortgage interest rates, principal prepayments are likely to be higher than if prevailing rates remain at or above the rates borne by the Mortgage Loans underlying or comprising the Assets in any Trust Fund. As a result, the actual maturity of any Class of Offered Securities could occur significantly earlier than expected. The benefits of refinancing for borrowers on larger Mortgage Loans are thereby more likely to outweigh the transactional costs and burdens of refinancing, which tend to be the same for Mortgage Loans of all sizes. The larger Mortgage Loans comprising or underlying Assets in any Trust Fund may be more likely to be refinanced (and thus prepaid) than are the smaller Mortgage Loans, thereby having a disproportionate effect on the overall performance on the Assets of that Trust Fund. If interest rates decline, the prospective interest savings to borrowers on larger Mortgage Loans resulting from refinancing will be greater than the prospective interest savings to borrowers on the smaller Mortgage Loans.

Yields on Classes of Offered Securities offered at a significant premium or discount will be sensitive, and in some cases extremely sensitive, to prepayments on Assets. In general, if an investor purchases Offered Securities at a premium and principal distributions occur at a rate faster than the investor assumed, the actual yield to maturity will be lower than anticipated. Conversely, if an investor purchases Offered Securities at a discount and principal distributions occur at a rate slower than the investor assumed, the actual yield to maturity will be lower than anticipated.

Where the amount of interest payable with respect to a Class is disproportionately high, as compared to the amount of principal, as with certain Classes of Stripped Interest Securities, a holder might, in some prepayment scenarios, fail to recoup its original investment. A Series of Offered Securities may include one or more Classes of Offered Securities that provide for distribution of principal thereof from amounts attributable to interest accrued but not currently distributable on one or more Classes of Accrual Securities and, as a result, yields on such Offered Securities will be sensitive to (a) the provisions of such Accrual Securities relating to the timing of distributions of interest thereon and (b) if such Accrual Securities accrue interest at a variable or adjustable Pass-Through Rate or Interest Rate, changes in such rate. In addition, in the case of FHA Loans and VA Loans, certain events of default may result in delayed payment of principal and interest for certain Classes of Offered Securities due to particular aspects of FHA Insurance Policies and VA Guaranties.

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Securityholders Must Look Solely to the Trust Assets for Distributions of Principal and Interest .

The Offered Securities will not represent our obligation, nor that of the Master Servicer, any Sub-Servicer or any affiliates thereof. The only obligations with respect to the Offered Securities or the Assets will be the obligations (if any) of the person making certain limited representations and warranties made with respect to the Mortgage Loans (the "Warrantying Party"), and the Master Servicer's and any Sub-Servicer's servicing obligations under the related Agreement (including the limited obligation to make certain advances in the event of delinquencies on the Mortgage Loans, but only to the extent deemed recoverable) and, if and to the extent expressly described in the related Prospectus Supplement, certain limited obligations of the Master Servicer in connection with an agreement to purchase or act as remarketing agent with respect to a convertible ARM Loan upon conversion to a fixed rate. Because certain representations and warranties with respect to the Assets may have been made and/or assigned in connection with transfers of such Assets prior to the Closing Date, the rights of the Trustee and the Securityholders with respect to such representations or warranties will be limited to their rights as an assignee thereof. Neither we nor the Master Servicer (or any affiliate thereof) will have any obligation with respect to representations or warranties made by any other entity. Neither the Offered Securities nor the underlying Assets will be guaranteed or insured by us, the Master Servicer, any Sub-Servicer or any of their affiliates, or, except as may be specified in the related Prospectus Supplement, by any governmental agency or instrumentality. Proceeds of the Trust Assets (including the Assets and any form of Credit Support) will be the sole source of payments on the Offered Securities, and there will be no recourse to us or any other entity in the event that such proceeds are insufficient or otherwise unavailable to make all payments provided for under the Offered Securities.

Except to the extent described herein with respect to Covered Trusts (defined below), a Series of Offered Securities will not have any claim against or security interest in the Trust Funds for any other Series. If the related Trust Fund is insufficient to make payments on such Offered Securities, no other Assets will be available for payment of the deficiency. In addition, certain amounts remaining in certain funds or accounts, including the Security Account and any accounts maintained as Credit Support, may be withdrawn under certain conditions, as described in the related Prospectus Supplement. In the event of such withdrawal, such amounts will not be available for future payment of principal of or interest on the Offered Securities. If so provided in the Prospectus Supplement for a Series of Offered Securities containing one or more Classes of Subordinate Securities, on any Distribution Date in respect of which losses or shortfalls in collections on the Assets have been incurred, the amount of such losses or shortfalls will be borne first by one or more Classes of the Subordinate Securities, and, thereafter, by the remaining Classes of Offered Securities in the priority and manner and subject to the limitations specified in such Prospectus Supplement.

The Bankruptcy or Insolvency of the Depositor May Increase Risks of Loss or Delayed Payment to Securityholders.

If we become bankrupt or insolvent, it could adversely affect payments on the Offered Securities. Notwithstanding its limited purpose, in the event of a bankruptcy or insolvency, the automatic stay imposed by Title 11 of the United States Code (the "Bankruptcy Code") could prevent enforcement of our obligations, including our obligations under the Offered Securities and an Indenture, or actions against any of our property, including the related Trust Assets, prior to modification of the stay. In addition, the Trustee in possession may be able to accelerate payment of the Offered Securities and liquidate the Trust Assets. In the event the principal of the Bonds is declared due and payable, the Securityholders would lose the right to future payments of interest and might suffer reinvestment loss in a lower interest rate environment and (i) in the case of Offered Securities purchased at a premium from their parity price, may fail to recover fully their initial investments, and (ii) in the case of Offered Securities purchased at a discount from their parity price, may be entitled, under applicable provisions of the Bankruptcy Code, to receive no more than an amount equal to the unpaid principal amount thereof less unamortized original issue discount ("Accreted Value"). There is no assurance as to how such Accreted Value would be determined if such event occurred.

Non-Performing Mortgage Loans, Sub-Performing Mortgage Loans, Reinstated Mortgage Loans Create Risks That Securityholders May Not Recover Their Initial Investment and May Adversely Affect Yield .

The Mortgage Assets included in the Trust Fund for any Series may include Non-Performing Mortgage Loans, Sub-Performing Mortgage Loans and Reinstated Mortgage Loans. Repayment of the principal amount of the Offered Securities for such Series would be dependent, in large part, upon the ability of the Master Servicer to cause such Mortgage Loans to become or remain current in payment, to sell or foreclose upon such Mortgage Loans or to acquire title to the Mortgaged Properties by other means and to liquidate the related REO Properties. There can be no assurance as to whether the Master Servicer will be successful in such efforts or as to the timing thereof. The ability of the Master Servicer to sell an REO Property will depend upon its ability to find a willing purchaser at a price acceptable to the Master Servicer, subject to certain guidelines. In addition, certain rights of redemption in various states may limit or prevent the Master Servicer from selling an REO Property at what would otherwise be an appropriate time for sale.

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Certain Mortgage Loans may be non-recourse loans or loans for which recourse may be restricted or unenforceable, or as to which recourse may be had only against the specific Mortgaged Property and such other assets, if any, as have been pledged to secure the related Mortgage Loan. With respect to those Mortgage Loans that provide for recourse against the Mortgagor and its assets generally, there can be no assurance that such recourse will ensure a recovery in respect of a defaulted Mortgage Loan greater than the liquidation value, if any, of the related Mortgaged Property. The ability of the Master Servicer to liquidate any Mortgaged Property or REO Property, and the liquidation value thereof, may be adversely affected by risks generally incident to interests in real property, including changes or weakness in general or local economic conditions, declines in real estate values, the volume of other similar properties for sale, adverse changes in interest rates, real estate and personal property tax rates, energy costs and other expenses, environmental concerns, Acts of God, and other factors that are beyond the Master Servicer's control.

Underwriting Standards for Sub-Prime Mortgage Loans May Be Less Stringent and Increase the Potential for Delinquencies.

Certain Mortgage Loans may be originated under underwriting standards less stringent than the underwriting guidelines of Fannie Mae or Freddie Mac (Sub-Prime Mortgage Loans). Such sub-prime Mortgage Loans generally will bear higher rates of interest than Mortgage Loans that are originated in accordance with Fannie Mae and Freddie Mac underwriting guidelines. Such "non-conforming" Mortgage Loans generally will be underwritten in accordance with the underwriting standards described under "Description of the Trust Funds - Mortgage Loans - Non-Conforming Credits," which are intended to provide for the origination of single-family mortgage loans for non-conforming credits. A Mortgage Loan made to a "non-conforming credit" means a mortgage loan that is ineligible for purchase by Fannie Mae or Freddie Mac due to borrower credit characteristics that do not meet Fannie Mae or Freddie Mac underwriting guidelines, including a loan made to a borrower whose creditworthiness and repayment ability do not satisfy such Fannie Mae or Freddie Mac underwriting guidelines or a borrower who may have a record of major derogatory credit items, such as default on a prior mortgage loan, credit write-offs, outstanding judgments and prior bankruptcies. Accordingly, such Mortgage Loans are likely to experience rates of delinquency and foreclosure that are higher, and may be substantially higher, than Mortgage Loans originated in accordance with Fannie Mae or Freddie Mac underwriting guidelines. As a result, losses on such Sub-Prime Mortgage Loans are likely to be higher than losses on Mortgage Loans originated in accordance with such guidelines.

The primary considerations in underwriting a Mortgage Loan, other than the creditworthiness of the Mortgagor, are the value of the Mortgaged Property and the adequacy of such property as collateral in relation to the amount of the Mortgage Loan. Because delinquencies and foreclosures are likely to be more frequent for sub-prime Mortgage Loans originated under underwriting standards for non-conforming credits than for Mortgage Loans originated in accordance with Fannie Mae or Freddie Mac underwriting guidelines, changes in the values of the related Mortgaged Property may have a greater effect on the loss experience of the sub-prime Mortgage Loans than on Mortgage Loans originated in accordance with Fannie Mae or Freddie Mac underwriting guidelines. No assurance can be given that the values of Mortgaged Property have remained or will remain at the levels in effect on the dates of origination of the related Mortgage Loans. If the values of the Mortgaged Properties decline after the dates of origination of the Mortgage Loans, the rate and severity of losses on the Mortgage Loans may increase, and such increase may be substantial.

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Credit Ratings Provided by Rating Agencies Do Not Address All Risks of an Investment in the Offered Securities .

The ratings assigned by each Rating Agency to a Class of Offered Securities will reflect such Rating Agency's assessment solely of the likelihood that such Securityholders will receive payments to which such Securityholders are entitled under the related Agreement. Such rating will not constitute an assessment of the likelihood that principal prepayments (including those caused by defaults) on the related Assets will be made, the degree to which the rate of such prepayments might differ from that originally anticipated or the likelihood of early optional termination of the Trust Fund or redemption of the Offered Securities. Such rating will not address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor purchasing an Offered Security at a significant premium might fail to recoup its initial investment under certain prepayment scenarios.

The amount, type and nature of Credit Support, if any, established with respect to a Series of Offered Securities will be determined on the basis of criteria established by each Rating Agency. Such criteria generally are based upon an actuarial analysis of the behavior of mortgage assets. There can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience nor any assurance that the data derived from a large pool of mortgage loans accurately predicts the delinquency, foreclosure or loss experience of any particular pool of Assets.

There Will Be a Limited Market for the Offered Securities .

There can be no assurance that a secondary market for the Offered Securities will develop or, if it does develop, that it will provide Securityholders with liquidity of investment or will continue while Offered Securities remain outstanding. The market value of Offered Securities will fluctuate with changes in prevailing rates of interest. Consequently, sales of Offered Securities by a Securityholder in any secondary market that may develop may be at a discount from their purchase price. Except to the extent described herein and in the Prospectus Supplement, Securityholders will have no redemption rights and the Offered Securities are subject to early retirement only under certain specified circumstances described herein and in the Prospectus Supplement.

Availability of Credit Support Does Not Eliminate Risk of Loss on Offered Securities .

The Prospectus Supplement for a Series of Offered Securities will describe any Credit Support in the related Trust Fund, which may include letters of credit, insurance policies, guarantees, reserve funds or other types of credit support, or combinations thereof. Use of Credit Support will be subject to the conditions and limitations described herein and in the related Prospectus Supplement, will not provide protection against all contingencies and will cover certain contingencies only to a limited extent. Moreover, such Credit Support may not cover all potential losses or risks; for example, Credit Support may or may not cover fraud or negligence by a mortgage loan originator or other parties.

Securityholders May Be Subject to Loss if Rate Of Delinquencies and Amount of Losses Exceed Certain Levels .

A Series of Offered Securities may include one or more Classes of Subordinate Securities (which may include Offered Securities), if so provided in the related Prospectus Supplement. Although subordination is intended to reduce the risk to holders of Senior Securities of delinquent distributions or ultimate losses, the amount of subordination will be limited and may decline under certain circumstances. In addition, if principal payments on one or more Classes of Offered Securities of a Series are made in a specified order of priority, any limits with respect to the aggregate amount of claims under any related Credit Support may be exhausted before the principal of the lower priority Classes of Offered Securities of such Series has been repaid. As a result, significant losses and shortfalls on the Assets may fall primarily upon those Classes of Offered Securities having a lower priority of payment. Moreover, if a form of Credit Support covers more than one Series of Offered Securities (each, a "Covered Trust"), holders of Offered Securities evidencing an interest in a Covered Trust will be subject to the risk that such Credit Support will be exhausted by the claims of other Covered Trusts.

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The amount of any applicable Credit Support supporting one or more Classes of Offered Securities, including the subordination of one or more Classes of Offered Securities, will be determined on the basis of criteria established by each Rating Agency rating such Classes of Offered Securities. Such Credit Support generally will be based on an assumed level of defaults, delinquencies, other losses or other factors. There can, however, be no assurance that the loss experience on the related Assets will not exceed such assumed levels.

Regardless of the Credit Support provided, the amount of coverage will be limited in amount and in most cases will be subject to periodic reduction in accordance with a schedule or formula. The Master Servicer will generally be permitted to reduce, terminate or substitute all or a portion of the Credit Support for any Series of Offered Securities if the applicable Rating Agencies indicate that the then current ratings thereof will not be adversely affected. The rating of any Series of Offered Securities by any applicable Rating Agency may be lowered following the initial issuance thereof as a result of the downgrading of the obligations of any applicable credit support provider, or as a result of losses on the related Assets substantially in excess of the levels contemplated by such Rating Agency at the time of its initial rating analysis. Neither we nor the Master Servicer nor any affiliates thereof will have any obligation to replace or supplement any Credit Support, or to take any other action to maintain any rating of any Series of Offered Securities.

Value Of Assets Is Dependent on Various Conditions .

An investment in the Offered Securities may be affected by, among other things, a decline in real estate values and changes in the Mortgagors' financial condition. No assurance can be given that values of the Mortgaged Properties have remained or will remain at their levels on the dates of origination of the related Mortgage Loans. If the residential real estate market experiences an overall decline in property values such that the outstanding balances of the Mortgage Loans becomes equal to or greater than the value of the Mortgaged Properties, then the actual rates of delinquencies, foreclosures and losses could become higher than those now generally experienced in the mortgage lending industry. In addition, in the case of Mortgage Loans that are subject to negative amortization, the principal balances of such Mortgage Loans could increase to an amount equal to, or in excess of, the value of the underlying Mortgaged Properties, thereby increasing the likelihood of default. To the extent that such losses are not covered by the applicable Credit Support, Securityholders will bear all risk of loss resulting from default by Mortgagors. Certain types of Mortgage Loans may involve additional uncertainties not present in traditional types of loans. For example, certain of the Mortgage Loans may provide for escalating or variable payments by the Mortgagor under the Mortgage Loan, as to which the Mortgagor is generally qualified on the basis of the initial payment amount. In some instances the Mortgagor's income may not be sufficient to enable it to continue to make its loan payments as such payments increase and thus the likelihood of default will increase. In addition to the foregoing, certain geographic regions of the United States from time to time will experience weaker economic conditions and housing markets, and consequently generally will experience higher rates of loss and delinquency than will be experienced on mortgage loans. The Mortgage Loans underlying certain Series of Offered Securities may be concentrated in these regions, and such concentration may present particular risks. Furthermore, the rate of default on Mortgage Loans that are refinanced, limited documentation mortgage loans, or have high Loan-to-Value Ratios may be higher than for other types of Mortgage Loans.

Some Mortgage Loans may be one or more months delinquent with regard to payment of principal or interest at the time of their deposit into a Trust Fund. Certain Mortgage Loans may have incomplete legal files that, as of the time of deposit into a Trust Fund, may be missing such documents as a Mortgage Note, a copy of the Mortgage or a title insurance policy, or may contain documents that are defective because they are incomplete, contain incorrect information, are unsigned by the appropriate parties or have other defects.

To the extent that losses on any Mortgage Loan are not covered by any Credit Support, the related Securityholders (or specific Classes thereof) will bear all risk of loss resulting from default by the related Mortgagors, and will have to look primarily to the value of the Mortgaged Properties for recovery of the outstanding

The Extension or Modification of Mortgage Loans May Create Risks to Securityholders .

The Master Servicer or a Sub-Servicer may be permitted (within prescribed parameters) to extend and modify Mortgage Loans that are in default or as to which a payment default is imminent. Although any such Master Servicer or Sub-Servicer generally will be required to determine that any such extension or modification is reasonably likely to produce a greater recovery on a present value basis than liquidation, there can be no assurance that such flexibility with respect to extensions or modifications will increase the present value of receipts from or proceeds of Mortgage Loans that are in default or as to which a payment default is imminent.

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Yield to Securityholders May Be Adversely Affected by Accrual Periods, Shortfalls and Realized Losses .

The effective yield to Securityholders may be lower than the yield otherwise produced by the applicable Interest Rates and purchase prices of the Offered Securities because the distribution of interest may not be made until the Distribution Date in the month following the month of accrual. In addition, the effective yield on the Offered Securities may be reduced by any prepayment interest shortfalls and realized losses allocated to such Offered Securities.

Credit Risk from Subordination of the Subordinated Securities to the Senior Securities .

Payments of principal and interest on the Assets will be available to make distributions on any Subordinated Securities only after required distributions have been made on the Senior Securities. Further, all realized losses on the Assets generally will be allocated to the Subordinated Securities, if any, prior to being allocated to the Senior Securities.

Offered Securities Purchased at a Discount or Premium May Be Issued with Original Issue Discount .

Discount Offered Securities generally will be treated as issued with original issue discount for federal income tax purposes. In addition, certain Classes of premium Offered Securities (e.g., interest-only Offered Securities) may be treated by the Trustee under applicable provisions of the Code as stripped coupons issued with original issue discount. The Trustee will report original issue discount with respect to such discount and premium Offered Securities on an accrual basis, which may be prior to the receipt of cash associated with such income.

Securityholders May Realize Losses If State Law Provides Exceptions to the Enforceability of Mortgage Loan Documents .

Certain of the Mortgages may contain due-on-sale clauses, which permit the lender to accelerate the maturity of the related Mortgage Loan if the Mortgagor sells, transfers or conveys the related Mortgaged Property or its interest in the Mortgaged Property. Mortgages may also include a debt-acceleration clause, which permits the lender to accelerate the debt upon a monetary or non-monetary default of the Mortgagor. Such clauses are generally enforceable subject to certain exceptions. Generally, state courts will enforce due-on-sale clauses and clauses providing for acceleration in the event of a material payment default. State equity courts, however, may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable.

Assets with Balloon Payment Provisions Present Particular Risks to Securityholders .

Certain of the Mortgage Loans that provide for "balloon" payment provisions (the "Balloon Mortgage Loans") will not be fully amortizing over their terms to maturity and, thus, will require substantial principal payments (i.e., balloon payments) at their stated maturity. Mortgage Loans with balloon payments involve a greater degree of risk because the ability of a Mortgagor to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property in a timely fashion. The ability of a Mortgagor to accomplish either of these goals generally will be affected by a number of factors, including the level of mortgage interest rates at the time of sale or refinancing, the Mortgagor's equity in the related Mortgaged Property, the financial condition of the Mortgagor, tax laws, prevailing general economic conditions and the availability of credit for single family real properties. None of the Depositor, the Trustee, the Master Servicer, any Sub-Servicer or any affiliates thereof will be required to refinance any Balloon Mortgage Loan.

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Securityholders May Be Subject to ERISA Restrictions .

Generally, ERISA applies to investments made by certain employee benefit plans and transactions involving the assets of such plans. Due to the complexity of regulations which govern such plans, prospective investors that are subject to ERISA are urged to consult their own counsel regarding consequences under ERISA of acquisition, ownership and disposition of the Offered Securities.

The Offered Securities May Be Registered in Book-Entry Form .

If so provided in the Prospectus Supplement, one or more Classes of the Offered Securities may be represented initially by one or more Certificates registered in the name of Cede & Co., the nominee for DTC. The Trustee will recognize the registered holder of the book-entry Offered Securities as the "Securityholder" (as that term is to be used in the related Agreement). Beneficial owners of Offered Securities will be able to exercise the rights of Securityholders only through DTC and its participating organizations.

Book-entry registration may reduce the liquidity of the Offered Securities in the secondary trading market because investors may be unwilling to purchase Offered Securities for which they cannot obtain physical certificates. Because transactions in book-entry securities can be effected only through DTC, participating organization, financial intermediaries and certain banks, the ability of a Securityholder to pledge a book-entry security to persons or entities that do not participate in the DTC system may be limited due to lack of a physical certificate representing such Offered Securities.

In addition, Securityholders may experience some delay in their receipt of distributions of interest and principal on book-entry securities because distributions are required to be forwarded by the Trustee to DTC and DTC will thereafter be required to credit such distribution to the accounts of Securityholders that thereafter will be required to credit them to the accounts of Securityholders either directly or indirectly through financial intermediaries.

Credit Ratings Provided by Rating Agencies Are Subject to Downgrade .

The credit ratings provided by the Rating Agencies to each Class of Offered Securities offered hereunder are subject to downgrade or withdrawal at any time. The downgrade or withdrawal of any credit rating would likely decrease the market value and liquidity of the affected Class of Offered Securities. In addition, the credit ratings assigned to Classes of Offered Securities that are subordinated to other Classes of Offered Securities are more likely to change than credit ratings assigned to more senior Classes.

DESCRIPTION OF THE TRUST FUNDS

Trust Assets

Permissible categories of assets of each Trust Fund (the "Trust Assets") include (i) residential mortgage loans (the "Mortgage Loans"); (ii) mortgage related securities issued or guaranteed by the United States, agencies or instrumentalities thereof or agencies created thereby which are not subject to redemption prior to maturity at the option of the issuer and are (a) interest-bearing securities, (b) non-interest-bearing securities, (c) originally interest-bearing securities from which coupons representing the right to payment of interest have been removed, or (d) interest-bearing securities from which the right to payment of principal has been removed (the "Agency Securities"); or (iii) a combination of Mortgage Loans, and Agency Securities. As used herein, "Mortgage Loans" refers to both mortgage loans held directly by a Trust Fund and mortgage loans underlying Agency Securities. The Assets will not be guaranteed or insured by any governmental agency or instrumentality or by any other person except to the extent, if any, specified in the related Prospectus Supplement.

Except to the extent, if any, specified in the related Prospectus Supplement, the Offered Securities will be entitled to payment only from the related Trust Assets and will not be entitled to payments in respect of the Trust Assets of any other Series. The Trust Assets may consist of certificates representing beneficial ownership interests in another trust fund that contains the Trust Assets.

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Mortgage Loans

General. The Mortgage Loans will be secured by one or more of the following: a pool of promissory notes or other evidences of indebtedness secured by liens on fee simple or leasehold interests in single family or multifamily properties, cooperative apartment buildings or installment sale contracts with respect to any such properties, manufactured housing contracts, installment agreements, or participation interests in any of the foregoing. The Mortgaged Properties may include leasehold interests in real properties, the title to which is held by third party lessors. The term of any such leasehold shall exceed the term of the related Mortgage Note by at least five years. Each Mortgage Loan will have been originated by a person (the "Originator") other than us. The related Prospectus Supplement will indicate if any Originator is our affiliate. Generally, the Mortgage Loans will be evidenced by promissory notes (the "Mortgage Notes") secured by mortgages, deeds of trust or similar security instruments (the "Mortgages") creating a lien on the Mortgaged Properties.

The Trust Fund may include Mortgage Loans ("FHA Loans") insured by the Federal Housing Administration ("FHA"), a division of the United States Department of Housing and Urban Development ("HUD"), Mortgage Loans ("VA Loans") partially guaranteed by the Veterans Administration ("VA"), and Mortgage Loans not insured or guaranteed by the FHA or VA. Certain Mortgage Loans may contain prohibitions on prepayment (a "Lock-out Period" and, the date of expiration thereof, a "Lock-out Date") or require payment of a premium or a yield maintenance penalty (a "Prepayment Premium") in connection with a prepayment, in each case as described in the related Prospectus Supplement. In the event that holders of any Class of Offered Securities will be entitled to all or a portion of any Prepayment Premiums collected in respect of Mortgage Loans, the related Prospectus Supplement will specify the method or methods by which any such amounts will be allocated. The Mortgage Loans may have fixed interest rates or adjustable interest rates ("Mortgage Rates") and may provide for fixed level payments or may be Mortgage Loans pursuant to which the monthly payments by the Mortgagor during the early years of the related Mortgage are less than the amount of interest that would otherwise be payable thereon, with the interest not so paid added to the outstanding principal balance of such Mortgage Loan ("GPM Loans"), Mortgage Loans subject to temporary buy-down plans ("BuyDown Mortgage Loans"), pursuant to which the monthly payments made by the Mortgagor during the early years of the Mortgage Loan will be less than the scheduled monthly payments on the Mortgage Loan, Mortgage Loans that provide for payment every other week during the term thereof ("Bi-Weekly Loans"), Mortgage Loans that experience negative amortization, Mortgage Loans that require a larger payment of principal upon maturity (a "Balloon Amount") that may be all or a portion of the principal thereof ("Balloon Loans"), or Mortgage Loans with other payment characteristics as described below or in the related Prospectus Supplement.

If so specified in the related Prospectus Supplement, the Trust Fund may include Mortgage Loans that have been modified (each, a "Modified Mortgage Loan"). Such modifications may include conversions from an adjustable to a fixed Mortgage Rate or other changes in the related Mortgage Note. If a Mortgage Loan is a Modified Mortgage Loan, references to origination generally will be deemed to be references to the date of modification.

The Mortgaged Properties may consist of detached individual dwellings, individual condominiums, townhouses, duplexes, row houses, individual units in planned unit developments, two-to four-family dwellings and other attached dwelling units and manufactured housing. To the extent specified in the related Prospectus Supplement, the Mortgaged Properties may include vacation homes, second homes and non-owner-occupied investment properties. Mortgage Loans secured by investment properties (including two-to four-unit dwellings) may also be secured by an assignment of leases and rents and operating or other cash flow guarantees relating to the Mortgage Loans.

The Mortgage Loans may be "equity refinance" Mortgage Loans, as to which a portion of the proceeds are used to refinance an existing mortgage loan, and the remaining proceeds may be retained by the Mortgagor or used for purposes unrelated to the Mortgaged Property. In the alternative, the Mortgage Loans may be "rate and term refinance" Mortgage Loans, as to which substantially all of the proceeds (net of related costs incurred by the Mortgagor) are used to refinance an existing Mortgage Loan or other loans (which may include a junior lien) primarily in order to change the interest rate or other terms thereof. The Mortgage Loans may have been consolidated and/or have had various terms changed, converted from adjustable rate Mortgage Loans to fixed rate Mortgage Loans, or construction loans which have been converted to permanent Mortgage Loans. In addition, a Mortgaged Property may be subject to secondary financing at the time of origination of the Mortgage Loan or thereafter.

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Mortgage Loans that have adjustable Mortgage Rates ("ARM Loans") generally will provide for a fixed initial Mortgage Rate until the first date on which such Mortgage Rate is to be adjusted. Thereafter, the Mortgage Rate is subject to periodic adjustment as described in the related Prospectus Supplement, subject to the applicable limitations, to a rate based on a specified index (the "Index") plus a specified percentage (the "Gross Margin"), as described in the related Prospectus Supplement. The initial Mortgage Rate on an ARM Loan may be lower than the sum of the then-applicable Index and the Gross Margin for such ARM Loan.

ARM Loans have features that provide different investment considerations than fixed-rate Mortgage Loans. For example, adjustable Mortgage Rates can cause payment increases that may exceed some Mortgagors' capacity to cover such payments. However, to the extent specified in the related Prospectus Supplement, an ARM Loan may provide that its Mortgage Rate may not be adjusted to a rate above the applicable maximum Mortgage Rate (the "Maximum Mortgage Rate") or below the applicable minimum Mortgage Rate (the "Minimum Mortgage Rate"), if any, for such ARM Loan. In addition, to the extent specified in the related Prospectus Supplement, certain of the ARM Loans may provide for limitations on the maximum amount by which their Mortgage Rates may adjust for any single adjustment period (the "Periodic Cap"). Some ARM Loans provide for limitations on the amount of scheduled payments of principal and interest payable by the Mortgagor (a "Payment Cap").

Certain ARM Loans may be subject to negative amortization from time to time prior to their maturity ("Neg-Am ARM Loans"). Such negative amortization may result from either the adjustment of the Mortgage Rate on a more frequent basis than the adjustment of the scheduled payment or the application of a Payment Cap. In the first case, negative amortization results if an increase in the Mortgage Rate occurs prior to an adjustment of the scheduled payment on the related Mortgage Loan and such increase causes accrued monthly interest on the Mortgage Loan to exceed the scheduled payment of interest on such Distribution Date. In the second case, negative amortization results if an increase in the Mortgage Rate causes accrued monthly interest on a Mortgage Loan to exceed the applicable Payment Cap. In the event that the scheduled payment is not sufficient to pay the accrued monthly interest on a Neg-Am ARM Loan, the amount of accrued monthly interest that exceeds the scheduled payment of interest on such Mortgage Loans (the "Deferred Interest") is added to the principal balance of such ARM Loan and is to be repaid from future scheduled payments or at maturity. Neg-Am ARM Loans do not provide for the extension of their original stated maturity to accommodate changes in their Mortgage Rate.

A Trust Fund may contain ARM Loans that allow the Mortgagors to convert the adjustable rates on such Mortgage Loans to a fixed rate at one or more specified periods during the life of such Mortgage Loans (each, a "Convertible Mortgage Loan"). If specified in the related Prospectus Supplement, upon any conversion, we, the Master Servicer or a third party may be required to purchase the converted Mortgage Loan as and to the extent set forth in the related Prospectus Supplement. Alternatively, if specified in the related Prospectus Supplement, the Master Servicer (or another party specified therein) may agree to act as remarketing agent with respect to such converted Mortgage Loans and, in such capacity, to use its best efforts to arrange for the sale of such converted Mortgage Loans under specified conditions. Upon the failure of any party so obligated to purchase any such converted Mortgage Loan, the inability of any remarketing agent to arrange for the sale of the converted Mortgage Loans and the unwillingness of such remarketing agent to exercise any election to purchase the converted Mortgage Loans for its own account, the related Converted Mortgage Loan will remain in the Trust Fund as a fixed rate Mortgage Loan.

If specified in the related Prospectus Supplement, certain of the Mortgage Loans may be BuyDown Mortgage Loans pursuant to which the payments made by the Mortgagor during the early years of the Mortgage Loan (the "BuyDown Period") will be less than the scheduled payments on the Mortgage Loan, the resulting difference to be made up from (i) amounts (such amount, exclusive of investment earnings thereon ("BuyDown Funds") contributed by the seller of the Mortgaged Property or another source and placed in an escrow account, (ii) investment earnings on such BuyDown Funds, or (iii) funds contributed over time by the Mortgagor's employer or another source.

The related Prospectus Supplement will provide material information concerning the types and characteristics of the Mortgage Loans included in a Trust Fund as of the related Cut-off Date. In the event that Mortgage Loans are added to or deleted from the Trust Fund after the date of the related Prospectus Supplement and prior to the Closing Date for the related Series of Offered Securities, the final characteristics of the Mortgage Loans included in the Trust Fund, we will disclose such information in our filings with the Commission.

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Loan-to-Value Ratio. The "Loan-to-Value Ratio" of a Mortgage Loan on any date of determination is a ratio (expressed as a percentage), the numerator of which is the then outstanding principal balance of the Mortgage Loan, and the denominator of which is the "Value" of the related Mortgaged Property. The Value of a Mortgaged Property, other than with respect to Refinance Loans, is generally the lesser of (i) the appraised value determined in an appraisal obtained by the Originator at origination of such loan, and (ii) the sales price for such property. "Refinance Loans" are loans made to refinance existing loans. The Value of the Mortgaged Property securing a Refinance Loan is the appraised value thereof determined in an appraisal obtained at the time of origination of the Refinance Loan. The Value of a Mortgaged Property as of the related Cut-off Date may be less than the origination value and will fluctuate from time to time based upon changes in economic conditions. Certain Mortgage Loans that are subject to negative amortization will have Loan-to-Value Ratios that will increase after origination as a result of such negative amortization. In the case of seasoned Mortgage Loans, the appraisals upon which Loan-to-Value Ratios have been calculated may no longer be accurate valuations of the related Mortgaged Properties. Certain Mortgaged Properties may be located in regions where property values have declined significantly since the time of origination and the Loan-to-Value Ratio may not be reflective of such decline.

Mortgage Loan Information in Prospectus Supplements. Each Prospectus Supplement will contain information, as of the related Cut-off Date, with respect to the Mortgage Loans, including (i) the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the Mortgage Loans, (ii) the type of property securing the Mortgage Loans, (iii) the weighted average (by principal balance) of the original and remaining terms to maturity of the Mortgage Loans, (iv) the earliest and latest origination date and maturity date of the Mortgage Loans, (v) the weighted average (by principal balance) of the Loan-to-Value Ratios at origination of the Mortgage Loans, (vi) the Mortgage Rates or range of Mortgage Rates and the weighted average Mortgage Rate borne by the Mortgage Loans, (vii) the jurisdictions in which the Mortgaged Properties are located, (viii) information with respect to the prepayment provisions, if any, of the Mortgage Loans, (ix) the weighted average Retained Interest, if any, (x) with respect to Mortgage Loans with adjustable Mortgage Rates ("ARM Loans"), and pass-through margin, the index, the frequency of the adjustment dates, the highest, lowest and weighted average note margin, and the maximum Mortgage Rate or monthly payment variation at the time of any adjustment thereof and over the life of the ARM Loan and the frequency of such monthly payment adjustments, and (xi) information regarding the payment characteristics of the Mortgage Loans, including balloon payment and other amortization provisions. If specific information respecting the Mortgage Loans has not been identified in time for inclusion in a Prospectus Supplement, more general information of the nature described above will be provided in the Prospectus Supplement, and specific information will be set forth in a report which will be available to purchasers of the related Offered Securities at or before the initial issuance thereof and will disclose such information in our filings with the Commission.

Non-conforming Credits (Sub-Prime Mortgage Loans). If specified in the Prospectus Supplement, the underwriting guidelines used to originate certain sub-prime Mortgage Loans may be less stringent than those of Fannie Mae or Freddie Mac, primarily in that they generally permit the Mortgagor to have a higher debt-to-income ratio and a larger number of derogatory credit items than do the underwriting guidelines of Fannie Mae or Freddie Mac.

Delinquent and Reinstated Mortgage Loans. Certain Mortgage Loans included in the Trust Fund may be one or more months delinquent with regard to payment of principal or interest at the time of their deposit into a Trust Fund. The related Prospectus Supplement will set forth the percentage of Mortgage Loans that are so delinquent. In addition, the related Prospectus Supplement will set forth the percentage of Mortgage Loans that have been delinquent more than once during the preceding twelve months. Delinquent Mortgage Loans may be more likely to result in losses than Mortgage Loans that have a current payment status.

The FHA Loans and VA Loans with respect to any Series may contain (i) Mortgage Loans that, as of any date of determination, have more than 12 scheduled payments of principal and interest past due under the terms of the related Mortgage Note (each, a "Non-Performing Mortgage Loan"), (ii) Mortgage Loans that, as of any date of determination, have more than three but less than 12 scheduled payments of principal and interest past due under the terms of the related Mortgage Note (each, a "Sub-Performing Mortgage Loan"), and (iii) Mortgage Loans that have had more than three scheduled payments of principal and interest past due under the terms of the related Mortgage Note one or more times during the term of the related Mortgage Loan, but at the related Cut-off Date for the Series is current in payment (each, a "Reinstated Mortgage Loan"). The Prospectus Supplement for any Series shall fully set forth the particular characteristics and risks of an investment in a pool containing such Mortgage Loans.

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The Prospectus Supplement for any Series of Offered Securities will include tabular disclosure regarding the number of Assets, the percentage by number, the Aggregate Principal Balance as of the Cut-off Date, and the percent by Aggregate Principal Balance as of the Cut-off Date for the Non-Performing Mortgage Loans, Sub-Performing Mortgage Loans and Reinstated Mortgage Loans, if any, included in the related Trust Fund. In addition, the disclosure concerning the Master Servicer will include related tabular delinquency and foreclosure experience.

The Veterans Administration Loan Program. VA is an Executive Branch Department of the United States, headed by the Secretary of Veterans Affairs. VA currently administers a variety of federal assistance programs on behalf of eligible veterans and their dependents and beneficiaries, including the VA loan guaranty program.

Under the VA loan guaranty program, a VA Loan may be made to any eligible veteran by an approved private sector mortgage lender. VA guarantees partial payment to the holder of that loan of either a fixed percentage of the loan indebtedness or a maximum dollar amount, in the event of default by the veteran borrower. When a delinquency is reported to VA and no realistic alternative to foreclosure is developed, VA determines, through an economic analysis, whether VA will (a) authorize the servicer to convey the property securing the VA Loan to the Secretary of Veterans Affairs following termination or (b) pay the loan guaranty amount to the holder. The decision as to disposition of properties securing defaulted VA Loans is made on a case-by-case basis using the procedures set forth in 38 U.S.C. Section 3732(c), as amended.

The Federal Housing Administration Loan Program. The Federal Housing Administration (the "FHA") is an organizational unit within the Department of Housing and Urban Development. FHA was established to encourage improvement in housing standards and conditions and to exert a stabilizing influence on the mortgage market. FHA provides insurance for private lenders against loss on eligible mortgages.

Under the FHA mortgage insurance program, an FHA home mortgage may be made to borrowers meeting certain credit standards by an approved mortgage lender. FHA insures payment to the holder of that loan (or to a servicer on its behalf) in the event of default by the borrower. Upon default, the servicer, depending upon the circumstances, may (i) assign the mortgage to FHA, (ii) acquire (through foreclosure or deed in lieu of foreclosure) and convey title to FHA, or (iii) work with the borrower to sell the property before the foreclosure sale. The servicer will receive insurance benefits equal to the unpaid principal balance of the loan, plus approved expenses.

Underwriting Policies. We generally expect that the Originator of each of the Mortgage Loans will have applied, consistent with applicable federal and state laws and regulations, underwriting procedures intended to evaluate the borrower's credit standing and repayment ability and/or the value and adequacy of the related property as collateral. Any FHA Loans or VA Loans will have been originated in compliance with the underwriting policies of the FHA or VA, respectively. The underwriting criteria applied by the Originators of the Mortgage Loans included in a Trust Fund may vary significantly. The related Prospectus Supplement will describe generally certain underwriting criteria to the extent known by us, that were applied by the Originators of such Mortgage Loans.

General Standards. Generally, each Mortgagor will have been required to complete an application designed to provide to the original lender pertinent credit information concerning the Mortgagor. As part of the description of the Mortgagor's financial condition, such Mortgagor will have furnished information which may be supplied solely in such application with respect to its assets, liabilities, income, credit history, employment history and personal information and furnished an authorization to apply for a credit report which summarizes the borrower's credit history with local merchants and lenders and any record of bankruptcy. The Mortgagor may also have been required to authorize verifications of deposits at financial institutions where the Mortgagor had demand or savings accounts. In the case of investment properties, only income derived from the Mortgaged Properties may have been considered for underwriting purposes. With respect to Mortgaged Property consisting of vacation or second homes, no income derived from the property generally will have been considered for underwriting purposes.

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As described in the related Prospectus Supplement, certain Mortgage Loans may have been originated under "limited documentation" or "no documentation" programs which require less documentation and verification than do traditional "full documentation" programs. Generally, under such a program, minimal investigation into the Mortgagor's credit history and income profile is undertaken by the originator and such underwriting may be based primarily or entirely on an appraisal of the Mortgaged Property and the Loan-to-Value Ratio at origination.

The adequacy of the Mortgaged Property as security for repayment of the related Mortgage Loan will generally have been determined by appraisal in accordance with pre-established appraisal procedure guidelines for appraisals established by or acceptable to the Originator. Appraisers may be staff appraisers employed by the Originator or independent appraisers selected in accordance with pre-established guidelines established by the Originator. The appraisal procedure guidelines generally will have required the appraiser or an agent on its behalf to personally inspect the property and to verify whether the property was in good condition and that construction, if new, had been substantially completed. The appraisal generally will have been based upon a market data analysis of recent sales of comparable properties and, when deemed applicable, an analysis based on income generated from the property or a replacement cost analysis based on the current cost of constructing or purchasing a similar property.

The underwriting standards applied by an Originator generally require that the underwriting officers be satisfied that the value of the property being financed, as indicated by an appraisal or other acceptable valuation method, currently supports and is anticipated to support in the future the outstanding loan balance. In fact, certain states where the Mortgaged Properties may be located have "anti-deficiency" laws requiring, in general, that lenders providing credit on single family property look solely to the property for repayment in the event of foreclosure. Any of these factors could change nationwide or merely could affect a locality or region in which all or some of the Mortgaged Properties are located. However, declining values of real estate, as experienced recently in certain regions, or increases in the principal balances of certain Mortgage Loans, such as GPM Loans and Neg-Am ARM Loans, could cause the principal balance of some or all of the Mortgage Loans to exceed the value of the Mortgaged Properties.

Based on the data provided in the application, certain verifications (if required by the Originator of the Mortgage Loans) and the appraisal or other valuation of the Mortgaged Property, a determination will have been made by the original lender that the Mortgagor's monthly income would be sufficient to enable the Mortgagor to meet its monthly obligations on the Mortgage Loan and other expenses related to the property (such as property taxes, utility costs, standard hazard and primary mortgage insurance and other fixed obligations other than housing expenses). The Originator's guidelines for Mortgage Loans generally will specify that scheduled payments on a Mortgage Loan during the first year of its term plus taxes and insurance (including primary mortgage insurance) and all scheduled payments on obligations that extend beyond one year (including those mentioned above and other fixed obligations) would equal no more than specified percentages of the prospective Mortgagor's gross income. The Originator may also consider the amount of liquid assets available to the Mortgagor after origination.

Underwriting standards employed by Originators generally include a set of specific criteria pursuant to which the underwriting evaluation is made. However, the application of such underwriting standards does not imply that each specific criterion was satisfied individually. Rather, a Mortgage Loan will be considered to be originated in accordance with a given set of underwriting standards if, based on an overall qualitative evaluation, the loan is in substantial compliance with such underwriting standards. For example, a Mortgage Loan may be considered to comply with a set of underwriting standards, even if one or more specific criteria included in such underwriting standards were not satisfied, if other factors compensated for the criteria that were not satisfied or if the Mortgage Loan is considered to be in substantial compliance with the underwriting standards.

MBS

Any MBS will have been issued pursuant to a participation and servicing agreement, a pooling and servicing agreement, a trust agreement, an indenture or similar agreement (an "MBS Agreement"). A seller (the "MBS Issuer") and/or servicer (the "MBS Servicer") of the underlying Mortgage Loans (or Underlying MBS) will have entered into the MBS Agreement with a trustee or a custodian, if any, under the MBS Agreement (the "MBS Trustee") or with the original purchaser of the interest in the underlying Mortgage Loans or MBS evidenced by the MBS.

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Distributions of any principal or interest, as applicable, will be made on MBS on the dates specified in the related Prospectus Supplement. The MBS may be issued in one or more Classes with characteristics similar to the Classes of Offered Securities described in this Prospectus. Any principal or interest distributions will be made on the MBS by the MBS Trustee or the MBS Servicer. The MBS Issuer or the MBS Servicer or another person specified in the related Prospectus Supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances specified in the related Prospectus Supplement.

Credit Support in the form of reserve funds, subordination or other forms of credit support similar to that described for the Offered Securities under "Description of Credit Support" may be provided with respect to the MBS. The type, characteristics and amount of such credit support, if any, will be a function of certain characteristics of the Mortgage Loans or Underlying MBS evidenced by or securing such MBS and other factors and generally will have been established for the MBS on the basis of requirements of either any Rating Agency that may have assigned a rating to the MBS or the initial purchasers of the MBS.

The Prospectus Supplement for a Series of Offered Securities evidencing interests in Assets that include MBS will specify, (i) the aggregate approximate initial and outstanding principal amount or Notional Principal Amount, as applicable, and type of the MBS to be included in the Trust Fund, (ii) the original and remaining term to stated maturity of the MBS, if applicable, (iii) whether such MBS is entitled only to interest payments, only to principal payments or to both, (iv) the pass-through or bond rate of the MBS or formula for determining such rates, if any, (v) the applicable payment provisions for the MBS, including, but not limited to, any priorities, payment schedules and subordination features, (vi) the MBS Issuer, MBS Servicer and MBS Trustee, as applicable, (vii) certain characteristics of the credit support, if any, such as subordination, reserve funds, insurance policies, letters of credit or guarantees relating to the related Underlying Mortgage Loans, the Underlying MBS or directly to such MBS, (viii) the terms on which the related Underlying Mortgage Loans or Underlying MBS may, or are required to, be purchased prior to their maturity, (ix) the terms on which Underlying Mortgage Loans or Underlying MBS may be substituted for those originally underlying the MBS, (x) the servicing fees payable under the MBS Agreement, (xi) the characteristics of any cash flow agreements that are included as part of the trust fund evidenced or secured by the MBS and (xii) whether the MBS is in certificated form, book-entry form or held through a depository.

Agency Securities

The Prospectus Supplement for a Series of Offered Securities evidencing interests in Assets of a Trust Fund that include Agency Securities will specify, to the extent available, (i) the aggregate approximate initial and outstanding principal amounts or Notional Principal Amount amounts, as applicable, and types of the Agency Securities to be included in the Trust Fund, (ii) the original and remaining terms to stated maturity of the Agency Securities, (iii) whether such Agency Securities are entitled only to interest payments, only to principal payments or to both, (iv) the interest rates of the Agency Securities or the formula to determine such rates, if any, (v) the applicable payment provisions for the Agency Securities, (vi) the issuer of the Agency Securities and any guarantor thereof, (vii) generally, the assets that collateralize the Agency Securities, and (viii) to what extent, if any, the obligation evidenced thereby is backed by the full faith and credit of the United States.

Government National Mortgage Association. GNMA is a wholly-owned corporate instrumentality of the United States within the United States Department of Housing and Urban Development. Section 306(g) of Title II of the National Housing Act of 1934, as amended (the "Housing Act"), authorizes GNMA to guarantee the timely payment of the principal of and interest on certificates (the "GNMA Certificates") that represent an interest in a pool of mortgage loans insured by, without limitation, the FHA under the Housing Act or Title V of the Housing Act of 1949 ("FHA Loans"), or partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended, or Chapter 37 of Title 38, United States Code ("VA Loans").

Section 306(g) of the Housing Act provides that "the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guaranty under this subsection." In order to meet its obligations under any such guaranty, GNMA may, under Section 306(d) of the Housing Act, borrow from the United States Treasury in an unlimited amount which is at any time sufficient to enable GNMA to perform its obligations under its guarantee.

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GNMA Certificates. Each GNMA Certificate held in a Trust Fund (which may be issued under either the GNMA I program (each such certificate, a "GNMA I Certificate") or the GNMA II program (each such certificate, a "GNMA II Certificate")) will be a "fully modified pass-through" mortgage-backed certificate issued and serviced by a mortgage banking company or other financial concern ("GNMA Issuer") approved by GNMA or by Fannie Mae as a seller-servicer of FHA Loans and/or VA Loans. The mortgage loans underlying the GNMA Certificates will consist of FHA Loans and/or VA Loans. Each such mortgage loan is secured by a one-to-four-family or manufactured home. GNMA will approve the issuance of each such GNMA Certificate in accordance with a guaranty agreement (a "Guaranty Agreement") between GNMA and the GNMA Issuer. Pursuant to its Guaranty Agreement, a GNMA Issuer will be required to advance its own funds in order to make timely payments of all amounts due on each such GNMA Certificate if the payments received by the GNMA Issuer on the FHA Loans or VA Loans underlying each such GNMA Certificate are less than the amounts due on each such GNMA Certificate.

The full and timely payment of principal of and interest on each GNMA Certificate will be guaranteed by GNMA, which obligation is backed by the full faith and credit of the United States. Each such GNMA Certificate will have an original maturity of not more than 40 years (but may have original maturities of substantially less than 40 years). Each such GNMA Certificate will be based on and backed by a pool of FHA Loans or VA Loans secured by one-to-four-family residential properties and will provide for the payment by or on behalf of the GNMA Issuer to the registered holder of such GNMA Certificate of scheduled monthly payments of principal and interest equal to the registered holder's proportionate interest in the aggregate amount of the monthly principal and interest payment on each FHA Loan or VA Loan underlying such GNMA Certificate, less the applicable servicing and guaranty fee, which together equal the difference between the interest on the FHA Loan or VA Loan and the pass-through rate on the GNMA Certificate. In addition, each payment will include proportionate pass-through payments of any prepayment of principal on the FHA Loans or VA Loans underlying such GNMA Certificate and liquidation proceeds in the event of a foreclosure or other disposition of any such FHA Loans or VA Loans.

If a GNMA Issuer is unable to make the payments on a GNMA Certificate as it becomes due, it must properly notify GNMA and request GNMA to make such payment. Upon notification and request, GNMA will make such payments directly to the registered holder of such GNMA Certificate. In the event no payment is made by a GNMA Issuer and the GNMA Issuer fails to notify and request GNMA to make such payments, the holder of such GNMA Certificate will have recourse only against GNMA to obtain such payment. The Trustee or its nominee, as registered holder of the GNMA Certificates held in a Trust Fund, will have the right to proceed directly against GNMA under the terms of the Guaranty Agreements relating to such GNMA Certificates for any amounts that are not paid when due.

All Mortgage Loans underlying a particular GNMA I Certificate must have the same interest rate (except for pools of mortgage loans secured by manufactured homes). The interest rate on such GNMA I Certificate will equal the interest rate on the mortgage loans included in the pool of mortgage loans underlying such GNMA I Certificate, less one-half percentage point per annum of the unpaid principal balance of the mortgage loans.

Mortgage loans underlying a particular GNMA II Certificate may have per annum interest rates that vary from each other by up to one percentage point. The interest rate on each GNMA II Certificate will be between one-half percentage point and one and one-half percentage points lower than the highest interest rate on the mortgage loans included in the pool of mortgage loans underlying such GNMA II Certificate (except for pools of mortgage loans secured by manufactured homes).

Regular monthly installment payments on each GNMA Certificate held in a Trust Fund will be comprised of interest due as specified on such GNMA Certificate plus the scheduled principal payments on the FHA Loans or VA Loans underlying such GNMA Certificate due on the first day of the month in which the scheduled monthly installments on such GNMA Certificate are due. Such regular monthly installments on each such GNMA Certificate are required to be paid to the Trustee as registered holder by the 15th day of each month in the case of a GNMA I Certificate and are required to be mailed to the Trustee by the 20th day of each month in the case of a GNMA II Certificate. Any principal prepayments on any FHA Loans or VA Loans underlying a GNMA Certificate held in a Trust Fund or any other early recovery of principal on such loans will be passed through to the Trustee as the registered holder of such GNMA Certificate.

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Certain GNMA Certificates may be backed by graduated payment mortgage loans or by BuyDown Mortgage Loans for which funds will have been provided (and deposited into escrow accounts) for application to the payment of a portion of the borrowers' monthly payments during the early years of such mortgage loan. Payments due the registered holders of GNMA Certificates backed by pools containing BuyDown Mortgage loans will be computed in the same manner as payments derived from other GNMA Certificates and will include amounts to be collected from both the borrower and the related escrow account. The graduated payment mortgage loans will provide for graduated interest payments that, during the early years of such mortgage loans, will be less than the amount of stated interest on such mortgage loans. The interest not so paid will be added to the principal of such graduated payment mortgage loans and, together with interest thereon will be paid in subsequent years. The obligations of GNMA and of a GNMA Issuer will be the same irrespective of whether the GNMA Certificates are backed by graduated payment mortgage loans or BuyDown Mortgage loans. No statistics comparable to the FHA's prepayment experience on level payment, non-"buydown" mortgage loans are available in respect of graduated payment or BuyDown Mortgage loans. GNMA Certificates related to a Series of Offered Securities may be held in book-entry form.

The GNMA Certificates included in a Trust Fund, and the related underlying mortgage loans, may have characteristics and terms other than those described above. Any such characteristics and terms will be described in the related Prospectus Supplement.

Federal Home Loan Mortgage Corporation. Freddie Mac is a corporate instrumentality of the United States created pursuant to Title III of the Emergency Home Finance Act of 1970, as amended (the "Freddie Mac Act"). The common stock of Freddie Mac is owned by the Federal Home Loan Banks. Freddie Mac was established primarily for the purpose of increasing the availability of mortgage credit for the financing of urgently needed housing. It seeks to provide an enhanced degree of liquidity for residential mortgage investments primarily by assisting in the development of secondary markets for conventional mortgages. The principal activity of Freddie Mac currently consists of the purchase of first lien conventional mortgage loans or participation interests in such mortgage loans and the sale of the mortgage loans or participations so purchased in the form of mortgage securities, primarily Freddie Mac Certificates. Freddie Mac is confined to purchasing, so far as practicable, mortgage loans that it deems to be of such quality, type and class as to meet generally the purchase standards imposed by private institutional mortgage investors.

Freddie Mac Certificates. Each Freddie Mac Certificate represents an undivided interest in a pool of Mortgage Loans that may consist of first lien conventional loans, FHA Loans or VA Loans. Freddie Mac Certificates are sold under the terms of a Mortgage Participation Certificate Agreement. A Freddie Mac Certificate may be issued under either Freddie Mac's Cash Program or Guarantor Program.

Mortgage loans underlying the Freddie Mac Certificates held by a Trust Fund will consist of mortgage loans with original terms to maturity of between 10 and 40 years. Each such mortgage loan must meet the applicable standards set forth in the Freddie Mac Act. Such mortgage loans will be secured by loans on properties that would qualify as Mortgaged Properties. A Freddie Mac Certificate group may include whole loans, participation interests in whole loans and undivided interests in whole loans and/or participations comprising another Freddie Mac Certificate group. Under the Guarantor Program, any such Freddie Mac Certificate Group may include only whole loans or participation interests in whole loans.

Freddie Mac guarantees to such registered holder of a Freddie Mac Certificate the timely payment of interest on the underlying mortgage loans to the extent of the applicable certificate interest rate on the registered holder's pro rata share of the unpaid principal balance outstanding on the underlying mortgage loans in the Freddie Mac Certificate group represented by such Freddie Mac Certificate, whether or not received. Freddie Mac also guarantees to each registered holder of a Freddie Mac Certificate collection by such holder of all principal on the underlying mortgage loans, without any offset or deduction, to the extent of such holder's pro rata share thereof, but does not, except if and to the extent specified in the related Prospectus Supplement for a Series of Offered Securities, guarantee the timely payment of scheduled principal. Under Freddie Mac's Gold PC Program, Freddie Mac guarantees the timely payment of principal based on the difference between the pool factor published in the month preceding the month of distribution and the pool factor published in such month of distribution. Pursuant to its guaranties, Freddie Mac indemnifies holders of Freddie Mac Certificates against any diminution in principal by reason of charges for property repairs, maintenance and foreclosure. Freddie Mac may remit the amount due on account of its guaranty of collection of principal at any time after default on an underlying mortgage loan, but not later than (i) 30 days following foreclosure sale, (ii) 30 days following payment of the claim by any mortgage insurer, or (iii) 30 days following the expiration of any right of redemption, whichever occurs later, but in any event no later than one year after demand has been made upon the mortgagor for accelerated payment of principal. In taking actions regarding the collection of principal after default on the mortgage loans underlying Freddie Mac Certificates, including the timing of demand for acceleration, Freddie Mac reserves the right to exercise its judgment with respect to the mortgage loans in the same manner as for mortgage loans that it has purchased but not sold. The length of time necessary for Freddie Mac to determine that a mortgage loan should be accelerated varies with the particular circumstances of each mortgagor, and Freddie Mac has not adopted standards which require that the demand be made within any specified period.

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Freddie Mac Certificates are not guaranteed by the United States or by any Federal Home Loan Bank and do not constitute debts or obligations of the United States or any Federal Home Loan Bank. The obligations of Freddie Mac under its guaranty are obligations solely of Freddie Mac and are not backed by, or entitled to, the full faith and credit of the United States. If Freddie Mac were unable to satisfy such obligations, distributions to holders of Freddie Mac Certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of Freddie Mac Certificates would be affected by delinquent payments and defaults on such mortgage loans.

Registered holders of Freddie Mac Certificates are entitled to receive their monthly pro rata share of all principal payments on the underlying mortgage loans received by Freddie Mac, including any scheduled principal payments, full and partial prepayments of principal and principal received by Freddie Mac by virtue of condemnation, insurance, liquidation or foreclosure, and repurchases of the mortgage loans by Freddie Mac or the seller thereof. Freddie Mac is required to remit each registered Freddie Mac certificateholder's pro rata share of principal payments on the underlying mortgage loans, interest at the Freddie Mac pass-through rate and any other sums such as prepayment fees, within 60 days of the date on which such payments are deemed to have been received by Freddie Mac.

Under Freddie Mac's Cash Program, there is no limitation on the amount by which interest rates on the mortgage loans underlying a Freddie Mac Certificate may exceed the pass-through rate on the Freddie Mac Certificate. Under such program, Freddie Mac purchases groups of whole mortgage loans from sellers at specified percentages of their unpaid principal balances, adjusted for accrued or prepaid interest, which when applied to the interest rate of the mortgage loans and participations purchased results in the yield (expressed as a percentage) required by Freddie Mac. The required yield, which includes a minimum servicing fee retained by the servicer, is calculated using the outstanding principal balance. The range of interest rates on the mortgage loans and participations in a Freddie Mac Certificate group under the Cash Program will vary since mortgage loans and participations are purchased and assigned to a Freddie Mac Certificate group based upon their yield to Freddie Mac rather than on the interest rate on the underlying mortgage loans. Under Freddie Mac's Guarantor Program, the pass-through rate on a Freddie Mac Certificate is established based upon the lowest interest rate on the underlying mortgage loans, minus a minimum servicing fee and the amount of Freddie Mac's management and guaranty income as agreed upon between the seller and Freddie Mac.

Freddie Mac Certificates duly presented for registration of ownership on or before the last Business Day of a month are registered effective as of the first day of the month. The first remittance to a registered holder of a Freddie Mac Certificate will be distributed so as to be received normally by the 15th day of the second month following the month in which the purchaser became a registered holder of such Freddie Mac Certificate. Thereafter, such remittance will be distributed monthly to the registered holder so as to be received normally by the 15th day of each month. The Federal Reserve Bank of New York maintains book-entry accounts with respect to Freddie Mac Certificates sold by Freddie Mac on or after January 2, 1985, and makes payments of principal and interest each month to the registered holders thereof in accordance with such holders' instructions.

The Freddie Mac Certificates included in a Trust Fund, and the related underlying mortgage loans, may have characteristics and terms other than those described above. Any such characteristics and terms will be described in the related Prospectus Supplement.

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Federal National Mortgage Association. The Federal National Mortgage Association ("Fannie Mae") is a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act, as amended. Fannie Mae was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned and privately-managed corporation by legislation enacted in 1968.

Fannie Mae provides funds to the mortgage market primarily by purchasing mortgage loans from lenders, thereby replenishing their funds for additional lending. Fannie Mae acquires funds to purchase mortgage loans from many capital market investors that may not ordinarily invest in mortgages, thereby expanding the total amount of funds available for housing. Operating nationwide, Fannie Mae helps to redistribute mortgage funds from capital-surplus to capital-short areas.

Fannie Mae Certificates. Fannie Mae Certificates are guaranteed mortgage pass-through certificates representing fractional undivided interests in a pool of mortgage loans formed by Fannie Mae. Each mortgage loan must meet the applicable standards of the Fannie Mae purchase program. Mortgage loans comprising a pool are either provided by Fannie Mae from its own portfolio or purchased pursuant to the criteria of the Fannie Mae purchase program.

Mortgage loans underlying Fannie Mae Certificates held by a Trust Fund will consist of conventional mortgage loans, FHA Loans or VA Loans. Original maturities of substantially all of the conventional, level payment mortgage loans underlying a Fannie Mae Certificate are expected to be between either 8 to 15 years or 20 to 40 years. The original maturities of substantially all of the fixed rate, level payment FHA Loans or VA Loans are expected to be 30 years. Such mortgage loans will be secured by properties that would qualify as Mortgaged Properties.

Mortgage loans underlying a Fannie Mae Certificate may have annual interest rates that vary by as much as two percentage points from each other. The rate of interest payable on a Fannie Mae Certificate is equal to the lowest interest rate of any mortgage loan in the related pool, less a specified minimum annual percentage representing servicing compensation and Fannie Mae's guaranty fee. Under a regular servicing option (pursuant to which the mortgagee or each other servicer assumes the entire risk of foreclosure losses), the annual interest rates on the mortgage loans underlying a Fannie Mae Certificate will be between 50 basis points and 250 basis points greater than its annual pass-through rate and under a special servicing option (pursuant to which Fannie Mae assumes the entire risk for foreclosure losses), the annual interest rates on the mortgage loans underlying a Fannie Mae Certificate will generally be between 55 basis points and 255 basis points greater than the annual Fannie Mae Certificate pass-through rate. Fannie Mae Certificates may be backed by adjustable rate mortgages.

Fannie Mae guarantees to each registered holder of a Fannie Mae Certificate that it will distribute amounts representing such holder's proportionate share of scheduled principal and interest payments at the applicable pass-through rate provided for by such Fannie Mae Certificate on the underlying mortgage loans, whether or not received, and such holder's proportionate share of the full principal amount of any foreclosed or other finally liquidated mortgage loan, whether or not such principal amount is actually recovered. The obligations of Fannie Mae under its guaranties are obligations solely of Fannie Mae and are not backed by, or entitled to, the full faith and credit of the United States. Neither the United States nor any agency thereof is obligated to finance Fannie Mae's operations or to assist Fannie Mae in any other manner. If Fannie Mae were unable to satisfy its obligations, distributions to holders of Fannie Mae Certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of Fannie Mae Certificates would be affected by delinquent payments and defaults on such mortgage loans.

Fannie Mae Certificates evidencing interests in pools of mortgage loans formed on or after May 1, 1985 (other than Fannie Mae Certificates backed by pools containing graduated payment mortgage loans or mortgage loans secured by multifamily projects) are available in book-entry form only. Distributions of principal and interest on each Fannie Mae Certificate will be made by Fannie Mae on the 25th day of each month to the persons in whose name the Fannie Mae Certificate is entered in the books of the Federal Reserve Banks (or registered on the Fannie Mae Certificate register in the case of fully registered Fannie Mae Certificates) as of the close of business on the last day of the preceding month. With respect to Fannie Mae Certificates issued in book-entry form, distributions thereon will be made by wire, and with respect to fully registered Fannie Mae Certificates, distributions thereon will be made by check.

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The Fannie Mae Certificates included in a Trust Fund, and the related underlying mortgage loans, may have characteristics and terms other than those described above. Any such characteristics and terms will be described in the related Prospectus Supplement.

Stripped Mortgage-Backed Securities. Agency Securities may consist of one or more stripped mortgage-backed securities, each as described herein and in the related Prospectus Supplement. Each such Agency Security will represent an undivided interest in all or part of either the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions), or in some specified portion of the principal and interest distributions (but not all of such distributions) on certain Freddie Mac, Fannie Mae or GNMA Certificates. The yield on and value of stripped Agency Securities are extremely sensitive to the timing and amount of principal prepayments on the underlying securities. The underlying securities will be held under a trust agreement by Freddie Mac, Fannie Mae or GNMA, each as trustee, or by another trustee named in the related Prospectus Supplement. Freddie Mac, Fannie Mae or GNMA will guarantee each stripped Agency Security to the same extent as such entity guarantees the underlying securities backing such stripped Agency Security.

Other Agency Securities. If specified in the related Prospectus Supplement, a Trust Fund may include other mortgage pass-through certificates issued or guaranteed by GNMA, Fannie Mae or Freddie Mac. The characteristics of any such mortgage pass-through certificates will be described in such Prospectus Supplement. If so specified, a combination of different types of Agency Securities may be held in a Trust Fund.

Accounts

Each Trust Fund will include one or more accounts established and maintained on behalf of the Securityholders into which the person or persons designated in the related Prospectus Supplement will, to the extent described herein and in such Prospectus Supplement, deposit all payments and collections received or advanced with respect to the Trust Assets. Such an account may be maintained as an interest bearing or a non-interest bearing account, and funds held therein may be held as cash or invested in certain short-term, investment grade obligations, in each case as described in the related Prospectus Supplement.

Credit Support

If so provided in the related Prospectus Supplement, partial or full protection against certain defaults and losses on the Trust Assets may be provided to one or more Classes of Offered Securities in the form of subordination of one or more other Classes of Offered Securities (including Offered Securities) in such Series or by one or more other types of credit support, such as a letter of credit, insurance policy, reserve fund or another type of credit support, or a combination thereof (any such coverage with respect to the Offered Securities of any Series, "Credit Support"). The amount and types of coverage, the identification of the entity providing the coverage (if applicable) and related information with respect to each type of Credit Support, if any, will be described in the Prospectus Supplement.

Liquidity Facilities

If so provided in the related Prospectus Supplement, we will establish one or more Liquidity Facilities, which may be used by the Trustee to make certain required distributions of principal of, or interest on, the Offered Securities of the related Series to the extent funds are not otherwise available. We may fund a Liquidity Facility by depositing cash, certificates of deposit and/or letters of credit therein on the Closing Date, or a Liquidity Facility may be funded by the Trustee's deposit therein of amounts available for distribution to Securityholders on any Distribution Date ("Available Distribution Amounts") not required to pay servicing or administrative fees or to make distributions on the Offered Securities on a Distribution Date until amounts on deposit in the Liquidity Facility equal a required amount. The method of funding any Liquidity Facility will be described in the related Prospectus Supplement. Any Liquidity Facility will be maintained in trust but may not constitute a part of the Trust Fund for the related Series. We may have certain rights on any Distribution Date to cause the Trustee to make withdrawals from a Liquidity Facility for a Series and to pay such amounts in accordance with our instructions to the extent that such funds are no longer required to be maintained for the Securityholders.

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Cash Flow Agreements

A Trust Fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related Series will be invested at a specified rate. The Trust Fund may also include certain other agreements, such as interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements or similar agreements provided to reduce the effects of interest rate or currency exchange rate fluctuations on the Assets or on one or more Classes of Offered Securities. Currency exchange agreements might be included in the Trust Fund if some or all of the Assets (such as Mortgage Loans secured by Mortgaged Properties located outside the United States) were denominated in a non-United States currency. The principal terms of any such guaranteed investment contract or other agreement (any such agreement, a "Cash Flow Agreement"), including, without limitation, provisions relating to the timing, manner and amount of payments thereunder and provisions relating to the termination thereof, will be described in the Prospectus Supplement. In addition, the related Prospectus Supplement will provide certain information with respect to the obligor under any such Cash Flow Agreement.

Pre-Funding

If so specified in the related Prospectus Supplement, a portion of the issuance proceeds of the Offered Securities of a particular Series (such amount, the "Pre-Funded Amount") will be deposited in an account (the "Pre-Funding Account") to be established with the Trustee, which will be used to acquire additional Assets from time to time during the time period specified in the related Prospectus Supplement (the "Pre-Funding Period"). Prior to the investment of the Pre-Funded Amount in additional Assets, such Pre-Funded Amount may be invested in one or more United States government securities and other investment grade obligations specified in a related Agreement ("Permitted Investments"). Any Permitted Investment must mature no later than on the Business Day prior to the next Distribution Date.

During any Pre-Funding Period, we will be obligated (subject only to the availability thereof) to transfer to the related Trust Fund additional Trust Assets from time to time during such Pre-Funding Period. Such additional Assets will be required to satisfy certain eligibility criteria more fully set forth in the related Prospectus Supplement, which eligibility criteria will be consistent with the eligibility criteria of the Assets included in the Trust Fund as of the Closing Date, subject to such exceptions as are expressly stated in such Prospectus Supplement.

Use of a Pre-Funding Account with respect to any Series of Offered Securities will be subject to the following general conditions: (i) the Pre-Funding Period will not exceed three months from the related Closing Date, (ii) the additional Assets to be acquired during the Pre-Funding Period will be subject to the same underwriting standards, representations and warranties as the Assets included in the related Trust Fund on the Closing Date (although additional criteria may also be required to be satisfied, as described in the related Prospectus Supplement), (iii) the Pre-Funded Amount will be not exceed 25% of the principal amount of the Offered Securities issued as a Series, (iv) the Pre-Funded Amount will not exceed 25% of the scheduled principal balance of the Assets (inclusive of the related Pre-Funded Amount) as of the Cut-off Date, and (v) the Pre-Funded Amount must be invested in Permitted Investments.

To the extent that amounts on deposit in the Pre-Funding Account have not been fully applied to the purchase of additional Assets by the end of the Pre-Funding Period, the related Securityholders then entitled to receive distributions of principal will receive a prepayment of principal in an amount equal to the related Pre-Funded Amount remaining in the Pre-Funding Account on the first Distribution Date following the end of the Pre-Funding Period. Any such prepayment of principal would have an adverse effect on the yield to maturity of Offered Securities purchased at a premium, and would expose Securityholders to the risk that alternative investments of equivalent value may not be available at such later time. If specified in the related Prospectus Supplement, we may be required to deposit cash into an account maintained by the Trustee (the "Capitalized Interest Account") for the purpose of assuring the availability of funds to pay interest with respect to the Offered Securities during the Pre-Funding Period. Any amount remaining in the Capitalized Interest Account at the end of the Pre-Funding Period will be remitted as specified in the related Prospectus Supplement

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A maximum of 5% of the Assets (including Assets acquired after the Closing Date with Pre-Funded Amounts) included in the Trust Fund will deviate from the characteristics of the Assets described in the related Prospectus Supplement. Further, information regarding additional Assets acquired by a Trust Fund during the Pre-Funding Period comparable to the disclosure regarding the Assets in the related Prospectus Supplement will be disclosed in our filings with the Commission (in addition to any other reporting requirements of the Trust Fund under the Exchange Act) following the end of the Pre-Funding Period.

  YIELD CONSIDERATIONS

General

The yield on any Offered Security will depend on the price paid by the Securityholder, the Interest Rate of the Offered Security, the receipt and timing of receipt of distributions on the Offered Security and the weighted average life of the related Trust Assets (which may be affected by prepayments, defaults, liquidations or repurchases).

ANY REDEMPTION OR TERMINATION OF THE OFFERED SECURITIES WILL HAVE AN ADVERSE AFFECT ON THE YIELD TO MATURITY OF ANY OFFERED SECURITIES PURCHASED AT A PREMIUM, BECAUSE SUCH REDEMPTION OR TERMINATION WILL HAVE THE SAME EFFECT AS A PREPAYMENT IN FULL OF THE ASSETS.

Pass-Through Rate and Interest Rate

Offered Securities may have fixed, variable or adjustable Pass-Through Rates or Interest Rates, which may or may not be based upon the interest rates borne by the related Trust Assets. The Prospectus Supplement will specify the Pass-Through Rate or Interest Rate for each Class of Offered Securities or, in the case of a variable or adjustable Pass-Through Rate or Interest Rate, the method of determining the Pass-Through Rate or Interest Rate; the effect, if any, of the prepayment of any Asset on the Pass-Through Rate or Interest Rate of one or more Classes of Offered Securities; and whether the distributions of interest on the Offered Securities of any Class will be dependent, in whole or in part, on the performance of any obligor under a Cash Flow Agreement.

The effective yield to maturity to each holder of Offered Securities entitled to payments of interest will be less than that otherwise produced by the applicable Pass-Through Rate or Interest Rate and the purchase price of such Offered Security because, while interest may accrue on each Asset during a certain period, the distribution of such interest will be made following the period of accrual.

Timing of Payment of Interest

Each payment of interest on the Offered Securities (or addition to the Security Balance of a Class of Accrual Securities) on a Distribution Date will include interest accrued during the Interest Accrual Period for such Distribution Date. When the Interest Accrual Period ends on a date other than a Distribution Date for the related Series, the yield realized by the holders of such Securities may be lower than the yield that would result if the Interest Accrual Period ended on such Distribution Date. In addition, if so specified in the related Prospectus Supplement, interest accrued for an Interest Accrual Period for one or more Classes of Offered Securities may be calculated on the assumption that distributions of principal (and additions to the Security Balance of Accrual Securities) and allocations of losses on the Assets may be made on the first day of the Interest Accrual Period for a Distribution Date and not on such Distribution Date. Such method would produce a lower effective yield than if interest were calculated on the basis of the actual principal amount outstanding during an Interest Accrual Period. The Interest Accrual Period for any Class of Offered Securities will be specified in the related Prospectus Supplement.

Payments of Principal; Prepayments

The yield to maturity on the Offered Securities will be affected by the rate of principal payments on the Assets (voluntary prepayments and involuntary liquidations). The rate at which principal prepayments occur on the Assets will be affected by a variety of factors, including, without limitation, the terms of the Mortgage Loans, the level of prevailing interest rates, the availability of mortgage credit and economic, demographic, geographic, tax, legal and other factors. In general, however, if prevailing interest rates fall significantly below the Mortgage Rates on the Mortgage Loans comprising or underlying the Assets, such Mortgage Loans are likely to be the subject of higher principal prepayments than if prevailing rates remain at or above the rates borne by such Mortgage Loans. The rate of principal payments on some or all of the Classes of Offered Securities will correspond to the rate of principal payments on the Assets and is likely to be affected by the existence of Lock-out Periods and Prepayment Premium provisions of the Mortgage Loans underlying or comprising such Trust Assets, and by the extent to which the servicer of any such Mortgage Loan is able to enforce such provisions. Mortgage Loans with a Lock-out Period or a Prepayment Premium provision, to the extent enforceable, generally would be expected to experience a lower rate of principal prepayments than otherwise identical Mortgage Loans without such provisions, with shorter Lock-out Periods or with lower Prepayment Premiums.

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If the purchaser of an Offered Security sold at a discount calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is faster than that actually experienced on the Assets, the actual yield to maturity will be lower than that so initially calculated. Conversely, if the purchaser of an Offered Security sold at a premium calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is slower than that actually experienced on the Assets, the actual yield to maturity will be lower than that so initially calculated. In either case, the effect of prepayments on yield may be mitigated or exacerbated by provisions for sequential or selective distribution of principal.

When a full prepayment is made on a Mortgage Loan, the mortgagor is charged interest on the principal amount of the Mortgage Loan so prepaid for the number of days in the month actually elapsed up to the date of the prepayment. The effect of prepayments in full will be to reduce the amount of interest paid or available to be paid in the following month to holders of Offered Securities entitled to payments of interest because interest on the principal amount of any Mortgage Loan so prepaid will be paid only to the date of prepayment rather than for a full month. Generally, a partial prepayment of principal is applied so as to reduce the outstanding principal balance of the related Mortgage Loan as of the Due Date in the month in which such partial prepayment is received. As a result, the effect of a partial prepayment on a Mortgage Loan will be to reduce the amount of interest passed through to holders of Offered Securities in the month following the receipt of such partial prepayment by an amount equal to one month's interest at the applicable Pass-Through Rate or Interest Rate on the prepaid amount. In addition, in the case of FHA Loans and VA Loans, certain events of default may result in delayed payment of principal and interest for certain Classes of Offered Securities.

The timing of changes in the rate of principal payments on the Assets may significantly affect an investor's actual yield to maturity, even if the average rate of distributions of principal is consistent with an investor's expectation. In general, the earlier a principal payment is received on the Assets and distributed on an Offered Security, the greater the effect on such investor's yield to maturity. The effect on an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during a given period may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

Prepayments -- Maturity and Weighted Average Life

The rates at which principal payments are received on the Assets and the rate at which payments are made from any Credit Support or Cash Flow Agreement for a Series of Offered Securities may affect the maturity and the weighted average life of each related Class of Offered Securities. Prepayments on the Mortgage Loans will generally accelerate the rate at which principal is paid on some or all of the related Classes of Offered Securities.

Weighted average life refers to the average amount of time that will elapse from the date of issue of an Offered Security until each dollar of principal of such Offered Security will be repaid to the investor. The weighted average life of the Offered Securities will be influenced by the rate at which principal on the Mortgage Loans comprising or underlying the Assets is paid to such Class, which may be in the form of scheduled amortization or prepayments (for this purpose, the term "Prepayment" includes prepayments, in whole or in part, and liquidations due to default).

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Prepayments on loans are also commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate ("CPR") prepayment model or the Standard Prepayment Assumption ("SPA") prepayment model, each as described below. CPR represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans for the life of such loans. SPA represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans. A prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of such loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month. Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of loans, including the Mortgage Loans.

In general, if interest rates fall below the Mortgage Rates on fixed-rate Mortgage Loans, the rate of prepayment is expected to increase.

The Prospectus Supplement may contain tables, if applicable, setting forth the projected weighted average life of the Offered Securities of such Series and the percentage of the initial Security Balance thereof that would be outstanding on specified Distribution Dates based on the assumptions stated therein, including assumptions that prepayments on the Mortgage Loans are made at rates corresponding to various percentages of CPR, SPA or at such other rates specified in such Prospectus Supplement. Such tables and assumptions are intended to illustrate the sensitivity of weighted average life of the Offered Securities to various prepayment rates and will not be intended to predict or to provide information that will enable investors to predict the actual weighted average life of the Offered Securities. It is unlikely that prepayment of any Mortgage Loans will conform to any particular level of CPR, SPA or any other rate specified in the related Prospectus Supplement.

Other Factors Affecting Weighted Average Life

Type of Asset. To the extent specified in the related Prospectus Supplement, Mortgage Loans may have balloon payments due at maturity. Because the ability of a mortgagor to make a balloon payment depends upon its ability either to refinance the loan or to sell the related Mortgaged Property, there is a risk that Balloon Mortgage Loans will default at maturity. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the mortgagor or adverse conditions in the market where the property is located. In order to minimize losses on defaulted Mortgage Loans, the Master Servicer or Sub-Servicer may, to the extent and under the circumstances set forth in the related Prospectus Supplement, be permitted to modify Mortgage Loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a Mortgage Loan will tend to extend the weighted average life of the Offered Securities.

With respect to certain Mortgage Loans (particularly ARM Loans), the Mortgage Rate at origination may be below the rate that would result if the index and margin relating thereto were applied at origination. Under certain underwriting standards, the mortgagor under each Mortgage Loan will be qualified on the basis of the Mortgage Rate in effect at origination. The repayment of any such Mortgage Loan may thus be dependent on the ability of the Mortgagor to make larger level monthly payments following the adjustment of the Mortgage Rate. In addition, BuyDown Mortgage Loans provide for a period of time (the "Buydown Period") during which the monthly payment made by the Mortgagor will be less than the scheduled monthly payment thereon. The periodic increase in the amount paid by the mortgagor of a BuyDown Mortgage Loan during or at the end of the applicable Buydown Period may create a greater financial burden for the Mortgagor, who might not have otherwise qualified for a mortgage, and may accordingly increase the risk of default.

The Mortgage Rates on certain ARM Loans subject to negative amortization generally adjust monthly and their amortization schedules adjust less frequently. During a period of rising interest rates as well as immediately after origination (initial Mortgage Rates are generally lower than the sum of the applicable index at origination and the related margin over such index at which interest accrues), the amount of interest accruing on the principal balance of such Mortgage Loans may exceed the amount of the minimum scheduled monthly payment thereon. As a result, a portion of the accrued interest on negatively amortizing Mortgage Loans may be added to the principal balance thereof and will bear interest at the applicable Mortgage Rate. The addition of deferred interest to the Security Principal Balance of Offered Securities will lengthen the weighted average life thereof and may adversely affect yield to holders thereof, particularly those purchased at a premium from their parity price. In addition, with respect to certain ARM Loans subject to negative amortization, during a period of declining interest rates, it might be expected that each minimum scheduled monthly payment on such a Mortgage Loan would exceed the amount of scheduled principal and accrued interest on the principal balance thereof, and because such excess will be applied to reduce the Security Principal Balance of the related Class or Classes of Offered Securities, the weighted average life of such Offered Securities will be reduced and may adversely affect yield to holders thereof, depending upon the price at which such Offered Securities were purchased.

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Defaults. The rate of defaults on the Mortgage Loans will also affect the rate and timing of principal payments on the Assets and thus the yield on the Offered Securities. In general, defaults on Mortgage Loans are expected to occur with greater frequency in their early years. The rate of default on Mortgage Loans which are refinance or limited documentation Mortgage Loans, and on Mortgage Loans with high Loan-to-Value Ratios, may be higher than for other types of Mortgage Loans. Reinstated Mortgage Loans will likely experience a higher rate of default than Mortgage Loans that have no history of delinquent Mortgagor payments. Furthermore, the rate and timing of prepayments, defaults and liquidations on the Mortgage Loans will be affected by the general economic condition of the geographic region in which the related Mortgaged Properties are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values.

Foreclosures. The number of foreclosures and the principal amount of the Mortgage Loans that are foreclosed, in relation to the number and principal amount of Mortgage Loans that are repaid in accordance with their terms, will affect the weighted average life of the Mortgage Loans and, accordingly, that of the related Offered Securities.

Refinancing. At the request of a Mortgagor, the Master Servicer or a Sub-Servicer may allow the refinancing of a Mortgage Loan by accepting prepayments thereon and permitting a new loan secured by a mortgage on the same property. In the event of such a refinancing, the new loan would not be included in the related Trust Fund and, therefore, such refinancing would have the same effect as a prepayment in full of the related Mortgage Loan. A Sub-Servicer or the Master Servicer may, from time to time, implement programs designed to encourage refinancing. Such programs may include, without limitation, modifications of existing loans, general or targeted solicitations, the offering of pre-approved applications, reduced origination fees or closing costs, or other financial incentives. In addition, Sub-Servicers may encourage the refinancing of Mortgage Loans, including defaulted Mortgage Loans, that would permit creditworthy borrowers to assume the outstanding indebtedness of such Mortgage Loans.

Due-on-Sale Clauses. Acceleration of mortgage payments as a result of certain transfers of underlying Mortgaged Property is another factor affecting prepayment rates that may not be reflected in the prepayment standards or models used in the relevant Prospectus Supplement. A number of the Mortgage Loans may include "due-on-sale" clauses that allow the holders of the Mortgage Loans to demand payment in full of the remaining principal balance of the Mortgage Loans upon sale, transfer or conveyance of the related Mortgaged Property. With respect to any Mortgage Loans, the Master Servicer will generally enforce any due-on-sale clause to the extent it has knowledge of the conveyance or proposed conveyance of the underlying Mortgaged Property and it is entitled to do so under applicable law; provided, however, that the Master Servicer will not take any action in relation to the enforcement of any due-on-sale provision which would adversely affect or jeopardize coverage under any applicable insurance policy.

INFORMATION ABOUT RESIDENTIAL RESOURCES, INC.

General

We were incorporated in the State of Arizona on April 3, 1986, as a limited purpose financing corporation. We maintain our principal executive offices at 333 North Wilshire Avenue, Anaheim, California 92801 and our telephone number is (714) 758-7740 .

We will not engage in any activity other than issuing, directly or through one or more trusts established by it, one or more Series of Offered Securities collateralized by Mortgage Loans and, in connection therewith, acquiring, owning, holding and pledging Mortgage Loans. Except as specified in this Prospectus, in the Prospectus Supplement for a Series of Offered Securities, or in a report filed with the Commission, we do not intend to engage in any transactions with our directors, officers or principal shareholders, to make loans to other persons, to invest in or underwrite the securities of other issuers, to offer securities in exchange for property, to engage in the purchase or sale of any investments, to issue senior securities, or to repurchase or otherwise reacquire our securities.

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Directors and Executive Officers

Our directors are elected for a term of one year or until the next annual meeting or until their successors are elected and qualify, subject to their prior death, resignation or removal. There are no family relationships between any of our directors. Our executive officers serve at the discretion of the Board of Directors.

The following table sets forth information regarding our current directors and executive officers:

Name	Age	Position

Andrew Jelmert	59	President and Director

Andrew Pike	58	Chief Financial Officer, Vice President, Treasuer and Secretary, and Director

Wickliff Waltmire	57	Director

Andrew Jelmert, President and Chairman of the Board of Directors, has been an officer and director of the Issuer since May, 2004. For more than twenty years, Mr. Jelmert has served as a financial planner for the Keck School of Medicine at the University of Southern California, as well as a realtor with Coldwell Banker. He has also served as the managing partner for a number of real estate partnerships. Mr. Jelmert earned his BS in Engineering at the Cooper Union in New York City and a masters in Business A dministration at the State University of New York at Buffalo.

Andrew Pike, Chief Financial Officer, Vice President, Treasurer and Secretary, and a Director, has been a Vice-President of the Company since 2004 and a Director since June, 2004. Since 1998 Mr. Pike has served as President of Mercy Airlift. Inc., a Section 501(c)(3) charitable disaster relief organization established in 1968, providing aid to disaster victims, and medical and educational assistance to impoverished peoples around the world. During his tenure Mr. Pike has built up this organization substantially to the point where it now has annual revenue from public contributions of approximately $2.5 million per year. Mr. Pike is a licensed pilot. Mr. Pike attended El Camino College from 1965 to 1966.

Wickliff Waltmire has been a director of the Issuer since May, 2004. Since 1986, Mr. Waltmire has provided financial consulting services for several small and midsize companies, including development of marketing and sales programs. Mr. Waltmire holds a Series Six Securities License and earned his B.A. from California State University - Fullerton.

Executive Compensation

We have not paid any remuneration to any of our directors or officers. We will not pay any compensation for services as officers or directors in the future. The stockholders and officers have been reimbursed for, or are owed, various out-of-pocket expenses incurred on our behalf. We may in the future pay to one or more of our directors or officers, or to entities controlled by such directors or officers, consulting fees or other remuneration. Except as described in this Prospectus, in the Prospectus Supplement for a Series of Securities, or in a report filed with the Commission, the directors and officers do not intend to have any direct or indirect pecuniary interest in any investment to be acquired or disposed of by us or in any transaction to which we are a party or has an interest, or to engage for their own account in business activities of the type conducted or to be conducted by us. However, our Articles of Incorporation and Bylaws would permit the directors and officers to have such interests or to engage in such business activities.

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Limitation of Liability of Directors

Our Articles of Incorporation and Bylaws of the Issuer provide for the indemnification of the directors and officers of the Issuer to the fullest extent permitted by Arizona law. Arizona law generally permits indemnification of directors and officers against certain costs, liabilities and expenses which such persons may incur by reason of serving in such positions as long as such persons acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation. Insofar as indemnification for liabilities arising under the Securities Act, may be permitted to our directors, officers or controlling persons pursuant to the foregoing provisions, we have been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Certain Relationships and Related Transactions

With respect to each Series of Securities, we may purchase from an affiliate certain of the Collateral that will secure such Series of Securities. Wilshire Financial Structuring LLC, or WFS, may advance to us funds as necessary to pay certain Security issuance costs and administrative expenses. We will be obligated to repay any advances and, in addition, to reimburse WFS for amounts for which WFS may become obligated to any bank issuing a letter of credit used to fund the various funds comprising a portion of the collateral for a Series. Such reimbursement obligations, however, will be subordinate to our obligations to the security holders.

Except as described in this Prospectus, in the Prospectus Supplement for a Series of Securities , or in a report filed with the Commission, our shareholders, directors and executive officers do not intend to have any direct or indirect pecuniary interest in any investment to be acquired or disposed of by us or in any transaction to which we are a party or have an interest, or to engage for their own account in business activities of the type conducted or to be conducted by us. However, our Articles of Incorporation and Bylaws would permit our directors and executive officers to have such interests or to engage in such business activities.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information known to us with respect to the beneficial ownership of our common stock as of December 1, 2004, by:

•	each person known by us to be a beneficial owner of five percent (5%) or more of our common stock;

•	each current director, each of whom is a nominee for election as a director; and

•	all current directors and executive officers as a group.

Our common stock is the only class of voting securities outstanding. Beneficial ownership is determined in accordance with the rules of the Commission and includes voting and investment power with respect to the securities. Except as indicated in the notes following the table, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. The percentage of beneficial ownership is based on 7,018 shares of common stock outstanding as of December 1, 2004. We have no outstanding options, warrants or other rights to purchase any additional shares of our common stock.

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Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned

Andrew Jelmert	0	0
Andrew Pike	0	0
Wickliff Waltmire	0	0
Wilshire Financial Structuring, LLC	6,667	95%
Steven Chotin	351	5%

All directors and officers as a group (3 persons)	0	0

Legal Proceedings

We are not aware of any material legal actions, pending or threatened, or any judgment entered against us or any of our executive officers or directors, in his capacity as such.

DESCRIPTION OF THE OFFERED SECURITIES

General

Each Series of Bonds will be issued pursuant to an indenture (the "Indenture") between us (or a trust established by us) and the Trustee named in the related Prospectus Supplement as trustee (the "Trustee") with respect to such Series. A form of Indenture has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The Certificates will also be issued in Series pursuant to separate agreements (each, a "Pooling and Servicing Agreement" or a "Trust Agreement") among us, the Master Servicer, and the Trustee. A form of each Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The Indenture, the Pooling and Servicing Agreement and the Trust Agreement are herein referred to as the "Agreements." A Series may consist of both Bonds and Certificates.

The following summaries describe certain provisions in the Agreements common to each Series of Offered Securities. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the Agreements and the Prospectus Supplement. Where particular provisions or terms used in the Agreements are referred to, the actual provisions (including the definitions of terms) are incorporated herein by reference as part of such summaries.

Each Class of Offered Securities may (i) provide for the accrual of interest thereon based on fixed, variable or adjustable rates; (ii) be senior (collectively, "Senior Securities") or subordinate (collectively, "Subordinate Securities") to one or more other Classes of Offered Securities in respect of certain distributions; (iii) be entitled to principal distributions, with disproportionately low, nominal or no interest distributions (collectively, "Stripped Principal Securities"); (iv) be entitled to interest distributions, with disproportionately low, nominal or no principal distributions (collectively, "Stripped Interest Securities"); (v) provide for distributions of accrued interest thereon commencing only following the occurrence of certain events, such as the retirement of one or more other Classes of Securities (collectively, "Accrual Securities"); (vi) provide for payments of principal sequentially, based on specified payment schedules, from only a portion of the Assets in such Trust Fund or based on specified calculations; and/or (vii) provide for distributions based on a combination of two or more components thereof with one or more of the characteristics described in this paragraph including a Stripped Principal Security component and a Stripped Interest Security component, in the aggregate to the extent of the Available Distribution Amount. Distributions on one or more Classes of Offered Securities may be limited to collections from a designated portion of the Assets (each such portion of Assets, an "Asset Group").

Each Class of Offered Securities will be issued in minimum denominations corresponding to the Security Balances or, in case of Stripped Interest Securities, Notional Principal Amounts or percentage interests specified in the related Prospectus Supplement. The transfer of any Offered Securities may be registered and such Offered Securities may be exchanged without the payment of any service charge payable in connection with such registration of transfer or exchange, but we or the Trustee or any agent thereof may require payment of a sum sufficient to cover any tax or other governmental charge. One or more Classes of Offered Securities may be issued, in definitive form or in book-entry form ("Book-Entry Securities"), as provided in the related Prospectus Supplement. Definitive Offered Securities will be exchangeable for other Offered Securities of the same Class and Series of a like aggregate Security Balance, Notional Principal Amount or percentage interest, but of different authorized denominations.

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Distributions

Distributions on the Offered Securities will be made by or on behalf of the Trustee on each Distribution Date as specified in the related Prospectus Supplement from the Available Distribution Amount for such Series and such Distribution Date. Unless a different date is specified in the related Prospectus Supplement, distributions (other than the final distribution) will be made to the persons in whose names the Offered Securities are registered at the close of business on the last Business Day of the month preceding the month in which the Distribution Date occurs (the "Record Date"), and the amount of each distribution will be determined as of the close of business on the date specified in the related Prospectus Supplement (the "Determination Date"). All distributions with respect to each Class of Offered Securities on each Distribution Date will be allocated as described in the related Prospectus Supplement. Payments will be made either by wire transfer of immediately available funds to the account of a Securityholder at a bank or other entity having appropriate facilities therefor, if such Securityholder has so notified the Trustee or other person required to make such payments no later than the date specified in the related Prospectus Supplement (and, if so provided in the related Prospectus Supplement, holds Offered Securities in the requisite amount specified therein), or by check mailed to the address of the person entitled thereto as it appears on the Security Register; provided, however, that the final distribution in retirement of the Offered Securities will be made only upon presentation and surrender of the Offered Securities at the location specified in the notice to Securityholders of such final distribution.

Available Distribution Amount

All distributions on the Offered Securities of each Series on each Distribution Date will be made from the Available Distribution Amount described below, in accordance with the terms described in the related Prospectus Supplement. Generally, the "Available Distribution Amount" for each Distribution Date will equal the sum of the following amounts:

(i)  the total amount of all cash on deposit in the related Security Account as of the corresponding Determination Date, exclusive of:

(a)  all scheduled payments of principal and interest collected but due on a date subsequent to the related Due Period,

(b)  all prepayments, together with related payments of the interest thereon and related Prepayment Premiums, Liquidation Proceeds, Insurance Proceeds and other unscheduled recoveries received subsequent to the related Due Period,

(c)  all amounts in the Security Account that are due or reimbursable to us, the Trustee, an Asset Seller, a Sub-Servicer, the Master Servicer or any other entity as specified in the related Prospectus Supplement or that are payable in respect of certain expenses of the related Trust Fund, and

(d)  all amounts received subsequent to the related Due Period for a repurchase of an Asset from the Trust Fund for defective documentation or a breach of representation or warranty;

(ii)  if the related Prospectus Supplement so provides, interest or investment income on amounts on deposit in the Security Account, including any net amounts paid under any Cash Flow Agreements;

(iii)  all advances made by a Master Servicer, a Sub-Servicer or any other entity as specified in the related Prospectus Supplement with respect to such Distribution Date;

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(iv)  if and to the extent the related Prospectus Supplement so provides, amounts paid by a Master Servicer, a Sub-Servicer or any other entity as specified in the related Prospectus Supplement with respect to interest shortfalls resulting from prepayments during the related Prepayment Period; and

(v)  to the extent not on deposit in the related Security Account as of the corresponding Determination Date, any amounts collected under, from or in respect of any Credit Support or Liquidity Facilities with respect to such Distribution Date.

The entire Available Distribution Amount will be distributed among the related Offered Securities (including any Offered Securities not offered hereby) on each Distribution Date, and accordingly will be released from the Trust Fund and will not be available for any future distributions. The related Prospectus Supplement for a Series of Offered Securities will describe any variation in the calculation of the Available Distribution Amount for such Series.

Distributions of Interest

Each Class of Offered Securities (other than Classes of Stripped Principal Securities that have no Pass-Through Rate or Interest Rate) may have a different Pass-Through Rate or Interest Rate, which will be a fixed, variable or adjustable rate at which interest will accrue on such Class or a component thereof. The related Prospectus Supplement will specify the Pass-Through Rate or Interest Rate for each Class or component or, in the case of a variable or adjustable Pass-Through Rate or Interest Rate, the method for determining the Pass-Through Rate or Interest Rate. Interest on the Offered Securities will be calculated on the basis of a 360-day year consisting of twelve 30-day months or on the basis of actual days elapsed, as specified in the related Prospectus Supplement.

Distributions of interest in respect of the Offered Securities will be made on each Distribution Date (other than any Class of Accrual Securities, which will be entitled to distributions of accrued interest commencing only on the Distribution Date or under the circumstances specified in the related Prospectus Supplement, and any Class of Stripped Principal Securities that are not entitled to any distributions of interest) based on the Accrued Security Interest for such Class and such Distribution Date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to such Class on such Distribution Date. Prior to the time interest is distributable on any Class of Accrual Securities, the amount of Accrued Security Interest otherwise distributable on such Class will be added to the Security Balance thereof on each Distribution Date. With respect to each Class of Securities and each Distribution Date (other than certain Classes of Stripped Interest Securities), "Accrued Security Interest" will be equal to interest accrued for a specified period on the outstanding Security Balance thereof immediately prior to the Distribution Date, at the applicable Pass-Through Rate or Interest Rate, subject to certain reductions described below or in the related Prospectus Supplement. Accrued Security Interest on Stripped Interest Securities will be equal to interest accrued for a specified period on the outstanding Notional Principal Amount thereof immediately prior to each Distribution Date, at the applicable Pass-Through Rate or Interest Rate, subject to certain reductions as described below, or accrued as otherwise described in the related Prospectus Supplement. The method of determining the Notional Principal Amount for any Class of Stripped Interest Securities will be described in the related Prospectus Supplement. Reference to Notional Principal Amount is solely for convenience in certain calculations and does not represent the right to receive any distributions of principal. Unless otherwise provided in the related Prospectus Supplement, Accrued Security Interest on a Series of Securities will be reduced in the event of prepayment interest shortfalls, which are shortfalls in collections of interest for a full accrual period resulting from prepayments prior to the due date in such accrual period on the Mortgage Loans comprising or underlying the Assets in the Trust Fund for such Series. The particular manner in which such shortfalls are to be allocated among some or all of the Classes of Securities will be specified in the related Prospectus Supplement. The related Prospectus Supplement will also describe the extent to which the amount of Accrued Security Interest that is otherwise distributable on (or, in the case of Accrual Securities, that may otherwise be added to the Security Balance of) a Class of Offered Securities may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the Mortgage Loans comprising or underlying the Assets in the related Trust Fund. Unless otherwise provided in the related Prospectus Supplement, any reduction in the amount of Accrued Security Interest otherwise distributable on a Class of Securities by reason of the allocation to such Class of a portion of any deferred interest on the Mortgage Loans comprising or underlying the Assets in the related Trust Fund will result in a corresponding increase in the Security Balance of such Class.

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Distributions of Principal

The Offered Securities of each Series, other than certain Classes of Stripped Interest Securities, will have a "Security Balance" which, at any time, will equal the then maximum amount that the holder will be entitled to receive in respect of principal out of the future cash flow on the Trust Assets. Generally, the outstanding Security Balance of an Offered Security will be reduced to the extent of distributions of principal thereon from time to time and, if and to the extent so provided in the related Prospectus Supplement, by the amount of losses incurred in respect of the related Assets that are allocated to such Class. Moreover, Security Balances may be increased through interest deferral on the related Mortgage Loans and, in the case of Accrual Securities prior to the Distribution Date on which distributions of interest are required to commence, Security Balances will be increased by any related Accrued Security Interest. The initial aggregate Security Balance of all Classes of Offered Securities of a Series will not be greater than the sum of (i) the outstanding aggregate principal balance of the Assets as of the Cut-off Date and (ii) amounts on deposit in the Pre-Funding Account, if any, as of the Closing Date. The initial aggregate Security Balance of a Series and each Class thereof will be specified in the related Prospectus Supplement. Distributions of principal will be made on each Distribution Date to the Class or Classes of Offered Securities entitled thereto in accordance with the provisions described in such Prospectus Supplement until the Security Balance of such Class has been reduced to zero. Stripped Interest Securities with no Security Balance are not entitled to any principal distributions.

Components

To the extent specified in the related Prospectus Supplement, distribution on a Class of Offered Securities may be based on a combination of two or more different components as described under "-- General" above. To such extent, the descriptions set forth under "-- Distributions of Interests" and " - -- Distributions of Principal" above also relate to components. In such case, reference in such sections to Security Balance and Pass-Through Rate or Interest Rate refer to the principal balance, if any, of any such component and the Pass-Through Rate or Interest Rate, if any, on any such component, respectively.

Allocation of Losses and Shortfalls

If so provided in the Prospectus Supplement for a Series of Offered Securities consisting of one or more Classes of Subordinate Securities, on any Distribution Date in respect of which losses or shortfalls in collections on the Assets have been incurred, the amount of such losses or shortfalls will be borne first by a Class of Subordinate Securities in the priority and manner and subject to the limitations specified in such Prospectus Supplement. For further information we refer you to "Description of Credit Support" for a description of the types of protection that may be included in a Trust Fund against losses and shortfalls on Assets comprising such Trust Fund.

If so provided in the Prospectus Supplement for a Series of Securities consisting of one or more Classes of Subordinate Securities, on any Distribution Date in respect of which losses or shortfalls in collections on the Assets have been incurred, the amount of such losses or shortfalls will be borne first by a Class of Subordinate Securities in the priority and manner and subject to the limitations specified in such Prospectus Supplement.

Advances in Respect of Delinquencies

The Master Servicer (or another entity described in the Prospectus Supplement) may be required to advance as part of its servicing responsibilities on or before each Distribution Date its own funds or funds held in a collection account for the Offered Securities in an amount equal to the aggregate of payments of principal (other than any balloon payments) and interest (net of related servicing fees and Retained Interest) that were due on the Mortgage Loans during the related Due Period but delinquent on the related Determination Date and delinquent payments of taxes, insurance premiums and escrowed items in respect of related Assets and liquidation-related expenses, each subject to the Master Servicer's (or such other entity's) good faith determination that such advances will be reimbursable from Related Proceeds. In the case of certain Series of Offered Securities that include Subordinate Securities, the Master Servicer's (or such other entity's) advance obligation may be limited to the portion of such delinquencies necessary to make the required distributions on Classes of Senior Securities and/or may be subject to the Master Servicer's (or such other entity's) good faith determination that such advances will be reimbursable not only from Related Proceeds but also from collections on Assets otherwise distributable to other Subordinate Securities. Advances are intended to maintain or a regular flow of scheduled interest and principal payments to holders of Offered Securities entitled thereto, rather than to guarantee or insure against losses. Advances of the Master Servicer's (or another entity's) funds will be reimbursable out of recoveries on related Mortgage Loans (including amounts received under any form of Credit Support) (as to any Mortgage Loan, "Related Proceeds"). In addition, an advance will be reimbursable from amounts in the Security Account prior to distributions being made on the Securities if the Master Servicer (or such other entity) determines in good faith that such advance (a "Nonrecoverable Advance") ultimately is not recoverable from Related Proceeds. If advances have been made by the Master Servicer from excess funds in the Security Account that are required to be distributed to Securityholders on the related Distribution Date, the Master Servicer will be required to replace such funds in the Security Account on any future Distribution Date to the extent that funds in the Security Account on such Distribution Date are less than payments required to be made to Securityholders on such date. If so specified in the related Prospectus Supplement, the obligations of the Master Servicer (or another entity) to make advances may be secured by a cash advance reserve fund, a surety bond, a letter of credit or another form of limited guaranty. If applicable, information regarding the characteristics of, and the identity of any obligor on any such surety bond will be set forth in the related Prospectus Supplement.

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Reports to Securityholders

With each distribution to holders of any Class of Offered Securities, the Master Servicer or the Trustee, as provided in the related Prospectus Supplement, will forward or cause to be forwarded to each such holder, to us and to such other parties as may be specified in the related Agreement, a statement setting forth, in each case to the extent applicable and available:

(i) the amount of such distribution to holders of Offered Securities of such Class applied to reduce the Security Balance thereof;

(ii) the amount of such distribution to holders of Offered Securities of such Class allocable to Accrued Security Interest;

(iii) the amount of such distribution allocable to Prepayment Premiums;

(iv) the amount of related servicing compensation received by a Master Servicer (and, if payable directly out of the related Trust Fund, by any Sub-Servicer) and such other customary information as any such Master Servicer or the Trustee deems necessary or desirable, or that a Securityholder reasonably requests, to enable Securityholders to prepare their tax returns;

(v) the aggregate amount of advances included in such distribution, and the aggregate amount of unreimbursed advances at the close of business on such Distribution Date;

(vi) the aggregate principal balance of the Assets at the close of business on such Distribution Date;

(vii) the number and aggregate principal balance of Mortgage Loans in the Trust Fund in respect of which (a) one scheduled payment is delinquent, (b) two scheduled payments are delinquent, (c) three or more scheduled payments are delinquent and (d) foreclosure proceedings have been commenced;

(viii) with respect to any Mortgage Loan in the Trust Fund liquidated during the related Due Period, (a) the portion of such liquidation proceeds payable or reimbursable to the Master Servicer (or any other entity) in respect of such Mortgage Loan and (b) the amount of any loss to Securityholders;

(ix) with respect to each REO Property relating to a Mortgage Loan and included in the Trust Fund as of the end of the related Due Period, the date of acquisition;

(x) with respect to each REO Property relating to a Mortgage Loan and included in the Trust Fund as of the end of the related Due Period, (a) the principal balance of the related Mortgage Loan immediately following such Distribution Date (calculated as if such Mortgage Loan were still outstanding taking into account certain limited modifications to the terms thereof specified in the Agreement), (b) the aggregate amount of unreimbursed servicing expenses and unreimbursed advances in respect thereof, and (c) if applicable, the aggregate amount of interest accrued and payable on related servicing expenses and related advances;

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(xi) with respect to any such REO Property sold during the related Due Period (a) the aggregate amount of sale proceeds, (b) the portion of such sales proceeds payable or reimbursable to the Master Servicer in respect of such REO Property or the related Mortgage Loan, and (c) the amount of any loss to Securityholders in respect of the related Mortgage Loan;

(xii) the aggregate Security Balance or Notional Principal Amount, as the case may be, of each Class of Offered Securities (including any Class of Offered Securities not offered hereby) at the close of business on such Distribution Date, separately identifying any reduction in such Security Balance due to the allocation of any loss and increase in the Security Balance of a Class of Accrual Securities in the event that Accrued Security Interest has been added to such balance;

(xiii) the aggregate amount of principal prepayments made during the related Due Period;

(xiv) the amount deposited in the reserve fund, if any, on such Distribution Date;

(xv) the amount remaining in the reserve fund, if any, as of the close of business on such Distribution Date;

(xvi) the amount deposited in the liquidity fund, if any, on such Distribution Date;

(xvii) the amount remaining in the liquidity fund, if any, as of the close of business on such Distribution Date;

(xviii) the aggregate unpaid Accrued Security Interest, if any, on each Class of Offered Securities at the close of business on such Distribution Date;

(xix) in the case of Securities with a variable Pass-Through Rate or Interest Rate, the Pass-Through Rate or Interest Rate applicable to such Distribution Date, and, if available, the immediately succeeding Distribution Date, as calculated in accordance with the method specified in the related Prospectus Supplement;

(xx) in the case of Securities with an adjustable Pass-Through Rate or Interest Rate, for statements to be distributed in any month in which an adjustment date occurs, the adjustable Pass-Through Rate or Interest Rate applicable to such Distribution Date and the immediately succeeding Distribution Date as calculated in accordance with the method specified in the related Prospectus Supplement;

(xxi) as to any Series which includes Credit Support, the amount of coverage of each instrument of Credit Support included therein and any draws thereon as of the close of business on such Distribution Date;

(xxii) as to any Series which includes a Liquidity Facility, the amount of coverage of each Liquidity Facility included therein and any draws thereon as of the close of business on such Distribution Date;

(xxiii) as to any Series which includes any Cash Flow Agreement, the amount of coverage of any such Cash Flow Agreement included therein and any draws thereon as of the close of business on such Distribution Date;

(xiv) during the Pre-Funding Period, the remaining Pre-Funded Amount and the portion of the Pre-Funding Amount used to acquire additional Assets since the preceding Distribution Date;

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(xxv) during the Pre-Funding Period, the amount remaining in the related Capitalized Interest Account;

(xxvi) as to any Series that includes Mortgage Loans insured or guaranteed by any government agency or instrumentality, the amount of all proceeds from governmental guarantors and insurers paid with respect to such Mortgage Loans as of the close of business on such Distribution Date; and

(xxvii) the aggregate amount of payments by the Mortgagors of (a) default interest, (b) late charges, and (c) assumption and modification fees collected during the related Due Period.

The Prospectus Supplement for each Series of Offered Securities will describe any additional information to be included in reports to the holders of such Offered Securities.

Within a reasonable period of time after the end of each calendar year, the Master Servicer or the Trustee shall furnish to each Securityholder of record at any time during the calendar year such information required by the Code and applicable regulations thereunder to enable Securityholders to prepare their federal income tax returns.

Termination

To the extent and under the circumstances specified in the related Prospectus Supplement, the Offered Securities of a Series may be redeemed prior to their final Distribution Date at our option, or the option of the Master Servicer or such other party as may be specified in the related Prospectus Supplement by purchase of the outstanding Offered Securities of such Series. The right so to redeem the Securities of a Series may be conditioned upon (1) the passage of a certain date specified in the Prospectus Supplement and/or (2) (a) the decline of the aggregate principal balance of the Trust Assets to less than a percentage (specified in the related Prospectus Supplement) of the aggregate principal balance of the Trust Assets at the related Cut-off Date or (b) the decline of the aggregate Security Balance of a specified Class or Classes of Offered Securities to less than a percentage (specified in the related Prospectus Supplement) of the aggregate Security Balance of the applicable Class or Classes of Offered Securities at the Closing Date for the Series. The percentages of the aggregate principal balance of the Assets and the aggregate Security Balance of a Class referred to in (2)(a) and (2)(b), respectively, above, will be specified in the related Prospectus Supplement. In the event the option to redeem the Offered Securities is exercised, the purchase price distributed with respect to each Offered Security offered hereby and by the related Prospectus Supplement will equal 100% of its then outstanding principal amount, plus accrued and unpaid interest thereon at the applicable Pass-Through Rate or Interest Rate, less any unreimbursed advances and unrealized losses allocable to such Offered Security. Notice of the redemption of the Offered Securities will be given to Securityholders as provided in the related Agreement.

In addition, the Depositor, the Master Servicer or such other party as may be specified in the related Prospectus Supplement may at their respective options purchase all of the assets of the Trust Fund at a time specified in the related Prospectus Supplement, which will be when the aggregate principal balance of such Assets is less than a percentage specified in the related Prospectus Supplement, of the aggregate principal balance of the Assets on the Cut-off Date, or when the aggregate Security Balance of a specified Class or Classes of Offered Securities is less than a percentage specified in the related Prospectus Supplement, of the aggregate Security Balance of such Class or Classes at the Closing Date. The termination price for a Trust Fund will be specified in the related Agreement, and will generally equal the sum of (i) any Liquidation Expenses incurred by the Master Servicer in respect of any Asset that has not yet been liquidated; (ii) all amounts required to be reimbursed or paid in respect of previously unreimbursed advances; and (iii) the greater of (a) the sum of (1) the aggregate unpaid principal balance of the related Assets, plus accrued and unpaid interest thereon through the Interest Accrual Period preceding the date of repurchase at the rates borne by such Assets, plus (2) the lesser of (A) the aggregate unpaid principal balance of each Asset that had been secured by any REO Property remaining in the Trust Fund, plus accrued interest thereon at the rates borne by such Assets through the Interest Accrual Period preceding such purchase, and (B) the current appraised value of any such REO Property (net of Liquidation Expenses to be incurred in connection with the disposition of such property reasonably estimated in good faith by the Master Servicer), such appraisal to be conducted by an appraiser mutually agreed upon by the Master Servicer and the Trustee, plus all previously unreimbursed advances made in respect of such REO Property, and (b) the aggregate fair market value of the Trust Assets (as reasonably determined by the Master Servicer as described in the related Agreement), plus all previously unreimbursed advances made with respect to the related Assets; provided, however, that in no event shall the termination price be less than the then outstanding Security Principal Balance of all then outstanding Classes of Offered Securities, plus accrued and unpaid interest thereon, and less any losses or shortfalls otherwise allocable to any such Class of Offered Securities on the Payment Date or Distribution Date of such termination. The fair market value of the Trust Assets as determined for purposes of a terminating purchase shall be deemed to include accrued interest through the Interest Accrual Period preceding the date of such purchase at the applicable rate on the unpaid principal balance of each Asset (including any Asset that has become a REO Property, which REO Property has not yet been disposed of by the Master Servicer). The basis for any such valuation shall be furnished by the Master Servicer to the Securityholders upon request.

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If specified in the related Prospectus Supplement, at the time specified, the Trustee may be required to solicit bids for the purchase of all Assets and REO Properties remaining in the Trust Fund. The Trustee would sell such Assets and REO Properties only if the net proceeds to the Trust Fund from such sale would be at least equal to the termination price, and the net proceeds from such sale would be distributed first to the Master Servicer to reimburse it for all previously unreimbursed Liquidation Expenses paid and advances made by, and not previously reimbursed to, it with respect to the Assets and second to the Securityholders in accordance with the distribution priorities set forth in the Prospectus Supplement. If the net proceeds from such sale are not at least equal to the termination price, the Trustee will decline to sell the Assets and REO Properties and would not be under any obligation to solicit any further bids or otherwise negotiate any further sale of the Assets and REO Properties. Following the transfer of Assets and REO Properties by the Trust Fund, the Securityholders shall have no continuing liabilities with respect thereto, either direct or indirect.

On the date set for termination of a Trust Fund, the termination price shall be distributed (i) first to the Master Servicer to reimburse it for all previously unreimbursed Liquidation Expenses paid and advances made by the Master Servicer with respect to the related Assets, and (ii) second to the Securityholders in accordance with the payment priorities that apply on each Distribution Date as described in the related Prospectus Supplement. This will result in the distribution with respect to each Offered Security of an amount equal to 100% of its then outstanding principal amount, plus accrued and unpaid interest thereon at the applicable Pass-through Rate or Interest Rate, less any unreimbursed advances and unrealized losses allocable to such Offered Security.

ANY REDEMPTION OR TERMINATION OF THE OFFERED SECURITIES WILL HAVE AN ADVERSE AFFECT ON THE YIELD TO MATURITY OF ANY OFFERED SECURITIES PURCHASED AT A PREMIUM, BECAUSE SUCH REDEMPTION OR TERMINATION WILL HAVE THE SAME EFFECT AS A PREPAYMENT IN FULL OF THE ASSETS.

Book-Entry Registration

If so provided in the related Prospectus Supplement, one or more Classes of the Offered Securities of any Series may be issued as Book-Entry Securities, and each such Class will be represented by one or more single Offered Securities registered in the name of a nominee for DTC.

DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code ("UCC") and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). DTC was created to hold securities for its participating organizations ("Participants") and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

Investors that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Book-Entry Securities may do so only through Participants and Indirect Participants. In addition, such investors ("Security Owners") will receive all distributions on the Book-Entry Securities through DTC and its Participants. Under a book-entry format, Security Owners will receive payments after the related Distribution Date because, while payments are required to be forwarded to Cede & Co. ("Cede"), as nominee of DTC, on each such date, DTC will forward such payments to its Participants which thereafter will be required to forward them to Indirect Participants or Security Owners. If provided in the related Prospectus Supplement, the only "Securityholder" (as such term is used in the Agreement) will be Cede, and the Security Owners will not be recognized by the Trustee as Securityholders under the Agreement. Security Owners will be permitted to exercise the rights of Securityholders under the related Agreement only indirectly through the Participants who in turn will exercise their rights through DTC.

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Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Book-Entry Securities and is required to receive and transmit distributions of principal of and interest on the Book-Entry Securities. Participants and Indirect Participants with which Security Owners have accounts with respect to the Book-Entry Securities similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Security Owners.

Because DTC can act only on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Security Owner to pledge its interest in the Book-Entry Securities to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in the Book-Entry Securities, may be limited due to the lack of a physical certificate evidencing such interest.

Offered Securities initially issued in book-entry form will be issued in fully registered, certificated form to Security Owners or their nominees ("Definitive Securities"), rather than to DTC or its nominee only if (i) we advise the Trustee in writing that DTC is no longer willing or able properly to discharge its responsibilities as depository with respect to the Offered Securities and we have been unable to locate a qualified successor, or (ii) we, at our option, elects to terminate the book-entry system through DTC.

Upon the occurrence of either of the events described in the immediately preceding paragraph, DTC is required to notify all Participants of the availability through DTC of Definitive Securities for the Security Owners. Upon surrender by DTC of the certificate or certificates representing the Book-Entry Securities, together with instructions for re-registration, the Trustee will issue (or cause to be issued) to the Security Owners identified in such instructions the Definitive Securities to which they are entitled, and thereafter the Trustee will recognize the holders of such Definitive Securities as Securityholders under the Agreement.

None of the Depositor, the Master Servicer, any Sub-Servicer, the Trustee, or any of their affiliates will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

DESCRIPTION OF THE AGREEMENTS

Each Series of Bonds will be issued pursuant to an Indenture between a trust established by us and the Trustee. Each Series of Certificates evidencing interests in a Trust Fund including Mortgage Loans will be issued pursuant to a Pooling and Servicing Agreement among the Depositor, a Master Servicer (or Master Servicers) and the Trustee. Each Series of Certificates evidencing interests in a Trust Fund not including Mortgage Loans will be issued pursuant to a Trust Agreement between the Depositor and a Trustee. Any Master Servicer and the Trustee with respect to any Series of Offered Securities will be named in the related Prospectus Supplement. In any Series of Offered Securities for which there are multiple Master Servicers there will be multiple Asset Groups, each corresponding to a particular Master Servicer, and, if the related Prospectus Supplement so specifies, the servicing obligations of each Master Servicer will be limited to the Mortgage Loans in the corresponding Asset Group. In the alternative, a servicer may be appointed pursuant to the related Agreement for any Trust Fund. Such servicer may service all or a significant number of Mortgage Loans directly without a Sub-Servicer. The obligations of any servicer shall be commensurate with those of the Master Servicer described herein. References in this Prospectus to Master Servicer and its rights and obligations shall be deemed also to be references to any servicer directly servicing Mortgage Loans. A manager or administrator may be appointed pursuant to the Trust Agreement for any Trust Fund. The provisions of each Agreement will vary depending upon the nature of the Offered Securities to be issued thereunder and the nature of the related Trust Fund. The following summaries describe certain provisions that may appear in each Agreement. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreement for each Trust Fund and the description of such provisions in the related Prospectus Supplement. As used herein with respect to any Series, the term "Offered Security" refers to all of the Offered Securities of that Series, whether or not offered hereby and by the related Prospectus Supplement. Certain provisions that may appear separately in an Indenture relating to the Bonds of a Series are summarized under "-- Certain Terms of the Indenture." We will provide a copy of the Agreement (without exhibits) relating to any Series of Offered Securities without charge upon written request of a Securityholder addressed to Residential Resource, Inc., 333 North Wilshire Avenue, Anaheim, CA 92801, Attention: Andrew Jelmert, President.

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Assignment Of Assets; Repurchases

At the time of issuance of any Series of Securities, we will assign (or cause to be assigned) to the designated Trustee the Trust Assets, together with all principal and interest to be received on or with respect to such Trust Assets after the Cut-off Date, other than principal and interest due on or before the Cut-off Date and other than any Retained Interest. The Trustee will, concurrently with such assignment, deliver the Securities to the Depositor in exchange for the Trust Assets. Each Asset will be identified in a schedule appearing as an exhibit to the related Agreement. Such schedule will include detailed information (i) in respect of each Mortgage Loan, including without limitation, the address of the related Mortgaged Property and type of such property, the Mortgage Rate and, if applicable, the applicable index, margin, adjustment date and any rate cap information, the original and remaining term to maturity, the original and outstanding principal balance and balloon payment, if any, the existence of FHA, VA or other government insurance or guarantees, the Value and Loan-to-Value Ratio as of the date indicated and payment and prepayment provisions, if applicable, and (ii) in respect of each MBS, including without limitation, the MBS Issuer, MBS Servicer and MBS Trustee, the pass-through or bond rate or formula for determining such rate, the issue date and original and remaining term to maturity, if applicable, the original and outstanding principal amount and payment provisions, if applicable.

With respect to each Mortgage Loan, we will deliver or cause to be delivered to the Trustee (or to the custodian hereinafter referred to) certain loan documents, which will include the original Mortgage Note endorsed, without recourse, in blank or to the order of the Trustee, the original Mortgage (or a certified copy thereof) with evidence of recording indicated thereon and an assignment of the Mortgage to the Trustee in recordable form. Notwithstanding the foregoing, a Trust Fund may include Mortgage Loans where the original Mortgage Note is not delivered to the Trustee if we deliver to the Trustee or the custodian a copy or a duplicate original of the Mortgage Note, together with an affidavit certifying that the original thereof has been lost or destroyed. With respect to such Mortgage Loans, the Trustee (or its nominee) may not be able to enforce the Mortgage Note against the related borrower. The seller (the "Asset Seller") of the Assets to the Trust Fund will be required to repurchase, or substitute for, each such Mortgage Loan that is subsequently in default if the enforcement thereof or of the related Mortgage is materially adversely affected by the absence of the original Mortgage Note. The related Agreement will require us or another party specified therein to promptly cause each such assignment of Mortgage to be recorded in the appropriate public office for real property records, except in states where, in the opinion of counsel acceptable to the Trustee, such recording is not required to protect the Trustee's interest in the related Mortgage Loan against the claim of any subsequent transferee or any successor to or creditor of us, the Master Servicer, the relevant Asset Seller or any other prior holder of the Mortgage Loan.

The Trustee (or a custodian) will review such Mortgage Loan documents within a specified period of days after receipt thereof, and will hold such documents in trust for the benefit of the Securityholders. If any such document is found to be missing or defective in any material respect, the Trustee (or such custodian) shall immediately notify the Master Servicer and the Depositor, and the Master Servicer shall immediately notify the relevant Asset Seller. If the Asset Seller cannot cure the omission or defect within a specified number of days after receipt of such notice, then the Asset Seller will be obligated, within a specified number of days of receipt of such notice, to repurchase the related Mortgage Loan from the Trustee at the purchase price (the "Purchase Price") for such Assets, or substitute for such Mortgage Loan. As to any Asset, the "Purchase Price" generally is equal to the sum of the unpaid principal balance thereof, plus unpaid accrued interest thereon at the applicable coupon rate from the date as to which interest was last paid to the due date in the Due Period in which the relevant purchase is to occur, plus certain servicing expenses, if any, that are reimbursable to the Master Servicer. There can be no assurance that an Asset Seller will fulfill this repurchase or substitution obligation, and neither the Master Servicer nor we will be obligated to repurchase or substitute for such Mortgage Loan if the Asset Seller defaults on its obligation. This repurchase or substitution obligation constitutes the sole remedy available to the Securityholders and the Trustee for omission of, or a material defect in, a constituent document. To the extent specified in the related Prospectus Supplement, in lieu of curing any omission or defect in the Asset or repurchasing or substituting for such Asset, the Asset Seller may agree to cover any losses suffered by the Trust Fund as a result of such breach or defect.

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With respect to each Agency Security or MBS in certificated form, we will deliver or cause to be delivered to the Trustee (or the custodian) the original certificate or other definitive evidence of such Agency Security, as applicable, together with bond power or other instruments, certifications or documents required to transfer fully such Agency Security, as applicable, to the Trustee for the benefit of the Securityholders. With respect to each Agency Security in uncertificated or book-entry form or held through a "clearing corporation" within the meaning of the UCC, the Depositor and the Trustee will cause such Agency Security to be registered directly or on the books of such clearing corporation or of a financial intermediary in the name of the Trustee for the benefit of the Securityholders. The related Agreement will require that either we or the Trustee promptly cause any Agency Securities in certificated form not registered in the name of the Trustee to be re-registered, with the applicable persons, in the name of the Trustee.

Representations and Warranties; Repurchases

The Depositor will, with respect to each Mortgage Loan, assign certain representations and warranties, as of a specified date (the person making such representations and warranties, the "Warrantying Party") covering, by way of example, the following types of matters: (i) the accuracy of the information set forth for such Mortgage Loan on the schedule of Assets appearing as an exhibit to the related Agreement, (ii) the existence of title insurance insuring the lien priority of the Mortgage Loan, (iii) the authority of the Warrantying Party to sell the Mortgage Loan, (iv) the payment status of the Mortgage Loan and the status of payments of taxes, assessments and other charges affecting the related Mortgaged Property, (v) the existence of customary provisions in the related Mortgage Note and Mortgage to permit realization against the Mortgaged Property of the benefit of the security of the Mortgage, and (vi) the existence of hazard and extended perils insurance coverage on the Mortgaged Property.

Representations and warranties made in respect of a Asset may have been made as of a date prior to the applicable Cut-off Date. A substantial period of time may have elapsed between such date and the date of initial issuance of the related Series of Offered Securities evidencing an interest in such Asset. In the event of a breach of any such representation or warranty, the Warranting Party will be obligated to reimburse the Trust Fund for losses caused by any such breach or either cure such breach or repurchase or replace the affected Asset as described below. Because the representations and warranties will not address events that may occur following the date as of which they were made, the Warranting Party will have no reimbursement, cure, repurchase or substitution obligation in connection with such subsequent events, even if they occur prior to the date of the initial issuance of the related Series of Offered Securities. Such party would have not such obligations if the relevant event that causes such breach occurs after such date.

Each Warrantying Party, if other than the Depositor, shall be an Asset Seller or an affiliate thereof or such other person acceptable to us and shall be identified in the related Prospectus Supplement.

Each Agreement will provide that the Master Servicer and/or Trustee will be required to notify promptly the relevant Warrantying Party of any breach of any representation or warranty made by it in respect of a Asset that materially and adversely affects the value of such Asset or the interests therein of the Securityholders. If such Warrantying Party cannot cure such breach within a specified period following the date on which such party was notified of such breach, then such Warrantying Party will be obligated to repurchase such Asset from the Trustee within a specified period from the date on which the Warrantying Party was notified of such breach, at the Purchase Price therefor. If so provided in the Prospectus Supplement for a Series, a Warrantying Party, rather than repurchase a Asset as to which a breach has occurred, will have the option, within a specified period after initial issuance of such Offered Securities, to cause the removal of such Asset from the Trust Fund and substitute in its place one or more other Assets, in accordance with the standards described in the related Prospectus Supplement. If so provided in the Prospectus Supplement for a Series, a Warrantying Party, rather than repurchase or substitute a Asset as to which a breach has occurred, will have the option to reimburse the Trust Fund or the Securityholders for any losses caused by such breach. This reimbursement, repurchase or substitution obligation will constitute the sole remedy available to holders of Offered Securities or the Trustee for a breach of representation by a Warrantying Party.

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Neither the Depositor (except to the extent that we are the Warrantying Party) nor the Master Servicer will be obligated to purchase or substitute for a Asset if a Warrantying Party defaults on its obligation to do so, and no assurance can be given that Warrantying Parties will carry out such obligations with respect to Assets.

A Master Servicer will make certain representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the related Agreement. Generally, a breach of any such representation of the Master Servicer that materially and adversely affects the interests of the Securityholders and continues unremedied for thirty days after the giving of written notice of such breach to the Master Servicer by the Trustee or us, or to the Master Servicer, us and the Trustee by a percentage of Securityholders evidencing not less than 25% of the Voting Rights (as defined in the related Prospectus Supplement) will constitute an Event of Default (as defined in the related Prospectus Supplement) under such Agreement.

Security Account and Other Collection Accounts

General. The Master Servicer and/or the Trustee will, as to each Trust Fund, establish and maintain or cause to be established and maintained one or more separate accounts for the collection of payments on the related Trust Assets (collectively, the "Security Account"), which must be either (i) an account or accounts the deposits in which are insured by the Bank Insurance Fund or the Savings Association Insurance Fund of the Federal Deposit Insurance Corporation ("FDIC") (to the limits established by the FDIC) and the uninsured deposits in which are otherwise secured such that the Securityholders have a claim with respect to the funds in the Security Account or a perfected first priority security interest against any collateral securing such funds that is superior to the claims of any other depositors or general creditors of the institution with which the Security Account is maintained, or (ii) otherwise maintained with a bank or trust company, and in a manner, satisfactory to the Rating Agencies rating any Class of Offered Securities of such Series. The collateral eligible to secure amounts in the Security Account is limited to U.S. government securities and other investment grade obligations specified in the Agreement ("Permitted Investments"). A Security Account may be maintained as an interest bearing or a non-interest bearing account and the funds held therein may be invested pending each succeeding Distribution Date in certain short-term Permitted Investments. Any interest or other income earned on funds in the Security Account will be paid to a Master Servicer or its designee as additional servicing compensation to the extent provided in the related Prospectus Supplement. The Security Account may be maintained with an institution that is an affiliate of the Master Servicer, if applicable, provided that such institution meets the standards imposed by the Rating Agencies. If specified in the related Prospectus Supplement, a Security Account may contain funds relating to more than one Series of Offered Securities and may contain other funds respecting payments on mortgage loans belonging to the Master Servicer or serviced or master serviced by it on behalf of others.

Deposits. A Master Servicer or the Trustee will deposit or cause to be deposited in the Security Account for one or more Trust Funds on a daily basis, unless otherwise provided in the related Agreement, the following payments and collections received, or advances made, by or on behalf of the Master Servicer or the Trustee subsequent to the Cutoff Date (other than payments due on or before the Cut-off Date, and exclusive of any amounts representing a Retained Interest):

(i) all payments of principal, including principal prepayments, on the Assets;

(ii) all payments of interest on the Assets, including any default interest collected, in each case net of any portion thereof retained by a Master Servicer or a Sub-Servicer as its servicing compensation and net of any Retained Interest;

(iii) all proceeds of the hazard insurance policies, flood insurance policies and primary mortgage insurance policies, if any, to be maintained in respect of each Mortgaged Property securing a Mortgage Loan (to the extent such proceeds are not applied to the restoration of the property or released to the mortgagor in accordance with the normal servicing procedures of a Master Servicer or the related Sub-Servicer, subject to the terms and conditions of the related Mortgage and Mortgage Note) (collectively, "Insurance Proceeds") and all other amounts received and retained in connection with the liquidation of defaulted Mortgage Loans, by foreclosure or otherwise ("Liquidation Proceeds"), together with the net proceeds on a monthly basis with respect to any Mortgaged Properties acquired for the benefit of Securityholders by foreclosure or by deed in lieu of foreclosure or otherwise;

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(iv) any amounts paid under any instrument or drawn from any fund that constitutes Credit Support for the related Series of Securities as described under "Description of Credit Support";

(v) any amounts paid under any instrument or drawn from any fund that constitutes a Liquidity Facility for the related Series of Offered Securities;

(vi) any advances made as described under "Description of the Offered Securities -- Advances in Respect of Delinquencies";

(vii) any amounts paid under any Cash Flow Agreement, as described under "Description of the Trust Funds -- Cash Flow Agreements";

(viii) all proceeds of any Asset or, with respect to a Mortgage Loan, property acquired in respect thereof purchased by us, any Asset Seller or any other specified person as described under "Assignment of Assets; Repurchases" and "Representations and Warranties; Repurchases," all proceeds of any defaulted Mortgage Loan purchased as described under "Realization Upon Defaulted Mortgage Loans," and all proceeds of any Asset purchased as described under "Description of the Offered Securities - Termination;"

(ix) if specified in the related Agreement, any amounts paid by a Master Servicer to cover interest shortfalls arising out of the prepayment of Mortgage Loans as described under "Description of the Agreements -- Retained Interest; Servicing Compensation and Payment of Expenses;"

(x) to the extent that any such item does not constitute additional servicing compensation to a Master Servicer, any payments on account of modification or assumption fees, late payment charges or Prepayment Premiums on the Assets;

(xi) all payments required to be deposited in the Security Account with respect to any deductible clause in any blanket insurance policy described under "Hazard Insurance Policies;"

(xii) any amount required to be deposited by a Master Servicer or the Trustee in connection with losses realized on investments for the benefit of the Master Servicer or the Trustee, as the case may be, of funds held in the Security Account;

(xiii) all proceeds of insurance or guarantees with respect to Mortgage Loans provided by any governmental agency or instrumentality; and

(xiv) any other amounts required to be deposited in the Security Account as provided in the related Agreement and described in the related Prospectus Supplement.

Withdrawals. A Master Servicer or the Trustee may, from time to time, make withdrawals from the Security Account for each Trust Fund for any of the following purposes, as applicable:

(i) to make distributions to the Securityholders on each Distribution Date;

(ii) to reimburse a Master Servicer (or other entity) for unreimbursed advances as described under "Description of the Offered Securities -- Advances in Respect of Delinquencies," such reimbursement to be made out of amounts identified and applied by the Master Servicer (or other entity) as late collections of interest (net of related servicing fees and Retained Interest) on and principal of the related Mortgage Loans or out of amounts drawn under any related form of Credit Support or Liquidity Facilities;

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(iii) to reimburse a Master Servicer (or other entity) for unpaid servicing fees earned and certain unreimbursed servicing expenses incurred with respect to Mortgage Loans and properties acquired in respect thereof, such reimbursement made out of Liquidation Proceeds and Insurance Proceeds collected on related Mortgage Loans and properties, and net income collected thereon, with respect to which such fees were earned or such expenses were incurred, or out of amounts drawn under any related form of Credit Support or Liquidity Facilities;

(iv) to reimburse a Master Servicer (or other entity) for advances described in clause (ii) above and any servicing expenses described in clause (iii) above which, in the Master Servicer's (or such other entity's) good faith judgment, will not be recoverable from the amounts described in clauses (ii) and (iii), respectively, or, if and to the extent so provided by the related Agreement and described in the related Prospectus Supplement, from amounts collected on unrelated Assets otherwise distributable on Subordinate Securities, if any remain outstanding, and otherwise any outstanding Class of Offered Securities, of the related Series;

(v) to reimburse a Master Servicer, us, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under "Certain Matters Regarding a Master Servicer and the Issuer";

(vi) if and to the extent described in the related Prospectus Supplement, to pay (or to transfer to a separate account for purposes of escrowing for the payment of) the Trustee's fees;

(vii) to reimburse the Trustee or any of its directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under "Certain Matters Regarding the Trustee;"

(viii) to pay the person entitled thereto any amounts deposited in the Security Account that were identified and applied by the Master Servicer as recoveries of Retained Interest;

(ix) to pay for costs reasonably incurred in connection with the proper management and maintenance of any Mortgaged Property acquired for the benefit of Securityholders by foreclosure or by deed in lieu of foreclosure or otherwise, such payments to be made out of income received on such property;

(x) if one or more elections have been made to treat the Trust Fund or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the Trust Fund or its assets or transactions, as and to the extent described under "Federal Income Tax Consequences" or in the related Prospectus Supplement;

(xi) to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted Mortgage Loan or a property acquired in respect thereof in connection with the liquidation of such Mortgage Loan or property;

(xii) to pay for the cost of various opinions of counsel obtained pursuant to the related Agreement for the benefit of Securityholders;

(xiii) to pay for the costs of recording the related Agreement if such recordation materially and beneficially affects the interests of Securityholders, provided that such payment shall not constitute a waiver with respect to the obligation of the Warrantying Party to remedy any breach of representation or warranty under the Agreement;

(xiv) to pay the person entitled thereto any amounts deposited in the Security Account in error, including amounts received on any Asset after its removal from the Trust Fund whether by reason of purchase or substitution as contemplated by "-- Assignment of Assets; Repurchase" and "-- Representations and Warranties; Repurchases" or otherwise;"

(xv) to make any other withdrawals permitted by the related Agreement; and

(xvi) to clear and terminate the Security Account at the termination of the Trust Fund.

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Other Collection Accounts. Notwithstanding the foregoing, if so specified in the related Prospectus Supplement, an Agreement may provide for the establishment and maintenance of a separate collection account into which the Master Servicer or any related Sub-Servicer will deposit on a daily basis the amounts described under "-- Deposits" above. Any amounts on deposit in any such collection account will be withdrawn therefrom and deposited into the appropriate Security Account by a time specified in the related Prospectus Supplement. To the extent specified in the related Prospectus Supplement, any amounts which could be withdrawn from the Security Account as described under "-- Withdrawals" above, may also be withdrawn from any such collection account. The Prospectus Supplement will set forth any restrictions with respect to any such collection account, including investment restrictions and any restrictions with respect to financial institutions with which any such collection account may be maintained.

Collection and Other Servicing Procedures

The Master Servicer, directly or through Sub-Servicers, is required to make reasonable efforts to collect all scheduled payments under the Mortgage Loans and will follow or cause to be followed such collection procedures as it would follow with respect to mortgage loans that are comparable to the Mortgage Loans and held for its own account, provided such procedures are consistent with (i) the terms of the related Agreement and any related hazard insurance policy or instrument of Credit Support or Liquidity Facilities included in the related Trust Fund described herein, (ii) applicable law and (iii) the general servicing standard specified in the related Prospectus Supplement or, if no such standard is so specified, its normal servicing practices (in either case, the "Servicing Standard"). In connection therewith, the Master Servicer will be permitted discretion to waive any late payment charge or penalty interest in respect of a late Mortgage Loan payment.

The Master Servicer will also be required to perform other customary functions of a servicer of comparable loans, including maintaining hazard insurance policies as described herein and in any related Prospectus Supplement, and filing and settling claims thereunder; maintaining escrow or impoundment accounts of mortgagors for payment of taxes, insurance and other items required to be paid by any mortgagor pursuant to the terms of the Mortgage Loan; processing assumptions or substitutions in those cases where the Master Servicer has determined not to enforce any applicable due-on-sale clause; attempting to cure delinquencies; supervising foreclosures; inspecting and managing Mortgaged Properties under certain circumstances; and maintaining accounting records relating to the Mortgage Loans. The Master Servicer will be responsible for filing and settling claims in respect of particular Mortgage Loans under any applicable instrument of Credit Support.

The Master Servicer may agree to modify, waive or amend any term of any Mortgage Loan in a manner consistent with the Servicing Standard so long as the modification, waiver or amendment will not (i) affect the amount or timing of any scheduled payments of principal or interest on the Mortgage Loan or (ii) in its judgment, materially impair the security for the Mortgage Loan or reduce the likelihood of timely payment of amounts due thereon. The Master Servicer also may agree to any modification, waiver or amendment that would so affect or impair the payments on, or the security for, a Mortgage Loan if, (i) in its judgment, a material default on the Mortgage Loan has occurred or a payment default is imminent and (ii) in its judgment, such modification, waiver or amendment is reasonably likely to produce a greater recovery on a present value basis than would liquidation. The Master Servicer is required to notify the Trustee in the event of any modification, waiver or amendment of any Mortgage Loan.

Sub-Servicers

A Master Servicer may delegate its servicing obligations in respect of the Mortgage Loans to third-party servicers (each, a "Sub-Servicer"), but such Master Servicer will remain obligated under the related Agreement. Each sub-servicing agreement between a Master Servicer and a Sub-Servicer (a "Sub-Servicing Agreement") must be consistent with the terms of the related Agreement and must provide that, if for any reason the Master Servicer is no longer acting in such capacity, the Trustee or any successor Master Servicer may assume the Master Servicer's rights and obligations under such Sub-Servicing Agreement.

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The Master Servicer will be solely liable for all fees owed by it to any Sub-Servicer, whether or not the Master Servicer's compensation pursuant to the related Agreement is sufficient to pay such fees. However, a Sub-Servicer may be entitled to Retained Interests. Each Sub-Servicer will be reimbursed by the Master Servicer for certain expenditures that it makes, generally to the same extent the Master Servicer would be reimbursed under an Agreement.

Realization upon Defaulted Mortgage Loans

A Mortgagor's failure to make required payments may reflect inadequate income or the diversion of that income from payments due under the Mortgage Loan, and may call into question such Mortgagor's ability to make timely payment of taxes and to pay for necessary maintenance of the related Mortgaged Property. The Master Servicer is required to monitor any Mortgage Loan in default, contact the Mortgagor concerning the default, evaluate whether the causes of the default can be cured over a reasonable period without significant impairment of the value of the Mortgaged Property, initiate corrective action in cooperation with the Mortgagor if cure is likely, inspect the Mortgaged Property and take such other actions as are consistent with the Servicing Standard. A significant period of time may elapse before the Master Servicer is able to assess the success of such corrective action or the need for additional initiatives.

The time within which the Master Servicer makes the initial determination of appropriate action, evaluates the success of corrective action, develops additional initiatives, institutes foreclosure proceedings and actually forecloses (or takes a deed to a Mortgaged Property in lieu of foreclosure) on behalf of the Securityholders, may vary considerably depending on the particular Mortgage Loan, the Mortgaged Property, the mortgagor, the presence of an acceptable party to assume the Mortgage Loan and the laws of the jurisdiction in which the Mortgaged Property is located. Under federal bankruptcy law, the Master Servicer in certain cases may not be permitted to accelerate a Mortgage Loan or to foreclose on a Mortgaged Property for a considerable period of time.

Any Agreement relating to a Trust Fund that includes Mortgage Loans may grant to the Master Servicer and/or the holders of Offered Securities a right of first refusal to purchase from the Trust Fund at a predetermined purchase price any Mortgage Loan as to which a specified number of scheduled payments thereunder are delinquent. Any such right granted to the holder of an Offered Security will be described in the related Prospectus Supplement. The related Prospectus Supplement will also describe any such right granted to any person if the predetermined purchase price is less than the Purchase Price described under "-- Representations and Warranties; Repurchases."

If so specified in the related Prospectus Supplement, the Master Servicer may offer to sell any defaulted Mortgage Loan described in the preceding paragraph and not otherwise purchased by any person having a right of first refusal with respect thereto, if and when the Master Servicer determines, consistent with the Servicing Standard, that such a sale would produce a greater recovery on a present value basis than would liquidation through foreclosure or similar proceeding. The related Agreement will provide that any such offering be made in a commercially reasonable manner for a specified period and that the Master Servicer accept the highest cash bid received from any person (including itself, an affiliate of the Master Servicer or any Securityholder) that constitutes a fair price for such defaulted Mortgage Loan. In the absence of any bid determined in accordance with the related Agreement to be fair, the Master Servicer shall proceed with respect to such defaulted Mortgage Loan as described below. Any bid in an amount at least equal to the Purchase Price described herein under "-- Representations and Warranties; Repurchases" will in all cases be deemed fair.

The Master Servicer, on behalf of the Trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in any mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to a Mortgaged Property securing a Mortgage Loan by operation of law or otherwise, if such action is consistent with the Servicing Standard and a default on such Mortgage Loan has occurred or, in the Master Servicer's judgment, is imminent.

If title to any Mortgaged Property is acquired by a Trust Fund as to which a REMIC election has been made, the Master Servicer, on behalf of the Trust Fund, generally will be required to sell the Mortgaged Property by the end of the third taxable year after the taxable year of acquisition, unless (i) the Internal Revenue Service grants an extension of time to sell such property, or (ii) the Trustee receives an opinion of independent counsel to the effect that the holding of the property by the Trust Fund subsequent to three years after its acquisition will not result in the imposition of a tax on the Trust Fund or cause the Trust Fund to fail to qualify as a REMIC under the Code at any time that any Offered Security is outstanding. Subject to the foregoing, the Master Servicer will be required to (i) solicit bids for any Mortgaged Property so acquired in such a manner as will be reasonably likely to realize a fair price for such property and (ii) accept the first (and, if multiple bids are contemporaneously received, the highest) cash bid received from any person that constitutes a fair price.

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The limitations imposed by the related Agreement and the REMIC provisions of the Code (if a REMIC election has been made with respect to the related Trust Fund) on the ownership and management of any Mortgaged Property acquired on behalf of the Trust Fund may result in the recovery of an amount less than the amount that would otherwise be recovered.

If recovery on a defaulted Mortgage Loan under any related instrument of Credit Support is not available, the Master Servicer nevertheless will be obligated to follow or cause to be followed normal practices and procedures necessary or advisable to realize thereupon. If the reimbursable Liquidation Proceeds are less than the outstanding principal balance of the defaulted Mortgage Loan, plus interest accrued thereon at the Mortgage Rate and the aggregate amount of expenses incurred by the Master Servicer in connection with such proceedings, the Trust Fund will realize a loss in the amount of such difference. The Master Servicer may withdraw or cause to be withdrawn from the Security Account out of Liquidation Proceeds recovered on a defaulted Mortgage Loan, prior to the distribution of such Liquidation Proceeds to Securityholders, amounts representing normal servicing compensation, unreimbursed servicing expenses incurred and any unreimbursed advances of delinquent payments made.

If any property securing a defaulted Mortgage Loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under related Credit Support, if any, the Master Servicer is not required to expend its own funds to restore the damaged property unless it determines (i) that such restoration will increase the proceeds to Securityholders on liquidation of the Mortgage Loan after reimbursement of the Master Servicer for its expenses, and (ii) that such expenses will be recoverable by it from related Insurance Proceeds or Liquidation Proceeds (as such terms are defined in such related Agreement).

As servicer of the Mortgage Loans, a Master Servicer, on behalf of itself, the Trustee and the Securityholders, will present claims to the obligor under each instrument of Credit Support, and will take such reasonable steps as are necessary to receive payment or to permit recovery thereunder with respect to defaulted Mortgage Loans.

If a Master Servicer or its designee recovers payments under any instrument of Credit Support with respect to a defaulted Mortgage Loan, the Master Servicer will be entitled to withdraw or cause to be withdrawn from the Security Account out of such payments, prior to distribution thereof to Securityholders, its normal servicing compensation on such Mortgage Loan, unreimbursed servicing expenses incurred with respect thereto and any related unreimbursed advances of delinquent payments.

Fidelity Bonds and Errors and Omissions Insurance

Each Servicing Agreement and Pooling and Servicing Agreement will require that the Master Servicer obtain and maintain in effect a fidelity bond or similar form of insurance coverage (which may provide blanket coverage) or any combination thereof insuring against loss occasioned by fraud, theft or other intentional misconduct of the officers, employees and agents of the Master Servicer. The related Agreement may allow the Master Servicer to self-insure against loss occasioned by the errors and omissions of the officers, employees and agents of the Master Servicer so long as certain criteria set forth in the Agreement are met.

Due-On-Sale Provisions

Certain Mortgage Loans may contain clauses requiring the consent of the mortgagee to any sale or other transfer of the related Mortgaged Property, or due-on-sale clauses entitling the mortgagee to accelerate payment of the Mortgage Loan upon any sale, transfer or conveyance of the related Mortgaged Property. The Master Servicer generally will enforce due-on-sale clauses to the extent it has knowledge of the conveyance or proposed conveyance of the underlying Mortgaged Property and it is entitled to do so under applicable law; provided, however, that the Master Servicer will not take any action in relation to the enforcement of any due-on-sale provision that would adversely affect or jeopardize coverage under any applicable insurance policy. Fees collected by or on behalf of the Master Servicer for entering into an assumption agreement will be retained by or on behalf of the Master Servicer as additional servicing compensation.

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Retained Interest; Servicing Compensation and Payment of Expenses

Each Prospectus Supplement will specify whether there may be any Retained Interest, and, if so, the initial owner thereof. Retained Interest will be established on a loan-by-loan basis and will be specified on an exhibit to the related Agreement. A "Retained Interest" in a Asset represents a specified portion of the interest payable thereon. The Retained Interest will be deducted from mortgagor payments as received and will not be part of the related Trust Fund.

The Master Servicer's and a Sub-Servicer's primary servicing compensation will come from the periodic payment to it of a portion of the interest payment on each Asset. Because any Retained Interest and the Master Servicer's primary compensation are a function of the principal balance of the Assets, such amounts may decrease with amortization. The Prospectus Supplement may provide that, as additional compensation, the Master Servicer or the Sub-Servicers will retain all or a portion of assumption fees, modification fees, late payment charges or Prepayment Premiums collected from mortgagors and any interest or other income which may be earned on funds held in the Security Account or any account established by a Sub-Servicer.

The Master Servicer may, to the extent provided in the related Prospectus Supplement, pay from servicing compensation expenses incurred in connection with its servicing and managing of the Assets, including, without limitation, payment of the fees and disbursements of the Trustee and independent accountants, payment of expenses incurred in connection with distributions and reports to Securityholders, and payment of any other expenses described in the related Prospectus Supplement. Certain other expenses, including certain expenses relating to defaults and liquidations on the Mortgage Loans and, to the extent so provided in the related Prospectus Supplement, interest thereon at the rate specified therein may be borne by the Trust Fund.

If and to the extent provided in the related Prospectus Supplement, the Master Servicer may be required to apply servicing compensation otherwise payable to it in respect of any Due Period to cover certain interest shortfalls resulting from the voluntary prepayment of any Asset in the related Trust Fund during such period.

Evidence as to Compliance

Each Agreement with respect to Mortgage Loan collateral will provide that on or before a specified date in each year, beginning with the first such date at least six months after the related Cut-off Date, a firm of independent public accountants will furnish a statement to the Trustee to the effect that, on the basis of the examination by such firm conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers, the servicing by or on behalf of the Master Servicer of mortgage loans under agreements substantially similar to each other (including the related Agreement) was conducted in compliance with the terms of such agreements or such program except for any significant exceptions or errors in records that, in the opinion of the firm, the Uniform Single Attestation Program for Mortgage Bankers, or such other program, requires it to report. In rendering its statement such firm may rely, as to matters relating to the direct servicing of mortgage loans by Sub-Servicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers (rendered within one year of such statement) of firms of independent public accountants with respect to the related Sub-Servicer.

Each such Agreement also will provide for delivery to the Trustee, on or before a specified date in each year, of an annual statement signed by two officers of the Master Servicer to the effect that the Master Servicer has fulfilled its obligations under the Agreement throughout the preceding calendar year or other specified twelve-month period.

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Copies of such annual accountants' statement and such statements of officers will be obtainable by Securityholders without charge upon written request to the Master Servicer at the address set forth in the related Prospectus Supplement.

Certain Matters Regarding a Master Servicer and the Depositor

The Master Servicer, if any, or a servicer for the Mortgage Loans under each Agreement will be named in the related Prospectus Supplement. The entity serving as Master Servicer (or as such servicer) may be our affiliate and may have other normal business relationships with us or our affiliates. Reference herein to the Master Servicer shall be deemed to include a servicer, if applicable.

The related Agreement will provide that the Master Servicer may resign from its obligations and duties thereunder only upon a determination that its duties under the Agreement are no longer permissible under applicable law or are in material conflict by reason of applicable law with other activities carried on thereby at the time the related Series was initially issued, and upon the appointment of an acceptable successor Master Servicer. No such resignation will become effective until the Trustee or a successor servicer has assumed the Master Servicer's obligations under the Agreement.

Each Servicing Agreement and Pooling and Servicing Agreement will further provide that none of the Master Servicer, us nor any director, officer, employee, or agent of a Master Servicer or the Depositor will be liable to the related Trust Fund or Securityholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Agreement, or for errors in judgment provided, however, that none of a Master Servicer, us nor any such person will be protected against any breach of a representation, warranty or covenant made in such Agreement, or against any liability specifically imposed thereby, or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder or by reason of reckless disregard of obligations and duties thereunder. Each Agreement will further provide that any of the Master Servicer, us and any director, officer, employee or agent of a Master Servicer or the Depositor may rely in good faith on any document of any kind prima facie properly executed and submitted by any person respecting any matters arising under such Agreement.

In addition, each Agreement will provide that neither the Master Servicer nor we will be under any obligation to appear in, prosecute or defend any legal action not incidental to our or its respective responsibilities under the Agreement and that in our or its respective opinion may involve an expense or liability. Any such Master Servicer or the Depositor may, however, or its respective discretion undertake any such action which it may deem necessary or desirable with respect to such Agreement and the rights and duties of the parties thereto and the interests of the Securityholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Securityholders, and the Master Servicer or the Depositor, as the case may be, will be entitled to be reimbursed from the Security Account.

Any person into which the Master Servicer or we may be merged or consolidated, or any person resulting from any merger or consolidation to which either the Master Servicer or we are a party, or any person succeeding to the business of the Master Servicer or the Depositor's business, will be the successor of the Master Servicer or the Depositor, as the case may be, under the related Agreement.

Special Servicers

If and to the extent specified in the related Prospectus Supplement, a special servicer (a "Special Servicer") may be a party to the related Agreement or may be appointed by the Servicer or another specified party to perform certain specified duties in respect of servicing the related Mortgage Loans that would otherwise be performed by the Master Servicer (for example, the workout and/or foreclosure of defaulted Mortgage Loans). The rights and obligations of any Special Servicer will be specified in the related Prospectus Supplement, and the Master Servicer will be liable for the performance of a Special Servicer only to the extent set forth in such Prospectus Supplement.

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Events of Default under Pooling and Servicing Agreements

Events of Default under any Pooling and Servicing Agreement generally will include (i) any failure by the Master Servicer to remit funds in the Security Account or to make certain required advances, and the continuance of such failure unremedied for a period of five days after the date upon which such payment or remittance was due, (ii) any failure on the part of the Master Servicer duly to observe or perform in any material respect certain of the covenants or agreements on the part of the Master Servicer in the Pooling and Servicing Agreement, which failure continues unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee, or to the Master Servicer and the Trustee by the Holders of Certificates of a Series entitled to at least 25% of the related Voting Rights, (iii) the issuance of a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or appointing a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, against the Master Servicer, and the remaining of such decree or order in force undischarged or unstayed for a period of 60 consecutive days; (iv) the Master Servicer's consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings of, or relating to, the Master Servicer or of, or relating to, all or substantially all of the property of the Master Servicer, or (v) the Master Servicer's (a) admission in writing of its inability to pay its debts generally as they become due, (b) filing of a petition to take advantage of, or commence a voluntary case under, any applicable insolvency or reorganization statute, (c) making of an assignment for the benefit of its creditors, or (c) voluntarily suspending payment of its obligations.

The manner of determining the "Voting Rights" of a Security or Class or Classes of Offered Securities will be specified in the related Prospectus Supplement.

Certificateholder Rights upon Event of Default

So long as an Event of Default under a Pooling and Servicing Agreement remains unremedied, the Depositor or the Trustee may, and at the direction of holders of Offered Securities evidencing not less than 51% of the Voting Rights, the Trustee shall, terminate all of the rights and obligations of the Master Servicer under the Agreement and in and to the Assets (other than as a Securityholder or as the owner of any Retained Interest), whereupon the Trustee will succeed to all of the responsibilities, duties and liabilities of the Master Servicer under the Agreement (except that if the Trustee is prohibited by law from obligating itself to make advances regarding delinquent mortgage loans, or if the related Prospectus Supplement so specifies, then the Trustee will not be obligated to make such advances) and will be entitled to similar compensation arrangements. In the event that the Trustee is unwilling or unable so to act, it may or, at the written request of the holders of Offered Securities entitled to at least 51% of the Voting Rights, it shall appoint, or petition a court of competent jurisdiction for the appointment of, a loan servicing institution acceptable to each Rating Agency with a net worth at the time of such appointment of at least $15,000,000 to act as successor to the Master Servicer under the Agreement. Pending such appointment, the Trustee is obligated to act in such capacity. The Trustee and any such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the Master Servicer under the Agreement.

The holders of at least 66 2/3% of the Voting Rights allocated to the respective Classes of Certificates affected by any Event of Default will be entitled to waive such Event of Default; provided, however, that an Event of Default involving a failure to distribute a required payment to Securityholders described in clause (a) under "Events of Default" may be waived only by all of the Securityholders. Upon any such waiver of an Event of Default, such Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose under the Agreement.

No Securityholder will have the right under any Pooling and Servicing Agreement to institute any proceeding with respect thereto unless such holder previously has given to the Trustee written notice of default and unless the holders of Offered Securities evidencing not less than 25% of the Voting Rights have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity, and the Trustee for sixty days has neglected or refused to institute any such proceeding. The Trustee, however, is under no obligation to exercise any of the trusts or powers vested in it by any Pooling and Servicing Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of Offered Securities covered by such Agreement, unless such Securityholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred therein or thereby.

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Amendment

Each Trust Agreement, each Pooling and Servicing Agreement and the Indenture may be amended by the parties thereto, without the consent of any of the holders of Offered Securities covered by the Agreement, (i) to cure any ambiguity, (ii) to correct, modify or supplement any provision therein that may be inconsistent with any other provision therein, (iii) to make any other provisions with respect to matters or questions arising under the Agreement that are not materially inconsistent with the provisions thereof, or (iv) to comply with any requirements imposed by the Code; provided that such amendment (other than an amendment for the purpose specified in clause (iv) above) will not (as evidenced either by an opinion of counsel or by the confirmation of each Rating Agency that the credit ratings assigned to the Offered Securities will not be downgraded or withdrawn) adversely affect in any material respect the interests of any holder of Offered Securities covered by the Agreement. Each Agreement may also be amended by the Depositor, the Master Servicer, if any, and the Trustee, with the consent of the holders of Securities affected thereby evidencing not less than 66 2/3% of the Voting Rights, for any purpose; provided, however, that no such amendment may (i) reduce in any manner the amount of or delay the timing of, payments received or advanced on Assets that are required to be distributed on any Offered Security without the consent of the holder of such Offered Security, (ii) adversely affect in any material respect the interests of the holders of any Class of Offered Securities in any additional manner not described in (i), without the consent of the holders of all Securities of such Class or (iii) modify the provisions of such Agreement described in this paragraph without the consent of the holders of all Offered Securities covered by such Agreement then outstanding. However, with respect to any Series of Offered Securities as to which a REMIC election is to be made, the Trustee will not consent to any amendment of the Agreement unless it shall first have received an opinion of counsel to the effect that such amendment will not result in the imposition of a tax on the related Trust Fund or cause the related Trust Fund to fail to qualify as a REMIC at any time that the related Offered Securities are outstanding.

The Trustee

The Trustee under each Agreement will be named in the related Prospectus Supplement. The commercial bank, national banking association, banking corporation or trust company serving as Trustee may have a banking relationship with the Depositor and its affiliates and with any Master Servicer and its affiliates.

The Trustee, and any successor Trustee, with respect to any Series containing Securities offered hereunder, each will have a combined capital and surplus of at least $50,000,000, or will be a member of a bank holding system, the aggregate combined capital and surplus of which is at least $50,000,000, provided that such Trustee's and any such successor Trustee's separate capital and surplus shall at all times be at least the amount specified in Section 310(a)(2) of the Trust Indenture Act of 1939 and that the Trustee and such successor Trustee will be subject to supervision or examination by federal or state authorities and will have an office in the United States.

Duties of the Trustee

The Trustee will make no representations as to the validity or sufficiency of any Agreement, the Offered Securities or any Asset or related document and is not accountable for the use or application by or on behalf of any Master Servicer of any funds paid to the Master Servicer or its designee in respect of the Offered Securities or the Trust Assets, or deposited into or withdrawn from the Security Account or any other account by or on behalf of the Master Servicer. If no Event of Default has occurred and is continuing, the Trustee is required to perform only those duties specifically required under the related Agreement. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the Trustee is required to examine such documents and to determine whether they conform to the requirements of the Agreement.

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Certain Matters Regarding the Trustee

The Trustee and any director, officer, employee or agent of the Trustee shall be entitled to indemnification out of the Security Account for any loss, liability or expense (including costs and expenses of litigation, and of investigation, counsel fees, damages, judgments and amounts paid in settlement) incurred in connection with the Trustee's (i) enforcing its rights and remedies and protecting the interests, and enforcing the rights and remedies, of the Securityholders during the continuance of an Event of Default, (ii) defending or prosecuting any legal action in respect of the related Agreement or Offered Securities, (iii) being the mortgagee of record with respect to the Mortgage Loans in a Trust Fund and the owner of record with respect to any Mortgaged Property acquired in respect thereof for the benefit of Securityholders, or (iv) acting or refraining from acting in good faith at the direction of the holders of the related Series of Offered Securities entitled to not less than 25% (or such other percentage as is specified in the related Agreement with respect to any particular matter) of the Voting Rights for such Series; provided, however, that such indemnification will not extend to any loss, liability or expense that constitutes a specific liability of the Trustee pursuant to the related Agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the Trustee in the performance of its obligations and duties thereunder, or by reason of its reckless disregard of such obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the Trustee made therein.

Resignation and Removal of the Trustee

The Trustee may at any time resign from its obligations and duties under any Trust Agreement or Pooling and Servicing Agreement by giving written notice thereof to the Depositor, the Master Servicer, if any, and all Securityholders. Upon receiving such notice of resignation, the Depositor is then required promptly to appoint a successor trustee acceptable to the Master Servicer, if any. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

If at any time the Trustee ceases to be eligible to continue as such under any Trust Agreement or Pooling and Servicing Agreement, or if at any time the Trustee becomes incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Depositor may remove the Trustee and appoint a successor trustee acceptable to the Master Servicer, if any. Holders of the Securities of any Series entitled to at least 51% of the Voting Rights for such Series may at any time remove the Trustee without cause and appoint a successor trustee.

Any resignation or removal of the Trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee.

Certain Terms of the Indenture

The following summaries describe certain provisions of the Indenture. When particular provisions or terms used in the Indenture are referred to, the actual provisions (including definitions of terms) are incorporated by reference as part of such summaries.

General

The Indenture does not limit the amount of Offered Securities that can be issued thereunder and provides that Bonds of any Series may be issued thereunder up to the aggregate principal amount that may be authorized from time to time by us.

Modification of the Indenture

With the consent of the Holders of not less than a majority in principal balance of the outstanding Offered Securities of each Series to be affected or, if fewer than all Classes of a Series would be affected, of each Class to be affected, the Trustee and the Depositor may execute a supplemental indenture to add provisions to, or change in any manner or eliminate provisions of, the Indenture relating to such Series, or to such Class or Classes, or modify in any manner the rights of the Holders of the Offered Securities of such Series, or of such Class or Classes. If any such supplemental indenture would adversely affect the Holders of any Senior Securities or of any Subordinate Securities, then approval of Holders of a majority in principal balance of such outstanding Senior Securities or of such outstanding Subordinated Securities, as the case may be, would also be required.

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Without the consent of the Securityholders of each outstanding Offered Security affected, however, no supplemental indenture may (i) change the Stated Maturity Date of the principal of, or timing of any installment of principal or interest on, any Offered Security, reduce the principal amount thereof or the interest thereon or the redemption price thereof or the time for redemption with respect thereto, change the provisions relating to the application of proceeds of the Trust Estate to the payment of principal on the Offered Securities, change any place where, or the currency in which, any Offered Security or interest thereon is payable, or impair the right to institute suit for payment on or after the maturity thereof or, in the case of redemption, on or after the redemption date, (ii) reduce the percentage in principal amount of Offered Securities of the affected Series whose Holders must consent to any supplemental indenture or to any waiver of compliance with certain provisions of the Indenture or certain defaults thereunder or their consequences, (iii) impair or adversely affect the collateral securing a Series, (iv) permit the creation of any lien ranking prior to or on a par with the lien of the Indenture with respect to any part of the Trust Estate or terminate the lien of the Indenture on any part of the Trust Estate or on any property at any time subject to the Indenture or deprive the Holder of the security afforded by the lien of the Indenture, (v) change the definition of default under the Indenture, or reduce the percentage of Securityholders of Offered Securities of any Series whose consent is required to direct the Trustee to liquidate the collateral for such Series, (vi) change any condition precedent for the redemption of any Series of Offered Securities or (vii) modify any of the provisions of the Indenture with respect to supplemental indentures except to increase the percentage of outstanding Offered Securities whose consent is required for any such action or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the Securityholders of each outstanding Offered Security of a Class affected thereby. The issuance of additional Securities in accordance with the provisions and limitations contained in a series supplement to the Indenture ("Series Supplement") relating to outstanding Offered Securities will be deemed not to have changed the timing of any installment of principal of or interest on any outstanding Class of Offered Securities issued under such Series Supplement for purposes of requiring Securityholder consent pursuant to clause (i) above.

Either the Trustee or the Depositor, upon advice of counsel, also may enter into supplemental indentures, without obtaining the consent of Securityholders, for the purpose of, among other things, (i) setting forth the terms of and security for any previously unissued Series, (ii) adding to the covenants of the Depositor or the Trustee for the benefit of the Securityholders, and (iii) curing ambiguities, or correcting or supplementing any defective, ineffective or inconsistent provision or amending any other provision with respect to matters or questions relating to the Indenture, provided the interests of the Securityholders would not be materially adversely affected. For purposes of clause (iii) above, among other things, a supplemental indenture will be conclusively deemed not to adversely affect a particular Series if (i) the Trustee receives a letter or other writing from each Rating Agency rating the Class or Series to the effect that execution of the supplemental indenture will not result in any change in the current rating assigned by that Rating Agency to the Class or Series and (ii) the supplemental indenture effects no change in principal priority schedules, interest rates, redemption prices, substitution of collateral, Payment Dates, record dates, terms of optional or mandatory redemption, application of Surplus to the payment of a Series or other payment terms established by the Series Supplement for the Series.

Events Of Default

An event of default ("Event of Default") with respect to a Series or Class of Securities will be described in the related Prospectus Supplement. Generally, an Event of Default with respect to the Senior Securities of a Series (and, so long as 91 days have passed during which no Senior Security has been outstanding, a Class of the Subordinated Securities of a Series) is (i) failure to pay required interest and principal when any related available credit enhancement amount has been reduced to zero, (ii) failure to pay principal in full prior to the Stated Maturity Date for such Offered Securities, and (iii) default in the performance of certain covenants in the Indenture and the continuation of such default for 60 days after notice to the Depositor by the Trustee or to the Trustee and the Depositor by the Securityholders of at least 25% in principal amount of such Securities. Certain events of bankruptcy, insolvency, reorganization or receivership of the Depositor constitute an Event of Default for all Offered Securities of a Series.

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Generally, (i) a breach of a representation, warranty or covenant in the Servicing Agreement will not constitute an Event of Default under the Indenture, and (ii) an Event of Default with respect to one Series will not constitute an Event of Default with respect to any other Series.

Within 90 days after the occurrence of any default that constitutes, or with notice or the lapse of time or both would constitute, an Event of Default with respect to the Offered Securities, the Trustee is required under the Indenture to transmit notice of such default, if known to the Trustee, to all Securityholders, unless such default shall have been cured or waived, or the Trustee determines in good faith that the withholding of such notice is in the interest of the Securityholders.

If an Event of Default with respect to the Senior Securities of a Series occurs and is continuing, the Securityholders of not less than 25% in principal balance of the outstanding Senior Securities of such Series will be entitled to declare the principal of all of the Offered Securities of such Series to be immediately due and payable, by a notice in writing to the Depositor and to the Trustee. If an Event of Default with respect to the Subordinated Securities of a Series occurs and is continuing, the Securityholders of not less than 25% in principal balance of the outstanding Subordinated Securities (and of the outstanding Senior Securities, if any) of such Series may declare the principal of all of the Offered Securities of such Series to be immediately due and payable, by a notice in writing to the Depositor and to the Trustee. Any such declaration may be rescinded by the Securityholders of not less than a majority in principal balance of the outstanding Offered Securities that were entitled to vote on the declaration. Following any such declaration that is not rescinded, the Trustee shall sell the collateral as described in the Indenture. If an Event of Default has occurred and is continuing and no Offered Securities of the Series have been declared due and payable, or any such declaration and its consequences has been rescinded, the Trustee may, and on the direction of a majority in principal balance of the outstanding Senior Securities (or, if no Senior Securities are outstanding, Subordinated Securities) shall give notice to the Depositor of its election to preserve the Trust Estate, collect the proceeds thereof and make and apply all payments in respect of the Offered Securities in accordance with the Indenture.

Proceeds from the liquidation of the collateral for a Series of Offered Securities will be applied, after all required payments and reimbursements to the Trustee, Servicer, and any special Servicer, in the order set forth in the Series Supplement and related Prospectus Supplement for such Series of Offered Securities. Declaration of acceleration and liquidation of the collateral pursuant to the foregoing procedures shall be the sole remedy for the Securityholders upon an Event of Default. In the event that a Series of Offered Securities is declared due and payable, as described above, and the collateral securing the Offered Securities is sold, the net proceeds from such sale may be insufficient to pay the full unpaid amount of principal of and interest due on each outstanding Class of Offered Securities of such Series. Furthermore, in the event that the principal of the Offered Securities of a Series is declared due and payable, as described above, and the collateral securing such Series is sold, the Securityholders of any discount Offered Securities may be entitled to receive no more than an amount equal to the unpaid principal amount thereof less the unamortized original issue discount. No assurance can be given about how the amount of the original issue discount that has not been amortized will be determined.

Subject to the provisions of the Indenture relating to the duties of the Trustee in case an Event of Default will occur and be continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any Securityholders of the Securities of a Series, unless such Securityholders will have offered to the Trustee reasonable security or indemnity. Subject to such provisions for indemnification and certain limitations contained in the Indenture, Holders of a majority in principal amount of the outstanding Senior Securities (or the most senior of any Subordinated Securities if no Senior Securities are outstanding) of a Series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Offered Securities of such Series; and the Securityholders of the majority in principal amount of the outstanding Senior Securities (or the Subordinated Securities if no Senior Securities are outstanding) of a Series may, in certain cases, waive any default with respect to such Series.

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No Securityholder of any of the Offered Securities of a Series will have the right to institute any proceeding with respect to the Indenture, unless (i) such Securityholder previously has given to the Trustee written notice of an Event of Default, (ii) the Securityholders of not less than 25% in principal amount of the outstanding Senior Securities (or the Subordinated Securities if no Senior Securities are outstanding) of the same Series have made written request upon the Trustee to institute such proceedings in its own name as Trustee and have offered the Trustee reasonable indemnity, (iii) the Trustee has for 60 days failed to institute any such proceeding, and (iv) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amou nt of the outstanding Senior Securities (or the Subordinated Securities if no Senior Securities are outstanding) of a Series.

At such time as an Event of Default for a Series has been declared and for as long as Senior Securities of such Series remain outstanding, the Trustee will cease to act on behalf of the Holders of Subordinated Securities and will thereafter act only on behalf of the Holders of the Senior Classes of Securities. The Depositor is required in such circumstances to appoint a separate trustee for the Holders of the Subordinated Securities. Such trustee may seek to act in a manner adverse to the Holders of the Senior Securities, and such action may result in a delay in disposition of the Trust Estate or the exercise of other remedies and, consequently, a delay in payment to the Holders of the Senior Securities. Should the Depositor fail to appoint a separate trustee within 60 days after such Event of Default, the Trustee will p etition a court of competent jurisdiction to appoint a separate trustee.

Authentication And Delivery Of Securities

We may from time to time deliver Offered Securities executed by us to the Trustee and request that the Trustee authenticate such Offered Securities. Upon the receipt of such Offered Securities and such request, and subject to our compliance with certain conditions specified in the Indenture, the Trustee will authenticate and deliver such Offered Securities as we may direct.

List Of Securityholders

Three or more Securityholders of the Offered Securities of a Series, each of whom has owned a Security of such Series for at least six months, may, by written request to the Trustee, obtain access to the list of all Securityholders of Securities of the same Series or of all Securities, as specified in the request, maintained by the Trustee for the purpose of communicating with other Securityholders with respect to their rights under the Indenture. The Trustee may elect not to afford the requesting Securityholders access to the list of Securityholders if it agrees to mail the desired communication or proxy, on behalf of the requesting Securityholders, to all such Securityholders.

Annual Compliance Statement

We will be required to file annually with the Trustee a written statement as to fulfillment of its obligations under the Indenture.

Reports To Securityholders

On or before each Payment Date for a Series, the Trustee will transmit by mail to each Securityholder of such Series a report with respect to the principal balance of the Securities of such Series held by such Securityholder as of the immediately preceding Payment Date and the amount of principal, interest and premium, if any, paid with respect to the Securities of such Series held by such Securityholder since the immediately preceding Payment Date. Such report also will include information regarding the levels of delinquencies and losses on the collateral, losses with respect to each related Class of Securities, and the amount of servicing and master servicing fees paid with respect to the collateral in the related collateral pool for the applicable Payment Date.

Trustee's Annual Report

The Trustee under present law is required to mail each year to all registered Securityholders of Offered Securities of a Series a brief report with respect to any of the following events that may have occurred within the previous year (but if no such event has occurred, no report is required): any change in its eligibility and qualifications to continue as the Trustee under the Indenture, any amounts advanced by it under the Indenture, the amount, interest rate and maturity date of certain indebtedness owing by us to it in the Trustee's individual capacity, any change in the property and funds relating to such Series physically held by the Trustee as such, any additional issue of Offered Securities of such Series not previously reported, any change in the release or release and substitution of any property relating to su ch Series subject to the lien of the Indenture, and any action taken by it that materially affects the Offered Securities or the Trust Estate for such Series and that has not been previously reported. In any event, the Trustee will make such information available to all Securityholders on an annual basis.

Trustee

The Trustee for each Series of Securities will be specified in the respective Prospectus Supplement. The commercial bank or trust company serving as Trustee may have normal banking relationships with us or any of our affiliates.

The Trustee may resign at any time, in which event we will be obligated to appoint a successor Trustee. We may remove the Trustee and appoint a successor Trustee if the Trustee ceases to be eligible to act as Trustee under the Indenture or if the Trustee becomes insolvent or otherwise incapable of acting with respect to any Series of Securities. We may also remove the Trustee and appoint a successor Trustee for any Series of Securities at any time provided that we receive confirmation that the appointment of the successor Trustee will not result in the lowering of the rating of that Series of Securities. The Trustee with respect to a Series of Securities may also be removed at any time by the holders of a majority in principal amount of the Securities of such Series then outstanding.

Satisfaction and Discharge of the Indenture

The Indenture will be discharged as to a Series upon the cancellation of all of the Securities of such Series or, with certain limitations, upon deposit with the Trustee of funds sufficient for the payment or redemption thereof.

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DESCRIPTION OF CREDIT SUPPORT

General

For any Series of Offered Securities, Credit Support may be provided with respect to one or more Classes thereof or the related Assets. Credit Support may be in the form of the subordination of one or more Classes of Offered Securities, letters of credit, insurance policies, the establishment of one or more reserve funds or other methods described in the related Prospectus Supplement, or any combination of the foregoing. If so provided in the related Prospectus Supplement, any form of Credit Support may be structured so as to be drawn upon by more than one Series, to the extent described therein.

Credit Support will not provide protection against all risks of loss and will not guarantee repayment of the entire Security Balance of the Offered Securities together with interest thereon. If losses or shortfalls occur that exceed the amount of Credit Support or that are not covered by Credit Support, Securityholders will bear risk of loss. Moreover, if a form of Credit Support covers more than one Series of Offered Securities (each, a "Covered Trust"), holders of Offered Securities evidencing interests in any of such Covered Trusts will be subject to the risk that such Credit Support will be exhausted by the claims of other Covered Trusts prior to such Covered Trust receiving any such coverage.

The Prospectus Supplement will include a description of (i) the nature and amount of coverage under any Credit Support, (ii) any conditions to payment thereunder not otherwise described herein, (iii) the conditions (if any) under which the amount of coverage under such Credit Support may be reduced and under which such Credit Support may be terminated or replaced, and (iv) the material provisions relating to Credit Support. In addition, the Prospectus Supplement will set forth certain information with respect to the obligor under any instrument of Credit Support, including (a) a brief description of its principal business activities, (b) its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business, (c) if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business, and (d) its total assets, and its stockholders' or policyholders' surplus, if applicable.

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Maintenance of Credit Support

If Credit Support has been obtained for a Series of Securities, the Master Servicer, or such other party specified in the related Prospectus Supplement, will be obligated to exercise its best reasonable efforts to keep or cause to be kept such Credit Support in full force and effect throughout the term of the applicable Agreement, unless coverage thereunder has been exhausted through payment of claims or otherwise, or substitution therefor is made as described below under "-- Reduction or Substitution of Credit Enhancement." The Master Servicer or such other party will be required to provide information required for the Trustee to draw under any applicable Credit Support.

The Master Servicer, or such other party specified in the related Prospectus Supplement, will agree to pay the premiums for any instrument of Credit Support, if applicable, on a timely basis, in accordance with the terms of the related Agreement. In the event the related insurer ceases to be qualified under applicable law to transact such insurance business (a "Qualified Insurer") or coverage is terminated for any reason other than exhaustion of such coverage, the Master Servicer or such other party will use its best reasonable efforts to obtain from another Qualified Insurer a comparable replacement insurance policy or bond with a total coverage equal to the then outstanding coverage of such policy or bond. If the cost of the replacement policy is greater than the cost of such policy or bond, the coverage of the replacement policy or bond will, unless otherwise agreed to by the Master Servicer, be reduced to a level such that its premium rate does not exceed the premium rate on the original insurance policy.

If any property securing a defaulted Mortgage Loan is damaged and proceeds, if any, from the related hazard insurance policy or any applicable special hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under any instrument of Credit Support, the Master Servicer is not required to expend its own funds to restore the damaged property unless it determines (i) that such restoration will increase the proceeds to one or more Classes of Securityholders on liquidation of the Mortgage Loan after reimbursement of the Master Servicer for its expenses, and (ii) that such expenses will be recoverable by it through Liquidation Proceeds or Insurance Proceeds. If recovery under any instrument of Credit Support or any related Primary Insurance Policy is not available because the Master Servicer has been unable to make the above determinations, has made such determinations incorrectly or recovery is not available for any other reason, the Master Servicer is nevertheless obligated to follow such normal practices and procedures (subject to the preceding sentence) as it deems necessary or advisable to realize upon the defaulted Mortgage Loan and in the event such determination has been incorrectly made, is entitled to reimbursement of its expenses in connection with such restoration.

Reduction or Substitution of Credit Support

The amount of Credit Support provided with respect to any Series of Offered Securities may be reduced under certain specified circumstances. In most cases, the amount available as Credit Support will be subject to periodic reduction on a non-discretionary basis in accordance with a schedule or formula set forth in the related Agreement. In addition, in the event that the credit rating of any obligor under any applicable credit enhancement is downgraded, the credit rating of each Class of the related Offered Securities may be downgraded to a corresponding level, and the Master Servicer or such other party specified in the Prospectus Supplement will not be obligated to obtain replacement credit support in order to restore the rating of the Offered Securities. The Master Servicer or such other party will also be permitted to replace such credit support with other credit enhancement instruments issued by obligors whose credit ratings are equivalent to such downgraded level and in lower amounts which would satisfy such downgraded level, provided that the then-current rating of each Class of the related Series of Offered Securities is maintained.

Subordinate Securities

If so specified in the related Prospectus Supplement, one or more Classes of Offered Securities of a Series may be Subordinate Securities. To the extent specified in the related Prospectus Supplement, the rights of the holders of Subordinate Securities to receive distributions of principal and interest from the Security Account on any Distribution Date will be subordinated to the rights of the holders of Senior Securities. If so provided in the related Prospectus Supplement, subordination may apply only in the event of (or may be limited to) certain types of losses or shortfalls. The related Prospectus Supplement will set forth information concerning the amount of subordination of Subordinated Securities, the circumstances in which such subordination will be applicable and the manner, if any, in which the amount of subordination will be affected.

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Cross-Support Provisions

If the Assets are divided into separate groups, each supporting a separate Class or Classes of Offered Securities, credit support may be provided by cross-support provisions requiring that distributions be made on Senior Securities evidencing interests in one group of Assets prior to distributions on Subordinated Securities evidencing interests in a different group of Assets within the Trust Fund. The Prospectus Supplement for a Series that includes a cross-support provision will describe the manner and conditions for applying such provisions.

Insurance Or Guarantees With Respect To The Assets

If so provided in the Prospectus Supplement, the Assets in the related Trust Fund will be covered for various default risks by insurance policies or guarantees. The Depositor will file a copy of any such material instrument with the Commission.

Letter Of Credit

If so provided in the Prospectus Supplement, deficiencies in amounts otherwise payable on Offered Securities will be covered by one or more letters of credit, issued by a bank or financial institution specified in such Prospectus Supplement (the "L/C Bank"). Under such letter of credit, the L/C Bank will be obligated to honor draws thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, generally equal to a percentage specified in the Prospectus Supplement of the aggregate principal balance of the Assets on the related Cut-off Date or of the initial aggregate Security Balance of one or more Classes of Offered Securities. If so specified in the Prospectus Supplement, the letter of credit may permit draws only in the event of certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related Prospectus Supplement. The Depositor will file a copy of any such letter of credit with the Commission.

Insurance Policies And Surety Bonds

If so provided in the Prospectus Supplement, deficiencies in amounts otherwise payable on the Offered Securities or certain Classes thereof will be covered by pool insurance policies, other insurance policies and/or surety bonds provided by one or more insurance companies or sureties. Such instruments may cover, with respect to one or more Classes of Offered Securities, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related Prospectus Supplement. The Depositor will file a copy of any such letter of credit with the Commission.

Special Hazard Insurance Policies

If so specified in the related Prospectus Supplement, a special hazard insurance policy may also be obtained for the related Trust Fund in the amount set forth in such Prospectus Supplement. The special hazard insurance policy will, subject to the limitations described in the related Prospectus Supplement, protect against certain losses by reason of damage to Mortgaged Properties caused by certain hazards not insured against under the standard form of hazard insurance policy for the respective states in which the Mortgaged Properties are located. The amount and principal terms of any such coverage will be set forth in the Prospectus Supplement.

Mortgagor Bankruptcy Bond

If so specified in the related Prospectus Supplement, losses resulting from a bankruptcy proceeding relating to a Mortgagor affecting the Mortgage Loans in a Trust Fund with respect to a Series of Securities may be covered under a mortgagor bankruptcy bond or any other instrument. Any mortgagor bankruptcy bond or such other instrument will provide for coverage in an amount meeting the criteria of the Rating Agency or Rating Agencies rating the Securities of the related Series, which amount will be set forth in the related Prospectus Supplement. The amount and principal terms of any such coverage will be set forth in the Prospectus Supplement.

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Reserve Funds

If so provided in the Prospectus Supplement, deficiencies in amounts otherwise payable on the Offered Securities or certain Classes thereof will be covered by one or more reserve funds in which cash, a letter of credit, Permitted Investments, a demand note or a combination thereof will be deposited, in the amounts so specified in such Prospectus Supplement. The reserve funds may also be funded over time by depositing therein a specified amount of the distributions received on the related Assets, as specified in the related Prospectus Supplement.

Amounts on deposit in any reserve fund, together with the reinvestment income thereon, if any, will be applied for the purposes, in the manner, and to the extent specified in the related Prospectus Supplement. A reserve fund may be provided to increase the likelihood of timely distributions of principal of and interest on the Offered Securities. If so specified in the related Prospectus Supplement, reserve funds may be established to provide limited protection against only certain types of losses and shortfalls. Following each Distribution Date, amounts in a reserve fund in excess of any amount required to be maintained therein may be released from the reserve fund under the conditions and to the extent specified in the related Prospectus Supplement, and may not be available for further application to the Offered Securities.

Moneys deposited in any reserve funds will be invested in Permitted Investments. Reinvestment income or other gain from such investments may be credited to the related reserve fund for such Series, and any loss resulting from such investments may be charged to such reserve fund. Such income may be payable to any related Master Servicer or another service provider as additional compensation.

Additional information concerning any reserve fund will be set forth in the related Prospectus Supplement, including the initial balance, the balance required to be maintained therein, the manner in which such required balance will decrease over time, the manner of funding, the purposes for which funds may be applied to make distributions to Securityholders and use of investment earnings, if any.

Overcollateralization

If specified in the related Prospectus Supplement, subordination provisions of a Trust Fund may be used to accelerate to a limited extent the amortization of one or more Classes of Offered Securities relative to the amortization of the related Assets. Accelerated amortization is achieved by the application of certain excess interest to the payment of principal of one or more Classes of Offered Securities. This acceleration feature creates, with respect to the Assets or groups thereof, overcollateralization which is the excess of the aggregate principal balance of the related Assets, or a group thereof, over the Security Principal Balance of the related Class or Classes of Offered Securities. Such acceleration may continue for the life of the related Offered Security, or may be limited. In the case of limited acceleration, once the required level of overcollateralization is reached, and subject to certain provisions specified in the related Prospectus Supplement, such limited acceleration feature may cease, unless necessary to maintain the required level of overcollateralization.

INSURANCE POLICIES ON THE MORTGAGE LOANS

Each Mortgage Loan will be required to be covered by a hazard insurance policy and, in certain cases, a Primary Insurance Policy. In addition, FHA Loans and VA Loans will be covered by the government mortgage insurance programs described below. The descriptions of any insurance policies set forth in this Prospectus or any related Prospectus Supplement and the coverage thereunder do not purport to be complete and are qualified in their entirety by reference to such forms of policies.

Primary Mortgage Guaranty Insurance Policies

Each Mortgage Loan having a Loan-to-Value Ratio at origination of over 80% will be covered by a primary mortgage guaranty insurance policy (a "Primary Insurance Policy") insuring against default on such Mortgage Loan as to at least the principal amount thereof exceeding 75% of the appraised value of the Mortgaged Property at origination of the Mortgage Loan, unless and until the principal balance of the Mortgage Loan has been reduced to a level that would produce a Loan-to-Value Ratio equal to or less than 80%. The Asset Seller will represent and warrant that, to the best of its knowledge, such Mortgage Loans are so covered. The Master Servicer will have the ability to cancel any Primary Insurance Policy if the Loan-to-Value Ratio of the Mortgage Loan is reduced below 80% (or a lesser specified percentage) based on an appraisal of the Mortgaged Property after the related Closing Date or as a result of principal payments that reduce the principal balance of the Mortgage Loan after such Closing Date. Mortgage Loans that are subject to negative amortization will only be covered by a Primary Insurance Policy if such coverage was so required upon their origination, notwithstanding that subsequent negative amortization may cause such Mortgage Loan's Loan-to-Value Ratio (based upon the then-current balance) to subsequently exceed the limits which would have required such coverage upon their origination.

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Although the terms and conditions of the Primary Insurance Policies issued by one primary mortgage insurer (a "Primary Insurer") will differ from those in Primary Insurance Policies issued by other Primary Insurers, each Primary Insurance Policy generally will pay either: (i) the insured percentage of the loss on the related Mortgaged Property, (ii) the entire amount of such loss, after receipt by the Primary Insurer of good and merchantable title to, and possession of, the Mortgaged Property, or (iii) at the option of the Primary Insurer under certain Primary Insurance Policies, the sum of the delinquent monthly payments plus any advances made by the insured, both to the date of the claim payment and, thereafter, monthly payments in the amount that would have become due under the Mortgage Loan if it had not been discharged plus any advances made by the insured until the earlier of (a) the date the Mortgage Loan would have been discharged in full if the default had not occurred or (b) an approved sale of the related Mortgaged Property. The amount of the loss as calculated under a Primary Insurance Policy covering a Mortgage Loan will generally consist of the unpaid principal amount of such Mortgage Loan and accrued and unpaid interest thereon and reimbursement of certain expenses, less (i) rents or other payments received by the insured (other than the proceeds of hazard insurance) that are derived from the related Mortgaged Property, (ii) hazard insurance proceeds received by the insured in excess of the amount required to restore such Mortgaged Property and which have not been applied to the payment of the Mortgage Loan, (iii) amounts expended, but not approved by the Primary Insurer, (iv) claim payments previously made on such Mortgage Loan, and (v) unpaid premiums and certain other amounts.

As conditions precedent to the filing or payment of a claim under a Primary Insurance Policy, in the event of default by the Mortgagor, the insured will typically be required, among other things, to (i) advance or discharge (a) hazard insurance premiums and (b) as necessary and approved in advance by the Primary Insurer, real estate taxes, protection and preservation expenses and foreclosure and related costs; (ii) in the event of any physical loss or damage to the Mortgaged Property, have the Mortgaged Property restored to at least its condition at the effective date of the Primary Insurance Policy (ordinary wear and tear excepted); and (iii) tender to the Primary Insurer good and merchantable title to, and possession of, the Mortgaged Property.

The related Agreement for a Series generally will require that the Master Servicer maintain, or cause to be maintained, coverage under a Primary Insurance Policy to the extent such coverage was in place on the Cut-off Date.

Hazard Insurance Policies

The terms of the Mortgage Loans require each Mortgagor to maintain a hazard insurance policy providing for such coverage as is required under the related Mortgage or, if any Mortgage permits the holder thereof to dictate to the Mortgagor the insurance coverage to be maintained on the related Mortgaged Property, then such coverage as is consistent with the collection procedures followed by a Master Servicer or Sub-Servicer to make reasonable efforts to collect all scheduled payments due under the Mortgage Loans ("Servicing Standard"). Such coverage will be in general in an amount equal to the lesser of the principal balance owing on such Mortgage Loan and the amount necessary to fully compensate for any damage or loss to the improvements on the Mortgaged Property on a replacement cost basis, but in either case not less than the amount necessary to avoid the application of any co-insurance clause contained in the hazard insurance policy. The ability of the Master Servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information in this regard is furnished by Mortgagors. All amounts collected by the Master Servicer under any such policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with the Master Servicer's normal servicing procedures, subject to the terms and conditions of the related Mortgage and Mortgage Note) will be deposited in the Security Account. The Agreement will provide that the Master Servicer may satisfy its obligation to cause each Mortgagor to maintain such a hazard insurance policy by the Master Servicer's maintaining a blanket policy insuring against hazard losses on the Mortgage Loans. If such blanket policy contains a deductible clause, the Master Servicer will be required to deposit in the Security Account all sums that would have been deposited therein but for such clause.

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In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the Mortgage Loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most such policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, mold, vermin, domestic animals and certain other risks.

The hazard insurance policies covering the Mortgaged Properties securing the Mortgage Loans will typically contain a co-insurance clause that in effect requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause generally provides that the insurer's liability in the event of partial loss does not exceed the lesser of (i) the replacement cost of the improvements less physical depreciation and (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

Each Agreement for a Trust Fund will require the Master Servicer to cause the Mortgagor on each Mortgage Loan to maintain all such other insurance coverage with respect to the related Mortgaged Property as is consistent with the terms of the related Mortgage and the Servicing Standard, which insurance may include flood insurance (if the related Mortgaged Property was located at the time of origination in a federally designated flood area or is included in a Federal Emergency Management Agency remapping at any time during the life of the related Mortgage Loan).

Under the terms of the Mortgage Loans, Mortgagors generally will be required to present claims to insurers under hazard insurance policies maintained on the related Mortgaged Properties. The Master Servicer, on behalf of the Trustee and Securityholders, is obligated to present or cause to be presented claims under any blanket insurance policy insuring against hazard losses on Mortgaged Properties securing the Mortgage Loans. However, the ability of the Master Servicer to present or cause to be presented such claims is dependent upon the extent to which information in this regard is furnished to the Master Servicer by Mortgagors.

FHA Mortgage Insurance

The National Housing Act of 1934, as amended, or the "Housing Act", authorizes various FHA mortgage insurance programs. Some of the Mortgage Loans may be insured under either Section 203(b), Section 234 or Section 235 of the Housing Act. Under Section 203(b), FHA insures mortgage loans with original terms up to 30 years for the purchase of one- to four-family dwelling units. Mortgage loans for the purchase of condominium units are insured by FHA under Section 234. The principal amount of the loans insured under these programs is limited by statute. In addition, initial investment minimums and other requirements apply to mortgage loans insured under the Section 203(b) and Section 234 programs.

Under Section 235, assistance payments are paid by HUD to the mortgagee on behalf of eligible mortgagors for as long as the mortgagors continue to be eligible for the payments. To be eligible, a mortgagor must have income within the limits prescribed by HUD at the time of initial occupancy, must occupy the property and must meet requirements for recertification at least annually.

The regulations governing these programs provide that insurance benefits are payable either (i) upon foreclosure (or other acquisition of possession) and conveyance of the mortgaged premises to HUD, or (ii) upon assignment of the defaulted mortgage loan to HUD. The FHA insurance that may be provided under these programs upon conveyance of the home to HUD is equal to 100% of the outstanding principal balance of the mortgage loan, plus accrued interest, as described below, and certain additional costs and expenses. When entitlement to insurance benefits results from assignment of the mortgage loan to HUD, the insurance payment is computed as of the date of assignment and includes the unpaid principal amount of the mortgage loan plus mortgage interest accrued and unpaid at the debenture rate.

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When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance, the insurance payment is equal to the unpaid principal amount of the mortgage loan, adjusted to reimburse the mortgagee for certain tax, insurance and similar payments made by it and to deduct certain amounts received or retained by the mortgagee after default, plus reimbursement not to exceed two-thirds of the mortgagee's foreclosure costs.

VA Mortgage Guaranty

The Servicemen's Readjustment Act of 1944, as amended, permits a veteran (or, in certain instances, his or her spouse) to obtain a mortgage loan guaranty by the VA covering mortgage financing of the purchase of a one-to four-family dwelling unit to be occupied as the veteran's home at an interest rate not exceeding the maximum rate in effect at the time the loan is made, as established by HUD. The program has no limit on the amount of a mortgage loan, requires no down payment from the purchaser and permits the guaranty of mortgage loans with terms limited by the estimated economic life of the property, up to 30 years. The maximum guaranty that may be issued by the VA under this program is 50% of the original principal amount of the mortgage loan up to a certain dollar limit established by the VA. The liability on the guaranty is reduced or increased pro rata with any reduction or increase in the amount of indebtedness, but in no event will the amount payable on the guaranty exceed the amount of the original guaranty. Notwithstanding the dollar and percentage limitations of the guaranty, a mortgagee will ordinarily suffer a monetary loss only where the difference between the unsatisfied indebtedness and the proceeds of a foreclosure sale of mortgaged premises is greater than the original guaranty as adjusted. The VA may, at its option, and without regard to the guaranty, make full payment to a mortgagee of the unsatisfied indebtedness on a mortgage upon its assignment to the VA (a "VA No-Bid").

Because there is no limit imposed by the VA on the principal amount of a VA-guaranteed mortgage loan but there is a limit on the amount of the VA guaranty, additional coverage under a Primary Insurance Policy may be required by us for VA loans in excess of certain amounts. The amount of any such additional coverage will be set forth in the related Prospectus Supplement.

CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

The following discussion contains summaries, necessarily general in nature, of certain legal aspects of mortgage loans secured by single-family residential properties. Because such legal aspects are governed primarily by applicable state law (which may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the Mortgage Loans is situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Mortgage Loans.

General

All of the Mortgage Loans are loans evidenced by a note or security and secured by instruments granting a security interest in real property which may be mortgages, deeds of trust, security deeds or deeds to secure debt, depending upon the prevailing practice and law in the state in which the Mortgaged Property is located. Mortgages, deeds of trust and deeds to secure debt are herein collectively referred to as "mortgages." Any of the foregoing types of mortgages will create a lien upon, or grant a title interest in, the subject property, the priority of which will depend on the terms of the particular security instrument, as well as separate, recorded, contractual arrangements with others holding interests in the mortgaged property, the knowledge of the parties to such instrument, and the order of recordation of the instrument in the appropriate public recording office. However, recording does not generally establish priority over governmental claims for real estate taxes and assessments and other charges imposed under governmental police powers.

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Types Of Mortgage Instruments

A mortgage either creates a lien against or constitutes a conveyance of real property between two parties -- a mortgagor (the borrower and usually the owner of the subject property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a mortgagor), a trustee to whom the mortgaged property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. As used in this Prospectus, unless the context otherwise requires, "mortgagor" includes the trustor under a deed of trust and a grantor under a security deed or a deed to secure debt. Under a deed of trust, the mortgagor grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale as security for the indebtedness evidenced by the related note. A deed to secure debt typically has two parties. By executing a deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until such time as the underlying debt is repaid, generally with a power of sale as security for the indebtedness evidenced by the related mortgage note. In case the mortgagor under a mortgage is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the mortgagor. At origination of a mortgage loan involving a land trust, the mortgagor executes a separate undertaking to make payments on the mortgage note. The mortgagee's authority under a mortgage, the Trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the mortgage, the law of the state in which the real property is located, certain federal laws (including, without limitation, the Soldiers' and Sailors' Civil Relief Act of 1940) and, in some cases, in deed of trust transactions, the directions of the beneficiary.

Interest In Real Property

The real property interest covered by a mortgage, deed of trust, security deed or deed to secure debt is generally the fee estate in land and improvements. However, such an instrument may encumber other interests in real property such as a tenant's interest in a lease of land or improvements, or both. A mortgage instrument covering an interest in real property other than the fee estate requires special provisions to protect the mortgagee against termination of such interest before the mortgage is paid. Either the Depositor or the Asset Seller will make certain representations and warranties with respect to any Mortgage Loans that are secured by an interest in a leasehold estate. Such representation and warranties, if applicable, will be set forth in the Prospectus Supplement.

If specified in the prospectus supplement relating to a series of securities, the loans may include Loans evidenced by promissory notes secured by a first or junior lien on the shares issued by cooperative apartment corporations, or Cooperatives, and on the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific units therein, or Cooperative Loans. Each Note evidencing a Cooperative Loan will be secured by a security interest in shares issued by the Cooperative that owns the related apartment building, which is a corporation entitled to be treated as a housing cooperative under federal tax law, and in the related proprietary lease or occupancy agreement granting exclusive rights to occupy a specific dwelling unit in the Cooperative's building. The security agreement will create a lien on, or grant a security interest in, the Cooperative shares and proprietary leases or occupancy agreements, the priority of which will depend on, among other things, the terms of the particular security agreement as well as the order of recordation of the agreement, or the filing of the financing statements related thereto, in the appropriate recording office or the taking of possession of the Cooperative shares, depending on the law of the state in which the Cooperative is located. This type of lien or security interest is not, in general, prior to liens in favor of the cooperative corporation for unpaid assessments or common charges, nor is it prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers.

Foreclosure

General. Foreclosure is a legal procedure that allows the mortgagee to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the mortgagor defaults in payment or performance of its obligations under the note or mortgage, the mortgagee has the right to institute foreclosure proceedings to sell the mortgaged property at public auction to satisfy the indebtedness.

Foreclosure procedures with respect to the enforcement of a mortgage vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. There are several other foreclosure procedures available that are either infrequently used or available only in certain limited circumstances, such as strict foreclosure.

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Judicial Foreclosure. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

Equitable Limitations on Enforceability of Certain Provisions. State courts have traditionally imposed general equitable principles to limit the remedies available to a mortgagee in connection with foreclosure. These equitable principles are generally designed to relieve the mortgagor from the legal effect of mortgage defaults, to the extent that such effect is perceived as harsh or unfair. Relying on such principles, a court may restrict or limit the enforcement of specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching. In some cases, courts have substituted their judgment for the lender's and have required that lenders reinstate loans or recast payment schedules in order to accommodate mortgagors who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage is not monetary, or if the lender's security is not impaired, e.g., the mortgagor failed to maintain the mortgaged property adequately or the mortgagor executed a junior mortgage on the mortgaged property. The exercise by the court of its equity powers will depend on the individual circumstances of each case presented to it. Finally, some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a mortgagor receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to afford constitutional protections to the mortgagor.

Non-Judicial Foreclosure/Power of Sale. Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to the power of sale granted in the deed of trust. A power of sale is typically granted in a deed of trust. It may also be contained in any other type of mortgage instrument. A power of sale allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the Trustee to sell the property upon any default by the mortgagor under the terms of the mortgage note or the mortgage instrument and after notice of sale is given in accordance with the terms of the mortgage instrument, as well as applicable state law. In some states, prior to such sale, the Trustee under a deed of trust must record a notice of default and notice of sale and send a copy to the mortgagor and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the Trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The mortgagor or any junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without acceleration) plus the expenses incurred in enforcing the obligation. In other states, the mortgagor or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods are governed by state law and vary among the states. Foreclosure of a deed to secure debt is also generally accomplished by a non-judicial sale similar to that required by a deed of trust, except that the lender or its agent, rather than a trustee, is typically empowered to perform the sale in accordance with the terms of the deed to secure debt and applicable law.

Public Sale. A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the value of such property at the time of sale, due to, among other things, redemption rights which may exist and the possibility of physical deterioration of the property during the foreclosure proceedings. For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to or less than the underlying debt and accrued and unpaid interest plus the expenses of foreclosure. Generally, state law controls the amount of foreclosure costs and expenses which may be recovered by a lender. Thereafter, subject to the mortgagor's right in some states to remain in possession during a redemption period, if applicable, the lender will become the owner of the property and have both the benefits and burdens of ownership of the mortgaged property. For example, the lender will become obligated to pay taxes, obtain casualty insurance and to make such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Generally, state law controls the amount of foreclosure expenses and costs, including attorneys' fees, that may be recovered by a lender.

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The proceeds of a foreclosure sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage under which the sale was conducted. Any proceeds remaining after satisfaction of senior mortgage debt are generally payable to the holders of junior mortgages and other liens and claims in order of their priority, whether or not the mortgagor is in default. Any additional proceeds are generally payable to the mortgagor. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgage or a subsequent ancillary proceeding or may require the institution of separate legal proceedings by such holders.

REO Properties. With respect to Trust Funds for which one or more REMIC elections exist, if title to any Mortgaged Property is acquired by the Trustee on behalf of the Securityholders, the Master Servicer or any related Sub-servicer or the Special Servicer, on behalf of such holders, will be required to sell the Mortgaged Property by the end of the third taxable year after the taxable year of acquisition, unless (i) the Internal Revenue Service grants an extension of time to sell such property (an "REO Extension") or (ii) it obtains an opinion of counsel generally to the effect that the holding of the property for more than three years after its acquisition will not result in the imposition of a tax on the Trust Fund or cause any REMIC created pursuant to the Agreement to fail to qualify as a REMIC under the Code. Subject to the foregoing, the Master Servicer or any related Sub-servicer will generally be required to solicit bids for any Mortgaged Property so acquired in such a manner as will be reasonably likely to realize a fair price for such property. The Master Servicer or any related Sub-servicer may retain an independent contractor to operate and manage any REO Property; however, the retention of an independent contractor will not relieve the Master Servicer or any related Sub-servicer of its obligations with respect to such REO Property.

In general, the Master Servicer or any related Sub-servicer or an independent contractor employed by the Master Servicer or any related Sub-servicer at the expense of the Trust Fund will be obligated to operate and manage any Mortgaged Property acquired as REO Property in a manner that would, to the extent commercially feasible, maximize the Trust Fund's net after-tax proceeds from such property. After the Master Servicer or any related Sub-servicer reviews the operation of such property and consults with the Trustee to determine the Trust Fund's federal income tax reporting position with respect to the income it is anticipated that the Trust Fund would derive from such property, the Master Servicer or any related Sub-servicer could determine (particularly in the case of an REO Property that is a hospitality or residential health care facility) that it would not be commercially feasible to manage and operate such property in a manner that would avoid the imposition of a tax on "net income from foreclosure property," within the meaning of Section 857(b)(4)(B) of the Code or a tax on "prohibited transactions" under Section 860F of the Code (any such tax referred to herein as an "REO Tax"). To the extent that income the Trust Fund receives from an REO Property is subject to a tax on (i) "net income from foreclosure property" such income would be subject to federal income tax at the highest marginal corporate tax rate or (ii) "prohibited transactions," such income would be subject to federal income tax at a 100% rate. The determination as to whether income from an REO Property would be subject to an REO Tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property. Generally, income from an REO Property that is directly operated by the Master Servicer or any related Sub-servicer would be apportioned and classified as "service" or "non-service" income. The "service" portion of such income could be subject to federal income tax either at the highest marginal corporate tax rate or at the 100% rate on "prohibited transactions," and the "non-service" portion of such income could be subject to federal income tax at the highest marginal corporate tax rate or, although it appears unlikely, at the 100% rate applicable to "prohibited transactions." Any REO Tax imposed on from an REO Property would reduce the amount available for distribution to Securityholders. Securityholders are advised to consult their tax advisors regarding the possible imposition of REO Taxes in connection with the operation of commercial REO Properties by REMICs.

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Rights of Redemption. The purposes of a foreclosure action are to enable the mortgagee to realize upon its security and to bar the mortgagor, and all persons who have an interest in the property which is subordinate to the mortgage being foreclosed, from exercise of their "equity of redemption." The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having an interest which is subordinate to that of the foreclosing mortgagee have an equity of redemption and may redeem the property by paying the entire debt with interest. In addition, in some states, when a foreclosure action has been commenced, the redeeming party must pay certain costs of such action. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be cut off and terminated.

The equity of redemption is a common-law (non-statutory) right which exists prior to completion of the foreclosure, is not waivable by the mortgagor, must be exercised prior to foreclosure sale and should be distinguished from the post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the mortgagor and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be authorized if the former mortgagor pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser from a foreclosure sale or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

Under the REMIC Provisions currently in effect, property acquired by foreclosure generally must not be held beyond the end of the third taxable year after the taxable year of foreclosure. With respect to a Series of Securities for which an election is made to qualify the Trust Fund or a part thereof as a REMIC, the Agreement will permit foreclosed property to be held for more than three years if the Internal Revenue Service grants an extension of time within which to sell such property or independent counsel renders an opinion to the effect that holding such property for such additional period is permissible under the REMIC Provisions.

Anti-Deficiency Legislation And Other Limitations On Lenders

Statutes in some states limit the right of a beneficiary under a deed of trust or a mortgagee under a mortgage to obtain a deficiency judgment against the mortgagor following foreclosure or sale under a deed of trust. A deficiency judgment would be a personal judgment against the former mortgagor equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Some states require the lender to exhaust the security afforded under a mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the mortgagor. In certain other states, the lender has the option of bringing a personal action against the mortgagor on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. In some cases, a lender will be precluded from exercising any additional rights under the note or mortgage if it has taken any prior enforcement action. Consequently, the practical effect of the election requirement, in those states permitting such election, is that lenders will usually proceed against the security first rather than bringing a personal action against the mortgagor. Statutory provisions in some states limit any deficiency judgment against the former mortgagor following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a lender from obtaining a large deficiency judgment against the former mortgagor as a result of low or no bids at the judicial sale. Finally, statutory provisions in some states prohibit any deficiency judgment after a foreclosure sale of residential property.

In addition to laws limiting or prohibiting deficiency judgments, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon collateral or enforce a deficiency judgment. For example, with respect to federal bankruptcy law, a court with federal bankruptcy jurisdiction may permit a debtor through his or her Chapter 11 or Chapter 13 rehabilitative plan to cure a monetary default in respect of a mortgage loan on a debtor's residence by paying arrearages within a reasonable time period and reinstating the original mortgage loan payment schedule even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the residence had yet occurred) prior to the filing of the debtor's petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years.

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Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan secured by property of the debtor may be modified. These courts have allowed modifications that include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule, forgiving all or a portion of the debt and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. Generally, however, the terms of a mortgage loan secured only by a mortgage on real property that is the debtor's principal residence may not be modified pursuant to a plan confirmed pursuant to Chapter 11 or Chapter 13 except with respect to mortgage payment arrearages, which may be cured within a reasonable time period.

Certain tax liens arising under the Code may in certain circumstances provide priority over the lien of a mortgage. Also, real property taxes and assessments generally have priority over mortgage liens.

In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases this liability may affect assignees of the mortgage loans.

Environmental Legislation

Real property pledged as security to a lender may be subject to certain environmental risks. Under the laws of certain states, contamination of a property may give rise to a lien on the property to secure recovery of the costs of clean-up. In some states, such a lien has priority over the lien of an existing mortgage against such property. In addition, under the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended ("CERCLA"), and similar state laws, a lender may be liable, as an "owner" or "operator," for costs of addressing releases or threatened releases of hazardous substances that require remediation at a property securing a mortgage loan owned by such lender, if agents or employees of the lender have become sufficiently involved in the operations of the related obligor, regardless of whether or not the environmental damage or threat was caused by such lender's obligor or by a prior owner. A lender also risks such liability arising out of foreclosure of a mortgaged property securing a mortgage loan owned by such lender. The Asset Conservation, Lender Liability, and Deposit Insurance Protection Act of 1996 (the "1996 Lender Liability Act") provides for a safe harbor for secured lenders from CERCLA liability even though the lender forecloses and sells the real estate securing the loan, provided the secured lender sells "at the earliest practicable, commercially reasonable time, on commercially reasonable terms, taking into account market conditions and legal and regulatory requirements." Although the 1996 Lender Liability Act provides significant protection to secured lenders, it is subject to ongoing construction by the courts, and there are circumstances in which actions taken could expose a secured lender to CERCLA liability. In addition, the transferee from the secured lender is not entitled to the protections enjoyed by a secured lender. Furthermore, a number of states have sought through legislation to establish "safe havens" for lenders similar to the 1996 Lender Liability Act. Nonetheless the state legislation remains a patchwork of differing provisions and the scope of the protections afforded by the state legislation remains unclear. Thus, contamination may decrease the amount that prospective buyers are willing to pay for a Mortgaged Property and, thus, decrease the likelihood that the Trust Fund will recover fully on the Mortgage Loan through foreclosure.

Application of state and federal environmental laws other than CERCLA could also result in the imposition of liability on lenders for costs associated with environmental compliance and remediation. For example, Subtitle I of Resource Conservation and Recovery Act of 1976, as amended ("RCRA"), and state regulatory programs implemented thereunder imposes corrective action liabilities on owners or operators of underground storage tanks. Some states also impose similar liabilities on owners and operators of aboveground storage tanks. The definition of "owner" under RCRA Subtitle I contains a security interest exemption nearly identical to the CERCLA security interest exemption. As with CERCLA response costs, however, it is possible that such costs, if imposed in connection with a Mortgage Loan included in a Trust Fund, could become a liability of the related Trust in certain circumstances.

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At the time the Mortgage Loans were originated, it is possible that no environmental assessment or a very limited environmental assessment of the related Mortgaged Properties was conducted. No representations or warranties are made by the Asset Seller or Depositor as to the absence or effect of hazardous wastes or hazardous substances on any of the related Mortgaged Properties or as to the environmental compliance status of the Mortgaged Properties. In addition, the Master Servicer has not made any representations or warranties or assumed any liability with respect to the environmental compliance status of the Mortgaged Properties or the absence or effect of hazardous wastes or hazardous substances on any Mortgaged Property or any casualty resulting from the presence or effect of hazardous wastes or hazardous substances on any Mortgaged Property or its environmental compliance status, and any loss or liability resulting from the presence or effect of such hazardous wastes or hazardous substances or from environmental non-compliance will reduce the amounts otherwise available to pay to Securityholders.

Pursuant to the Agreement, the Master Servicer is not required to foreclose on any Mortgaged Property if one of its principal officers has actual knowledge that such property is contaminated with or affected by hazardous wastes or hazardous substances. If the Master Servicer does not foreclose on the Mortgaged Property underlying a defaulted Mortgage Loan, the amounts otherwise available to pay to the Securityholders may be reduced. The Master Servicer will not be liable to the Securityholders if it fails to foreclose on a Mortgaged Property that it believes may be so contaminated or affected, even if such Mortgaged Property is, in fact, not so contaminated or affected. Similarly, the Master Servicer will not be liable to the Securityholders if the Master Servicer forecloses on a Mortgaged Property and takes title to a Mortgaged Property that is so contaminated or affected.

Due-On-Sale Clauses

The Mortgage Loans will contain due-on-sale clauses unless the related Prospectus Supplement indicates otherwise. These clauses generally provide that the lender may accelerate the maturity of the loan if the mortgagor sells, transfers or conveys the related Mortgaged Property. The enforceability of due-on-sale clauses has been the subject of legislation or litigation in many states and, in some cases, the enforceability of these clauses was limited or denied. However, with respect to certain loans the Garn-St Germain Depository Institutions Act of 1982 (the "Garn-St. Germain Act") preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limited exceptions. Due-on-sale clauses contained in mortgage loans originated by federal savings and loan associations and federal savings banks are fully enforceable pursuant to regulations of the United States Federal Home Loan Bank Board, as succeeded by the Office of Thrift Supervision, which preempt state law restrictions on the enforcement of such clauses. Similarly, due-on-sale clauses in mortgage loans made by national banks and federal credit unions are now fully enforceable pursuant to preemptive regulations of the Comptroller of the Currency and the National Credit Union Administration, respectively.

The Garn-St. Germain Act also sets forth nine specific instances in which a mortgage lender covered by the act (including federal savings and loan associations and federal savings banks) may not exercise a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. These include intra-family transfers, certain transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. Regulations promulgated under the Garn-St Germain Act also prohibit the imposition of a prepayment penalty upon the acceleration of a loan pursuant to a due-on-sale clause. The inability to enforce a due-on-sale clause may result in a mortgage that bears an interest rate below the current market rate being assumed by a new home buyer rather than being paid off, which may affect the average life of the Mortgage Loans and the number of Mortgage Loans which may extend to maturity.

Prepayment Charges

Under certain state laws, prepayment charges are limited and/or may not be imposed after a certain period of time following the origination of mortgage loans secured by liens encumbering owner-occupied residential properties, if such loans are paid prior to maturity. Because many of the Mortgaged Properties will be owner-occupied, it is anticipated that prepayment charges may not be imposed with respect to many of the Mortgage Loans. The absence of such a restraint on prepayment, particularly with respect to fixed rate Mortgage Loans having higher Mortgage Rates, may increase the likelihood of refinancing or other early retirement of such loans.

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Subordinate Financing

Where a mortgagor encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the mortgagor may have difficulty servicing and repaying multiple loans. In addition, if the junior loan permits recourse to the mortgagor (as junior loans often do) and the senior loan does not, a mortgagor may be more likely to repay sums due on the junior loan than those on the senior loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the mortgagor and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the mortgagor is In addition burdened. Third, if the mortgagor defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Applicability Of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V"), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. Title V authorized the Federal Home Loan Bank Board and its successor, the Office of Thrift Supervision, to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorizes any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

We believe that a court interpreting Title V would hold that certain residential first mortgage loans that are originated by certain lenders on or after January 1, 1980 are subject to federal preemption. Therefore, in a state that has not taken the requisite action to reject application of Title V or to adopt a provision limiting discount points or other charges prior to origination of such mortgage loans, any such limitation under such state's usury law would not apply to such mortgage loans.

In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges is adopted, no mortgage loan originated after the date of such state action will be eligible for inclusion in a Trust Fund unless (i) such mortgage loan provides for such interest rate, discount points and charges as are permitted in such state or (ii) such mortgage loan provides that the terms thereof shall be construed in accordance with the laws of another state under which such interest rate, discount points and charges would not be usurious and the mortgagor's counsel has rendered an opinion that such choice of law provision would be given effect. The exception set forth in the foregoing clause (ii) is unlikely to be used frequently since a state that has rejected the application of Title V is unlikely to permit another state's laws to be given effect in the same area.

State statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the mortgagor may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the mortgagor to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

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Alternative Mortgage Instruments

Alternative mortgage instruments, including adjustable rate mortgage loans and early ownership mortgage loans, originated by non-federally chartered lenders have historically been subject to a variety of restrictions. Such restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Garn-St Germain Act ("Title VIII"). Title VIII provides that, notwithstanding any state law to the contrary, state-chartered banks may originate alternative mortgage instruments in accordance with regulations issued by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks; state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations issued by the National Credit Union Administration with respect to origination of alternative mortgage instruments by federal credit unions; and all other non-federally chartered housing lenders, including savings and loan associations, savings banks and mutual savings banks, may originate alternative mortgage instruments in accordance with the regulations issued by the Office of Thrift Supervision, with respect to origination of alternative mortgage instruments by federal savings and loan associations. Title VIII provides that any state may reject applicability of the provisions of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of such provisions. Certain states have taken such action.

Soldiers' And Sailors' Civil Relief Act Of 1940 And The California Military And Veterans Code

Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a mortgagor who enters military service after the origination of such mortgagor's Mortgage Loan (including a mortgagor who was in reserve status and is called to active duty after origination of the Mortgage Loan), may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such mortgagor's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to mortgagors who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to mortgagors who enter military service (including reservists who are called to active duty) after origination of the related Mortgage Loan, no information can be provided as to the number of loans that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on certain of the Mortgage Loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related Series of Certificates, and would not be covered by advances or, if specified in the related Prospectus Supplement, any form of Credit Support provided in connection with such Securities. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected Mortgage Loan during the mortgagor's period of active duty status, and, under certain circumstances, during an additional three month period thereafter. Thus, in the event that such a Mortgage Loan goes into default, there may be delays and losses occasioned thereby. The California Military and Veterans Code provides protections similar to that provided by the Relief Act to California national guard members called up to active service by the Governor, California national guard members called up to active service by the President and reservists called to active duty.

Forfeitures In Drug, Rico and Other Criminal Proceedings

Under federal law, property purchased or improved with assets derived from criminal activity can be seized and forfeited to the federal government. In many circumstances, the government may seize property before conviction. The offenses that can give rise to seizure and forfeiture include, without limitation, violations of the Racketeer Influenced and Corrupt Organizations Act ("RICO"), the Bank Secrecy Act, the anti-money laundering laws (including the USA Patriot Act of 2001), and the drug laws.

In a forfeiture proceeding, a mortgagee may attempt to demonstrate its interest in the property by showing that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (2) the mortgagee, at the time of the mortgage's execution, was unaware or was reasonably without reason to believe that the property was used in, or purchased with the proceeds of, illegal activities. Of course, there can be no guaranty that such an argument would prevail.

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A lender may avoid forfeiture of its interest in the property if it establishes that: (i) its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based, or (ii) the lender was, at the time of execution of the mortgage, "reasonably without cause to believe" that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.

Other Legal Considerations

The Mortgage Loans are also subject to federal laws, including: (i) Regulation Z, which requires certain disclosures to the borrowers regarding the terms of the Mortgage Loans, (ii) the Equal Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit, and (iii) the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower's credit experience. Violations of certain provisions of these federal laws may limit the ability of persons to collect all or part of the principal of or interest on the Mortgage Loans and in addition could subject certain persons to damages and administrative enforcement.

USE OF PROCEEDS

Substantially all of the net proceeds to be received from the sale of each Series of Offered Securities will be used to purchase the Assets related to such Series or to reimburse the amounts previously used to effect such a purchase, the costs of carrying such Assets until the sale of the related Offered Securities and other expenses connected with pooling the Assets and issuing the Offered Securities.

FEDERAL INCOME TAX CONSEQUENCES

General

The following discussion constitutes the opinion of Jenkens & Gilchrist LLP, counsel to the Depositor, with respect to the material federal income tax consequences of the purchase, ownership and disposition of the securities offered under this Prospectus and the prospectus supplement. This discussion is for Securityholders that hold the securities as capital assets within the meaning of Section 1221 of the Code and does not purport to discuss all federal income tax consequences that may be applicable to the individual circumstances of banks, insurance companies, foreign investors, tax-exempt organizations, dealers in securities or currencies, mutual funds, real estate investment trusts, S corporations, estates and trusts, securityholders that hold the securities as part of a hedge, straddle or, an integrated or conversion transaction, or securityholders whose functional currency is not the United States dollar.

The authorities on which this discussion, and the opinion referred to below, are based are subject to change or differing interpretations, which could apply retroactively. Prospective investors should note that no rulings have been or will be sought from the IRS with respect to any of the federal income tax consequences discussed below, and no assurance can be given that the IRS will not take contrary positions. The American Jobs Creation Act of 2004 enacted certain minor changes in the statutes establishing and governing REMICs and otherwise affecting investments in REMICs. Regulations have not yet been promulgated under such statutes, and prospective investors should be aware that such statutes and regulations (when promulgated) could have an effect on the tax position of some investors. Prospective investors s hould also be aware that neither the Depositor nor any of its agents is or purports to act as an advisor or a preparer with respect to the individual tax position of any such investor. Taxpayers and preparers of tax returns should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice (1) is given with respect to events that have occurred at the time the advice is rendered and is not given with respect to the consequences of contemplated actions, and (2) is directly relevant to the determination of an entry on a tax return. Accordingly, it is suggested that taxpayers consult their own tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed in this Prospectus. In addition to the federal income tax consequences described in this Prospectus, potential investors should consider the state and local tax consequences, if any, of the purchase, ownership and disposition of the securities. For further information, please see "State and Other Tax Consequences."

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The following discussion addresses the following types of Securities:

•	REMIC Securities representing interests in a trust fund, or a portion thereof, that the Trustee will elect to have treated as a REMIC under the REMIC Provisions of the Code,

•	Notes representing indebtedness of an owner trust for federal income tax purposes,

•	Grantor Trust Securities representing interests in a Grantor Trust Fund for which no REMIC election will be made,

•	Partnership Securities representing interests in a Partnership Trust Fund treated as a partnership for federal income tax purposes, and

•	Debt Securities representing debt of a partnership trust fund for federal income tax purposes.

The prospectus supplement for each series of Securities will indicate whether one or more REMIC elections will be made for the related trust fund and will identify all regular interests and residual interests in such REMICs. For purposes of this tax discussion, references to a securityholder or a holder are to the beneficial owner of a security.

The following discussion is based primarily on the regulations promulgated under those sections of the Code regulating the treatment of original issue discount, or the OID Regulations, and on the regulations promulgated under those sections of the Code regulating REMICS, or the REMIC Regulations. Not all issues relevant to the Offered Securities are addressed adequately, or even at all, by these Regulations.

REMICS

Classification of REMICS. On or prior to the date of the related Prospectus Supplement with respect to the issuance of each series of REMIC Securities, counsel to the Depositor will provide its opinion that, assuming compliance with all provisions of the relevant Agreements and, to the extend deemed appropriate by such counsel on the basis of certifications by the Depositor as to certain factual matters for federal income tax purposes, the related trust fund or each applicable portion of the related trust fund will qualify as a REMIC and the relevant Offered REMIC Securities will be considered to evidence ownership of REMIC Regular Securities or REMIC Residual Securities in that REMIC within the meaning of the REMIC Provisions.

If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for status as a REMIC during any taxable year, such entity will not be treated as a REMIC for that year and for later years, and may be taxable as a corporation, and the related REMIC Securities may not be accorded the status or given the tax treatment described under "Taxation of Owners of REMIC Regular Securities" and "Taxation of Owners of REMIC Residual Securities". The Code provides that the IRS may grant relief where there has been an inadvertent termination of a REMIC and where (i) the circumstances creating the termination are corrected within a reasonable period of time, and (ii) both the REMIC and all interest holders therein make appropriate corrective adjustments. No regulations under this section have been issued. If and when such regulations are issued, they might provide that any relief would involve certain penalties or costs, which may include the imposition of a corporate tax on all or a portion of the REMIC's income for the period in which the requirements for status as a REMIC were not met. The Pooling and Servicing Agreement with respect to each REMIC will include provisions designed to maintain the trust fund's status as a REMIC.

Characterization of Investments in REMIC Securities. Except as provided in the following sentence, the REMIC Securities will be real estate assets within the meaning of Section 856(c)(4)(A) of the Code and assets described in Section 7701(a)(19)(C) of the Code in the same proportion as the Assets of the REMIC. If 95% or more of the Assets of such REMIC qualify under either of the Code sections at all times during a calendar year, those REMIC Securities will qualify for the corresponding status in their entirety for that calendar year. If the Securities are treated as real estate assets within the meaning of Section 856(c)(4)(A) of the Code, then interest, including original issue discount, on the REMIC Regular Securities and income allocated to the class of REMIC Residual Securities will constitute interests described in Section 856(c)(3)(B) of the Code. In addition, the REMIC Regular Securities will constitute qualified mortgages within the meaning of Section 860G(a)(3) of the Code if transferred to another REMIC on its startup day in exchange for regular or residual interests of that REMIC. The determination as to the percentage of the REMIC's assets that constitute assets described in these sections of the Code will be made for each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during the calendar quarter.

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The Assets of the REMIC will include mortgage loans, payments on mortgage loans held prior to the distribution of these payments to the REMIC Securities and any property acquired by foreclosure held prior to the sale of this property, and may include amounts in reserve accounts. The related Prospectus Supplement will describe the mortgage loans that may not be treated entirely as assets described in the sections of the Code discussed in the immediately preceding paragraph. The REMIC Regulations provide that cash received from payments on mortgage loans held pending distribution will be considered part of the mortgage loans for purposes of Section 856(c)(4)(A) of the Code. Foreclosure property itself will qualify as real estate assets under Section 856(c)(4)(A) of the Code.

Tiered REMIC Structures. For a series of REMIC Securities, two or more separate elections may be made to treat designated portions of the related trust fund as REMICs for federal income tax purposes, creating a tiered REMIC structure. As to each series of REMIC Securities that constitutes a tiered REMIC structure assuming compliance with all provisions of the related Pooling and Servicing Agreement, each of the REMICs in that series will qualify as a REMIC and the REMIC Securities issued by such REMICs will be considered to evidence ownership of REMIC Regular Securities or REMIC Residual Securities in the related REMIC. Solely for purposes of determining (i) whether the REMIC Securities will be real estate assets within the meaning of Section 856(c)(4)(A) of the Code, and loans secured by an interest in real property under Section 7701(a)(19)(C) of the Code, and (ii) whether the income on the Securities will be interest described in Section 856(c)(3)(B) of the Code, all of the REMICs in such series will be treated as one REMIC.

Taxation of Owners of REMIC Regular Securities

General. Except as described in "Taxation of Owners of REMIC Residual Securities--Possible Pass-Through of Miscellaneous Itemized Deductions," REMIC Regular Securities will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC Regular Securities that ordinarily report income under a cash method of accounting will be required to report income for REMIC Regular Securities under an accrual method.

Original Issue Discount. A REMIC Regular Security may be issued with original issue discount within the meaning of Section 1273(a)(1) of the Code. Any holder of a REMIC Regular Security issued with original issue discount will be required to include original issue discount in income as it accrues, in accordance with the constant yield method, in advance of the receipt of the cash attributable to that income if the original issue discount exceeds a de minimis amount. In addition, Section 1272(a)(6) of the Code provides special rules applicable to REMIC Regular Securities and other debt instruments issued with original issue discount.

The Code requires that a Prepayment Assumption be used for mortgage loans held by a REMIC in computing the accrual of original issue discount on REMIC Regular Securities issued by that REMIC, and that adjustments be made in the amount and rate of accrual of that discount to reflect differences between the actual prepayment rate and the Prepayment Assumption. Although the Code provides for guidelines for determination of Prepayment Assumptions to be the subject of new regulations, no such regulations have been promulgated. The conference committee report accompanying the Tax Reform Act of 1986 indicates that such regulations should provide that the Prepayment Assumption used for a REMIC Regular Security be the same as that used in pricing the initial offering of the REMIC Regular Security. The Prepayment Assumption used in reporting original issue discount for each series of REMIC Regular Securities will be consistent with this standard and will be disclosed in the related Prospectus Supplement. However, none of the Depositor, the Master Servicer or the Trustee will make any representation that the mortgage loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate.

The original issue discount, if any, on a REMIC Regular Security will be the excess of its stated redemption price at maturity over its issue price. The issue price of a particular class of REMIC Regular Securities will be the first cash price at which a substantial amount of REMIC Regular Securities of that class is sold, excluding sales to bond houses, brokers and underwriters. If less than a "substantial number" (which term is not defined) of REMIC Regular Securities (of a particular class) is sold for cash on or prior to the closing date, the issue price for that class will be the fair market value of that class on the closing date. Under the OID Regulations, the stated redemption price of a REMIC Regular Security is equal to the total of all payments to be made on the Security other than "qualified stated interest," which is interest that is unconditionally payable at least annually during the entire term of the instrument at a single fixed rate, a qualified floating rate, an objective rate, a combination of a single fixed rate and one or more qualified floating rates or one qualified inverse floating rate, or a combination of qualified floating rates that does not operate in a manner that accelerates or defers interest payments on the REMIC Regular Security.

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In the case of REMIC Regular Securities bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion thereof will vary according to the characteristics of the REMIC Regular Securities. If the original issue discount rules apply to the Securities in a particular series, the related Prospectus Supplement will describe the manner in which these rules will be applied with respect to the Securities in that series that bear an adjustable interest rate in preparing information returns to the Securityholders and the IRS.

The first interest payment on a REMIC Regular Security may be made more than one month after the date of issuance, which is a period longer than the subsequent monthly intervals between interest payments. In such case, if the accrual period for original issue discount is each monthly period that ends on the day prior to each distribution date, then the first accrual period will contain interest payments in the stated redemption price of the REMIC Regular Security, and such interest must be accounted for as original issue discount.

If the accrued interest to be paid on the first distribution date is computed for a period that begins prior to the Closing Date, a portion of the purchase price paid for a REMIC Regular Security will reflect accrued interest. In these cases, information returns to the Securityholders and the IRS will report that the portion of the purchase price paid for the interest accrued for periods prior to the Closing Date is part of the overall cost of the REMIC Regular Security and that the portion of the interest paid on the first distribution date in excess of interest accrued for a number of days corresponding to the number of days from the closing date to the first distribution date should be included in the stated redemption price of the REMIC Regular Security.

Notwithstanding the general definition of original issue discount, original issue discount on a REMIC Regular Security will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the REMIC Regular Security multiplied by its weighted average life. For this purpose, the weighted average life of a REMIC Regular Security is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of the REMIC Regular Security, by multiplying (1) the number of complete years from the issue date until that payment is expected to be made, presumably taking into account the Prepayment Assumption, by (2) a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated redemption price at maturity of the REMIC Regular Security. Under the OID Regulations, original issue discount of only a de minimis amount, other than de minimis original issue discount attributable to an initial low interest rate, or teaser interest rate, or an initial interest holiday, will be included in income as each payment of stated principal is made, based on the product of the total amount of the de minimis original issue discount attributable to that Security and a fraction, the numerator of which is the amount of the principal payment and the denominator of which is the outstanding stated principal amount of the REMIC Regular Security. The OID Regulations also would permit a Securityholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. For further information, please see "Taxation of Owners of REMIC Regular Securities--Market Discount" for a description of this election under the OID Regulations.

If original issue discount on a REMIC Regular Security is in excess of a de minimis amount, the holder of the Security must include in ordinary gross income the sum of the daily portions of original issue discount for each day during its taxable year on which it held the REMIC Regular Security, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Security, the daily portions of original issue discount will be determined as described in the following paragraph.

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An accrual period is a period that ends on the day prior to a distribution date and begins on the first day following the immediately preceding accrual period, except that the first accrual period begins on the closing date. For each accrual period, a calculation will be made of the portion of the original issue discount that accrued during the accrual period. The portion of original issue discount that accrues in any accrual period will equal the excess of (1) the sum of (a) the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the REMIC Regular Security in future periods and (b) the distributions made on the REMIC Regular Security during the accrual period of amounts included in the stated redemption price, over (2) the adjusted issue price of the REMIC Regular Security at the beginning of the accrual period. The present value of such remaining distributions will be determined on the assumption that the mortgage loans will be prepaid at a rate equal to the Prepayment Assumption, but taking into account events, including actual prepayments, that have occurred before the close of the accrual period. For these purposes, the original yield to maturity of the Security will be calculated based on its issue price and the assumption that the will be prepaid at a rate equal to the Prepayment Assumption. The adjusted issue price of a REMIC Regular Security at the beginning of any accrual period will equal the issue price of the Security, increased by the aggregate amount of original issue discount that accrued with respect to the Security in prior accrual periods, and reduced by the amount of any distributions made on the Security in prior accrual periods of amounts included in the stated redemption price. The original issue discount accruing during any accrual period will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for that day.

If a REMIC Regular Security issued with original issue discount is purchased at a cost (excluding any portion of the cost attributable to accrued qualified stated interest) less than its remaining stated redemption price, the purchaser will be required to include in gross income the daily portions of any original issue discount for the Security. However, if the cost of the Security is in excess of its adjusted issue price, each daily portion will be reduced in proportion to the ratio the excess bears to the aggregate original issue discount remaining to be accrued on the REMIC Regular Security. The adjusted issue price of a REMIC Regular Security on any given day will equal the sum of (i) the adjusted issue price or, in the case of the first accrual period, the issue price, of the Security at the beginning of the accrual period which includes that day and (ii) the daily portions of original issue discount for all days during the accrual period prior to that day.

Market Discount.

A Securityholder that purchases a REMIC Regular Security at a market discount will recognize gain upon receipt of each distribution representing stated redemption price. A REMIC Regular Security issued without original issue discount will have market discount if purchased for less than its remaining stated principal amount and a REMIC Regular Security issued with original issue discount will have market discount if purchased for less than its adjusted issue price. Under Section 1276 of the Code, a Securityholder that purchases a REMIC Regular Security at a market discount in excess of a de minimis amount will be required to allocate the portion of each distribution of principal to such accrued market discount not previously included in income, and to recognize ordinary income to that extent. A Securityholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis. If made, the election will apply to all market discount bonds acquired by the Securityholder on or after the first day of the first taxable year to which the election applies. In addition, the OID Regulations permit a Securityholder to elect to accrue all interest and discount in income as interest, and to amortize premium, based on a constant yield method. If such an election were made with respect to a REMIC Regular Security with market discount, the Securityholder would be deemed to have made an election to include currently market discount in income with respect to all other debt instruments having market discount that the Securityholder acquires during the taxable year of the election or later taxable years, and possibly previously acquired instruments. Similarly, a Securityholder that made this election for a Security acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the Securityholder owns or acquires. For further information, please see "Taxation of Owners of REMIC Regular Securities--Premium" below. Each of these elections to accrue interest, discount and premium with respect to a Security on a constant yield method or as interest would be irrevocable, except with the approval of the IRS.

However, market discount with respect to a REMIC Regular Security will be considered to be de minimis if it is less than 0.25% of the remaining stated redemption price of the REMIC Regular Security multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the Prepayment Assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. This treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

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Section 1276(b)(3) of the Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. No regulations have been issued by the Treasury Department; the relevant conference committee report indicates that a Securityholder of a Regular Security may elect to treat all interest accrued thereon using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying this method (i) "interest" includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (ii) the debt instrument is treated as it had been issued on the Securityholder's acquisition date in the amount of the Securityholder's adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption (as of the date of the Securityholder's acquisition) would apply. A Securityholder generally may make such an election on a security by security basis or for a class or group of Securities. However, if the Securityholder makes this election in respect of a Security with amortizable bond premium or with market discount, the Securityholder will be considered to have made an election to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all premium bonds held or market discount bonds acquired by such Securityholder in the same taxable year or thereafter. The election is made on the Securityholder's federal income tax return for the year in which the Security is acquired and is irrevocable except with the approval of the IRS. Securityholders should consult their own tax advisors regarding the advisability of making this election.

To the extent that REMIC Regular Securities provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC Regular Security generally will be required to treat a portion of any gain on the sale or exchange of the Security as ordinary income to the extent of the market discount accrued to the date of disposition under one of these methods, less any accrued market discount previously reported as ordinary income.

Under Section 1277 of the Code a holder of a REMIC Regular Security may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC Regular Security purchased with market discount. For these purposes, the de minimis rule applies. Any such deferred interest expense would not exceed the market discount that accrues during the taxable year and is, in general, allowed as a deduction not later than the year in which the market discount is includible in income. If a holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by the holder in that taxable year or later taxable years, the interest deferral rule will not apply.

Premium. A REMIC Regular Security purchased at a cost, excluding any portion of the cost attributable to accrued qualified stated interest, greater than its remaining stated redemption price will be considered to be purchased at a premium. The holder of a REMIC Regular Security may elect under Section 171 of the Code to amortize the premium under the constant yield method over the life of the Security. If made, the election will apply to all debt instruments having amortizable bond premium that such holder owns or subsequently acquires. Amortizable premium will be treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. The OID Regulations also permit Securityholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the Securityholder as having made the election to amortize premium generally. For further information, please see "Taxation of Owners of REMIC Regular Securities--Market Discount" above. The committee report states that the same rules that apply to accrual of market discount, which rules will require use of a Prepayment Assumption in accruing market discount with respect to REMIC Regular Securities without regard to whether the Securities have original issue discount, will also apply in amortizing bond premium under Section 171 of the Code.

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Realized Losses. Under Section 166 of the Code, both corporate holders of the REMIC Regular Securities and noncorporate holders of the REMIC Regular Securities that acquire the Securities in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their Securities become wholly or partially worthless as the result of one or more realized losses on the mortgage loans. However, it appears that a noncorporate holder that does not acquire a REMIC Regular Security in connection with a trade or business will not be entitled to deduct a loss under Section 166 of the Code until the holder's Security becomes wholly worthless, i.e., until its outstanding principal balance has been reduced to zero, and that the loss will be characterized as a short-term capital loss.

Each holder of a REMIC Regular Security will be required to accrue interest and original issue discount with respect to such Security, without giving effect to any reduction in distributions attributable to defaults or delinquencies on the mortgage loans or the Security underlying the REMIC Securities, as the case may be, until it can be established the reduction ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a REMIC Regular Security could exceed the amount of economic income actually realized by that holder in the period. Although the holder of a REMIC Regular Security eventually will recognize a loss or reduction in income attributable to previously accrued and included income that as the result of a realized loss ultimately will not be realized, the law is unclear with respect to the timing and character of this loss or reduction in income.

Taxation Of Owners Of REMIC Residual Securities

General. Although a REMIC is a separate entity for federal income tax purposes, a REMIC is not subject to entity-level taxation, except with regard to certain specific transactions (including prohibited transactions). The taxable income or net loss of a REMIC is generally taken into account by the holder of the REMIC Residual Securities. Accordingly, the REMIC Residual Securities will be subject to tax rules that differ significantly from those that would apply if the REMIC Residual Securities were treated for federal income tax purposes as direct ownership interests in the mortgage loans or as debt instruments issued by the REMIC.

A holder of a REMIC Residual Security generally will be required to report its daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the REMIC for each day during a calendar quarter that the holder owned the REMIC Residual Security. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a 30 days per month/90 days per quarter/360 days per year convention unless otherwise disclosed in the related Prospectus Supplement. The daily amounts so allocated will then be allocated among the REMIC Residual Securityholders in proportion to their respective ownership interests on that day. Any amount included in the gross income or allowed as a loss of any REMIC Residual Securityholder by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in "Taxable Income of the REMIC" and will be taxable to the REMIC Residual Securityholders without regard to the timing or amount of cash distributions by the REMIC. Ordinary income derived from REMIC Residual Securities will be portfolio income for purposes of the taxation of taxpayers subject to limitations under Section 469 of the Code on the deductibility of passive losses. The purchaser of such a REMIC Residual Security will be required to report on its federal income tax return amounts representing its daily share of the taxable income, or net loss, of the REMIC for each day on which that it holds the REMIC Residual Security. Those daily amounts generally will equal the amounts of taxable income or net loss.

Any payments received by a holder of a REMIC Residual Security in connection with the acquisition of the REMIC Residual Security will be taken into account in determining the income of the holder for federal income tax purposes. Although it appears likely that any of these payments would be includible in income immediately upon its receipt, the IRS might assert that these payments should be included in income over time according to an amortization schedule or according to another method. Because of the uncertainty concerning the treatment of these payments, holders of REMIC Residual Securities should consult their tax advisors concerning the treatment of these payments for income tax purposes.

The amount of income REMIC Residual Securityholders will be required to report may exceed the amount of cash distributions received from the REMIC for the corresponding period. Consequently, REMIC Residual Securityholders should have other sources of funds sufficient to pay any federal income taxes due as a result of their ownership of REMIC Residual Securities or unrelated deductions against which income may be offset, subject to the rules relating to excess inclusions, and noneconomic residual interests discussed at "-Noneconomic REMIC Residual Securities." The fact that the tax liability associated with the income allocated to REMIC Residual Securityholders may exceed the cash distributions received by the REMIC Residual Securityholders for the corresponding period may significantly adversely affect the REMIC Residual Securityholders' after-tax rate of return. This disparity between income and distributions may not be offset by corresponding losses or reductions of income attributable to the REMIC Residual Securityholder until subsequent tax years and, then, may not be completely offset due to changes in the Code, tax rates or character of the income or loss.

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Taxable Income of the REMIC. The taxable income of the REMIC will equal the income from the mortgage loans and other assets of the REMIC plus any cancellation of indebtedness income due to the allocation of realized losses to REMIC Regular Securities, less the deductions allowed to the REMIC for interest, including original issue discount and reduced by any premium on issuance, on the REMIC Regular Securities, whether or not offered by the prospectus, amortization of any premium on the mortgage loans, bad debt losses with respect to the mortgage loans and, except as described below, for servicing, administrative and other expenses.

Basis in Assets

For purposes of determining its taxable income, the REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC Securities, or if a class of REMIC Securities is not sold initially, their fair market values. The aggregate basis will be allocated among the mortgage loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any offered REMIC Securities will be determined in the manner described above under "--Taxation of Owners of REMIC Regular Securities--Original Issue Discount." The issue price of a REMIC Security received in exchange for an interest in the mortgage loans or other property will equal the fair market value of the interests in the mortgage loans or other property. Accordingly, if one or more classes of REMIC Securities are retained initially rather than sold, the Trustee may be required to estimate the fair market value of the interests in order to determine the basis of the REMIC in the mortgage loans and other property held by the REMIC.

Subject to possible application of the de minimis rules, the method of accrual by the REMIC of original issue discount income and market discount income with respect to mortgage loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC Regular Securities. However, a REMIC that acquires loans at a market discount must include the market discount in income currently, as it accrues, on a constant yield basis.

A mortgage loan will be deemed to have been acquired with either discount or premium to the extent that the REMIC's basis in the mortgage loan is either less than or greater than its stated redemption price. Any discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to the income, under a method similar to the method described above for accruing original issue discount on the REMIC Regular Securities. It is anticipated that each REMIC will elect under Section 171 of the Code to amortize any premium on the mortgage loans. Premium on any mortgage loan to which the election applies may be amortized under a constant yield method, presumably taking into account a Prepayment Assumption. This election would not apply to any mortgage loan originated on or before September 27, 1985, premium on which should be allocated among the principal payments on that mortgage loan and be deductible by the REMIC as those payments become due or upon the prepayment of the mortgage loan.

A REMIC will be allowed deductions for interest, including original issue discount, on the REMIC Regular Securities, whether or not offered by this Prospectus, equal to the deductions that would be allowed if these REMIC Regular Securities were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under "--Taxation of Owners of REMIC Regular Securities--Original Issue Discount," except that the de minimis rule and the adjustments for subsequent holders of these REMIC Regular Securities will not apply.

Issue premium is the excess of the issue price of a REMIC Regular Security over its stated redemption price. If a class of REMIC Regular Securities is issued with issue premium, the net amount of interest deductions that are allowed the REMIC in each taxable year for the REMIC Regular Securities of that class will be reduced by an amount equal to the portion of the issue premium that is considered to be amortized or repaid in that year. Although the matter is not entirely clear, it is likely that issue premium would be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under "--Taxation of Owners of REMIC Regular Securities--Original Issue Discount."

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Subject to the exceptions described in the following sentences, the taxable income of a REMIC will be determined in the same general manner as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. The limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Code will not apply. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, the excess will be the net loss for the REMIC for that calendar quarter.

Basis Rules, Net Losses And Distributions. The adjusted basis of a REMIC Residual Security will be equal to the amount paid for the REMIC Residual Security, increased by amounts included in the income of the REMIC Residual Securityholder and decreased, but not below zero, by distributions made, and by net losses allocated, to the REMIC Residual Securityholder.

A REMIC Residual Securityholder is not allowed to take into account any net loss for any calendar quarter to the extent the net loss exceeds the REMIC Residual Securityholder's adjusted basis in its REMIC Residual Security as of the close of the calendar quarter, determined without regard to the net loss. Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC Residual Security. The ability of REMIC Residual Securityholders to deduct net losses may be subject to additional limitations under the Code, as to which REMIC Residual Securityholders should consult their tax advisors.

Any distribution on a REMIC Residual Security will be treated as a non-taxable return of capital to the extent it does not exceed the holder's adjusted basis in the REMIC Residual Security. To the extent a distribution on a REMIC Residual Security exceeds this adjusted basis, it will be treated as gain from the sale of the REMIC Residual Security. Holders of REMIC Residual Securities may be entitled to distributions early in the term of the related REMIC under circumstances in which their bases in the REMIC Residual Securities will not be sufficiently large that the distributions will be treated as nontaxable returns of capital. Their bases in the REMIC Residual Securities will initially equal the amount paid for the REMIC Residual Securities and will be increased by the REMIC Residual Securityholders' allocable shares of taxable income of the REMIC. However, these bases increases may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which the REMIC taxable income is allocated to the REMIC Residual Securityholders. To the extent the REMIC Residual Securityholders' initial bases are less than the distributions to the REMIC Residual Securityholders, and increases in initial bases either occur after the distributions or, together with their initial bases, are less than the amount of the distributions, gain will be recognized by the REMIC Residual Securityholders on these distributions and will be treated as gain from the sale of their REMIC Residual Securities.

The effect of these rules is that a REMIC Residual Securityholder may not amortize its basis in a REMIC Residual Security, but may only recover its basis through distributions, through the deduction of any net losses of the REMIC or upon the sale of its REMIC Residual Security.

Excess Inclusions. Any "excess inclusions" with respect to a REMIC Residual Security will be subject to federal income tax. "Excess inclusions" mean the excess of (i) the daily portions of REMIC taxable income allocable to the REMIC Residual Security over (ii) the sum of the daily accruals for each day during the quarter in which the REMIC Residual Security was held by the REMIC Residual Securityholder.

The daily accruals of a REMIC Residual Securityholder will be determined by allocating to each day during a calendar quarter its ratable portion of the product of the adjusted issue price of the REMIC Residual Security at the beginning of the calendar quarter and 120% of the long-term Federal rate in effect on the closing date. For this purpose, the adjusted issue price of a REMIC Residual Security as of the beginning of any calendar quarter will be equal to the issue price of the REMIC Residual Security, increased by the sum of the daily accruals for all prior quarters and decreased, but not below zero, by any distributions made with respect to the REMIC Residual Security before the beginning of that quarter. The issue price of a REMIC Residual Security is the initial offering price to the public, excluding bond houses and brokers, at which a substantial amount of the REMIC Residual Securities were sold. The long-term Federal rate is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

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For REMIC Residual Securityholders, an excess inclusion:

(1)  may not be offset by deductions, losses or loss carryovers from other activities,

(2)  will be treated as unrelated business taxable income to an otherwise tax-exempt organization, and

(3)  will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on distributions to REMIC Residual Securityholders that are non-U.S. persons.

For purposes of the alternative minimum tax, excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction and alternative minimum taxable income may not be less than the taxpayer's excess inclusions. The latter rule has the effect of preventing nonrefundable tax credits from reducing the taxpayer's income tax to an amount lower than the alternative minimum tax on excess inclusions.

In the case of any REMIC Residual Securities held by a real estate investment trust, the aggregate excess inclusions with respect to the REMIC Residual Securities, as reduced, but not below zero, by the real estate investment trust taxable income, will be allocated among the shareholders of the trust in proportion to the dividends received by the shareholders from the trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Security as if held directly by the shareholder. "Real estate investment trust taxable income" is defined by Section 857(b)(2) of the Code, and as used in the prior sentence does not include any net capital gain.

Noneconomic Residual Interests. Under the REMIC Regulations certain transfers of Residual Securities would be disregarded, in which case the transferor would continue to be treated as the owner of the Residual Securities for tax purposes. These Regulations provide that a transfer of a "noneconomic residual interest" (as defined below) to a Residual Securityholder (other than a Residual Securityholder who is not a U.S. Person, as defined below) is disregarded for all federal income tax purposes if a significant purpose of the transferor is to impede the assessment or collection of tax. A residual interest in a REMIC (including a residual interest with a positive value at issuance) is a "noneconomic residual interest" unless, at the time of the transfer, (i) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest federal corporate income tax rate in effect for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes on each excess inclusion. The REMIC Regulations state that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. The Regulations provide a safe harbor if (i) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future, (ii) the transferee represents to the transferor that it understands that, as the Securityholder of the noneconomic residual interest, the transferee may incur tax liabilities in excess of any cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due, (iii) the transferee represents to the transferor that it will not cause income from the residual certificate to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or of any other person, and (iv) one of the two following tests is satisfied either:

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(a)  the present value of the anticipated tax liabilities associated with holding the noneconomic residual interest will not exceed the sum of:

(1)  the present value of any consideration given to the transferee to acquire the residual interest;

(2)  the present value of the expected future distributions on the residual interest; and

(3)  the present value of the anticipated tax savings associated with holding the residual interest as the REMIC generates losses;

or

(b)        (1)  the transferee must be a domestic "C" corporation (other than a corporation exempt from taxation or a regulated investment company or real estate investment trust);

(2)  the transferee must agree in writing that any subsequent transfer of the residual interest would be to an eligible "C" corporation and would meet the requirement for a safe harbor transfer; and

(3)  the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with ownership of the residual interest will not be paid by the transferee.

For purposes of the computation in clause (a), the transferee is assumed to pay tax at the highest corporate rate of tax specified in the Code or, in certain circumstances, the alternative minimum tax rate. Present values generally are computed using a discount rate equal to the short-term Federal rate set forth in Section 1274(d) of the Code for the month of the transfer and the compounding period used by the transferee.

The Pooling and Servicing Agreement with respect to each Series of Securities will require the transferee of a Residual Security to certify to the matters in requirements (i) through (iii) above as part of the affidavit described above under "—Disqualified Organizations." Unless otherwise indicated in the applicable Prospectus Supplement, the Pooling and Servicing Agreement will not require that transfers of the Residual Securities meet requirement (iv) above. Consequently, such transfers may not meet the safe harbor. Persons considering the purchase of the Residual Securities of a Series should consult their advisors regarding the advisability of meeting the safe harbor in any transfer of the Residual Securities.

Foreign Investors. The REMIC Regulations provide that the transfer of a Residual Security that has "tax avoidance potential" to a "foreign person" will be disregarded for all federal tax purposes. This rule appears intended to apply to a transferee who is not a U.S. Person (as defined below), unless such transferee's income is effectively connected with the conduct of a trade or business within the United States. A Residual Security is deemed to have tax avoidance potential unless, at the time of the transfer, (i) the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer, and (ii) the transferor reasonably expects that the transferee will receive sufficient distributions from the REMIC Pool at or after the time at which the excess inclusions accrue and prior to the end of the next succeeding taxable year for the accumulated withholding tax liability to be paid. If the non-U.S. Person transfers the Residual Security back to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

The Prospectus Supplement relating to the Securities of a Series may provide that a Residual Security may not be purchased by or transferred to any person that is a non-U.S. Person or may describe the circumstances and restrictions pursuant to which such a transfer may be made. The term "U.S. Person" means a citizen or resident of the United States, a corporation or partnership (unless, in the case of a partnership, regulations are adopted that provide otherwise) created or organized in or under the laws of the United States, any state or the District of Columbia, including an entity treated as a corporation or partnership for federal income tax purposes, an estate that is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

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Mark-To-Market Rules. In general, all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment, must be marked to market in accordance with the applicable Code provision and the related regulations. Under Treasury regulations a REMIC Residual Security acquired after January 4, 1995 is not treated as a security and thus may not be marked to market.

Possible Pass-Through Of Miscellaneous Itemized Deductions. Fees and expenses of a REMIC generally will be allocated to the holders of the related REMIC Residual Securities. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of these fees and expenses should be allocated to the holders of the related REMIC Regular Securities. Except as stated in the related Prospectus Supplement, these fees and expenses will be allocated to holders of the related REMIC Residual Securities in their entirety and not to the holders of the related REMIC Regular Securities.

With respect to holders of REMIC Residual Securities or REMIC Regular Securities that are individuals, estates or trusts, or a pass-through entities beneficially owned by one or more individuals, estates or trusts, and that receive an allocation of fees and expenses in accordance with the preceding discussion.

•	an amount equal to the individual's, estate's or trust's share of the fees and expenses will be added to the gross income of the holder, and

•	the individual's, estate's or trust's share of the fees and expenses will be treated as a miscellaneous itemized deduction, allowable subject to the limitation of Section 67 of the Code.

Sales Of REMIC Securities

If a REMIC Security is sold, the selling Securityholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC Security. The adjusted basis of a REMIC Regular Security generally will be:

•	equal to the cost of the REMIC Regular Security to the Securityholder,

•	increased by income reported by such Securityholder with respect to the REMIC Regular Security, including original issue discount and market discount income, and

•	reduced, but not below zero, by distributions on the REMIC Regular Security received by the Securityholder and by any amortized premium.

The adjusted basis of a REMIC Residual Security will be determined as described under "--Taxation of Owners of REMIC Residual Securities--Basis Rules, Net Losses and Distributions." Except as provided in the following four paragraphs, gain or loss from the sale of a REMIC Security will be capital gain or loss, provided the REMIC Security has been held as a capital asset within the meaning of Section 1221 of the Code.

Gain from the sale of a REMIC Regular Security that might otherwise be capital gain will be treated as ordinary income to the extent the gain does not exceed the excess, if any, of (1) the amount that would have been includible in the seller's income with respect to the REMIC Regular Security assuming that income had accrued thereon at a rate equal to 110% of the applicable Federal rate, determined as of the date of purchase of the REMIC Regular Security, over (2) the amount of ordinary income actually includible in the seller's income prior to the sale. In addition, gain recognized on the sale of a REMIC Regular Security by a seller who purchased the REMIC Regular Security at a market discount will be taxable as ordinary income in an amount not exceeding the portion of the discount that accrued during the period the REMIC Security was held by the holder, reduced by any market discount included in income under the rules described above.

A portion of any gain from the sale of a REMIC Regular Security that might otherwise be capital gain may be treated as ordinary income to the extent that the Security is held as part of a conversion transaction within the meaning of Section 1258 of the Code. A conversion transaction includes a transaction in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in the transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate applicable Federal rate at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

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A taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

Except as may be provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Security reacquires the REMIC Residual Security, or acquires any other residual interest in a REMIC or any similar interest in a taxable mortgage pool, as defined in Section 7701(i) of the Code, during the period beginning six months before, and ending six months after, the date of the sale, such sale will be subject to the wash sale rules of Section 1091 of the Code. In that event, any loss realized by the REMIC Residual Securityholder on the sale will not be deductible, but instead will be added to the REMIC Residual Securityholder's adjusted basis in the newly-acquired asset.

REMIC Securities will be evidences of indebtedness within the meaning of Section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a REMIC Security by a bank or thrift institution to which this section applies will be ordinary income or loss.

Prohibited Transactions And Other Possible REMIC Taxes. In the event a REMIC engages in a prohibited transaction, the Code imposes a 100% tax on the income derived by the REMIC from the prohibited transaction. A prohibited transaction may occur upon the disposition of a mortgage loan, the receipt of income from a source other than a mortgage loan or other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the mortgage loans for temporary investment pending distribution on the REMIC Securities. It is not anticipated that any REMIC will engage in any prohibited transactions in which it would recognize a material amount of net income.

In addition, a contribution to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition on the REMIC of a tax equal to 100% of the value of the contributed property. Each pooling and servicing agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to this tax.

REMICs also are subject to federal income tax at the highest corporate rate on net income from foreclosure property, determined by reference to the rules applicable to real estate investment trusts. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. It is not anticipated that any REMIC will recognize net income from foreclosure property subject to federal income tax.

Disqualified Organizations. If any legal or beneficial interest in a Residual Security is transferred to a Disqualified Organization (as defined below), a tax would be imposed in an amount equal to the product of (i) the present value of the total anticipated excess inclusions with respect to such Residual Security for periods after the transfer and (ii) the highest marginal federal income tax rate applicable to corporations. The REMIC Regulations provide that the anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the Prepayment Assumption. The present value rate equals the applicable federal rate under Code Section 1274(d) of the Code as of the date of the transfer for a term ending with the last calendar quarter in which excess inclusions are expected to accrue. Such rate is to be applied to the anticipated excess inclusions from the end of the remaining calendar quarters in which they arise to the date of the transfer. Such a tax generally would be imposed on the transferor of the Residual Security, except that where such transfer is through an agent (including a broker, nominee or other middleman) for a Disqualified Organization, the tax would instead be imposed on such agent. However, a transferor of a Residual Security would in no event be liable for such tax with respect to a transfer if the transferee furnishes to the transferor an affidavit stating that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false. The tax also may be waived by the Internal Revenue Service if the Disqualified Organization promptly disposes of the Residual Security and the transferor pays income tax at the highest corporate rate on the excess inclusion for the period the Residual Security is actually held by the Disqualified Organization.

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In addition, if a Pass-Through Entity (as defined below) has excess inclusion income with respect to a Residual Security during a taxable year and a Disqualified Organization is the record holder of an equity interest in such entity, then a tax is imposed on such entity equal to the product of (i) the amount of excess inclusions that are allocable to the interest in the Pass-Through Entity during the period such interest is held by such Disqualified Organization, and (ii) the highest marginal federal corporate income tax rate. Such tax would be deductible from the ordinary gross income of the Pass-Through Entity for the taxable year. The Pass-Through Entity would not be liable for such tax if it has received an affidavit from such record holder that it is not a Disqualified Organization or stating such holder's taxpayer identification number and, during the period such person is the record holder of the Residual Security, the Pass-Through Entity does not have actual knowledge that such affidavit is false.

If an "electing large partnership" (within the meaning of Section 775 of the Code) holds a Residual Security, all interests in the electing large partnership are treated as held by Disqualified Organizations for purposes of the tax imposed upon a Pass-Through Entity by Section 860E(c) of the Code. An exception to this tax, otherwise available to a Pass-Through Entity that is furnished certain affidavits by record holders of interests in the entity and that does not know such affidavits are false, is not available to an electing large partnership.

For these purposes of the discussion in the above three paragraphs:

A "Disqualified Organization" means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (provided, that such term does not include an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by any such governmental entity), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Section 1381(a)(2)(C) of the Code, and any organization (other than a farmers' cooperative described in Section 521 of the Code) that is exempt from taxation under the Code unless such organization is subject to the tax on unrelated business income imposed by Section 511 of the Code;

A "Pass-Through Entity" means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and certain corporations operating on a cooperative basis; and

If so specified in the Prospectus Supplement for a Series of Securities, the Pooling and Servicing Agreement with respect to a Series may provide that no legal or beneficial interest in a Residual Security may be transferred or registered unless (i) the proposed transferee furnishes to the Depositor and the Trustee an affidavit providing its taxpayer identification number and stating that such transferee is the beneficial owner of the Residual Security and is not a Disqualified Organization and is not purchasing such Residual Security on behalf of a Disqualified Organization (i.e., as a broker, nominee or middleman thereof) and (ii) the transferor provides a statement in writing to the Depositor and the Trustee that it has no actual knowledge that such affidavit is false. Such Pooling and Servicing Agreement may provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Each Residual Security with respect to a Series will bear a legend referring to such restrictions on transfer, and each Residual Holder will be deemed to have agreed, as a condition of ownership thereof, to any amendments to the related Pooling and Servicing Agreement required under the Code or applicable Treasury regulations to effectuate the foregoing restrictions. Information necessary to compute an applicable excise tax must be furnished to the IRS and to the requesting party within 60 days of the request, and the Seller or the Trustee may charge a fee for computing and providing such information.

Termination. A REMIC will terminate immediately after the distribution date following receipt by the REMIC of the final payment in respect of the mortgage loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last distribution on a REMIC Regular Security will be treated as a payment in retirement of a debt instrument. In the case of a REMIC Residual Security, if the last distribution on the REMIC Residual Security is less than the REMIC Residual Securityholder's adjusted basis in the Security, the REMIC Residual Securityholder should, but may not, be treated as realizing a loss equal to the amount of the difference, and the loss may be treated as a capital loss.

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Reporting And Other Administrative Matters. Solely for purposes of the administrative provisions of the Code, the REMIC will be treated as a partnership and REMIC Residual Securityholders will be treated as partners. The Trustee or other party specified in the related Prospectus Supplement will file REMIC federal income tax returns on behalf of the related REMIC, and under the terms of the related agreement, will either (i) be irrevocably appointed by the holders of the largest percentage interest in the related REMIC Residual Securities as their agent to perform all of the duties of the tax matters person with respect to the REMIC in all respects or (ii) will be designated as and will act as the tax matters person with respect to the related REMIC in all respects and will hold at least a nominal amount of REMIC Residual Securities.

The Trustee, as the tax matters person or as agent for the tax matters person, subject to notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and the REMIC Residual Securityholders in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC's classification. REMIC Residual Securityholders generally will be required to report such REMIC items consistently with their treatment on the REMIC's tax return and may be bound by a settlement agreement between the Trustee, as either tax matters person or as agent for the tax matters person, and the IRS concerning any REMIC item subject to that settlement agreement. Adjustments made to the REMIC tax return may require a REMIC Residual Securityholder to make corresponding adjustments on its return, and an audit of the REMIC's tax return, or the adjustments resulting from an audit, could result in an audit of a REMIC Residual Securityholder's return. Any person that holds a REMIC Residual Security as a nominee for another person may be required to furnish the REMIC, in a manner to be provided in Treasury regulations, with the name and address of the person and other information.

Reporting of interest income, including any original issue discount, with respect to REMIC Regular Securities is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent to individual holders of REMIC regular interests and the IRS; holders of REMIC Regular Securities that are corporations, trusts, securities dealers and some other nonindividuals will be provided interest and original issue discount income information and the information set forth in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. The REMIC must also comply with rules requiring a REMIC Regular Security issued with original issue discount to disclose on its face the amount of original issue discount and the issue date, and requiring the information to be reported to the IRS. Reporting with respect to the REMIC Residual Securities, including income, excess inclusions, investment expenses and relevant information regarding qualification of the REMIC's assets will be made as required under the Treasury regulations, generally on a quarterly basis.

The REMIC Regular Security information reports will include a statement of the adjusted issue price of the REMIC Regular Security at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC may not have, Treasury regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided.

The responsibility for complying with the foregoing reporting rules will be borne by the Trustee or other party designated in the related Prospectus Supplement.

Backup Withholding With Respect To REMIC Securities. Payments of interest and principal, as well as payments of proceeds from the sale of REMIC Securities, may be subject to the backup withholding tax under Section 3406 of the Code at a rate equal to the product of the fourth lowest rate of tax applicable under section 1(c) of the Code and such payment (provided, however, this withholding rate is scheduled to expire under current tax law on December 31, 2010, after which, under current law, the withholding will be computed using a rate of 31% if recipients of the payments fail to furnish to the payor information including their taxpayer identification numbers, or otherwise fail to establish an exemption from the backup withholding tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against the recipient's federal income tax. Furthermore, penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

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Foreign Investors In REMIC Securities. A REMIC Regular Securityholder that is not a United States Person and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a REMIC Regular Security, will generally not be subject to United States federal income tax in respect of a distribution on a REMIC Regular Security, as long as such Securityholder does not own a 10% or greater interest in the REMIC Residual Securities. If such Securityholder is subject to tax, the rate will be 30% (or lower rate provided in an applicable Income Tax Treaty) on the gross amount of interest (including OID).

Special rules apply to partnerships, estates and trusts, and in certain circumstances certifications as to foreign status and other matters may be required to be provided by partners and beneficiaries thereof.

Status As Real Property Loans. Notes held by a domestic building and loan association will not constitute "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code; and notes held by a real estate investment trust will not constitute real estate assets within the meaning of Code section 856(c)(4)(A) and interest on notes will not be considered "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of. the Code.

Grantor Trust Funds

On or prior to the date of the related Prospectus Supplement with respect to the proposed issuance of each series of Grantor Trust Securities, counsel to the Depositor will provide its opinion that, assuming compliance with all provisions of the related pooling and servicing agreement and to the extent deemed appropriate by such counsel, on the basis of certifications by the Depositor as to certain factual matters, the related Grantor trust fund should be classified as a grantor trust under subpart E, part I of subchapter J of Chapter 1 of the Code and not as a partnership or an association taxable as a corporation.

Characterization Of Investments In Grantor Trust Securities

Grantor Trust Fractional Interest Securities. In the case of Grantor Trust Fractional Interest Securities, except as disclosed in the related Prospectus Supplement, counsel to the Depositor will provide its opinion that Grantor Trust Fractional Interest Securities will represent interests in "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code; "obligation[s] (including any participation or Security of beneficial ownership therein) which . . .[are] principally secured by an interest in real property" within the meaning of Section 860G(a)(3) of the Code; and real estate assets within the meaning of Section 856(c)(4)(A) of the Code. In addition, counsel to the Depositor will deliver its opinion that interest on Grantor Trust Fractional Interest Securities will to the same extent be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code.

The assets constituting certain Grantor trust funds may include buydown mortgage loans. The characterization of an investment in buydown mortgage loans will depend upon the precise terms of the related buydown agreement, but to the extent that the buydown mortgage loans are secured by a bank account or other personal property, they may not be treated in their entirety as assets described in the preceding paragraph. No directly applicable precedents exist with respect to the federal income tax treatment or the characterization of investments in buydown mortgage loans. Accordingly, holders of Grantor Trust Securities should consult their own tax advisors with respect to the characterization of investments in Grantor Trust Securities representing an interest in a Grantor trust fund that includes buydown mortgage loans.

Grantor Trust Strip Securities. Even if Grantor Trust Strip Securities evidence an interest in a Grantor trust fund consisting of mortgage loans that are "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code, and real estate assets within the meaning of Section 856(c)(4)(A) of the Code, and the interest on the mortgage loans is "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code, it is unclear whether the Grantor Trust Strip Securities, and income from the Grantor Trust Securities will be characterized the same way. However, the policies underlying these sections, to encourage or require investments in mortgage loans by thrift institutions and real estate investment trusts, suggest that this characterization is appropriate. Counsel to the Depositor will not deliver any opinion on these questions. It is suggested that prospective purchasers to which the characterization of an investment in Grantor Trust Strip Securities is material consult their tax advisors regarding whether the Grantor Trust Strip Securities, and the income therefrom, will be so characterized.

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Taxation Of Owners Of Grantor Trust Fractional Interest Securities. Holders of a particular series of Grantor Trust Fractional Interest Securities generally will be required to report on their federal income tax returns their shares of the entire income from the mortgage loans, including amounts used to pay reasonable servicing fees and other expenses, and will be entitled to deduct their shares of any reasonable servicing fees and other expenses. Because of stripped interests, market or original issue discount, or premium, the amount includible in income on account of a Grantor Trust Fractional Interest Security may differ significantly from the amount distributable on the same Security representing interest on the mortgage loans. Under Section 67 of the Code, an individual, estate or trust holding a Grantor Trust Fractional Interest Security directly or through some pass-through entities will be allowed a deduction for the reasonable servicing fees and expenses only to the extent that the aggregate of the holder's miscellaneous itemized deductions exceeds two percent of the holder's adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (1) 3% of the excess of the individual's adjusted gross income over the amount or (2) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by holders of Grantor Trust Fractional Interest Securities who are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Securityholders other than corporations subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining the holder's alternative minimum taxable income.

The federal income tax treatment of Grantor Trust Fractional Interest Securities of any series will depend on whether they are subject to the stripped bond rules of Section 1286 of the Code. Grantor Trust Fractional Interest Securities may be subject to those rules if (1) a class of Grantor Trust Strip Securities is issued as part of the same series of Securities or (2) the Depositor or any of its affiliates retains, for its own account or for purposes of resale, a right to receive a specified portion of the interest payable on the mortgage loans. The IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgages that constitutes a stripped coupon. For purposes of determining what constitutes reasonable servicing fees for various types of mortgages the IRS has established safe harbors. The servicing fees paid with respect to the mortgage loans for a series of Grantor Trust Securities may be higher than those safe harbors and, accordingly, may not constitute reasonable servicing compensation. The related Prospectus Supplement will include information regarding servicing fees paid to the master servicer, any subservicer or their respective affiliates necessary to determine whether the safe harbor rules apply.

If Stripped Bond Rules Apply. If the stripped bond rules apply, each Grantor Trust Fractional Interest Security will be treated as having been issued with original issue discount within the meaning of Section 1273(a) of the Code, subject, however, to the discussion in the sixth following paragraph regarding the possible treatment of stripped bonds as market discount bonds and the discussion regarding de minimis market discount. Under the stripped bond rules, the holder of a Grantor Trust Fractional Interest Security, whether a cash or accrual method taxpayer, will be required to report interest income from its Grantor Trust Fractional Interest Security for each month in an amount equal to the income that accrues on the Security in that month calculated under a constant yield method, in accordance with the rules of the Code relating to original issue discount.

The original issue discount on a Grantor Trust Fractional Interest Security will be the excess of the Security's stated redemption price over its issue price. The issue price of a Grantor Trust Fractional Interest Security as to any purchaser will be equal to the price paid by the purchaser for the Grantor Trust Fractional Interest Security. The stated redemption price of a Grantor Trust Fractional Interest Security will be the sum of all payments to be made on the Security, other than qualified stated interest, if any, as well as the Security's share of reasonable servicing fees and other expenses. In general, the amount of the income that accrues in any month would equal the product of the holder's adjusted basis in the Grantor Trust Fractional Interest Security at the beginning of the month and the yield of the Grantor Trust Fractional Interest Security to the holder. This yield is equal to a rate that, compounded based on the regular interval between distribution dates and used to discount the holder's share of future payments on the mortgage loans, causes the present value of those future payments to equal the price at which the holder purchased the Security. In computing yield under the stripped bond rules, a Securityholder's share of future payments on the mortgage loans will not include any payments made in respect of any ownership interest in the mortgage loans retained by the Depositor, the master servicer, any subservicer or their respective affiliates, but will include the Securityholder's share of any reasonable servicing fees and other expenses.

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To the extent the Grantor Trust Fractional Interest Securities represent an interest in any pool of debt instruments the yield on which may be affected by reason of prepayments, Section 1272(a)(6) of the Code requires (1) the use of a reasonable Prepayment Assumption in accruing original issue discount and (2) adjustments in the accrual of original issue discount when prepayments do not conform to the Prepayment Assumption. It is unclear whether those provisions would be applicable to the Grantor Trust Fractional Interest Securities that do not represent an interest in any pool of debt instruments the yield on which may be affected by reason of prepayments, or whether use of a reasonable Prepayment Assumption may be required or permitted without reliance on these rules.

In the case of a Grantor Trust Fractional Interest Security acquired at a price equal to the principal amount of the mortgage loans allocable to the Security, the use of a Prepayment Assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a Grantor Trust Fractional Interest Security acquired at a price less than or greater than the principal amount of the Security, that is, at a discount or a premium, the use of a reasonable Prepayment Assumption would increase or decrease the yield, and thus accelerate or decelerate, respectively, the reporting of income.

If a Prepayment Assumption is not used, then when a mortgage loan prepays in full, the holder of a Grantor Trust Fractional Interest Security acquired at a discount or a premium generally will recognize ordinary income or loss equal to the difference between the portion of the prepaid principal amount of the mortgage loan that is allocable to the Security and the portion of the adjusted basis of the Security that is allocable to the Securityholder's interest in the mortgage loan. If a Prepayment Assumption is used, it appears that no separate item of income or loss should be recognized upon a prepayment. Instead, a prepayment should be treated as a partial payment of the stated redemption price of the Grantor Trust Fractional Interest Security and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Securities. It is unclear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

It is intended to base information reports or returns to the IRS and Securityholders in transactions subject to the stripped bond rules on a Prepayment Assumption that will be disclosed in the related Prospectus Supplement and on a constant yield computed using a representative initial offering price for each class of Securities. However, none of the Depositor, the Master Servicer or the Trustee will make any representation that the mortgage loans will in fact prepay at a rate conforming to the Prepayment Assumption or any other rate and Securityholders should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial Securityholders of each series that bought at that price.

Under Treasury regulation Section 1.1286-1, stripped bonds may to be treated as market discount bonds and any purchaser of a stripped bond treated as a market discount bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment however, applies only, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon (1) there is no, more than a de minimis amount of original issue discount or (2) the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the original mortgage loan, before subtracting any servicing fee or any stripped coupon. If interest payable on a Grantor Trust Fractional Interest Security is more than one percentage point lower than the gross interest rate payable on the mortgage loans, the related Prospectus Supplement will disclose that fact. If the original issue discount or market discount on a Grantor Trust Fractional Interest Security determined under the stripped bond rules is less than 0.25% of the stated redemption price multiplied by the weighted average maturity of the mortgage loans, then that original issue discount or market discount will be considered to be de minimis. Original issue discount or market discount of only a de minimis amount will be included in income in the same manner as de minimis original issue and market discount described in "--Characteristics of Investments in Grantor Trust Securities-- If Stripped Bond Rules Do Not Apply" and "--Market Discount" below.

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If Stripped Bond Rules Do Not Apply. Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a Grantor Trust Fractional Interest Security, the Securityholder will be required to report its share of the interest income on the mortgage loans in accordance with the Securityholder's normal method of accounting. The original issue discount rules will apply to a Grantor Trust Fractional Interest Security to the extent it evidences an interest in mortgage loans issued with original issue discount.

The original issue discount, if any, on the mortgage loans will equal the difference between the stated redemption price of the mortgage loans and their issue price. Under the OID Regulations, the stated redemption price is equal to the total of all payments to be made on the mortgage loan other than qualified stated interest. In general, the issue price of a mortgage loan will be the amount received by the borrower from the lender under the terms of the mortgage loan, less any points paid by the borrower, and the stated redemption price of a mortgage loan will equal its principal amount, unless the mortgage loan provides for an initial below-market rate of interest or the acceleration or the deferral of interest payments. The determination as to whether original issue discount will be considered to be de minimis will be calculated using the same test described in the REMIC discussion above.

In the case of mortgage loans bearing adjustable or variable interest rates, the related Prospectus Supplement will describe the manner in which the rules will be applied with respect to those mortgage loans by the master servicer or the Trustee in preparing information returns to the Securityholders and the IRS.

If original issue discount is in excess of a de minimis amount, all original issue discount with respect to a mortgage loan will be required to be accrued and reported in income each month, based on a constant yield. Section 1272(a)(6) of the Code requires that a Prepayment Assumption be made in computing yield with respect to any pool of debt instruments the yield on which may be affected by reason of prepayments. Accordingly, for Securities backed by these pools, it is intended to base information reports and returns to the IRS and Securityholders on the use of a Prepayment Assumption. However, in the case of Securities not backed by these pools, it currently is not intended to base the reports and returns on the use of a Prepayment Assumption. It is suggested that Securityholders consult their own tax advisors concerning whether a Prepayment Assumption should be used in reporting original issue discount with respect to Grantor Trust Fractional Interest Securities. Securityholders should refer to the related Prospectus Supplement with respect to each series to determine whether and in what manner the original issue discount rules will apply to mortgage loans in the series.

A purchaser of a Grantor Trust Fractional Interest Security at a cost less than the Security's allocable portion of the aggregate remaining stated redemption price of the mortgage loans held in the related trust fund will also be required to include in gross income the Security's daily portions of any original issue discount with respect to the mortgage loans. However, the daily portion will be reduced if the cost of the Grantor Trust Fractional Interest Security to the purchaser is in excess of the Security's allocable portion of the aggregate adjusted issue prices of the mortgage loans held in the related trust fund, approximately in proportion to the ratio the excess bears to the Security's allocable portion of the aggregate original issue discount remaining to be accrued on the mortgage loans. The adjusted issue price of a mortgage loan on any given day equals the sum of (1) the adjusted issue price, or, in the case of the first accrual period, the issue price, of the mortgage loan at the beginning of the accrual period that includes that day and (2) the daily portions of original issue discount for all days during the accrual period prior to that day. The adjusted issue price of a mortgage loan at the beginning of any accrual period will equal the issue price of the mortgage loan, increased by the aggregate amount of original issue discount with respect to the mortgage loan that accrued in prior accrual periods, and reduced by the amount of any payments made on the mortgage loan in prior accrual periods of amounts included in its stated redemption price.

In addition to its regular reports, the Master Servicer or the Trustee, except as provided in the related Prospectus Supplement, will provide to any holder of a Grantor Trust Fractional Interest Security such information as the holder may reasonably request from time to time with respect to original issue discount accruing on Grantor Trust Fractional Interest Securities.

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Market Discount. If the stripped bond rules do not apply to the Grantor Trust Fractional Interest Security, a Securityholder may be subject to the market discount rules of Sections 1276 through 1278 of the Code to the extent an interest in a mortgage loan is considered to have been purchased at a market discount, that is, in the case of a mortgage loan issued without original issue discount, at a purchase price less than its remaining stated redemption price, or in the case of a mortgage loan issued with original issue discount, at a purchase price less than its adjusted issue price. If market discount is in excess of a de minimis amount, the holder generally will be required to include in income in each month the amount of the discount that has accrued through the month that has not previously been included in income, but limited, in the case of the portion of the discount that is allocable to any mortgage loan, to the payment of stated redemption price on the mortgage loan that is received by, or, in the case of accrual basis Securityholders, due to, the trust fund in that month. A Securityholder may elect to include market discount in income currently as it accrues under a constant yield method based on the yield of the Security to the holder rather than including it on a deferred basis under rules similar to those described in "--Taxation of Owners of REMIC Regular Securities--Market Discount" above.

Because the mortgage loans will provide for periodic payments of stated redemption price, the market discount may be required to be included in income at a rate that is not significantly slower than the rate at which the discount would be included in income if it were original issue discount.

Market discount with respect to mortgage loans may be considered to be de minimis and, if so, will generally be includible in income under de minimis rules similar to those described above in "--REMICs--Taxation of Owners of REMIC Regular Securities--Original Issue Discount."

Premium. If a Securityholder is treated as acquiring the underlying mortgage loans at a premium, that is, at a price in excess of their remaining stated redemption price, the Securityholder may elect under Section 171 of the Code to amortize using a constant yield method the portion of the premium allocable to mortgage loans originated after September 27, 1985. Amortizable premium is treated as an offset to interest income on the related debt instrument rather than as a separate interest deduction. However, premium allocable to mortgage loans originated before September 28, 1985 or to mortgage loans for which an amortization election is not made, should be allocated among the payments of stated redemption price on the mortgage loan and be allowed as a deduction as these payments are made, or, for a Securityholder using the accrual method of accounting, when the payments of stated redemption price are due.

It is unclear whether a Prepayment Assumption should be used in computing amortization of premium allowable under Section 171 of the Code. If premium is not subject to amortization using a Prepayment Assumption and a mortgage loan prepays in full, the holder of a Grantor Trust Fractional Interest Security acquired at a premium should recognize a loss, equal to the difference between the portion of the prepaid principal amount of the mortgage loan that is allocable to the Security and the portion of the adjusted basis of the Security that is allocable to the mortgage loan. If a Prepayment Assumption is used to amortize this premium, it appears that this loss would be unavailable. Instead, if a Prepayment Assumption is used, a prepayment should be treated as a partial payment of the stated redemption price of the Grantor Trust Fractional Interest Security and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Securities. It is unclear whether any other adjustments would be required to reflect differences between the Prepayment Assumption used and the actual rate of prepayments.

Taxation Of Owners Of Grantor Trust Strip Securities

Since it is uncertain how the stripped coupon rules of Section 1286 of the Code will apply to the Grantor Trust Strip Securities, holders of such Securities should consult their own tax advisors concerning the method to be used in reporting income or loss with respect to the Securities.

The OID Regulations do not apply to stripped coupons, although they provide general guidance as to how the original issue discount sections of the Code will be applied. In addition, the discussion below is subject to the discussion under "--Application of Contingent Payment Rules" and assumes that the holder of a Grantor Trust Strip Security will not own any Grantor Trust Fractional Interest Securities.

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Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the Grantor Trust Strip Securities based on a constant yield method. In effect, each holder of Grantor Trust Strip Securities would include as interest income in each month an amount equal to the product of the holder's adjusted basis in the Grantor Trust Strip Security at the beginning of that month and the yield of the Grantor Trust Strip Security to the holder. The yield would be calculated based on the price paid for that Grantor Trust Strip Security by its holder and the payments remaining to be made thereon at the time of the purchase, plus an allocable portion of the servicing fees and expenses to be paid with respect to the mortgage loans.

Section 1272(a)(6) of the Code requires that a Prepayment Assumption be used in computing the accrual of original issue discount with respect to some categories of debt instruments, and that adjustments be made in the amount and rate of accrual of the discount when prepayments do not conform to the Prepayment Assumption. To the extent the Grantor Trust Strip Securities represent an interest in any pool of debt instruments the yield on which may be affected by reason of prepayments, those provisions apply to Grantor Trust Strip Securities. It is unclear whether those provisions would be applicable to the Grantor Trust Strip Securities that do not represent an interest in any such pool, or whether use of a Prepayment Assumption may be required or permitted in the absence of these provisions. It is also uncertain, if a Prepayment Assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Strip Security or, with respect to any subsequent holder, at the time of purchase of the Grantor Trust Strip Security by that holder.

The accrual of income on the Grantor Trust Strip Securities will be significantly slower if a Prepayment Assumption is permitted to be made than if yield is computed assuming no prepayments. It currently is intended to base information returns or reports to the IRS and Securityholders on the Prepayment Assumption disclosed in the related Prospectus Supplement and on a constant yield computed using a representative initial offering price for each class of Securities. However, none of the Depositor, the Master Servicer or the Trustee will make any representation that the mortgage loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate and Securityholders should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial Securityholders of each series who bought at that price. Prospective purchasers of Grantor Trust Strip Securities should consult their own tax advisors regarding the use of the Prepayment Assumption.

It is unclear under what circumstances, if any, the prepayment of a mortgage loan will give rise to a loss to the holder of a Grantor Trust Strip Security. If a Grantor Trust Strip Security is treated as a single instrument rather than an interest in discrete mortgage loans and the effect of prepayments is taken into account in computing yield with respect to the Grantor Trust Strip Security, it appears that no loss may be available as a result of any particular prepayment unless prepayments occur at a rate faster than the Prepayment Assumption. However, if a Grantor Trust Strip Security is treated as an interest in discrete mortgage loans, or if the Prepayment Assumption is not used, then, when a mortgage loan is prepaid, the holder of a Grantor Trust Strip Security should be able to recognize a loss equal to the portion of the adjusted issue price of the Grantor Trust Strip Security that is allocable to the mortgage loan.

Possible Application Of Contingent Payment Rules. The coupon stripping rules' general treatment of stripped coupons is to regard them as newly issued debt instruments in the hands of each purchaser. To the extent that payments on the Grantor Trust Strip Securities would cease if the mortgage loans were prepaid in full, the Grantor Trust Strip Securities could be considered to be debt instruments providing for contingent payments. Under the OID Regulations, debt instruments providing for contingent payments are subject to special rules, and Securityholders should consult their tax advisors concerning the possible application of such rules to Grantor Trust Strip Securities.

Sales Of Grantor Trust Securities

Any gain or loss equal to the difference between the amount realized on the sale or exchange of a Grantor Trust Security and its adjusted basis recognized on the sale or exchange of a Grantor Trust Security by an investor who holds the Grantor Trust Security as a capital asset will be capital gain or loss, except to the extent of accrued and unrecognized market discount, which will be treated as ordinary income, and, in the case of banks and other financial institutions, except as provided under Section 582(c) of the Code. The adjusted basis of a Grantor Trust Security generally will equal its cost, increased by any income reported by the seller, including original issue discount and market discount income, and reduced, but not below zero, by any previously reported losses, any amortized premium and by any distributions with respect to the Grantor Trust Security.

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Gain or loss from the sale of a Grantor Trust Security may be partially or wholly ordinary in some circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income, as will gain or loss recognized by banks and other financial institutions subject to Section 582(c) of the Code. A portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the Grantor Trust Security is held as part of a conversion transaction within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in the transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate applicable Federal rate at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction. Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for that taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

Grantor Trust Reporting. The Master Servicer or the Trustee will furnish to each holder of a Grantor Trust Fractional Interest Security with each distribution a statement setting forth the amount of the distribution allocable to principal on the underlying mortgage loans and to interest thereon at the related pass-through rate. In addition, the Master Servicer or the Trustee will furnish, within a reasonable time after the end of each calendar year, to each holder of a Grantor Trust Security who was a holder at any time during that year, information regarding the amount of any servicing compensation received by the master servicer and subservicer and any other customary factual information as the master servicer or the Trustee deems necessary or desirable to enable holders of Grantor Trust Securities to prepare their tax returns and will furnish comparable information to the IRS as and when required by law to do so.

Except as disclosed in the related Prospectus Supplement, the responsibility for complying with the foregoing reporting rules will be borne by the Master Servicer or the Trustee.

Backup Withholding. In general, the rules described in "--REMICS--Backup Withholding with Respect to REMIC Securities" will also apply to Grantor Trust Securities.

Foreign Investors. In general, the discussion with respect to REMIC Regular Securities in "REMICS--Foreign Investors in REMIC Securities" applies to Grantor Trust Securities except that Grantor Trust Securities will, except as disclosed in the related Prospectus Supplement, be eligible for exemption from U.S. withholding tax, subject to the conditions described in the discussion, only to the extent the related mortgage loans were originated after July 18, 1984 and only to the extent such mortgage loans have not been converted to real property.

Partnership Trust Funds

Classification Of Partnership Trust Funds. With respect to each series of Partnership Securities, if so specified in the related Prospectus Supplement, counsel to the Depositor will provide its opinion that the trust fund will not be a taxable mortgage pool or an association, or publicly traded partnership, taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the related Pooling and Servicing Agreement and related documents will be complied with, and on counsel's conclusions that the nature of the income of the trust fund will exempt it from the rule that certain publicly traded partnerships are taxable as corporations and will be based, to the extent deemed appropriate by such counsel, on certifications by the Depositor as to certain factual matters.

If the trust fund were taxable as a corporation for federal income tax purposes, the trust fund would be subject to corporate income tax on its taxable income. The trust fund s taxable income would include all its income on the related mortgage loans, possibly reduced by its interest expense on any outstanding debt securities. Any corporate income tax could materially reduce cash available to make distributions on the Partnership Securities and Securityholders could be liable for any tax that is unpaid by the trust fund.

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Characterization Of Investments In Partnership Securities. For federal income tax purposes,

(1)  Partnership Securities held by a thrift institution taxed as a domestic building and loan association will not constitute "loans ... secured by an interest in real property" within the meaning of Code Section 7701(a)(19)(C)(v);

(2)  Partnership Securities held by a real estate investment trust will constitute real estate assets within the meaning of Code Section 856(c)(4)(A) and interest on Partnership Securities will be treated as "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B), based on the real estate investments trust s proportionate interest in the assets of the Partnership trust fund based on capital accounts; and

(3)  Partnership Securities held by a regulated investment company will not constitute Government securities within the meaning of Code Section 851(b)(3)(A)(i).

Taxation Of Owners Of Partnership Securities

Treatment of the Partnership trust fund as a Partnership. If specified in the related Prospectus Supplement, the Depositor will agree, and the Securityholders will agree (by virtue of their purchase of Securities) to treat the Partnership trust fund as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Partnership trust fund, the partners of the partnership being the Securityholders, including the Depositor. However, the proper characterization of the arrangement involving the Partnership trust fund, the Partnership Securities and the Depositor is not clear.

A variety of alternative characterizations are possible. For example, because one or more of the classes of Partnership Securities have certain features characteristic of debt, the Partnership Securities might be considered debt of the Depositor or the Partnership trust fund. Any alternative characterization would not result in materially adverse tax consequences to Securityholders as compared to the consequences from treatment of the Partnership Securities as equity in a partnership. The following discussion assumes that the Partnership Securities represent equity interests in a partnership.

Partnership Taxation. As a partnership, the Partnership trust fund will not be subject to federal income tax. Each Securityholder will be required to take into account such holder's allocated share of income, gains, losses, deductions and credits of the Partnership trust fund. It is anticipated that the Partnership trust fund's income will consist primarily of interest earned on the mortgage loans, including appropriate adjustments for market discount, original issue discount and bond premium, and any gain upon collection or disposition of mortgage loans. The Partnership trust fund's deductions will consist primarily of interest accruing with respect to any outstanding debt securities, servicing and other fees, and losses or deductions upon collection or disposition of any outstanding debt securities.

The income and tax attributes of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement, which will include a Pooling and Servicing Agreement and related documents. The Pooling and Servicing agreement will provide, in general, that the Securityholders will be allocated taxable income of the Partnership trust fund for each due period equal to the sum of (i) the interest that accrues on the Partnership Securities in accordance with their terms for the due period, including interest accruing at the applicable pass-through rate for the due period and interest on amounts previously due on the Partnership Securities but not yet distributed; (ii) any Partnership trust fund income attributable to discount on the mortgage loans that corresponds to any excess of the principal amount of the Partnership Securities over their initial issue price; and (iii) any other amounts of income payable to the Securityholders for the due period. The allocation will be reduced by any amortization by the Partnership trust fund of premium on mortgage loans that corresponds to any excess of the issue price of Partnership Securities over their principal amount. All remaining taxable income of the Partnership trust fund will be allocated to the Depositor. Securityholders may be allocated income equal to the entire pass-through rate plus the other items described even though the trust fund might not have sufficient cash to make current cash distributions of these amounts.

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All of the taxable income allocated to a Securityholder which is a pension, profit sharing or employee benefit plan or other tax-exempt entity, including an individual retirement account, will constitute unrelated business taxable income generally taxable to that holder under the Code.

A share of expenses of the Partnership trust fund, including fees of the Master Servicer (but not interest expense), allocable to an individual, estate or trust Securityholder will constitute miscellaneous itemized deductions subject to the limitations described above under "--Grantor trust funds -- Taxation of Owners of Grantor Trust Fractional Interest Securities." Accordingly, deductions for these expenses might be disallowed to the individual in whole or in part and might result in that holder being taxed on an amount of income that exceeds the amount of cash actually distributed to the holder over the life of the Partnership trust fund.

Discount income or premium amortization with respect to each mortgage loan would be calculated in a manner similar to the discussion in the paragraph entitled "-- Grantor trust funds -- Taxation of Owners of Grantor Trust Fractional Interest Securities - If Stripped Bond Rules Do Not Apply." It is intended that the Partnership trust fund will make all tax calculations relating to income and allocations to Securityholders on an aggregate basis for all mortgage loans held by the Partnership trust fund rather than on a mortgage loan-by-mortgage loan basis.

Discount And Premium. Unless indicated otherwise in the related Prospectus Supplement, it is not anticipated that the mortgage loans will have been issued with original issue discount and, therefore, the Partnership trust fund should not have original issue discount income. However, the purchase price paid by the Partnership trust fund for the mortgage loans may be greater or less than the remaining principal balance of the mortgage loans at the time of purchase. If so, the mortgage loans will have been acquired at a premium or discount, as the case may be. If the Partnership trust fund acquires the mortgage loans at a market discount or premium, the Partnership trust fund will elect to include any discount in income currently as it accrues over the life of the mortgage loans or to offset any premium against interest income on the mortgage loans. A portion of the market discount income or premium deduction may be allocated to Securityholders.

Section 708 Termination. Under Section 708 of the Code, the Partnership trust fund will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Partnership trust fund are sold or exchanged within a 12-month period. A 50% or greater transfer would cause a deemed contribution of the assets of a Partnership trust fund, the old partnership, to a new Partnership trust fund, the new partnership, in exchange for interests in the new partnership. These interests would be deemed distributed to the partners of the old partnership in liquidation thereof, which would not constitute a sale or exchange.

Disposition Of Securities. Generally, capital gain or loss will be recognized on a sale of Partnership Securities in an amount equal to the difference between the amount realized and the seller's tax basis in the Partnership Securities sold. A Securityholder's tax basis in an Partnership Security will generally equal the holder's cost increased by the holder's share of Partnership trust fund income includible in income and decreased by any distributions received with respect to the Partnership Security. In addition, both the tax basis in the Partnership Securities and the amount realized on a sale of an Partnership Security would include the holder's share of any liabilities of the Partnership trust fund. A holder acquiring Partnership Securities at different prices may be required to maintain a single aggregate adjusted tax basis in such Partnership Securities, and, upon sale or other disposition of some of the Partnership Securities, allocate a portion of the aggregate tax basis to the Partnership Securities sold, rather than maintaining a separate tax basis in each Partnership Security for purposes of computing gain or loss on a sale of that Partnership Security.

Any gain on the sale of an Partnership Security attributable to the holder's share of unrecognized accrued market discount on the mortgage loans would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The Partnership trust fund does not expect to have any other assets that would give rise to such special reporting considerations. Thus, to avoid those special reporting requirements, the Partnership trust fund will elect to include market discount in income as it accrues.

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If a Securityholder is required to recognize an aggregate amount of income, not including income attributable to disallowed itemized deductions, over the life of the Partnership Securities that exceeds the aggregate cash distributions with respect thereto, the excess will generally give rise to a capital loss upon the retirement of the Partnership Securities.

Allocations Between Transferors And Transferees. In general, the Partnership trust fund's taxable income and losses will be determined each due period and the tax items for a particular due period will be apportioned among the Securityholders in proportion to the principal amount of Partnership Securities owned by them as of the close of the last day of such due period. As a result, a holder purchasing Partnership Securities may be allocated tax items which will affect its tax liability and tax basis attributable to periods before the actual transaction.

The use of a due period convention may not be permitted by existing regulations. If a due period convention is not allowed or only applies to transfers of less than all of the partner s interest, taxable income or losses of the Partnership trust fund might be reallocated among the Securityholders. The Depositor will be authorized to revise the Partnership trust fund s method of allocation between transferors and transferees to conform to a method permitted by future regulations.

Section 754 Election. In the event that a Securityholder sells its Partnership Securities for a profit, the purchasing Securityholder will have a higher basis in the Partnership Securities than the selling Securityholder had. An opposite result will follow if the Partnership Security is sold at a loss. The tax basis of the Partnership trust fund' s assets would not be adjusted to reflect that higher or lower basis unless the Partnership trust fund were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, unless required in the related Prospectus Supplement, the Partnership trust fund will not make such election. As a result, a Securityholder might be allocated a greater or lesser amount of Partnership trust fund income than would otherwise be appropriate.

Administrative Matters. The Trustee is required to keep or have kept complete and accurate books of the Partnership trust fund. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the Partnership trust fund will be the calendar year. The Trustee will file a partnership information return, IRS Form 1065, with the IRS for each taxable year of the Partnership trust fund and will report each Securityholder s allocable share of items of Partnership trust fund income and expense to holders and the IRS on Schedule K-1. The Trustee will provide the Schedule K-1 information to nominees that fail to provide the Partnership trust fund with the information statement described below and the nominees will be required to forward this information to the beneficial owners of the Partnership Securities. Generally, holders must file tax returns that are consistent with the information return filed by the Partnership trust fund or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.

Under Section 6031 of the Code, any person that holds Partnership Securities as a nominee at any time during a calendar year is required to furnish the Partnership trust fund with a statement containing information on the nominee, the beneficial owners and the Partnership Securities so held. Such information includes (a) the name, address and taxpayer identification number of the nominee and (b) as to each beneficial owner (i) the name, address and identification number of that person, (ii) whether that person is a United States Person, a tax-exempt entity or a foreign government, an international organization, or any wholly-owned agency or instrumentality of either of the foregoing, and (iii) information relating to Partnership Securities that were held, bought or sold on behalf of that person throughout the year. In addition, brokers and financial institutions that hold Partnership Securities through a nominee are required to furnish directly to the Trustee information as to themselves and their ownership of Partnership Securities. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any information statement to the Partnership trust fund. The information referred to above for any calendar year must be furnished to the Partnership trust fund on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the Partnership trust fund with the information described above may be subject to penalties.

The Depositor will be designated as the tax matters partner in the pooling and servicing agreement and will be responsible for representing the Securityholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire until three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Partnership trust fund by the appropriate taxing authorities could result in an adjustment of the returns of the Securityholders, and a Securityholder may be precluded from separately litigating a proposed adjustment to the items of the Partnership trust fund. An adjustment could also result in an audit of a Securityholder s returns and adjustments of items not related to the income and losses of the Partnership trust fund.

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Tax Consequences To Foreign Securityholders. It is not clear whether the Partnership trust fund would be considered to be engaged in a trade or business in the United States for purposes of liability of non-U.S. Persons to U. S. income tax. Although it is not expected that the Partnership trust fund would be considered to be engaged in a trade or business in the United States for these purposes, the Partnership trust fund will withhold as if it were so engaged in order to protect the Partnership trust fund from possible adverse consequences of a failure to withhold. The Partnership trust fund expects to withhold on the portion of its taxable income that is allocable to foreign Securityholders pursuant to Section 1446 of the Code as if this income were subject to U.S. income tax connected to a U.S. trade or business, at the then applicable rates. Amounts withheld will be deemed distributed to the foreign Securityholders.

Each foreign holder may be required to file a U.S. and/or state individual or corporate income tax return, including, in the case of a corporation, the branch profits tax, on its share of the Partnership trust fund s income. Each foreign holder must obtain a taxpayer identification number from the IRS and submit that number to the Partnership trust fund on Form W-8 in order to assure appropriate crediting of the taxes withheld. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the Partnership trust fund, taking the position that no taxes were due because the Partnership trust fund was not engaged in a U.S. trade or business. However, interest payments made or accrued to a Securityholder who is a foreign person generally will be considered guaranteed payments to the extent such payments are determined without regard to the income of the Partnership trust fund. If these interest payments are properly characterized as guaranteed payments, then the interest will not be considered portfolio interest. As a result, Securityholders who are non-U.S. persons will be subject to United States federal income tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable income tax treaty.

Backup Withholding. Distributions made on the Partnership Securities and proceeds from the sale of the Partnership Securities will be subject to a backup withholding tax of 31% if the Securityholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

It is suggested that prospective purchasers consult their tax advisors with respect to the tax consequences to them of the purchase, ownership and disposition of REMIC Securities, notes, Grantor Trust Securities and Partnership Securities, including the tax consequences under state, local, foreign and other tax laws and the possible effects of changes in federal or other tax laws.

State And Other Tax Consequences

In addition to the federal income tax consequences described in "Federal Income Tax Consequences", potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the securities offered hereunder. State tax law may differ substantially from the corresponding federal tax law, and the discussion described under "Federal Income Tax Consequences" does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their own tax advisors with respect to the various tax consequences of investments in the securities offered hereunder.

ERISA CONSIDERATIONS

In considering an investment in a Security of the assets of a qualified profit-sharing, pension, or other retirement trust ("collectively "Qualified Retirement Plan") subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or an individual retirement account ("IRA") (hereinafter Qualified Retirement Plan and IRA shall sometimes collectively be referred to as "Plan"), a fiduciary, taking into account the facts and circumstances of each trust, should consider, among other things, (a) the definition of "plan assets" under ERISA and the regulations issued by the Department of Labor ("DOL") regarding the definition of plan assets, and (b) whether the investment satisfies the standards of fiduciary conduct prescribed by ERISA and (c) whether the investment violates the prohibited transaction rules under ERISA and the Code.

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Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions that involve (i) a Plan subject to ERISA or Section 4975 of the Code and any party in interest or disqualified person with respect to the Plan and (ii) plan assets. In general, a "party in interest" or "disqualified person" with respect to an ERISA plan or IRA includes any fiduciary of the plan or IRA, the owner of an IRA, any person providing services to the plan or IRA, the employer maintaining an ERISA plan, any union any of whose members are covered by the plan, certain affiliates of such persons, and any employee, director or 10 percent or more shareholder of such service providers, employer, and certain affiliates, or family members of such persons. Regulations of the DOL set forth in 29 C.F.R. 2510.3-101 (the "Plan Asset Regulations") define "plan assets" to include not only securities (such as the Securities) held by a Plan but also the underlying assets of the issuer of any equity securities, unless one or more exceptions specified in the regulations are satisfied. Thus, under the Plan Asset Regulations, a Plan that acquires a Security could be treated for ERISA and the Code purposes as having acquired a direct interest in some or all of the assets in the Trust. Such treatment could cause certain transactions with respect to such assets to be deemed prohibited transactions under ERISA and the Code and, in addition, could result in a finding of an improper delegation by the plan fiduciary of its duty to manage plan assets. The Plan Asset Regulations will not apply, however, if (i) the security is registered under the Exchange Act, is freely transferable and is part of a class of securities that is held by more than 100 unrelated investors (the "publicly offered exception") or (ii) immediately after the most recent acquisition of an equity interest, benefit plan investors do not own 25% or more of the value of any class of equity interests in the trust (the "insignificant participation exception"). Prior to purchasing a Security, a Plan should consult with its counsel to determine whether the publicly offered exception, the insignificant participation exception, or any other exception to the Plan Asset Regulations would apply to the purchase of the Security.

The DOL has issued several exemptions from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code. Those exemptions include, but are not limited to: (a) Prohibited Transaction Class Exemption ("PTCE") 95-60, regarding investments by insurance company general accounts; (b) PTCE 91-38, regarding investments by bank collective investment funds; (c) PTCE 90-1, regarding investments by insurance company pooled separate accounts; (d) PTCE 83-1, regarding acquisitions by Plans of interests in mortgage pools; and (e) various underwriter exemptions. Before purchasing any Securities, a Plan subject to the fiduciary responsibility provisions of ERISA or described in Section 4975(e)(1) of the Code should consult with its counsel to determine whether the conditions of any exemption would be met. A purchaser of Securities should be aware, however, that certain of the exemptions do not apply to the purchase, sale, and holding of subordinated securities. Moreover, a purchaser of Securities also should be aware that even if the conditions specified in one or more exemptions are met, the scope of the relief provided by an exemption might not cover all acts that might be construed as prohibited transactions.

Because the purchase or holding of Securities may result in unfavorable consequences for a Plan or its fiduciaries under the Plan Asset Regulations or the prohibited transaction provisions of ERISA or the Code, certain classes of Securities will not be offered for sale to, and are not transferable to, any Plan investor unless such Plan investor provides the Depositor with a "Benefit Plan Opinion." A Benefit Plan Opinion is an opinion of Counsel satisfactory to the Depositor (and upon which the Depositor, Trustee, TMP, and their respective counsel are authorized to rely) that the ownership of a Security of such class (A) will not be treated as a prohibited transaction under Sections 406 and 407 of ERISA or Section 4975 of the Code and (B) either (i) will not cause any of the assets in the Trust (or in the case of a REMIC Series, the REMIC's assets) to be regarded as plan assets for purposes of the Plan Asset Regulation or (ii) will not give rise to any fiduciary duty under ERISA on the part of the Depositor, the Trustee, the Master Servicer or the TMP. The Prospectus Supplement for an affected Series will indicate which classes of Securities are restricted in their availability to benefit plan investors.

In considering the possible application of the Plan Asset Regulations, potential Plan investors should be aware that, with respect to certain Series and under certain circumstances, the Depositor may have a right to redeem the Securities of such Series, at its option. In such cases, the Depositor's purpose for the retention of such a redemption right is to enable the Depositor to terminate its administration obligations with respect to the Securities in the event such obligations become unprofitable. The Depositor undertakes no obligation to consider the interests of Securityholders in deciding whether to exercise any redemption right.

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As described in "Federal Income Tax Consequences," an investment in a Security may produce unrelated business taxable income for tax-exempt employee benefit plans. Potential investors also should be aware that ERISA requires that the assets of a Plan be valued at their fair market value as of the close of the plan year. Neither the Depositor nor the Underwriters currently intend to provide valuations to Securityholders. Plans contemplating the acquisition of Securities should consult their legal advisors with respect to the ERISA, Code, and other consequences of an investment in the Securities.

ANY QUALIFIED RETIREMENT PLAN OR IRA FIDUCIARY CONSIDERING WHETHER TO PURCHASE A SECURITY ON BEHALF OF A PLAN SHOULD CONSULT WITH ITS COUNSEL REGARDING THE APPLICABILITY OF THE FIDUCIARY RESPONSIBILITY AND PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE TO SUCH INVESTMENT.

THE SALE OF SECURITIES TO A QUALIFIED RETIREMENT PLAN OR IRA IS IN NO RESPECT A REPRESENTATION BY THE DEPOSITOR OR ANY UNDERWRITER THAT THIS INVESTMENT MEETS ALL RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS OR IRAS GENERALLY OR ANY PARTICULAR PLAN OR IRA, OR THAT THIS INVESTMENT IS APPROPRIATE FOR PLANS OR IRAS GENERALLY OR ANY PARTICULAR PLAN OR IRA.

LEGAL INVESTMENT

The Prospectus Supplement will specify which, if any, of the Classes of Offered Securities will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). If so, Offered Securities designated as qualifying as "mortgage related securities" will continue to qualify as such for so long as they are rated in one of the two highest categories by at least one nationally recognized statistical rating agency. Classes of Offered Securities that qualify as "mortgage related securities" under SMMEA will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state whose authorized investments are subject to state regulation to the same extent as, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for any such entities. Certain states have enacted legislation specifically limiting, to varying degrees, the legal investment authority of such entities with respect to "mortgage related securities," in most cases requiring investors to rely solely upon existing state law and not SMMEA. In any case in which any such legislation is applicable, the Offered Securities will constitute legal investments for entities subject to such legislation only to the extent provided in such state legislation.

SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in "mortgage-related securities" without limitation as to the percentage of their assets represented thereby; federal credit unions may invest in "mortgage related securities"; and national banks may purchase "mortgage related securities" for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. Section 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe.

Several federal agencies have proposed or adopted guidelines regarding investment in various types of mortgage-backed securities. In addition, certain state regulators have taken positions that may prohibit regulated institutions subject to their jurisdiction from holding securities representing residual interests, including securities previously purchased.

The appropriate characterization under various legal investment restrictions of the Classes of Offered Securities that do not qualify as "mortgage related securities" under SMMEA and thus the ability of investors subject to these restrictions to purchase such Classes of Offered Securities, may be subject to significant interpretive uncertainties. All investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether, and to what extent, the Classes of Offered Securities that do not qualify as "mortgage related securities" will constitute legal investments for them.

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The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not "interest-bearing" or "income-paying," and, with regard to any Offered Securities issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

Except as to the status of certain Classes of the Offered Securities that may be identified as "mortgage related securities," no representations are made as to the proper characterization of the Offered Securities for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase Offered Securities under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Offered Securities) may adversely affect the liquidity of the Offered Securities.

All investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Securities constitute legal investments or are subject to investment, capital, or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to that investor.

PLAN OF DISTRIBUTION

We may sell the Offered Securities either directly or through one or more underwriters, underwriting syndicates or designated agents. We also may sell the Offered Securities to an affiliate, and such affiliate may sell the Security, from time to time, either directly or through one or more underwriters, underwriting syndicates or through designated agents. The Prospectus Supplement with respect to each Series of Offered Securities will set forth the terms of the offering of such Series of Securities and each Class within such Series, including the name or names of any underwriter(s), the proceeds to and their intended use by us, and either the initial public offering price, the discounts and commissions to any underwriter(s) and any discounts or concessions allowed or reallowed to certain dealers, or the method by which the price at which the related underwriter(s) will sell the Offered Securities will be determined.

The Offered Securities may be acquired by underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of any underwriters will be subject to certain conditions precedent, and such underwriters will be severally obligated to purchase all the Offered Securities of a Series offered pursuant to the related Prospectus Supplement, if any are purchased. If Offered Securities of a Series are offered otherwise than through underwriters, the related Prospectus Supplement will contain information regarding the nature of such offering and any agreements to be entered into between us and purchasers of the Offered Securities of such Series.

The place and time of delivery for the Offered Securities of a Series in respect of which this Prospectus is delivered will be set forth in the related Prospectus Supplement.

The Securities issued pursuant to this Registration Statement of which this Prospectus is a part may be reregistered and distributed when such Offered Securities are reacquired by us or an affiliate and deposited as part of a new Trust Fund.

LEGAL MATTERS

Certain legal matters in connection with the Offered Securities, including the material federal income tax consequences, will be passed upon for us by Jenkens & Gilchrist, LLP, Los Angeles, California.

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EXPERTS

The balance sheet of the Issuer as of March 31, 2004 and 2003 and the statement of operations, change in stockholders' equity (deficit) and cash flows for each of the years then ended, included in this Prospectus, have been audited by Singer, Lewak Greenberg & Goldstein, LLP, Certified Public Accountants, as stated in their report appearing herein which has been so included in reliance upon such report given upon the authority of that firm as experts in accounting and auditing.

FINANCIAL INFORMATION

A separate Trust Fund will be formed with respect to each Series of Offered Securities and no Trust Fund will engage in any business activities or have any assets or obligations prior to the issuance of the related Series of Offered Securities. Accordingly, no financial statements with respect to any Trust Fund will be included in this Prospectus or in the related Prospectus Supplement.

RATINGS

It is a condition to the issuance of the Offered Securities of each Series offered hereby and by the Prospectus Supplement that they shall have been rated in one of the two highest rating categories by the nationally recognized statistical rating organization or organizations specified in the related Prospectus Supplement.

Ratings on Offered Securities address the likelihood of receipt by Securityholders of all distributions on the underlying Assets. These ratings address the structural, legal and issuer-related aspects associated with such Offered Securities, the nature of the underlying Assets and the credit quality of the credit enhancer or guarantor, if any. Ratings on Offered Securities do not represent any assessment of the likelihood of principal prepayments by obligors or of the degree by which such prepayments might differ from those originally anticipated. As a result, Securityholders might suffer a lower than anticipated yield, and, in addition, in extreme cases might fail to recoup their underlying investments.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

GLOSSARY

"Accretion Directed" means a Class of Offered Securities that receives principal payments from the interest from specified Accrual Classes. An Accretion Directed Class also may receive principal payments from principal paid on the underlying Assets or other Trust Assets for the related Series.

"Accrual Securities" means Offered Securities that accrete the amount of accrued interest otherwise distributable on such Offered Securities, which amount will be added as principal to the Security Principal Balance of such Securities on each applicable Distribution Date. Such accretion may continue until some specified event has occurred or until such Accrual Securities are retired.

"Accrued Security Interest" means, with respect to each Class of Offered Securities, interest accrued for a specified period on the outstanding Security Balance thereof immediately prior to the related Distribution Date, at the applicable Interest Rate, as the case may be, reduced as described in the Prospectus Supplement.

"Advance" means payments made by the Master Servicer as part of its servicing function that in its good faith judgment it deems recoverable with respect to (i) delinquent scheduled payments on Mortgage Loans, and (ii) delinquent payments of taxes, insurance premiums and escrowed items, as well as liquidation-related expenses with respect to Mortgage Loans, each of which are reimbursable generally from subsequent recoveries in respect of such Mortgage Loans.

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"Agency Securities" means mortgage related securities issued or guaranteed by the United States, agencies or instrumentalities thereof or agencies created thereby.

"Aggregation Rule" means two or more debt instruments issued in connection with the same transaction or related transactions (determined based on all the facts and circumstances) generally are treated as a single debt instrument for federal income tax accounting purposes if issued by a single issuer to a single holder.

"Agreements" means Pooling and Servicing Agreements, Trust Agreements, Servicing Agreements and Indentures, as the case may be.

"All OID Election" means to include in gross income all stated interest, original issue discount, de minimis original issue discount, market discount, and de minimis market discount that accrues on a REMIC Regular Security (reduced by any acquisition premium or amortizable premium under the constant yield method used to account for original issue discount.

"AMT" means alternative minimum tax.

"ARM Loans" means Mortgage Loans providing for periodic adjustments to the Mortgage Rate thereon to equal the sum (which may be rounded) of a Gross Margin and an Index.

"Assets" means, with respect to any Series of Offered Securities, any combination of Mortgage Loans and/or Agency Securities.

"Asset Rate" means, with respect to any Asset, either the related Mortgage Rate or the stated rate of interest payable under the terms of the related MBS or Agency Security.

"Available Distribution Amount" means the amount available for distribution to the Securityholders on any Distribution Date, as further described herein under "Description of the Offered Securities - Available Distribution Amount".

"Balloon Mortgage Loans" are Mortgage Loans as to which only interest is payable until maturity and Mortgage Loans that provide for amortization of the principal amount over a certain period, although all remaining principal is due at the end of a shorter period.

"Benefit Plan Opinion" means an opinion of counsel satisfactory to us and the Master Servicer (and upon which we, the Master Servicer, the Trustee, the TMP and their respective counsel are authorized to rely) generally to the effect that the proposed transfer of a Security will not (1) cause any of the Assets in the related Trust Fund to be regarded as "plan assets" for purposes of the Plan Asset Regulations; (2) give rise to any fiduciary duty under ERISA on our part, the Trustee, the Master Servicer, or the TMP; or (3) be treated as, or result in, a prohibited transaction under section 406 or section 407 of ERISA or section 4975 of the Code.

"Book-Entry Securities" means a Class of Offered Securities held in book-entry form through a depository.

"Business Day" means any day that is not a Saturday, Sunday, holiday or other day on which commercial banking institutions in the city and state in which the Trustee's corporate trust office is located are authorized or obligated by law or executive order to be closed.

"BuyDown Mortgage Loan" means a Mortgage Loan as to which funds have been provided to reduce the Borrower's Monthly Payments during the early period of such Mortgage Loan.

"Buydown Period" means the early years of a BuyDown Mortgage Loan during which time the monthly payments made by the Mortgagor will be less than the scheduled monthly payments thereon.

"Cap" means any restriction on a maximum stated interest rate on an instrument.

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"Cash Flow Agreement" means a guaranteed investment contract, currency or interest rate exchange agreement, other similar financial assets, or any combination thereof.

"Cede" means Cede & Co, DTC's nominee.

"Certificates" means Mortgage Pass-Through Certificates.

"Class" means any class of the Offered Securities of a Series, as specified in the related Prospectus Supplement.

"Closing Date" means the date of initial issuance with respect to a Series of Offered Securities.

"Code" means the Internal Revenue Code of 1986, as amended.

"Commission" means the United States Securities and Exchange Commission.

"Complementary Securities" means Strip Securities of certain Classes of the same Series.

"Component Securities" means a Class of Offered Securities that have different principal and/or interest payment characteristics but together constitute a single Class.

"Covered Trust" means a trust issuing a Series of Offered Securities that is covered by Credit Support that also covers another Series of Offered Securities.

"CPR" means Constant Prepayment Rate prepayment model.

"Credit Support" means letters of credit, insurance policies, guarantees, reserve funds or other similar types of credit enhancement with respect to any Offered Security, or any combination thereof.

"Crime Control Act" means the Comprehensive Crime Control Act of 1984, as amended.

"Cut-off Date" means the date specified in the Prospectus Supplement, after which payments of interest and principal due on the Assets will accrue and be payable to holders of the Offered Securities.

"Deemed Principal Payments" means payments from a debt instrument's stated redemption price at maturity that equal the sum of all payments provided by the instrument other than qualified stated interest.

"Definitive Securities" means Offered Securities issued in fully registered, certificated form.

"Depositor" means Residential Resources, Inc., an Arizona corporation and Residential Mortgage Securities Trust Seventeen.

"Disqualified Organization" means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing, any tax-exempt organization (other than a farmers' cooperative described in section 521 of the Code) that is not subject to the tax on UBTI, or any rural electrical or telephone cooperative.

"Distribution Date" means, in the case of Offered Securities, that date each month, commencing on the date specified in the Prospectus Supplement, on which the Available Distribution Amount will be paid to Securityholders.

"DOL" means the United States Department of Labor.

"DTC" means The Depository Trust Company.

"Due Period" means (unless a different period is specified in the related Prospectus Supplement), with respect to any Distribution Date, the period commencing on the second day of the month in which the immediately preceding Distribution Date occurs, or the day after the Cut-off Date in the case of the first Due Period, and will end on the first day of the month of the related Distribution Date.

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"Eligible Account" means, as to any Series, an account which is maintained (1) at a depository institution organized under the laws of the United States or any state, the deposits of which are insured to the full extent permitted by law by the Federal Deposit Insurance Corporation (the "FDIC"), whose commercial paper or long-term unsecured debt has a rating, as specified in the related Agreement, sufficient to support the ratings requested on the Securities of the related Series, and which institution is subject to examination by federal or state authorities, (2) in the corporate trust department of the Trustee or (3) at an institution otherwise acceptable to each applicable Rating Agency.

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

"Exchange Act" means the Securities Exchange Act of 1934, as amended.

"Fannie Mae" means Fannie Mae, (formerly known as FNMA) a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act, as amended, or any successor thereto.

"Fannie Mae Certificate" means guaranteed mortgage pass-through certificates representing fractional undivided interests in pools of mortgage loans formed by Fannie Mae.

"FDIC" means the Federal Deposit Insurance Corporation.

"FHA" means the Federal Housing Administration.

"FHA Insurance Policies" means insurance policies that cover Mortgage Loans insured by HUD and administered by FHA.

"FHA Loans" means Mortgage Loans insured by FHA Insurance Policies.

"First Distribution Period" means the interval between the issue date of a Current Interest Security and the first Distribution Date.

"Fixed Rate" means a Class with an Interest Rate that is fixed throughout the life of the Class.

"Floating Rate" means a Class with an Interest Rate that resets periodically based upon a designated index and that varies directly with changes in such index.

"Floor" means a restriction or restrictions on the minimum stated interest rate of an instrument.

"Foreign Person" means any nonresident alien individual, foreign corporation, or other non-United States person.

"Foreign Person Certification" means appropriate documentation, provided to the person required to withhold tax, proving that the beneficial owner of a Security is a Foreign Person.

"Freddie Mac" means Freddie Mac (formerly known as the Federal Home Loan Mortgage Corporation) or any successor thereto.

"Freddie Mac Act" means Title III of the Emergency Home Finance Act of 1970, as amended.

"Freddie Mac Certificate" means a certificate issued by the Freddie Mac representing an undivided interest in a pool of mortgage loans that may consist of first lien conventional loans, FHA Loans or VA Loans.

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"GNMA" means the Government National Mortgage Association.

"GNMA Certificate" means certificates, guaranteed as to the timely payment of principal and interest by GNMA, issued by GNMA that represent an interest in a pool of FHA Loans or VA Loans.

"GNMA Issuer" means a mortgage banking company or other financial concern that issued GNMA Certificates.

"Housing Act" means the National Housing Act of 1934, as amended.

"HUD" means the United States Department of Housing and Urban Development.

"Indenture" means the indenture between the Depositor and the Trustee named in the related Prospectus Supplement, pursuant to which a Series of Bonds is issued.

"Index" means, with respect to any adjustable rate Asset, the index specified in the related debt instrument that is added to the related gross margin on each related interest adjustment date to determine the new Interest Rate, as the case may be, for such adjustable rate asset.

"Indirect Participants" means organizations which have indirect access to a clearing agency, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly.

"Insurance Proceeds" means the proceeds paid by any insurer pursuant to an insurance policy covering a Mortgaged Property securing a Mortgage Loan, net of expenses.

"Interest Accrual Period" means the period in which interest on Offered Securities of a Series accrues, as detailed in the related Prospectus Supplement.

"Interest Only" means a Class that receives some or all of the interest payments made on the underlying Assets and little or no principal.

"Interest Rate" means the applicable fixed, variable or adjustable coupon rate, specified in the Indenture for a Class of Bonds.

"L/C Bank" means a bank or financial institution which issues one or more letters of credit to cover deficiencies in amounts otherwise payable on Offered Securities.

"Liquidated Asset" means a defaulted Asset as to which all amounts that the Master Servicer expects to recover through the date of disposition of the related property have been received.

"Liquidation Proceeds" means all amounts received and retained in connection with the liquidation of defaulted Mortgage Loans, by foreclosure or otherwise.

"Liquidity Facility" means a fund or account with respect to any Series of Offered Securities used by the Trustee to make any required distributions of principal or interest on the Offered Securities of the Series to the extent funds are not otherwise available.

"Loan-to-Value Ratio" means the ratio (expressed as a percentage), the numerator of which is the then outstanding principal balance of the Mortgage Loan and the denominator of which is the Value of the related Mortgaged Property.

"Lock-out Date" means the date that a Lock-out Period expires.

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"Lock-out Period" means, as to any prepayment on Mortgage Loans, the period during which no prepayments can be made.

"Mark-to-Market Regulations" means Treasury regulations under section 475 of the Code relating to dealers in securities.

"Master Servicer" means the entity identified as the "Master Servicer" in any Prospectus Supplement.

"Mortgage Loans" means promissory notes or other evidences of indebtedness secured by liens on fee simple or leasehold interests in single family or multifamily properties, cooperative apartment buildings or installment sale contracts with respect to any such properties, manufactured housing contracts, installment agreements, or participation interests in any of the foregoing., and includes both mortgage loans held directly by a Trust Fund and mortgage loans included in underlying Agency Securities.

"Mortgage Notes" means promissory notes related to a Mortgage Loan and secured by mortgages or deeds of trust creating a lien on the Mortgaged Properties.

"Mortgage Rate" means the stated rate of interest payable under the terms of a related Mortgage Note.

"Mortgaged Property" means the real property directly securing a Mortgage Note.

"Mortgage" means the mortgage or deed of trust creating a lien on the related Mortgaged Property.

"Mortgagor" means the obligor on a Mortgage Note.

"Non-Performing Mortgage Loan" means a FHA Loan or a VA Loan with respect to a Series of Offered Securities that, as of any date of determination, has more than twelve scheduled monthly payments of principal and interest past due under the terms of the related Mortgage Note.

"Nonrecoverable Advance" means any portion of an advance made by the Master Servicer (or such other entity), which in the good faith judgment of the Master Servicer, ultimately is not recoverable from Related Proceeds, or if applicable, ultimately is not recoverable from collections on unrelated Assets otherwise distributable on Subordinated Securities.

"Notional Amount Securities" means Securities having no Security Principal Balance and bearing interest on the related Notional Principal Amount. The notional amount is used for purposes of the determination of interest distributions.

"Notional Principal Amount" means a fictional Security Principal Balance that may be assigned to a Security or a Class of Offered Securities that is to be used solely for purposes of determining the amount of interest distributions and certain other rights and obligations of the holder(s) of such Offered Securities or Class and does not represent any beneficial interest in principal payments on the Assets in the related Trust Fund.

"Offered Securities" means the Securities offered pursuant to this Prospectus and a related Prospectus Supplement.

"OID" means original issue discount, which is the excess, if any, of an Offered Security's stated redemption price at maturity over its issue price.

"OID Regulations" means final regulations governing the accrual of original issue discount on debt instruments that were issued by the Treasury on January 27, 1994, but that do not address directly the treatment of instruments that are subject to Code Section 1272(a)(6).

"Ordinary Ratio Security" means a PO Security or a Ratio Security that is not considered a Contingent Payment Obligation.

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"Originator" means, with respect to each Mortgage Loan, the person, other than the Depositor, that originated such Mortgage Loan.

"Partial Accrual" means a Class of Offered Securities that accretes a portion of the amount of accrued interest thereon, which amount will be added to the Security Principal Balance of such Class on each applicable Distribution Date, with the remainder of such accrued interest to be distributed currently as interest on such Class.

"Participants" means the participating organizations that utilize the services of DTC, including securities brokers and dealers, banks and trust companies and clearing corporations and may include certain other organizations.

"Payment Date" means that date each month, commencing on the date specified in the Prospectus Supplement, on which the Available Distribution Amount will be paid to Securityholders.

"Percentage Interest" means, with respect to an Offered Security to which an initial principal amount is assigned as of the Closing Date, the portion of the Class of which such Offered Security is a part evidenced by such Offered Security, expressed as a percentage, the numerator of which is the denomination represented by such Offered Security and the denominator of which is the initial Security Principal Balance of such Class. With respect to an Offered Security to which an initial Security Principal Balance is not assigned as of the Closing Date, the portion of the Class of which such Offered Security is a part evidenced by such Offered Security, expressed as a percentage stated on the face of such Offered Security.

"Permitted Investments" means United States government securities and other investment grade obligations specified in the related Agreement.

"Plan" means an employee benefit plan subject to ERISA or Section 4975 of the Code, including individual retirement accounts and certain Keogh Plans.

"Plan Asset Regulations" means Regulations of the DOL set forth in 29 C.F.R. 2510.3-101.

"Planned Principal Class" or "PAC" means a Class that is designed to receive principal payments using a predetermined principal balance schedule derived by assuming two constant prepayment rates for the underlying Assets. These two rates are the endpoints for the "structuring range" for the Planned Principal Class. The Planned Principal Classes in any Series of Securities may be subdivided into different categories (e.g., Primary Planned Principal Classes, Secondary Planned Principal Classes and so forth) having different effective structuring ranges and different principal payment priorities. The structuring range for the Secondary Planned Principal Class of a Series of Offered Securities will be narrower than that for the Primary Planned Principal Class of such Series.

"PO Securities" means securities evidencing ownership interests in the principal, but not the interest, payments on the Assets.

"Pooling and Servicing Agreement" means an agreement among the Depositor, the Master Servicer and the Trustee pursuant to which Certificates are issued in Series.

"Pre-Funded Amount" means the amount initially deposited into a Pre-Funding Account for a Series.

"Pre-Funding Account" means an account established for the purpose of enabling a Trust Fund to purchase additional Assets after the Cut-off Date during the applicable Pre-Funding Period, as described herein under "Description of the Trust Funds -- Pre-Funding".

"Pre-Funding Period" means any period specified as such in a Prospectus Supplement, during which the related Trust Fund may acquire additional Assets using funds on deposit in a related Pre-Funding Account, as described herein under "Description of the Trust Funds -- Pre-Funding".

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"Pre-Issuance Accrued Interest Rule" means, with respect to a Rate Bubble Security, the formula used to calculate such Security's issue price as defined in the Prospectus Supplement.

"Prepayment Interest Shortfall" means, for any month and any Asset, the amount by which the amount of interest due on such Asset for such month exceeds the amount of interest collected or advanced in respect of such Asset.

"Prepayment Premium" means a premium or a yield maintenance penalty in connection with a prepayment.

"Principal Balance" means, with respect to any Asset, the principal balance thereof.

"Pricing Prepayment Assumptions" means the amount of OID required to be included in a REMIC Regular Securityholder's income in any taxable year, computed in accordance with Section 1272(a)(6) of the Code.

"Principal Only" means a Class that does not bear interest and is entitled to receive only distributions in respect of principal.

"PTCE" means Prohibited Transaction Class Exemption.

"Purchase Price" means, with respect to any Asset, the sum of the unpaid principal balance thereof, plus unpaid accrued interest thereon at the Asset Rate from the date as to which interest was last paid to the due date in the Due Period in which the relevant purchase is to occur, plus certain servicing expenses that are reimbursable to the Master Servicer.

"Rate Bubble Security" means an Offered Security whereby the First Distribution Period is shorter than the interval between subsequent Distribution Dates, thus making the effective rate of interest payable on the Offered Security during the First Distribution Period higher than the stated rate of interest based on a full accrual period.

"Ratio Securities" means securities evidencing ownership interests in differing percentages of both the interest payments and the principal payments on the Assets.

"Record Date" means, for any Distribution Date, the date on which the identities of the Securityholders entitled to distributions on the related Securities on such Distribution Date are fixed, which shall be the last day of the preceding calendar month, or an alternative date specified in the related Prospectus Supplement.

"Refinance Loans" means loans made to refinance existing loans.

"Reinstated Mortgage Loan" means a FHA Loan or a VA Loan with respect to a Series of Offered Securities, that, as of any date of determination has had more than three scheduled payments of principal and interest past due under the terms of the related Mortgage Note one or more times during the term of the related Mortgage Loan, but at the related Cut-off Date for the Series is current in payment.

"REIT" means a real estate investment trust, as defined in the Code.

"Related Proceeds" means, with respect to any Asset in respect of which an Advance has been or is to be made, future collections in respect of such Asset (including collections of or from Insurance Proceeds or Liquidation Proceeds relating to such Asset).

"Relief Act" means the Soldiers' and Sailors' Civil Relief Act of 1940, as amended.

"REMIC Regulations" means final regulations under the REMIC provisions of the Code that have been issued by the Treasury.

"REMIC Regular Securities" means "regular interests" as defined in § 860G of the Code.

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"REMIC Residual Securities" means "residual interests" as defined in § 860G of the Code.

"REO Property" means a Mortgaged Property acquired by the Master Servicer on behalf of a Trust Fund pursuant to a foreclosure or other similar proceeding in respect of a related Mortgage Loan.

"REO Extension" means an extension of time to sell REO property, as granted by the Internal Revenue Service to the Trustee (or other entity) on behalf of the Securityholders with respect to Mortgaged Property.

"REO Tax" means a tax on "net income from foreclosure property," within the meaning of Section 857(b)(4)(B) of the Code or a tax on "prohibited transactions" under Section 860F of the Code.

"Retained Interest" means a specified portion of interest payable on an Offered Security that is deducted from Mortgagor payments and is not made a part of the related Trust Fund.

"RIC" means regulated investment company.

"RICO" means the Racketeer Influenced and Corrupt Organizations.

"Scheduled Principal Class" means a Class that is designed to receive principal payments using a predetermined Security Principal Balance schedule but is not designated as a Planned Principal Class or Targeted Principal Class. In many cases, the schedule is derived by assuming two constant prepayment rates for the underlying Assets. These two rates are the endpoints for the "structuring range" for the Scheduled Principal Class.

"Securities" means Bonds or Certificates .

"Security Account" means, with respect to any Series, one or more separate accounts for the collection of payments on the related Trust Assets.

"Security Balance" means the stated principal amount of a Class of Offered Securities.

"Security Owners" means Investors that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Book-Entry Securities.

"Security Principal Balance" means the outstanding principal balance of an Offered Security or Class of Securities.

"Securityholder" means a holder of an Offered Security.

"Senior Securities" means any Class of Offered Securities entitled to preferential rights to distributions and that provides for the accrual of interest thereon based on fixed, variable or adjustable rates.

"Sequential Pay" means classes that receive principal payments in a prescribed sequence, that do not have predetermined Security Principal Balance schedules and that under all circumstances receive payments of principal continuously from the first Distribution Date on which they receive principal until they are retired. A single Class that receives principal payments before or after all other classes in the same Series of Offered Securities may be identified as a Sequential Pay Class.

"Series" means a series of Offered Securities offered pursuant to this Prospectus and a Prospectus Supplement hereto.

"Series REMIC" means, with respect to a particular Series, an election to treat the Trust Fund or one or more segregated pools of Trust Assets as a REMIC.

"Service" means the Internal Revenue Service.

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"Servicing Standard" means collection procedures followed by a Master Servicer or Sub-Servicer to make reasonable efforts to collect all scheduled payments due under the Mortgage Loans.

"SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984, as amended.

"SPA" means the Standard Prepayment Assumption prepayment model.

"Strip" means a Class that receives a constant proportion, or "strip," of the principal payments on the underlying Trust Assets.

"Strip Securities" means the federal income tax treatment of Non-REMIC Securities other than Pass-Through Securities, as defined in Section 1286 of the Code.

"Stripped Interest Securities" means any Class of Offered Securities entitled to interest distributions, with disproportionately low, nominal or no principal distributions.

"Stripped Principal Securities" means any Class of Offered Securities entitled to principal distributions, with disproportionately low, nominal or no interest distributions.

"Stripping Regulations" means Treasury regulations under Section 1286, as amended.

"Sub-Performing Mortgage Loan" means a FHA Loan or a VA Loan with respect to a Series of Offered Securities, that, as of any date of determination has more than three but less than twelve scheduled payments of principal and interest past due under the terms of the related Mortgage Note.

"Sub-Servicer" means a third-party servicer who is delegated its servicing obligations by a Master Servicer.

"Sub-Servicing Agreement" means an agreement between a Master Servicer and a Sub-Servicer.

"Subordinate Securities" means any Class of Offered Securities as to which the right to receive distributions with respect to the Assets is subordinate to the rights of holders of Senior Securities.

"Superpremium Securities" means Offered Securities that provide for a relatively small amount of principal and for interest that can be expressed as qualified stated interest at a very high fixed rate with respect to that principal.

"Support Class" or "Companion Class" means a Class that receives principal payments on any Distribution Date only if scheduled payments have been made on specified Planned Principal Classes, Targeted Principal Classes and/or Scheduled Principal Classes.

"Targeted Principal Class" or "TAC" means a Class that is designed to receive principal payments using a predetermined Security Principal Balance schedule derived by assuming a single constant prepayment rate for the underlying Assets.

"Tax Administrator" means the Master Servicer or other person responsible for computing the amount of original issue discount to be reported to a REMIC Regular Securityholder each taxable year.

"Taxable Mortgage Pools" means any entity other than a REMIC or a REIT if (i) substantially all of the assets of the entity consist of debt obligations and more than 50% of such obligations consist of "real estate mortgages" (which term, for purposes of this definition, includes Mortgage Loans), (ii) such entity is the obligor under debt obligations with two or more maturities, and (iii) under the terms of the debt obligations on which the entity is the obligor, payments on such obligations bear a relationship to payment on the obligations held by the entity.

"TIN" means taxpayer identification number.

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"Title V" means Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980.

"Title VIII" means Title VIII of the Garn-St Germain Act.

"TMP" means the holder of a residual interest in a REMIC that is designated as the tax matters person of such REMIC.

"Trust Agreement" means an Agreement pursuant to which a Series of Certificates are issued, and the Assets of which may include MBS and/or Agency Securities but not Mortgage Loans.

"Trust Assets" means, with respect to any Series, Assets, Collection Accounts, Credit Support, Liquidity Facilities, Cash Flow Agreements and Pre-Funding Accounts.

"Trust Fund" means a trust created pursuant to the terms of a related Agreement that issues a Series of Offered Securities.

"Trustee" means the bank, trust company or other fiduciary named in the related Prospectus Supplement for each Series of Offered Securities as the Trustee under the Agreement pursuant to which such Series is issued.

"UCC" means the Uniform Commercial Code.

"Underwriter" means any firm that underwrites the purchase of the Offered Securities of a Series.

"VA" means the United States Department of Veterans Affairs.

"VA Guaranty" means the obligation of VA to guarantee a VA Loan, up to a maximum dollar amount, in the event of a default by the Mortgagor.

"VA Loan" means a Mortgage Loan that is guaranteed by the VA.

"VA No-Bid" means, with respect to any VA Loan, the option of the VA, without regard to the VA Guaranty, to make full payment to a mortgagee of the unsatisfied indebtedness on a VA Loan upon its assignment to the VA.

"VA Vendee Mortgage Trust Certificates" means mortgage certificates issued and guaranteed by the United States Department of Veterans Affairs pursuant to its Vendee Mortgage Trust program.

"Variable Rate" means a Class with an interest rate that resets periodically and is calculated by reference to the rate or rates of interest applicable to specified assets or instruments (e.g., the Mortgage Rates borne by the underlying Mortgage Loans).

"Variable Rate Security" means a REMIC Regular Security that pays interest at a variable rate.

"VRDI" means a "variable rate debt instrument" as defined in section 1.1275-5 of the OID Regulations.

"VRDI Security" means a variable rate Security that qualifies as a VRDI under the OID Regulations.

"WAM" means weighted average maturity.

"Warrantying Party" means the person making certain representations and warranties as of a specified date with respect to the Trust Assets.

"Weighted Average Securities" means Offered Securities of certain Series that provide for interest based on a weighted average of the interest rates on some or all of the Assets or regular interests in a second REMIC held subject to the related Agreement.

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Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted without the delivery of a final prospectus supplement and prospectus. This Prospectus supplement and the accompanying prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 31. Other Expenses of Issuance and Distribution.

Not Applicable.

Item 32. Sales to Special Parties.

None.

Item 33. Recent Sales of Unregistered Securities.

None.

Item 34. Indemnification of Officers and Directors.

General

Our Articles of Incorporation and Bylaws generally provide for the maximum indemnification, as permitted by law in the State of Arizona, of an individual who is or was one of our directors or officers or an individual who, while a director or an officer, is or was serving at our request as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other entity. A director or an officer is considered to be serving an employee benefit plan at our request if the director's or officer's duties to us also impose duties on or otherwise involve services by the director or officer to the plan or to participants in or beneficiaries of the plan. Further, we may enter into agreements of indemnification with our directors and officers to provide for indemnification to the fullest extent permitted under Arizona law.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended ("Securities Act"), may be permitted to directors, officers or persons controlling the Issuer pursuant to the foregoing provisions, we have been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Indemnification of Directors

Permissive Indemnification. Arizona law empowers a corporation to indemnify an individual who was or is a party or who is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, and whether formal or informal, because either: (i) the individual is or was a director against liability incurred in the proceeding if all of the following conditions exist: (a) the individual's conduct was in good faith., (b) the individual reasonably believed:

in the case of conduct in an official capacity with the corporation, that the conduct was in its best interests.

in all other cases, that the conduct was at least not opposed to its best interest, and

(c) in the case of any criminal proceedings, the individual has no reasonable cause to believe the conduct was unlawful, and (ii) the director engaged in conduct for which broader indemnification has been made permissible or obligatory under a provision of the articles of incorporation.

The termination of a proceeding by judgment, order, settlement or conviction or on a plea of no contest or its equivalent is not of itself determinative that the director did not meet the requisite standard of conduct to permit indemnification of the person.

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A corporation may not indemnify a director under this section either in connection with: (i) a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation, or (ii) any other proceeding charging improper financial benefit to the director, whether or not involving action in the director's official capacity, in which the director was adjudged liable on the basis that financial benefit was improperly received by the director.

Indemnification permitted under in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with the proceeding, including attorney fees and all other costs and expenses reasonably related to the proceeding.

Mandatory Indemnification. Unless limited by its articles of incorporation, a corporation must indemnify a director who was the prevailing party, on the merits or otherwise, in the defense of any proceeding to which the director was a party because the director is or was a director of the corporation against reasonable expenses incurred by the director in connection with the proceeding.

Unless limited by its articles of incorporation or by applicable law, a corporation must indemnify an outside director against the obligation to pay a judgment, settlement, penalty or fine, including an excise tax assessed with respect to an employee benefit plan, or reasonable expenses incurred with respect to a proceeding and includes obligations and expenses that have not yet been paid by the indemnified person but that have been or may be incurred.

Unless limited by its articles of incorporation or by applicable law, a corporation must pay an outside director's expenses in advance of a final disposition of a proceeding, if the director furnishes the corporation with a written affirmation of the director's good faith belief that the director has meet the requisite standard of conduct, and the director furnishes the corporation with a written undertaking executed personally, or on the director's behalf, to repay the advance if it is ultimately determined that the director did not meet the standard of conduct. The required undertaking is an unlimited general obligation of the director, but need not be secured and must be accepted without preference to the director's financial ability to make repayment.

A corporation may not provide the indemnification or advancement of expenses if a court of competent jurisdiction has determined before payment that the outside director failed to meet the requisite standards of good faith conduct, and a court of competent jurisdiction does not otherwise order such payment. A corporation may not delay payment of indemnification or expenses for more than sixty days after a request is made unless ordered to do so by a court of competent jurisdiction.

Advance for Expenses. A corporation may pay for or reimburse the reasonable expenses incurred by a director (other than a director who, when serving as a director, was not an officer, employee or holder of more than 5% of the outstanding shares of any class of stock of the corporation or of any affiliate of the corporation, an "outside director") who is a party to a proceeding in advance of final disposition of the proceeding if both of the following conditions exist:

the director furnishes the corporation with a written affirmation of the director's good faith belief that the director has met the requisite standard of conduct or that the proceeding involves conduct for which liability has been eliminated under a provision of the articles of incorporation.

the director furnishes the corporation with a written undertaking, executed personally or on the director's behalf, to repay the advance if the director is not entitled to mandatory indemnification and it is ultimately determined that the director did not meet the standard of conduct.

The required undertaking is an unlimited general obligation of the director, but need not be secured and may be accepted without reference to financial ability to make repayment.

Court Ordered Indemnification. Unless a corporation's articles of incorporation provide otherwise, a director of the corporation who is a party to a proceeding may apply for indemnification or an advance for expenses to the court conducting the proceeding to another court of competent jurisdiction. On receipt of an application, the court after giving any notice the court considers necessary may offer indemnification or advances for expenses it if determines the director is:

•	entitled to mandatory indemnification under applicable law, in which case the court must also order the corporation to pay the director's reasonable expenses incurred to obtain court ordered indemnification, or

•	fairly and reasonably entitled to indemnification in view of all of the relevant circumstances, whether or not the direct met the requisite standard of conduct or was adjudged liable, but if the director was adjudged liable, indemnification is limited to reasonable expenses incurred.

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Determination and Authorization of Indemnification. A corporation may not indemnify a director unless authorized in the specific case after a determination has been made that indemnification of the director is permissible in the circumstances because the director has met the requisite standard of conduct.

The determination must be made either by: (i) the board of directors by a majority vote of the directors not at the time parties to the proceeding, (ii) special legal counsel selected by majority vote of the disinterested directors and, if there are no disinterested directors, selected by majority vote of the board, or (iii) the shareholders, but shares owned by or voted under the control of directors who are at the time parties to the proceeding must not be voted on the determination.

Authorization of indemnification and evaluation as to reasonableness of expenses must be made in the same manner as the determination that indemnification is permissible, except that if the determination is made by special legal counsel, authorization of indemnification and evaluation as to reasonableness of expenses must be made by those entitled to select such counsel.

Indemnification of Officers

Permissive Indemnification. A corporation may indemnify and advance expenses to an officer of the corporation who is a party to a proceeding because the individual is or was an officer of the corporation: (i) to the same extent as a director, and (ii) if the individual is an officer but not a director, to the further extent as may be provided by the articles of incorporation, the bylaws, a resolution of the board of directors, or contract except for:

liability in connection with a proceeding by or in the right of the corporation other than for reasonable expenses incurred in connection with the proceeding, or liability arising out of conduct that constitutes receipt by the officer of a financial benefit to which the officer is not entitled, an intentional infliction of harm on the corporation or the shareholders, and an intentional violation of criminal law.

Such indemnification provisions apply to an officer who is also a director, if the basis on which the officer is made a party to the proceeding is an act or omission solely as an officer.

Mandatory Indemnification. A corporation must indemnify an officer of a corporation who is not a director, unless limited by its articles of incorporation, who was the prevailing party, on the merits or otherwise, in the defense of any proceeding to which the officer was a party, because the officer is or was an officer of the corporation, against reasonable expenses incurred by the officer in connection with the proceeding, and such officer may apply to a court of competent jurisdiction for indemnification or an advance for expenses, in each case to the same extent to which a director is entitled to indemnification or advance for expenses under the mandatory indemnification provisions of Arizona law.

Item 35. Treatment of Proceeds of Securities Being Registered.

All net proceeds from the sale of Securities will be applied to the payment for the Assets.

Item 36

(a)  Financial Statements

See page F-1 for an index to the financial statements included in this Registration Statement.

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(b)  Exhibits

1.	A form of Underwriting Agreement is incorporated herein by reference to Exhibit 1 of Post-Effective Amendment No. 1 of Registration No. 33-25404 of Registrant. (1)

1.1	Form of Underwriting Agreement is incorporated herein by reference to Exhibit 1(a) of Post-Effective Amendment No. 1 of Registration No. 33-25404 of Registrant. (1)

2.	None

3.1	The Articles of Incorporation of Residential Resources, Inc. are incorporated herein by reference to Exhibit 3(a) of Post-Effective Amendment No. 1 of Registration No. 33-25404 of Registrant. (1)

3.2	Amended and Restated Articles of Incorporation of Residential Resources, Inc.(1)

3.3	The Bylaws of Residential Resources, Inc. are incorporated herein by reference to Exhibit 3(b) of Post-Effective Amendment No. 1 of Registration No. 33-25404 of Registrant. (1)

4.1	The form of Indenture between Residential Resources, Inc. and Bond Trustee is incorporated herein by reference to Exhibit 4(a) of Post-Effective Amendment No. 1 of Registration No. 33-25404 of Registrant. (1)

4.2	The form of Standard Terms to Pooling and Servicing Agreement

4.3	The form of Deposit Trust Agreement.

4.4	The form of Trust Agreement.

4.5	The form of Indenture Supplement between Residential Resources, Inc. and Bond Trustee is incorporated herein by reference to Exhibit 4(b) of Post-Effective Amendment No. 1 of Registration No. 33-25404 of Registrant.(1)

4.6	The form of Standard Indenture Provisions is incorporated herein by reference to Exhibit 4(c) of Post-Effective Amendment No. 1 of Registration No. 33-25404 of Registrant.(1)

4.7	The form of Terms Indenture between Owner-Trustee and Bond Trustee is incorporated herein by reference to Exhibit 4(d) of Post-Effective Amendment No. 1 of Registration No. 33-25404 of Registrant. (1)

4.8	The form of Guaranty Agreement with respect to Single-Family (Level Payment) Mortgage-Backed Certificates between the Servicer and GNMA is incorporated herein by reference to Exhibit 4(e) of Post-Effective Amendment No. 1 of Registration No. 33-25404 of Registrant. (1)

4.9	The form of Guaranty Agreement with respect to Graduated Payment Mortgage-Backed Certificates between the Servicer and GNMA is incorporated herein by reference to Exhibit 4(f) of Post-Effective Amendment No. 1 of Registration No. 33-25404 of Registrant.(1)

4.10	The form of Schedule of Subscribers and Contractual Agreement between the Servicer and GNMA with respect to Mortgage-Backed Certificates under the GNMA II Program is incorporated herein reference to Post-Effective Amendment No. 1 of Registration No. 33-25404 of Registrant. (1)

4.11	The form of Mortgage Participation Certificate Agreement, Series 700 (March 1983) is incorporated herein by reference to Exhibit 4(h) of Post-Effective Amendment No. 1 of Registration No. 33-25404 of Registrant. (1)

4.12	The Trust Indenture of Federal National Mortgage Association is incorporated herein by reference to Exhibit 4(i) of Post-Effective Amendment No. 1 of Registration No. 33-25404 of Registrant. (1)

4.13	The form of FHA Mortgage Insurance Certificate is incorporated herein by reference to Exhibit 4(j) of Post-Effective Amendment No. 1 of Registration No. 33-25404 of Registrant.(1)

4.14	The form of VA Loan Guaranty Certificate is incorporated herein by reference to Exhibit 4(k) of Post-Effective Amendment No. 1 of Registration No. 33-25404 of Registrant. (1)

5.1	Opinion of Matthias & Berg (2)

5.2	Opinion of Jenkens & Gilchrist LLP

6.	Not applicable.

7.	Not applicable

8.	Tax Opinion of Jenkens & Gilchrist LLP

9.	None

10.1	The form of Deposit Trust Agreement is incorporated herein by reference to Exhibit 10(a) of Post-Effective Amendment No. 1 of Registration No. 33-25404 of Registrant. (1)

10.2	A form of Funding Agreement is incorporated herein by reference to Exhibit 10(b) of Post-Effective Amendment No. 1 of Registration No. 33-25404 of Registrant.(1)

10.3	A form of Funding Agreement is incorporated herein by reference to Exhibit 10(c) of Post-Effective Amendment No. 1 of Registration No. 33-25404 of Registrant. (1)

10.4	The form of Master Servicing Agreement is incorporated herein by reference to Exhibit 10(d) of Post-Effective Amendment No. 1 of Registration No. 33-25404 of Registrant.(1)

10.5	The form of Back-Up Servicing Agreement is incorporated herein by reference to Exhibit 10(e) of Post-Effective Amendment No. 1 of Registration No. 33-25404 of Registrant. (1)

10.6	The form of Serving Agreement is incorporated herein by reference to Exhibit 10(f) of Post-Effective Amendment No. 1 of Registration No. 33-25404 of Registrant.(1)

10.7	The forms of Primary Mortgage Insurance Policies are incorporated herein by reference to Exhibit 10(g) of Post-Effective Amendment No. 1 of Registration No. 33-25404 of Registrant. (1)

10.8	The form of Pool Insurance Policy is incorporated herein by reference to Exhibit 10(h) of Registration Post-Effective Amendment No. 1 of Registration No. 33-25404 of Registrant.(1)

10.9	The form of Standard Hazard Insurance Policy is incorporated herein by reference to Exhibit 10(i) of Post-Effective Amendment No. 1 of Registration No. 33-25404 of Registrant.(1)

10.10	The form of Special Hazard Insurance Policy is incorporated herein by reference to Exhibit 10(j) of Post-Effective Amendment No. 1 of Registration No. 33-25404 of Registrant.(1)

10.11	The form of Mortgagor Bankruptcy Bond is incorporated herein by reference to Exhibit 10(k) of Post-Effective Amendment No. 1 of Registration No. 33-25404 of Registrant.(1)

10.12	The form of Repurchase Bond is incorporated herein by reference to Exhibit 10(1) of Registration No. Post-Effective Amendment No. 1 of Registration No. 33-25404 of Registrant.(1)

10.13	The form of Reinvestment Agreement is incorporated herein by reference to Exhibit 10(m) of Post-Effective Amendment No. 1 of Registration No. 33-25404 of Registrant.(1)

10.14	The form of Investment Agreement is incorporated herein by reference to Exhibit 10(n) of Post-Effective Amendment No. 1 of Registration No. 33-25404 of Registrant. (1)

10.15	The form of Management Agreement is incorporated herein by reference to Exhibit 10(o) of Post Effective Amendment No. 1 of Registration No. 33-25404 of Registrant.(1)

11.	Not applicable

12.	Not applicable

15.	Not applicable

22.	None

23.1	Consent of Coopers & Lybrand(1)

23.2	Consent of Raimondo, Pettit & Glassman(1)

23.3	The consent of Matthias & Berg is contained in its opinion filed as Exhibit 5.1 hereto.

23.4	Consent of Singer Lewak Greenbaum & Goldstein LLP.

23.5	Consent of Jenkens & Gilchrist (included in Exhibit 5.2)

25.	Powers of Attorney of Directors and Executive Officers of Residential Resources, Inc. are included on the signature page to this Registration Statement.

26.1	Statements of Eligibility of Bond Trustee (Bound Separately).(2)

26.2	Statements of Eligibility of Bond Trustee (Bound Separately).(2)

28.1	The form of Prospectus Supplement is incorporated herein by reference to Exhibit 28(a) of Post Effective Amendment No. 1 of Registration No. 33-25404 of Registrant.(1)

28.2	The form of Prospectus Supplement is incorporated herein by reference to Exhibit 28(b) of Post-Effective Amendment No. 1 of Registration No. 33-25404 of Registrant.(1)

28.3	The form of Prospectus Supplement is incorporated herein by reference to Exhibit 29(c) of Post-Effective Amendment No. 1 of Registration No. 33-25404 of Registrant.(1)

(1)  Previously filed.

(2)  To be filed with Prospectus Supplement.

Item 37. Undertakings.

The undersigned Registrant hereby undertakes:

(1)  That, for purposes of determining any liability under the Securities Act of 1933, as amended (the "Securities Act"), each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(2)  The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the Trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

(3)  That, for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(4)  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)  To include any prospectus required by Section 10(a) (3) of the Securities Act;

(ii)  To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

II-4

(iii)  To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (4) (i) and (4) (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

(5)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

II-5

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, at Anaheim, California on January 7, 2005 .

RESIDENTIAL RESOURCES, INC.

By:	/s/ Andrew Jelmert

Andrew Jelmert, President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jeffrey P. Berg and Andrew Jelmert, as his true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement, and to file the same with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or any of them or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity in Which Signed	Date
/s/ Andrew Jelmert	President, Chief Executive Officer and	January 7, 2005
Andrew Jelmert	Director

/s/ Andrew Pike	Chief Financial Officer (Principal	January 7, 2005
Andrew Pike	Accounting Officer) and Director

/s/ Wickliff Waltmire
Wickliff Waltmire	Director	January 7, 2005

II-6

RESIDENTIAL RESOURCES, INC.
CONTENTS
March 31, 2004 and 2003

Page

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	F-2

FINANCIAL STATEMENTS

Balance Sheets	F-3

Statements of Operations	F-4

Statements of Shareholders’ Deficit	F-5

Statements of Cash Flows	F-6

Notes to the Financial Statements	F-7 - F-10

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Shareholders
Residential Resources, Inc.

We have audited the accompanying balance sheets of Residential Resources, Inc. (the “Company”) as of March 31, 2004 and 2003, and the related statements of operations, shareholders’ deficit, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Residential Resources, Inc. as of March 31, 2004 and 2003 and the results of its operations and its cash flows for the years then ended.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, during the year ended March 31, 2004, the Company incurred a net loss of $18,748 and had an accumulated deficit of $224,454. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

Los Angeles, California
December 10, 2004
F-2

RESIDENTIAL RESOURCES, INC.
BALANCE SHEETS
For the Years Ended March 31, 2004 and 2003

ASSETS
	March 31,	March 31,
	2004	2003
Current Assets
Cash and cash equivalents	$-	$-

Total assets	$-	$-

LIABILITIES AND SHAREHOLDERS' EQUITY
	March 31,	March 31,
	2004	2003
Current liabilities
Accrued Settlement	$65,500	$65,500
Accrued Interest	25,054	22,106

Total current liabilities	90,554	87,606

Commitments

Shareholders' deficit
Common stock, $0.10 par value
100,000 shares authorized
10,000 shares issued and 7,018
shares outstanding	1,000	1,000
Additional paid-in capital	133,198	117,398
Accumulated Deficit	(224,454)	(205,706)
Treasury Stock	(298)	(298)

Total shareholders' deficit	(90,554)	(87,606)

Total liabilities and shareholders' deficit	$-	$-

The accompanying notes are an integral part of these financial statements.

F-3

RESIDENTIAL RESOURCES, INC.
STATEMENTS OF OPERATIONS
For the Years Ended March 31, 2004 and 2003

	For the Years Ended March 31,
	2004	2003
Operating Expenses	$15,000	$2,500

Loss from operations	(15,000)	(2,500)

Other expense
Interest expense	(2,948)	(2,784)

Total other expense	(2,948)	(2,784)

Loss before provision for income taxes	(17,948)	(5,284)

Provision for income taxes	800	800

Net loss	$(18,748)	$(6,084)

Basic and fully diluted loss
per share	$(2.67)	$(0.87)

Basic and fully diluted weighted-average
common shares outstanding	7,018	7,018

The accompanying notes are an integral part of these financial statements.

F-4

RESIDENTIAL RESOURCES, INC.
STATEMENTS OF SHAREHOLDERS' DEFICIT
For the Years Ended March 31, 2004 and 2003

			Additional
	Common Stock		Paid-In	Retained	Treasury
	Shares	Amount	Capital	Earnings	Stock	Total
Balance, March 31, 2002	7,018	$1,000	$114,098	$(199,622)	$(298)	$(84,822)

Contribution from
shareholder			3,300	-		3,300
Net loss				(6,084)	-	(6,084)
Balance, March 31, 2003	7,018	$1,000	$117,398	$(205,706)	$(298)	$(87,606)

Contribution from
shareholder			15,800			15,800
Net loss				(18,748)	-	(18,748)

Balance, March 31, 2004	7,018	$1,000	$133,198	$(224,454)	$(298)	$(90,554)
The accompanying notes are an integral part of these financial statements.

F-5

RESIDENTIAL RESOURCES, INC.
STATEMENTS OF CASH FLOWS
For the Years Ended March 31, 2004 and 2003

	For the Three Months Ended
	March 31,
	2004	2003

Cash flows from operating activities
Net loss	$(18,748)	$(6,084)
Adjustments to reconcile net income to net cash
provided by (used in) operating activities
Interest expense	2,948	2,784
Non cash contributions from shareholders	15,800	3,300

Net cash provided by (used in) operating activities	-	-

Net increase (decrease) in cash and cash equivalents	-	-

Cash and cash equivalents, beginning of period	-	-

Cash and cash equivalents, end of period	$-	$-

Supplemental disclosures of cash flow information

Interest paid	$-	$-

Income taxes paid	$800	$800

The Company financed its operations through non-cash contributions of services rendered in the amounts of $15,800 and $3,300 the years ended March 31, 2004 and March 31, 2003, respectively.
The accompanying notes are an integral part of these financial statements.

F-6

RESIDENTIAL RESOURCES, INC.
NOTES TO THE FINANCIAL STATEMENTS
March 31, 2004 and 2003

NOTE 1 - ORGANIZATION AND LINE OF BUSINESS

General
Residential Resources, Inc. (the “Company”) was incorporated on April 3, 1986. The Company operated as a limited purpose financing company. The Company is in the business of issuing mortgage-collateralized bonds directly or through one or more trusts (“Trusts”) established by the Company. Under the Company’s articles of Incorporation, the Company had the power to issue bonds only secured by certain types of real estate related loans. The Company ceased all operating activities in 1998 and is in the preliminary stages of implementing its current business plan.

Because of the limited purpose and operations of the Company, it does not have and is not expected to have any significant assets, other than assets which may be acquired and immediately pledged to secure a specific series of bonds issued by the Company, if any.

Except for the Executive Officers, the Company has no employees.

Share Exchange, Redemption of Stock, and Consulting Agreement
The Company intends to either purchase collateral from or lend the proceeds of the issuance of its asset-backed bonds to financial entities. Financing transactions with financing subsidiaries of financial entities are accomplished pursuant to funding agreements. The financial entities and financing subsidiaries are affiliated with home builders, thrifts, commercial banks, insurance companies, mortgage bankers and other entities engaged in finance activities. The bonds, when issued are limited to obligations of the Company, in that they will be payable solely from the collateral pledged to the bonds. With respect to any bonds issued by a Trust established by the Company, neither the Trust nor the Company guarantees or otherwise is obligated to pay the bonds.

NOTE 2 - GOING CONCERN

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company (as defined in Note 1) as a going concern. During the year ended March 31, 2004, the Company incurred a net loss of $18,748 and had an accumulated deficit of $224,454. In addition, the Company had no operations to speak of and is in the early stages of implementing its business plan. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

Recovery of the Company’s assets is dependent upon future events, the outcome of which is indeterminable. Management plans to continue to provide for its capital needs during the year ended March 31, 2005 by issuing equity securities. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might be necessary should the Company be unable to continue in existence.

F-7

RESIDENTIAL RESOURCES, INC. NOTES TO THE FINANCIAL STATEMENTS March 31, 2004 and 2003

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Income Taxes
The Company uses the asset and liability method of accounting for income taxes. The asset and liability method accounts for deferred income taxes by applying enacted statutory rates in effect for periods in which the difference between the book value and the tax bases of assets and liabilities are scheduled to reverse. The resulting deferred tax asset or liability is adjusted to reflect changes in tax laws or rates. Because the Company has minimal operations and has incurred losses from operations, a benefit has not been realized for the tax effect of the net operating loss carry-forwards due to the uncertainty of their realization.

Net Loss Per Share
The Company reports loss per share in accordance with SFAS No. 128, "Earnings per Share." Basic loss per share is computed by dividing loss available to common shareholders by the weighted-average number of common shares available. Diluted loss per share is computed similar to basic loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive

Estimates
The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Recently Issued Accounting Pronouncements
In April 2003, the FASB issued SFAS No. 149, “Amendment of Statement 133 on Derivative Instruments and Hedging Activities.” SFAS No. 149 amends and clarifies accounting and reporting for derivative instruments and hedging activities under SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities.” SFAS No. 149 is effective for derivative instruments and hedging activities entered into or modified after June 30, 2003, except for certain forward purchase and sale securities. For these forward purchase and sale securities, SFAS No. 149 is effective for both new and existing securities after June 30, 2003. Management does not expect adoption of SFAS No. 149 to have a material impact on the Company’s statements of earnings, financial position, or cash flows.

F-8

RESIDENTIAL RESOURCES, INC. NOTES TO THE FINANCIAL STATEMENTS March 31, 2004 and 2003

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Recently Issued Accounting Pronouncements (Continued)
In May 2003, the FASB issued SFAS No. 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity.” SFAS No. 150 establishes standards for how an issuer classifies and measures in its statement of financial position certain financial instruments with characteristics of both liabilities and equity. In accordance with the standard, financial instruments that embody obligations for the issuer are required to be classified as liabilities. SFAS No. 150 will be effective for financial instruments entered into or modified after May 31, 2003 and otherwise will be effective at the beginning of the first interim period beginning after June 15, 2003. Management does not expect adoption of SFAS No. 150 to have a material impact on the Company’s statements of earnings, financial position, or cash flows.

In November 2002, the FASB issued FASB Interpretation No. 45, “Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others.” In the course of business the Company has contractual guarantees in the form of warranties. However, these warranties are limited and do not represent significant commitments or contingent liabilities of the indebtedness of others. This pronouncement is effective for financial statements issued after December 15, 2002 and is not expected to have a material impact on the Company’s financial statements.

In December 2003, the FASB issued FASB Interpretation No. 46, “Consolidation of Variable Interest Entities,” an interpretation of Accounting Research Bulletin No. 51, “Consolidated Financial Statements.” This pronouncement requires the consolidation of variable interest entities, as defined, and is effective immediately for variable interest entities created after January 31, 2003, and for variable interest entities in which an enterprise obtains an interest after that date. The Company does not have any variable interest entities, and therefore, this interpretation is not expected to have a material impact on the Company’s financial statements.

NOTE 4 - ACCRUED LIABILITIES

The Company has entered into a settlement agreement with a former stockholder in 1995 in the amount of $145,000. As of March 31, 2004 and 2003, the Company owes $65,500 related to the agreement. Related to this liability, the Company has recorded $25,054 and $22,106 in accrued interest as of March 31, 2004 and 2003, respectively.

F-9

RESIDENTIAL RESOURCES, INC. NOTES TO THE FINANCIAL STATEMENTS March 31, 2004 and 2003

NOTE 5 - INCOME TAXES

The following table presents the current and deferred income tax provision for (benefit from) federal and state income taxes for the three months ended March 31, 2004 and 2003:
	2004	2003
Current
Federal	$-	$-
State	800	800

	800	800

Deferred
Federal	-	-
State	-	-

	-	-

Provision for income taxes	$800	$800

At March 31, 2004 and March 31, 2003, components of net deferred tax assets in the accompanying balance sheets include the following amounts:

		March 31,	March 31,
		2004	2003
Deferred tax asset
Current
Expenses		$-	$-
Accounts and other payables and
accrued expenses		-	-
Net operating losses		89,782	82,282
Valuation Allowance		(89,782)	(82,282)

Net deferred tax asset	$ -	-	$-

F-10

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted without the delivery of a final prospectus supplement and prospectus. This prospectus supplement and the accompanying prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

SUBJECT TO COMPLETION DATED , 200_
------------

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED ______ [  ], ____)

$-------------
_____________________________________
COLLATERALIZED MORTGAGE BONDS, SERIES ____-_

_________________________ (the "Depositor") will issue $___________ aggregate principal amount of Collateralized Mortgage Bonds, Series ____-_, designated as the Class __ Bonds, the Class __ Bonds and the Class __ Bonds (collectively, the "Bonds"). The Bonds will be issued pursuant to an indenture dated as of ______________ 1, 200_ (the "Indenture") between the Depositor and ___________, as Trustee (the "Trustee"). [Trust Agreement, Owner Trustee if Owner Trust structure]

The Trust Fund will consist of certain [adjustable rate] [fixed rate] first lien residential loans made or to be made in the future (the "Mortgage Loans") secured by first deeds of trust or mortgages on one- to four-family residential properties, the collections in respect of such Mortgage Loans, mortgage-backed securities evidencing interests in or secured by Mortgage Loans ("MBS"), and/or mortgage-related securities issued or guaranteed by the United States, agencies or instrumentalities thereof or agencies created thereby (the "Agency Securities") or a combination of Mortgage Loans, MBS and/or Agency Securities (collectively, the "Assets"). [The Bonds will represent indebtedness of the [Depositor][Trust Fund].] [Credit Support, if any.]

Payments of principal of and interest on the Bonds will be made on the _________ day of each month or, if such date is not a Business Day, then on the succeeding Business Day (each a "Payment Date"), commencing on ________, 200_ to the extent described herein. Interest will accrue on the Class __ and Class __ Bonds at a rate (the "Interest Rate") equal to ___% per annum from the Closing Date to the first Payment Date and at [a floating rate equal to [Index] (as defined herein) plus ___% per annum, subject to a cap of __% per annum] [___% per annum] thereafter.

THE YIELD TO INVESTORS IN THE [INTEREST ONLY] [PRINCIPAL ONLY] BONDS WILL BE EXTREMELY SENSITIVE TO THE TIMING AND AMOUNT OF PRINCIPAL PREPAYMENTS ON THE ASSET POOL, AND HOLDERS OF THE [INTEREST ONLY] BONDS MAY FAIL TO RECOVER FULLY THEIR INITIAL INVESTMENT. SEE "RISK FACTORS" AND "CERTAIN YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS" HEREIN.

THE RIGHTS OF THE HOLDERS OF THE CLASS __ BONDS AND THE CLASS __ BONDS TO PAYMENTS OF PRINCIPAL AND INTEREST WILL BE SUBORDINATED TO THE RIGHTS OF THE HOLDERS OF THE CLASS __ BONDS.

Prospective investors in the Bonds should consider, among other things, the material risks set forth under the caption "Risk Factors" herein on page __ and in the Prospectus on page 10.

THESE BONDS ARE NOT DEPOSITS OR OTHER OBLIGATIONS OF A BANK AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

--------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

----------------------------

It is a condition to the issuance of the Bonds that [Rating Agencies] rate (i) the Class __ Bonds at least "___," (ii) the Class __ Bonds at least "__," and (iii) the Class __ Bonds at least "___."

Collateralized Mortgage Bonds	Principal Original Amount (1)	Class Interest Rate	Pricing	Weighted Class Average Life at Pricing Speed
Class ___		years
Class ___		years
Class ___		years

(1)  Subject to a permitted variance of plus or minus 5% for each Class, depending on the Mortgage Loans actually pledged to secure the Bonds.

The Bonds offered hereby will be purchased by ____________________ [and ] ([collectively,] the "Underwriter") from the Depositor and will, in each case, be offered by the Underwriter from time to time to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The aggregate proceeds to the Depositor from the sale of the Bonds are expected to be $_____________ before deducting expenses payable by the Depositor in the amount of $_______.

The Bonds are offered subject to prior sale and subject to the Underwriter's right to reject orders in whole or in part. [It is expected that the Bonds will be delivered in book-entry form through the facilities of the Depository Trust Company on or about _______, 200_.]

--------------------

Each Series of Bonds offered hereby constitute part of a separate Series of Securities being offered by Union Planters Mortgage Finance Corp. from time to time pursuant to its Prospectus dated September __, 200_. This Prospectus Supplement does not contain complete information about the offering of the Bonds. Additional information is contained in the Prospectus and investors are urged to read both this Prospectus Supplement and the Prospectus in full. Sales of the Bonds may not be consummated unless the purchaser has received both this Prospectus Supplement and the Prospectus.

--------------------

[UNDERWRITER]

_______________, 200_

THE BONDS OFFERED BY THIS PROSPECTUS SUPPLEMENT CONSTITUTE PART OF A SEPARATE SERIES OF BONDS ISSUED BY THE DEPOSITOR AND ARE BEING OFFERED PURSUANT TO ITS PROSPECTUS DATED ____________ __, ____, OF WHICH THIS PROSPECTUS SUPPLEMENT IS A PART AND WHICH ACCOMPANIES THIS PROSPECTUS SUPPLEMENT. THE PROSPECTUS CONTAINS IMPORTANT INFORMATION REGARDING THIS OFFERING WHICH IS NOT CONTAINED HEREIN, AND PROSPECTIVE INVESTORS ARE URGED TO READ THE PROSPECTUS AND THIS PROSPECTUS SUPPLEMENT IN FULL. SALES OF THE BONDS MAY NOT BE CONSUMMATED UNLESS THE PURCHASER HAS RECEIVED BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS.

Approximately __% of the Mortgage Loans are subject to higher than customary mortgage loan credit risk because they have been underwritten in accordance with standards applicable to "non-conforming credits" and do not satisfy Fannie Mae or Freddie Mac underwriting guidelines. See "Risk Factors -- Underwriting standards for certain Mortgage Loans may be less stringent and increase the potential for delinquencies" herein and in the Prospectus.

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

i

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UNTIL NINETY DAYS FROM THE DATE OF THIS PROSPECTUS SUPPLEMENT, ALL DEALERS EFFECTING TRANSACTIONS IN THE OFFERED BONDS, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND THE PROSPECTUS TO WHICH IT RELATES. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITER AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

No dealer, salesman, or any other person has been authorized to give any information or to make any representations other than those contained in this Prospectus Supplement and the accompanying Prospectus in connection with the offer contained in this Prospectus Supplement and the accompanying Prospectus, and, if given, such information or representations must not be relied upon as having been authorized by the Depositor or the Underwriter. This Prospectus Supplement and the accompanying Prospectus shall not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. The delivery of this Prospectus Supplement and the accompanying Prospectus at any time does not imply that the information herein is correct as of any time subsequent to the date hereof.

There will be no application to list the Bonds on any exchange, although the Underwriter intends to make a secondary market in the Bonds, it has no obligation to do so. There is currently no secondary market for the Bonds and there can be no assurance that a secondary market for the Bonds will develop, or if it does develop, that it will continue to exist or provide sufficient liquidity.

CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN, OR OTHERWISE AFFECT THE PRICE OF THE BONDS. FOR A DESCRIPTION OF THESE ACTIVITIES. SEE "UNDERWRITING" HEREIN.

[The Class __ Bondholders will have the benefit of a [PARTICULAR ITEM OF CREDIT SUPPORT] provided by [PROVIDER]. The ____________ will [not] be available to support other Classes of Bonds. See "Description of the Bonds - Credit Support" herein.]

The Depositor may sell from time to time under this Prospectus Supplement and the Prospectus and other related prospectus supplements up to $______________ in aggregate principal amount of Securities, issuable in Series. As of the date of this Prospectus Supplement, the Depositor has publicly sold or committed to sell $___________ in aggregate principal amount of Securities, including the Bonds.

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SUMMARY

The following summary of material information is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and in the accompanying Prospectus. Certain capitalized terms used in this Summary are defined elsewhere in this Prospectus Supplement or in Glossary in the Prospectus.

Depositor
Residential Resources, Inc., an Arizona corporation (the "Depositor"). The principal executive offices of the Depositor are located at 333 North Wilshire Avenue, Anaheim, California 92801 . See "The Depositor" herein and in the Prospectus.

Securities Offered
Collateralized Mortgage Bonds, Series _-_ (the "Bonds"). Each Bond represents the right to receive payments of interest at the Interest Rate described below, payable [monthly], and payments of principal at such time and to the extent provided herein.

	Interest Rate	Original Principal Amount
Class Bonds Class Bonds Class Bonds
Risk Factors
An investment in the Bonds involves various risks, and prospective investors should consider carefully the matters discussed under "Risk Factors" herein and in the Prospectus prior to making an investment in the Bonds.

Master Servicer	The Master Servicer will service the Assets pursuant to a Servicing Agreement dated _________1, 200_ between the Depositor and the Master Servicer (the "Servicing Agreement").
Indenture	The Bonds will be issued pursuant to an indenture dated as of __________ 1, 200_ (the "Indenture") between the Depositor and the Trustee.
[Trust Agreement	The [Owner Notes] will be issued pursuant to a Trust Agreement dated as of __________ 1, 200_ (the "Trust Agreement") between ____________ and the Owner Trustee.]
Trustee	___________________ (in such capacity, the "Trustee").
[Owner Trustee	___________________ (in such capacity, the "Owner Trustee").]

S-2

The Assets
The Trust Fund securing the Bonds will include: a pool of [adjustable] [fixed] rate first lien residential loans (the "Mortgage Loans"), and secured primarily by first [deeds of trust] [mortgages] on one- to four-family residential properties (the "Mortgaged Properties"); the collections in respect of the Mortgage Loans received after the Cut-Off Date; property securing the Mortgage Loans that has been acquired by foreclosure or deed in lieu of foreclosure; [Credit Support, if any][Liquidity Facilities, if any]; a pledge of the Depositor's rights under the Purchase Agreement; rights under certain hazard insurance policies covering the Mortgaged Properties; [other mortgage-backed securities evidencing interests in or secured by Mortgage Loans ("MBS")], [and/or mortgage-related securities issued or guaranteed by the United States, agencies or instrumentalities thereof or agencies created thereby (the "Agency Securities")][or a combination of Mortgage Loans, MBS and/or Agency Securities] (collectively, the "Assets").

The Trust Fund will include the unpaid principal balance of each Asset as of the Cut-Off Date (the "Cut-Off Date Principal Balance") [plus any additions thereto as a result of new advances made pursuant to the applicable Loan Agreement (the "Additional Balances") during the life of the Trust Fund]. With respect to any date, the "Pool Balance" will be equal to the aggregate of the principal balances of all Assets as of such date. The "Principal Balance" of an Asset (other than a Liquidated Asset) on any day is equal to its Cut-Off Date Principal Balance[, plus (i) any Additional Balances in respect of such Assets], minus [(ii)] all collections credited against the Principal Balance of such Asset in accordance with the related Loan Agreement prior to such day. The Principal Balance of a Liquidated Asset after the final recovery of related Liquidation Proceeds shall be zero.

[The Assets will have an aggregate principal balance as of the Cut-off Date of $_________ and individual principal balances at origination of at least $______________ but not more than $__________, with an average principal balance at origination of approximately $_________. The Assets will have terms to maturity from the date of origination or modification of not more than ____ years, and a weighted average remaining term to maturity of approximately _____ months as of the Cut-off Date. The Assets will bear interest at Asset Rates of at least _____% per annum but not more than _____% per annum, with a weighted average Asset Rate of approximately ____% per annum as of the Cut-off Date. The Assets will be acquired by the Depositor on or before the Closing Date [Pre-Funding, if any]. In connection with its acquisition of the Assets, the Depositor will be assigned (and will in turn assign to the Trustee for the benefit of the holders of the Bonds) certain rights in respect of representations and warranties described herein that were made by the Asset Seller.]

S-3

[_____ of the Assets, representing _____% of the Assets by aggregate principal balance as of the Cut-off Date, provide for scheduled payments of principal and/or interest ("Payments") to be due on the _____ day of [each month]; the remainder of the Assets provide for Payments to be due on [identify day or days] of [each month] (the date in [any month] on which a Payment on an Asset Loan is first due, the "Due Date"). [The rate per annum at which interest accrues on each Asset is subject to adjustment on specified Due Dates (each such date, an "Interest Rate Adjustment Date") by adding a fixed percentage amount (a "Gross Margin") to the value of the then-applicable Index (as described below) subject, in the case of substantially all of the Assets, to limitations on the periodic adjustment of the related Asset Rate, and to maximum and minimum lifetime Asset Rates, as described herein. ___ of the Assets, representing ___% of the Assets by aggregate principal balance as of the Cut-off Date, provide for Interest Rate Adjustment Dates to occur [monthly]; the remainder of the Assets provide for adjustments to the Asset Rate to occur quarterly, semi-annually or annually. [Each of the Assets provides for an initial fixed interest rate period;] of the Assets, representing _____% of the Assets by aggregate principal balance as of the Cut-off Date, have not yet experienced their first Interest Rate Adjustment Date. The latest initial Interest Rate Adjustment Date for any Asset is scheduled to occur on ________.]]

[__ Assets, representing ____% of the Assets by aggregate principal balance as of the Cut-off Date, provide for monthly payments of principal based on amortization schedules significantly longer than the remaining term of such Assets, thereby leaving substantial outstanding principal amounts due and payable (each such payment, a "Balloon Payment") on their respective maturity dates, unless prepaid prior thereto.]

Approximately __% of the Mortgage Loans are expected to have been underwritten generally in accordance with underwriting standards for "non-conforming credits," which provide for Mortgagors whose creditworthiness and repayment ability do not satisfy the underwriting guidelines of Fannie Mae and Freddie Mac. See "Risk Factors -- Underwriting standards for certain Mortgage Loans may be less stringent and increase the potential for delinquencies" herein and in the Prospectus.

[Assets included in the Trust Fund may be one or more months delinquent with regard to payment of principal and interest at the time of their deposit into the Trust Fund.] [The Mortgage Loans contain (i) __ Mortgage Loans, representing ____% of the Assets by aggregate principal balance as of the Cut-off Date, that, as of the Cut-off Date, have more than 12 scheduled payments of principal and interest past due under the terms of the related Mortgage Note (each, a "Non-Performing Mortgage Loan"), (ii) __ Mortgage Loans, representing ____% of the Assets by aggregate principal balance as of the Cut-off Date, that, as of the Cut-off Date, have more than three but less than twelve 12 scheduled payments of principal and interest past due under the terms of the related Mortgage Note (each, a "Sub-Performing Mortgage Loan"), and (iii) __ Mortgage Loans, representing ____% of the Assets by aggregate principal balance as of the Cut-off Date, that have had more than three scheduled payments of principal and interest past due under the terms of the related Mortgage Note one or more times during the term of the related Mortgage Loan, but at the related Cut-off Date for the Series is current in payment (each, a "Reinstated Mortgage Loan").]

S-4

The Assets with respect to any Series may be guaranteed or insured with respect to payment of interest and/or principal by the United States, agencies or instrumentalities thereof or created thereby, state or local governments, agencies or instrumentalities, or private insurance providers.

[Title and issuer of underlying MBS and Agency Securities, if any, including amount deposited or pledged, amount originally issued, maturity date, interest rate, [redemption provisions], description of other material terms.]

For a further description of the Assets, see "Description of the Assets" herein.

S-5

Collections
All collections on the Assets will be allocated by the Master Servicer in accordance with the Loan Agreements between amounts collected in respect of interest ("Interest Collections") and amounts collected in respect of principal ("Principal Collections" and collectively with Interest Collections, the "Collections"). The Master Servicer will generally deposit Collections distributable to the Bondholders in an account established for such purpose under the Servicing Agreement (the "Collection Account"). See "Description of the Bonds -- Payments on Assets; Deposits to Collection Account" herein.

Description of the Bonds
A. Principal Payments on the Bonds
On each Payment Date, the Principal Distribution Amount will be applied, to the extent of the Available Distribution Amount, to pay principal on the Bonds until they are paid in full. The allocation of the Principal Distribution Amount for each Payment Date to each Class of Bonds is described herein under "Description of the Bonds - Distributions." Principal payments to a Class will be made to the Holders of the Bonds of such Class pro rata in the proportion that the aggregate outstanding Security Principal Balance of each Bond of such Class bears to the aggregate outstanding Security Principal Balance of all Bonds of such Class. See "Description of the Bonds" herein.

As to any Payment Date, the "Due Period" is the calendar month preceding the month of such Payment Date.

S-6

B. Interest Payments on the Bonds and Interest Rate
Interest will accrue on the unpaid Security Principal Balance of the Bonds at the per annum rate (the "Interest Rate") equal to ___% per annum from the Closing Date to the first Payment Date and thereafter interest will accrue on the Bonds from and including the preceding Payment Date to but excluding such current Payment Date (each, an "Interest Accrual Period") at [a floating rate equal to [Index] plus ___%, subject to a cap of __% per annum] [___%]. [Interest will be computed on the basis of a 360 day year consisting of 12 months of 30 days each.] [Interest will be calculated on the basis of the actual number of days in each Interest Accrual Period divided by 360.] A failure to pay interest on any Bonds on any Payment Date that continues for five days constitutes an Event of Default under the Indenture. See "Description of the Bonds -- Interest" herein.

C. Payment Date	The ____ day of each month or, if such day is not a Business Day, the next succeeding Business Day, commencing with _______, 200_.
D. Record Date
The Record Date for each Payment Date is [the last Business Day of the month preceding the month in which the related Payment Date occurs ](each, a "Record Date"). See "Description of the Bonds" herein.

E. Final Scheduled Payment Date
To the extent not previously paid, the Security Principal Balance of the Bonds will be due on the Payment Date in _______, 20__. Failure to pay the full Security Principal Balance of Bonds on or before the applicable final scheduled payment dates constitutes an Event of Default under the Indenture.

F. Form and Registration
The Bonds will initially be delivered in book-entry form ("Book-Entry Bonds"). Holders of the Bonds may elect to hold their interests through The Depository Trust Company ("DTC"). Transfers within DTC will be in accordance with the usual rules and operating procedures of the relevant system. So long as the Bonds are Book-Entry Bonds, such Bonds will be evidenced by one or more securities registered in the name of Cede & Co. ("Cede"), as the nominee of DTC. The Bonds will initially be registered in the name of Cede. The interests of such Holders will be represented by book entries on the records of DTC and participating members thereof. No Holder of a Bond will be entitled to receive a definitive note representing such person's interest, except in the event that Bonds in fully registered, certificated form ("Definitive Bonds") are issued under the limited circumstances described in "Description of the Offered Securities" in the Prospectus. All references in this Prospectus Supplement to Bonds reflect the rights of Holders of such Bonds only as such rights may be exercised through DTC and its participating organizations for so long as such Bonds are held by DTC.

S-7

G. Denominations
The Bonds will be issued [on the book- entry records of DTC and its Participants] [in registered, certified form] in minimum denominations of $_______ and integral multiples of $_____ in excess thereof[, with one Bond of such class evidencing an additional amount equal to the remainder of the Bond Balance thereof].

Servicing
The Master Servicer will be responsible for servicing, managing and making collections on the Assets. On the ________ Business Day, but no later than the ________ calendar day, of each month (the "Determination Date"), the Master Servicer will calculate, and instruct the Trustee regarding, the amounts to be paid, as described herein, with respect to the related Due Period to the Holders. See "Description of the Bonds" herein. The Master Servicer will receive a monthly servicing fee in the amount of ____% per annum (the "Servicing Fee Rate"), of the related Pool Balance and certain other amounts, as servicing compensation from the Trust Fund. See "Servicing of Assets -- Servicing Compensation and Payment of Expenses" herein. In certain limited circumstances, the Master Servicer may resign or be removed, in which event either the Trustee or a third-party servicer will be appointed as successor Master Servicer. See "Servicing of the Loans --Certain Matters Regarding the Master Servicer" and "Description of the Agreements -- Events of Default" and "-- Rights Upon Event of Default" in the Prospectus.

[Advances
The Master Servicer is obligated as part of its servicing responsibilities to make certain advances that in its good faith judgment it deems recoverable with respect to delinquent scheduled payments on Assets. [The Master Servicer also is obligated to advance delinquent payments of taxes, insurance premiums and escrowed items, as well as liquidation-related expenses with respect to Assets.] Neither the Depositor nor any of its affiliates has any responsibility to make such advances. Advances made by a Master Servicer are reimbursable generally from subsequent recoveries in respect of such Assets. [The Trustee is obligated to make any such Advance if the Master Servicer fails in its obligation to do so, to the extent provided in the Pooling and Servicing Agreement. See "Description of the Bonds - Advances" herein and "Description of the Offered Certificates - Advances in Respect of Delinquencies" in the Prospectus.]

Optional Termination
The Depositor may, at its option, redeem a Class or Classes of Bonds in whole, but not in part, on any Payment Date (i) on or after _________________, or (ii) on the date on which, after taking into account payments of principal to be made on such Payment Date, the aggregate outstanding principal balance of the Bonds is less than _____% of the initial aggregate Security Principal Balance of the Bonds. Such redemption will be paid in cash at a price equal to 100% of the aggregate outstanding Security Principal Balance of the Class of Bonds so redeemed, plus accrued and unpaid interest through the day preceding the final Payment Date. At the option of the Depositor, an optional redemption of a Class of Bonds can be effected without retiring such Class of Bonds so that the Depositor has the ability to own or resell such Class of Bonds. Upon redemption and retirement of all of the Bonds, the Assets securing those Bonds may be released from the lien of the Indenture. See "Description of the Bonds -- Optional Termination" herein and "Description of the Offered Securities -- Termination" in the Prospectus.

S-8

Credit Support	[Disclose Credit Support, if any.]
Liquidity Facility	Disclose Liquidity Facility, if any.]
Federal Income Tax Consequences
Based on the facts as they currently exist, Jenkens & Gilchrist, LLP, tax counsel to the Depositor, is of the opinion that the Bonds will be taxable debt obligations under the Internal Revenue Code of 1986, as amended (the "Code") and interest paid or accrued thereon, including any original issue discount, will be taxable to Bondholders. Interest income (including original issue discount and market discount) will accrue on the Bonds as described in "Federal Income Tax Consequences" in the Prospectus. The Bonds may be issued with original issue discount for federal income tax purposes. See "Federal Income Tax Consequences --- Original Issue Discount" in the Prospectus. In determining the rate of accrual of original issue discount and market discount, if any, on the Bonds, Bondholders should use a prepayment assumption of [ %] [CPR] [SPA]. No representation is made, however, as to the rate at which prepayments on the Assets actually will occur.

Legal Investment
The Class __ and Class __ Bonds will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") for so long as they are rated in one of the two highest rating categories by one or more nationally recognized statistical rating organizations. Accordingly, the Class __ and Class __ Bonds will be legal investments for certain entities to the extent provided in SMMEA, subject to state laws overriding SMMEA. A number of states have enacted legislation overriding the legal investment provisions of SMMEA. See "Legal Investment" herein and in the Prospectus.

The Depositor makes no representations as to the proper characterization of any Class of the Bonds for legal investment or other purposes, or as to the legality of investment by particular investors in any Class under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any Class. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining to what extent the Bonds are subject to investment, capital or other restrictions. See "Legal Investment" herein and in the Prospectus.

S-9

ERISA Considerations
It is anticipated that the Bonds will be treated as debt for state law purposes. Accordingly, a purchaser subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), should not be treated as having acquired a direct interest in the Assets by reason of its purchase of a Bond. However, fiduciaries of employee benefit plans and certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans, and collective investment funds in which such plans, accounts, annuities or arrangements are invested, that are subject to ERISA, or corresponding provisions of the Code ("Plans") should review carefully with their legal advisors whether the purchase or holding of the Bonds still could give rise to a transaction that is prohibited under ERISA or the Code. Certain prohibited transaction exemptions may be applicable to certain Classes of the Bonds as described herein. See "ERISA Considerations" herein and in the Prospectus.

Rating
It is a condition to the issuance of the Bonds that each Class of Bonds receive the ratings specified for such Class on the cover page hereof. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. A security rating does not represent any assessment of the likelihood of principal prepayments on the Assets or of the degree to which the rate of such prepayments might differ from those originally anticipated. Also, a security rating does not represent any assessment of the yield to maturity that investors may experience.

The Depositor has not requested a rating of the Bonds from any rating agency other than _________________ [and __________________]. However, there can be no assurance as to whether any other rating agency will rate the Bonds, or if one does, what rating would be assigned by such rating agency.

S-10

RISK FACTORS

Prospective investors should consider, among other things, the following, which represent the principal factors that make an offering of Bonds speculative or high risk:

Bondholders Have Recourse Only to Trust Assets Pledged to Secure the Bonds. The Bonds will not be insured or guaranteed by any governmental entity or by the Depositor, the Master Servicer, the Trustee or any affiliate of the foregoing or by any other person. The Bondholders will have no recourse to the Depositor in the event of a default on the Bonds, and each Bondholder will be deemed to have agreed by the acceptance of its Bond not to file a bankruptcy petition or commence similar proceedings in respect of the Depositor. The Trust Assets pledged to secure the Bonds will be the only source for payments on the Bonds.

The Weighted Average Life of The Bonds Is Uncertain. The rate and timing of principal payments on the Bonds will depend, among other things, on the rate and timing of principal payments (including prepayments, defaults, liquidations and purchases of Assets due to a breach of representation and warranty) on the Assets. The rate at which principal prepayments occur on the Assets will be affected by a variety of factors, including, without limitation, the terms of the Assets, the level of prevailing interest rates, the availability of mortgage credit and economic, geographic, tax, legal and other factors. In general, however, if prevailing interest rates fall significantly below the Asset Rates on the Assets, such Assets are likely to be the subject of higher principal prepayments than if prevailing rates remain at or above the rates borne by such Assets. [The rate of principal payments on the Bonds will correspond to the rate of principal payments on the Assets and is likely to be affected by the Lock-out Periods and Prepayment Premium provisions applicable to the Assets and by the extent to which the Master Servicer is able to enforce such provisions. Assets with a Lock-out Period or a Prepayment Premium provision, to the extent enforceable, generally would be expected to experience a lower rate of principal prepayments than otherwise identical mortgage loans without such provisions, with shorter lock-out periods or with lower prepayment premiums.] [As is the case with mortgage-backed securities generally, the Bonds are subject to substantial inherent cashflow uncertainties because the Mortgage Loans may be prepaid at any time.]

The Yield of the Bonds will be Affected by Circumstances beyond the Depositor's Control. The yield to maturity on the Bonds will depend, among other things, on the rate and timing of principal payments (including prepayments, defaults, liquidations and purchases of Assets due to a breach of representation and warranty) on the Assets and the allocation thereof to reduce the Security Principal Balance of such Classes. [The yield to maturity on the Class __ Bonds will also depend on changes in the applicable Index and the effect of any maximum lifetime Asset Rate, minimum lifetime Asset Rate, Payment Cap and Periodic Rate Cap, as applicable.] The yield to investors on the Class __ Bonds will be adversely affected by any allocation thereto of Prepayment Interest Shortfalls on the Assets, which are expected to result from the distribution of interest only to the date of prepayment (rather than a full month's interest) in connection with prepayments in full, and the lack of any distribution of interest on the amount of any partial prepayments.

In general, if a Bond is purchased at a premium and principal distributions thereon generally occur at a rate faster than anticipated at the time of purchase, the investor's actual yield to maturity will be lower than that assumed at the time of purchase. Conversely, if a Bond is purchased at a discount and principal distributions thereon generally occur at a rate slower than that assumed at the time of purchase, the investor's actual yield to maturity will be lower than assumed at the time of purchase.

[Because [certain of] the Assets are adjustable rate instruments, the Asset Rates and periodic payments can be expected to increase in a rising interest rate environment, perhaps without a corresponding increase in the related Mortgagors' income. In such event, the Mortgagor's ability to make payments may be impaired, and a Mortgagor payment default would be more likely to occur.]

UNDERWRITING STANDARDS FOR CERTAIN MORTGAGE LOANS MAY BE LESS STRINGENT AND INCREASE THE POTENTIAL FOR DELINQUENCIES. Approximately ___% of the Mortgage Loans were underwritten in accordance with underwriting standards intended to provide single-family mortgage loans for non-conforming credits. A Mortgage Loan made to a "non-conforming credit" means a mortgage loan that is ineligible for purchase by Fannie Mae or Freddie Mac due to Mortgagor credit characteristics that do not meet the Fannie Mae or Freddie Mac underwriting guidelines, including a loan made to a Mortgagor whose creditworthiness and repayment ability do not satisfy such Fannie Mae or FREDDIE MAC underwriting guidelines and a Mortgagor who may have a record of major derogatory credit items such as credit write-offs, outstanding judgements and prior bankruptcies. ACCORDINGLY, SUCH MORTGAGE LOANS ARE LIKELY TO EXPERIENCE RATES OF DELINQUENCY AND FORECLOSURE THAT ARE HIGHER, AND MAY BE SUBSTANTIALLY HIGHER, THAN MORTGAGE LOANS ORIGINATED IN ACCORDANCE WITH FANNIE MAE OR FREDDIE MAC UNDERWRITING GUIDELINES. AS A RESULT, LOSSES ON SUCH MORTGAGE LOANS MAY BE HIGHER THAN LOSSES ON MORTGAGE LOANS ORIGINATED IN ACCORDANCE WITH SUCH GUIDELINES.

S-11

The primary considerations in underwriting a Mortgage Loan are the assessment of the creditworthiness of the mortgagor, the value of the Mortgaged Property and the adequacy of such property as collateral in relation to the amount of the Mortgage Loan. Because such Mortgagors are less creditworthy than Mortgagors who meet Fannie Mae or Freddie Mac underwriting criteria, delinquencies and foreclosures may be more prevalent with respect to such Mortgage Loans than with respect to Mortgage Loans originated in accordance with Fannie Mae or Freddie Mac underwriting guidelines. Therefore, changes in the values of the Mortgaged Properties may have a greater effect on the loss experience of such Mortgage Loans than on Mortgage Loans originated in accordance with the Fannie Mae or Freddie Mac underwriting guidelines. No assurance can be given that the values of the Mortgaged Properties have remained or will remain at the levels in effect on the dates of origination of the related Mortgage Loans. If the values of the Mortgaged Properties decline after the dates of origination, then the rate and severity of losses on such Mortgage Loans may increase and such increase may be substantial.

[Non-Performing Mortgage Loans, Sub-Performing Mortgage Loans and Reinstated Mortgage Loans Create Risks That Bondholders May Not Recover Their Initial Investment And May Adversely Affect Yield. The Assets include Non-Performing Mortgage Loans, Sub-Performing Mortgage Loans and Reinstated Mortgage Loans. Repayment of the principal amount of the Offered Securities is dependent, in large part, upon the ability of the Master Servicer to cause such Mortgage Loans to become or remain current in payment, to sell or foreclose upon such Mortgage Loans or to acquire title to the Mortgaged Properties by other means and to liquidate the related REO Properties. There can be no assurance as to whether the Master Servicer will be successful in such efforts or as to the timing thereof. The ability of the Master Servicer to sell an REO Property will depend upon its ability to find a willing purchaser at a price acceptable to the Master Servicer, subject to certain guidelines. In addition, certain rights of redemption in various states may limit or prevent the Master Servicer from selling an REO Property at what would otherwise be an appropriate time for sale.

All Non-Performing Mortgage Loans, Sub-Performing Mortgage Loans and Reinstated Mortgage Loans are insured by a governmental agency. There is no obligation on the part of the Depositor, the Master Servicer or any other person to repurchase or replace any Mortgage Loan.

Certain Mortgage Loans may be non-recourse loans or loans for which recourse may be restricted or unenforceable, or as to which recourse may be had only against the specific Mortgaged Property and such other assets, if any, as have been pledged to secure the related Mortgage Loan. With respect to those Mortgage Loans that provide for recourse against the Mortgagor and his assets generally, there can be no assurance that such recourse will ensure a recovery in respect of a defaulted Mortgage Loan greater than the liquidation value, if any, of the related Mortgaged Property. The ability of the Master Servicer to liquidate any Mortgaged Property or REO Property, and the liquidation value thereof, may be adversely affected by risks generally incident to interests in real property, including changes or weakness in general or local economic conditions, declines in real estate values, the volume of other similar properties for sale, adverse changes in interest rates, real estate and personal property tax rates, energy costs and other expenses, environmental concerns, acts of God, and other factors that are beyond the Master Servicer's control.]

S-12

The Master Servicer's Ability to Realize on Assets May Be Limited by Applicable State Law. A variety of factors may limit the Master Servicer's ability to repossess or foreclose on and liquidate the Mortgaged Properties securing the Assets or may limit the amount realized upon any such liquidation to less than the amount due under the related Asset. See "Certain Legal Aspects of Mortgage Loans" in the Prospectus.

[Concentration of Mortgage Loans May Create Risks to Bondholders. Approximately ___% of the Mortgage Loans are secured by properties located in the State of ____________. Accordingly, for a large percentage of the Mortgage Loans, a Mortgagor's ability to make mortgage payments and residential housing prices are more dependent on the local economy in ______________. As a consequence, Losses on the Mortgage Loans may exceed those that might be incurred were the pool of Mortgage Loans more geographically dispersed.]

S-13

Bonds Issued in Book-Entry Form May Create Liquidity Risks to Bondholders. Issuance of the Bonds in book-entry form may reduce the liquidity of such Bonds in the secondary trading market because investors may be unwilling to purchase Bonds for which they cannot obtain physical securities. See "Description of the Bonds --Book-Entry Registration" herein.

Because transactions in the Bonds can be effected only through DTC, participating organizations, indirect participants and certain banks, the ability of a Bondholder to pledge a Bond to persons or entities that do not participate in the DTC system or otherwise to take actions in respect of such Bonds, may be limited due to lack of a physical security representing the Bonds. See "Description of the Bonds--Book-Entry Registration" herein.

Bondholders may experience some delay in their receipt of distributions of interest and principal on the Bonds because such distributions will be forwarded by the Trustee to DTC and DTC will credit such distributions to the accounts of its Participants (as defined herein) which will thereafter credit them to the accounts of Bondholders either directly or indirectly through indirect participants. See "Description of the Bonds -- Book-Entry Registration" herein.

DESCRIPTION OF THE ASSETS

General

The Trust Fund will consist primarily of [___ [conventional], [fixed interest] [adjustable interest] rate Mortgage Loans with an aggregate Principal Balance as of the Cut-off Date, after deducting payments of principal due on such date, of $____________,] [mortgage pass-through certificates, mortgage-backed securities evidencing interests therein or secured thereby that have been previously (a) offered and distributed to the public pursuant to an effective registration statement or (b) purchased in a transaction not involving any public offering from an entity that is not an affiliate of the issuer of such securities at the time of sale (nor an affiliate thereof at any time during the three preceding months); provided, a period of two years has elapsed since the later of the date the securities were acquired from the issuer or an affiliate thereof (the "MBS"),] [and] [certain direct obligations of the United States, agencies thereof or agencies created thereby (the "Agency Securities", and Mortgage Loans, MBS and/or Agency Securities collectively referred to herein as the "Assets")].

Mortgage Loans

Each Mortgage Loan is evidenced by a promissory note (a "Mortgage Note") and secured by a mortgage, deed of trust or other similar security instrument (a "Mortgage" creating a first lien on a one- to four-family residential property (a "Mortgaged Property"). The Mortgaged Properties consist of [description of one- to four-family residential properties]. [Because no evaluation of any Mortgagor's financial condition has been conducted, investors should consider all of the Mortgage Loans to be non-recourse loans so that, in the event of mortgagor default, recourse may be had only against the specific property and such limited other assets as have been pledged to secure a Mortgage Loan, and not against the mortgagor's other assets.] All percentages of the Assets described herein are approximate percentages (except as otherwise indicated) by aggregate Principal Balance as of the Cut-off Date.

S-14

FHA Loans and VA Loans

Certain of the Mortgage Loans are subject to FHA insurance as described herein (the "FHA Loans") and certain of the Mortgage Loans are subject to a VA guarantee as described herein (the "VA Loans"). All FHA Loans and VA Loans must conform to HUD (as defined herein) or VA origination guidelines, as the case may be, at the time of origination. The FHA Loans will be insured by the Federal Housing Administration ("FHA") of the United States Department of Housing and Urban Development ("HUD") as authorized under the National Housing Act of 1934, as amended (the "National Housing Act"), and the United States Housing Act of 1937, as amended (the "United States Housing Act"). No FHA Loan may have an interest rate or original principal amount exceeding the applicable FHA limits at the time of origination of such FHA Loan.

The VA Loans will be partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended. The Servicemen's Readjustment Act of 1944, as amended, permits a veteran (or in certain instances the spouse of a veteran) to obtain a mortgage loan guarantee by VA covering mortgage financing of the purchase of a one-to-four family dwelling unit at interest rates permitted by VA. The program has no mortgage loan limits, requires no down payment from the purchaser and permits the guarantee of mortgage loans of up to 30 years' duration. However, no VA Loan will have an original principal amount greater than five times the amount of the related guarantee.

Insurance premiums for FHA Loans are collected by the Master Servicer and are paid to the FHA. The regulations governing FHA-insured single-family mortgage insurance programs generally provide that insurance benefits are payable upon foreclosure (or other acquisition of possession) and conveyance of the mortgaged premises to HUD. With respect to a defaulted FHA Loan, the Master Servicer may be limited in its ability to initiate foreclosure proceedings. Historically, pursuant to an assignment program (the "Assignment Program"), HUD in certain circumstances offered qualified borrowers who had defaulted on an FHA loan an opportunity to avoid foreclosure and retain their homes. Under the Assignment Program, the FHA serviced FHA-insured mortgage loans that had defaulted and been assigned to HUD under the Assignment Program. In addition, HUD gave forbearance, for a period of no longer than 36 months, to mortgagors who had demonstrated a temporary inability to make full payments due to circumstances beyond the mortgagor's control such as a reduction in income or increase in expenses. The Assignment Program was terminated and replaced with mandatory loss mitigation procedures in April 2006 whereby servicers of defaulted FHA-insured loans must choose from a variety of tools to cure a default prior to filing an FHA insurance claim.

HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD. Presently, claims for most programs are being paid in cash and, for the most part, claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debenture interest rate.

The amount of insurance benefits generally paid by the FHA is equal to the entire unpaid principal amount of the defaulted FHA Loan, adjusted to reimburse the Master Servicer for certain costs and expenses and to deduct certain amounts received or retained by the Master Servicer after default. When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance to HUD, the Master Servicer is generally compensated for no more than two-thirds of its foreclosure costs and attorneys' fees (which costs are evaluated based upon Fannie Mae guidelines (which are state specific)), and is compensated for accrued and unpaid mortgage interest for a limited period prior to the institution of foreclosure or other acquisition in general only to the extent it was allowed pursuant to a forbearance plan approved by HUD. Provided the regulations are complied with, the Master Servicer receiving cash benefits will generally be entitled to the debenture interest which would have been earned, as of the date the cash payment is received, had the benefits been paid in debentures. Except where unpaid mortgage interest is recoverable pursuant to an approved forbearance plan, such debenture interest is generally payable from a date 30 days after the mortgagor's first uncorrected failure to perform any obligation or make any payment due under the mortgage loan, which results in no recovery of interest accrued during the first two months of delinquency.

S-15

Under certain circumstances, as set forth in the regulations, HUD is authorized to request or require the Master Servicer to pursue a deficiency judgment against any defaulting Mortgagor. In this regard, HUD may request or require the Master Servicer (as the case may be under the regulations) to pursue a deficiency judgment in connection with the foreclosure. Under neither case would the Master Servicer be responsible for collecting on the judgment. Further, in all cases, HUD may reimburse the Master Servicer for all additional costs of seeking the judgment.

As of the date hereof, the maximum guarantees that may be issued by VA under a VA Loan are generally (a) as to loans with an original principal amount of $45,000 or less, 50% of such loan, (b) as to loans with an original principal amount of greater than $45,000, but not more than $56,250, $22,500; (c) as to loans with an original principal amount of more than $56,250, but not more than $144,000, the lesser of $36,000 or 40% of the loan, and (d) as to loans with an original principal amount of more than $144,000 (for owner-occupied, single-family home or condominium unit), the lesser of $50,750 or 25% of the loan. The liability on the guaranty is reduced or increased pro rata with any reduction or increase in the amount of indebtedness, but in no event will the amount payable on the guaranty exceed the amount of the original guaranty. The VA may, at its option and without regard to the guaranty, make full payment to a mortgage holder of unsatisfied indebtedness on a mortgage upon its assignment to the VA.

With respect to a defaulted VA Loan, the Master Servicer is, absent exceptional circumstances, authorized to announce its intention to foreclose only when the default has continued for three months. However, notwithstanding the foregoing, the regulations require the Master Servicer to take immediate action if it determines that the property to be foreclosed upon has been abandoned by the debtor or has been or may be subject to extraordinary waste or if there exist conditions justifying the appointment of a receiver for the property. Generally, a claim for the guaranty is submitted after liquidation of the mortgaged property.

The amount payable under the guaranty will be the percentage of the VA Loan originally guaranteed applied to the indebtedness outstanding as of the applicable date of computation specified in the VA regulations. Payments under the guaranty will be equal to the unpaid principal amount of the VA Loan, interest accrued on the unpaid balance thereof to the appropriate date of computation and limited expenses of the Master Servicer, but in each case only to the extent that such amounts have not been recovered through liquidation of the Mortgaged Property. The amount payable under the guaranty may in no event exceed the amount of the original guaranty. See "Description of the Trust Funds - Mortgage Loans", " -- The VA Loan Program" and " -- The FHA Loan Program" in the Prospectus.]

[The MBS

[Title and issuer of underlying securities, amount deposited or pledged, amount originally issued, maturity date, interest rate, [redemption provisions], together with description of other material terms.]

[Description of principal and interest distributions on the MBS.]

[Description of advances by the servicer of the mortgage loans underlying the MBS.]

[Description of effect on the MBS of allocation of losses on the underlying mortgage loans.]

As to each series of MBS included in the Trust Fund, the various classes of certificates from such series [(including classes not in the Trust Fund but from the same series as classes that are in the Trust Fund] are listed, together with the related pass-through rates and certain other information applicable thereto].

S-16

[Agency Securities

[Provide title and issuer of underlying Agency Securities, amount deposited or pledged, amount originally issued, maturity date, interest rate, redemption provisions, together with description of other material terms.]

[Description of principal and interest distributions on the Agency Securities.]

[Description of advances by the servicer of the assets underlying the Agency Securities.]

[Description of effect on the Agency Securities of allocation of losses on the underlying Assets.]

As to each series of Agency Securities included in the Trust Fund, the various classes of certificates from such series [(including classes not in the Trust Fund but from the same series as classes that are in the Trust Fund] are listed, together with the related pass-through rates and certain other information applicable thereto].

[Convertible Mortgage Loans

____% of the Mortgage Loans ("Convertible Mortgage Loans") provide that, at the option of the related Mortgagors, the adjustable interest rate on such Mortgage Loans may be converted to a fixed interest rate. The first month in which any of the Mortgage Loans may convert is ____________, and the last month in which any of the Mortgage Loans may convert is _____________. Upon conversion, the Mortgage Rate will be converted to a fixed interest rate determined in accordance with the formula set forth in the related Mortgage Note which formula is intended to result in a Mortgage Rate which is not less than the then current market interest rate (subject to applicable usury laws). After such conversion, the monthly payments of principal and interest will be adjusted to provide for full amortization over the remaining term to scheduled maturity. Upon notification from a Mortgagor of such Mortgagor's intent to convert from an adjustable interest rate to a fixed interest rate and prior to the conversion of any such Mortgage Loan (a "Converting Mortgage Loan"), the related Warrantying Party will be obligated to purchase the Converting Mortgage Loan at a price equal to the outstanding Principal Balance thereof plus accrued interest thereon net of any subservicing fees (the "Conversion Price"). In the event of a failure by a Warrantying Party to purchase a converting Mortgage Loan, the Master Servicer is required to use its best efforts to purchase such Mortgage Loan following its conversion (a "Converted Mortgage Loan") during the one-month period following the date of conversion at the Conversion Price.

In the event that the related Warrantying Party fails to purchase a Converting Mortgage Loan and the Master Servicer does not purchase a Converted Mortgage Loan, neither the Depositor nor any of its affiliates nor any other entity is obligated to purchase or arrange for the purchase of any Converted Mortgage Loan. Any such Converted Mortgage Loan will remain in the Trust Fund as a fixed-rate Mortgage Loan and will result in the Trust Fund's having both fixed rate and adjustable rate Mortgage Loans. See "Certain Yield, Prepayment and Maturity Considerations" herein.

Following the purchase of any Converted Mortgage Loan as described above, the purchaser will be entitled to receive an assignment from the Trustee of such Mortgage Loan and the purchaser will thereafter own such Mortgage Loan free of any further obligation to the Trustee or the Bondholders with respect thereto.]

[The Indices

As of any Payment Adjustment Date, the Index applicable to the determination of the related Asset Rate will be a per annum rate equal to ______________, as most recently available as of the date days prior to the Payment Adjustment Date (the "Index"). Such average yields reflect the yields for the week prior to that week in which the information is reported. In the event that the Index is no longer available, an index reasonably acceptable to the Trustee that is based on comparable information will be selected by the Master Servicer.

The Index is currently calculated based on information reported in ___________. Listed below are the weekly average yields on actively traded ______________ as reported in ____________ on the date that would have been applicable to mortgage loans having the following adjustment dates for the indicated years. Such average yields may fluctuate significantly from week to week as well as over longer periods and may not increase or decrease in a constant pattern from period to period. The following does not purport to be representative of future average yields. No assurance can be given as to the average yields on such _______________ on any Payment Adjustment Date or during the life of any Asset.]

S-17

[Index]

Adjustment	2002	2003	2004	2005	2006	2007

January
February
March
April
May
June
July
August
September
October
November
December

Certain Characteristics of the Assets

[Approximately ___% of the Assets have Due Dates that occur on the ___ day of each month; approximately ___% of the Assets have Due Dates that occur on the ___ day of each month; approximately _____% of the Assets have Due Dates that occur on the ___ day of each month; and the remainder of the Assets have Due Dates that occur on the fifteenth day of each month.]

[As of the Cut-off Date, the Assets had the following characteristics: (i) Asset Rates ranging from _____% per annum to _______% per annum; (ii) a weighted average Asset Rate of ______% per annum; (iii) Gross Margins ranging from ____ basis points to ______ basis points; (iv) a weighted average Gross Margin of ____ basis points; (v) Principal Balances ranging from $_______ to $______; (vi) an average Principal Balance of $_________; (vii) original terms to scheduled maturity ranging from _____ months to _________ months; (viii) a weighted average original term to scheduled maturity of _____ months; (ix) remaining terms to scheduled maturity ranging from ____ months to _____ months; (x) a weighted average remaining term to scheduled maturity of ________ months; (xi) Cut-off Date Loan-to-Value ("LTV") Ratios ranging from ______% to ________%; (xii) a weighted average Cut-off Date LTV Ratio of _____%; (xiii) as to the _______% of the Assets to which such characteristic applies, (A) minimum lifetime Asset Rates ranging from ____% per annum to ______ % per annum and (B) a weighted average minimum lifetime Asset Rate of _______% per annum; and (xiv) as to the__________% of Assets to which such characteristic applies and for which it may be currently calculated, (A) maximum lifetime Asset Rate ranging from _______% per annum to ________% per annum and (B) a weighted average maximum lifetime Asset Rate of _________% per annum.]

[___% of the Mortgage Loans provide for Balloon Payments on their respective maturity dates. Loans providing for Balloon Payments involve a greater degree of risk than self-amortizing loans. See "Risk Factors -- Assets with balloon payment provisions present particular risks to Bondholders" in the Prospectus.]

[The Mortgage Loans contain (i) __ Mortgage Loans, representing ____% of the Assets by aggregate Principal Balance as of the Cut-off Date, that, as of the Cut-off Date, have more than 12 scheduled payments of principal and interest past due under the terms of the related Mortgage Note (each, a "Non-Performing Mortgage Loan"), (ii) __ Mortgage Loans, representing ____% of the Assets by aggregate Principal Balance as of the Cut-off Date, that, as of the Cut-off Date, have more than three but less than 12 scheduled payments of principal and interest past due under the terms of the related Mortgage Note (each, a "Sub-Performing Mortgage Loan"), and (iii) __ Mortgage Loans, representing ____% of the Assets by aggregate Principal Balance as of the Cut-off Date, that have had more than three scheduled payments of principal and interest past due under the terms of the related Mortgage Note one or more times during the term of the related Mortgage Loan, but at the related Cut-off Date for the Series is current in payment (each, a "Reinstated Mortgage Loan").]

S-18

[The Asset Rate on each Asset is subject to adjustment on each Interest Rate Adjustment Date by adding the related Gross Margin to the value of the Index (described below) as most recently announced a specified number of days prior to such Interest Rate Adjustment Date, subject, in the case of substantially all of the Assets, to minimum and maximum lifetime Asset Rates, with ranges specified below. The Asset Rates on the Assets generally are adjusted monthly; however, certain of the Assets provide for Interest Rate Adjustment Dates to occur quarterly (___% of the Assets), semi-annually (% of the Assets) or annually (____% of the Assets). Each of the Assets provided for an initial fixed interest rate period; Assets, representing ___% of the Assets, have not experienced their first Interest Rate Adjustment Dates. The latest initial Interest Rate Adjustment Date for any Asset is to occur in .]

[Subject to the Payment Caps described below, the amount of the Payment on each Asset adjusts periodically on each Payment Adjustment Date to an amount that would fully amortize the Principal Balance of the Asset over its then remaining amortization schedule and pay interest at the Asset Rate in effect during the one month period preceding such Payment Adjustment Date. Approximately __% of the Assets provide that an adjustment of the amount of the Payment on a Payment Adjustment Date may not result in a Payment that increases by more than ___% (nor, in some cases, decreases by more than ____%) of the amount of the Payment in effect immediately prior to such Payment Adjustment Date (each such provision, a "Payment Cap").

[No Mortgage Loan currently prohibits principal prepayments; however, certain of the Mortgage Loans impose fees or penalties ("Prepayment Premiums") in connection with full or partial prepayments. Although Prepayment Premiums are payable to the Master Servicer as additional servicing compensation, the Master Servicer may waive the payment of any Prepayment Premium only in connection with a principal prepayment that is proposed to be made during the three month period prior to the scheduled maturity of the related Mortgage Loan, or under certain other limited circumstances.]

The following table sets forth the range of Asset Rates on the Assets as of the Cut-off Date:

Asset Rates as of the Cut-off Date

Asset Rate	Number of Assets	Percent by Number	Aggregate Principal Balance as of the Cut-off Date	Percent by Aggregate Principal Balance as of the Cut-off Date

Total		100.00%	$	100.00%

Weighted Average
Asset Rate:

Note: Percentage totals may not add due to rounding.

The following table sets forth the types of Mortgaged Properties securing the Mortgage Loans:

Property Type

Type	Number of Assets	Percent by Number	Aggregate Principal Balance as of the Cut-off Date	Percent by Aggregate Principal Balance as of the Cut-off Date

Total		100.00%	$	100.00%

Note: Percentage totals may not add due to rounding.

S-19

[The following table sets forth the range of Gross Margins for the Assets:]

[Gross Margins]
Asset Rate	Number of Assets	Percent by Number	Aggregate Principal Balance as of the Cut-off Date	Percent by Aggregate Principal Balance as of the Cut-off Date

Total		100.00%	$	100.00%

Weighted Average
Gross Margin:

Note: Percentage totals may not add due to rounding.

[The following table sets forth the frequency of adjustments to the Asset Rates on the Assets as of the Cut-off Date:]

[Frequency of Adjustments to Asset Rates]

Frequency(A)	Number of Assets	Percent by Number	Aggregate Principal Balance as of the Cut-off Date	Percent by Aggregate Principal Balance as of the Cut-off Date

Total		100.00%	$	100.00%

Weighted Average
Frequency of
Adjustments to
Asset Rate:

Note: Percentage totals may not add due to rounding.

(A)    _______ or ___% of Assets have not experienced their first Interest Rate Adjustment Date.

S-20

[The following table sets forth the frequency of adjustments to the Payments on the Assets as of the Cut-off Date:]

[Frequency of Adjustments to Payments]

Frequency(A)	Number of Assets	Percent by Number	Aggregate Principal Balance as of the Cut-off Date	Percent by Aggregate Principal Balance as of the Cut-off Date

Total		100.00%	$	100.00%

Weighted Average
Frequency of
Adjustments to
Payments:

Note: Percentage totals may not add due to rounding.

[The following table sets forth the range of maximum lifetime Asset Rates for the Assets:]

[Maximum Lifetime Asset Rates]

Maximum Lifetime Asset Rate	Number of Assets	Percent by Number	Aggregate Principal Balance as of the Cut-off Date	Percent by Aggregate Principal Balance as of the Cut-off Date

Total		100.00%	$	100.00%

Weighted Average
Maximum Lifetime
Asset Rate:

Note: Percentage totals may not add due to rounding.

(A)	Represents Assets without a lifetime rate cap.

(B)	The lifetime rate caps for these Assets are based upon the Index as determined at a future point in time plus a fixed percentage. Therefore, the rate is not determinable as of the Cut-off Date.

(C)	This calculation does not include the ____ Assets without a lifetime rate cap or the Assets with lifetime rate caps which are currently not determinable.

[The following table sets forth the range of minimum lifetime Asset Rates on the Assets:]

[Minimum Lifetime Asset Rates]
Minimum Lifetime Asset Rate	Number of Assets	Percent by Number	Aggregate Principal Balance as of the Cut-off Date	Percent by Aggregate Principal Balance as of the Cut-off Date

Total		100.00%	$	100.00%

Weighted Average
Minimum Lifetime
Asset Rate:

S-21

Note: Percentage totals may not add due to rounding.

(A)	Represents Assets without interest rate floors.

(B)	This calculation does not include the Assets without interest rate floors.

The following table sets forth the range of Principal Balances of the Assets as of the Cut-off Date:

Principal Balances as of the Cut-off Date

Principal Balance as of the Cut-off Date	Number of Assets	Percent by Number	Aggregate Principal Balance as of the Cut-off Date	Percent by Aggregate Principal Balance as of the Cut-off Date

Total		100.00%	$	100.00%

Average Principal Balance
as of the
Cut-off Date:

Note: Percentage totals may not add due to rounding.

The following tables set forth the original and remaining terms to maturity (in months) of the Assets:

Mortgage Loan Purpose

Remaining Principal Term in Months	Number of Assets	Percent by Number	Aggregate Principal Balance as of the Cut-off Date	Percent by Aggregate Principal Balance as of the Cut-off Date

Total		100.00%	$	100.00%

Weighted Average
Original Term to Maturity:

Note: Percentage totals may not add due to rounding.

S-22

The following tables set forth the purpose for which each Mortgage Loan was originated, [the type of program under which it was originated and the occupancy type].

Original Term to Maturity in Months

Original Term in Months	Number of Assets	Percent by Number	Aggregate Principal Balance as of the Cut-off Date	Percent by Aggregate Principal Balance as of the Cut-off Date

Total		100.00%	$	100.00%

Weighted Average
Original Term to Maturity:

Note: Percentage totals may not add due to rounding.

Mortgage Loan Documentation Program]

Remaining	Number of Assets	Percent by Number	Aggregate Principal Balance as of the Cut-off Date	Percent by Aggregate Principal Balance as of the Cut-off Date

Total		100.00%	$	100.00%

Weighted Average
Original Term to Maturity:

Note: Percentage totals may not add due to rounding.

Mortgage Loan Occupancy Type

Remaining Principal Term in Months	Number of Assets	Percent by Number	Aggregate Principal Balance as of the Cut-off Date	Percent by Aggregate Principal Balance as of the Cut-off Date

Total		100.00%	$	100.00%

Weighted Average
Original Term to Maturity:

Note: Percentage totals may not add due to rounding.

S-23

Remaining Term to Maturity in Months

Remaining Term in Months	Number of Assets	Percent by Number	Aggregate Principal Balance as of the Cut-off Date	Percent by Aggregate Principal Balance as of the Cut-off Date

Total		100.00%	$	100.00%

Weighted Average Remaining
Term to Maturity:

Note: Percentage totals may not add due to rounding.

The following tables set forth the respective years in which the Assets were originated and are scheduled to mature:

Year of Origination

Year	Number of Assets	Percent by Number	Aggregate Principal Balance as of the Cut-off Date	Percent by Aggregate Principal Balance as of the Cut-off Date

Total		100.00%	$	100.00%

Note: Percentage totals may not add due to rounding.

Year of Scheduled Maturity

Year	Number of Assets	Percent by Number	Aggregate Principal Balance as of the Cut-off Date	Percent by Aggregate Principal Balance as of the Cut-off Date

Total		100.00%	$	100.00%

Note: Percentage totals may not add due to rounding.

S-24

The following table sets forth the range of Original LTV Ratios of the Mortgage Loans. An "Original LTV Ratio" is a fraction, expressed as a percentage, the numerator of which is the Principal Balance of a Mortgage Loan on the date of its origination, and the denominator of which is [in general] the lesser of (i) the appraised value of the related Mortgaged Property as determined by an appraisal thereof obtained in connection with the origination of such Mortgage Loan and (ii) the sale price of such Mortgaged Property at the time of such origination. There can be no assurance that the value (determined through an appraisal or otherwise) of a Mortgaged Property determined after origination of the related Mortgage Loan will be equal to or greater than the value thereof (determined through an appraisal or otherwise) obtained in connection with the origination. As a result, there can be no assurance that the loan-to-value ratio for any Mortgage Loan determined at any time following origination thereof will be lower than the Original LTV Ratio, notwithstanding any positive amortization of such Mortgage Loan.

Original LTV Ratios

Original LTV Ratio	Number of Assets	Percent by Number	Aggregate Principal Balance as of the Cut-off Date	Percent by Aggregate Principal Balance as of the Cut-off Date

Total		100.00%	$	100.00%

Weighted Average Original
LTV Ratio:

Note: Percentage totals may not add due to rounding.

The Mortgage Loans are secured by Mortgaged Properties in ________ different states. The table below sets forth the states in which the Mortgaged Properties are located:

Geographic Distribution

State	Number of Assets	Percent by Number	Aggregate Principal Balance as of the Cut-off Date	Percent by Aggregate Principal Balance as of the Cut-off Date

Total		100.00%	$	100.00%

Note: Percentage totals may not add due to rounding.

[regional breakdown to be provided as appropriate]

No more than ___% of the Mortgage Loans will be secured by Mortgaged Properties located in any one zip code.

[___% of the Mortgage Loans provide that upon any principal prepayment of a Mortgage Loan, whether made voluntarily or involuntarily, the related Mortgagor will be required to pay a prepayment premium or yield maintenance Penalty (a "Prepayment Premium") in the amount set forth in the following table.]

S-25

[Mortgage Loan Prepayment Premiums]

Prepayment Premium	Number of Assets	Percent by Number	Aggregate Principal Balance as of the Cut-off Date	Percent by Aggregate Principal Balance as of the Cut-off Date

Total		100.00%	$	100.00%

Note: Percentage totals may not add due to rounding.

[FHA Loans]

FHA Loans	Number of Assets	Percent by Number	Aggregate Principal Balance as of the Cut-off Date	Percent by Aggregate Principal Balance as of the Cut-off Date

Total		100.00%	$	100.00%

Note: Percentage totals may not add due to rounding.

[VA Loans]

VA Loans	Number of Assets	Percent by Number	Aggregate Principal Balance as of the Cut-off Date	Percent by Aggregate Principal Balance as of the Cut-off Date

Total		100.00%	$	100.00%

Note: Percentage totals may not add due to rounding.

[Non-Performing Mortgage Loans]

Non-Performing Mortgage Loans	Number of Assets	Percent by Number	Aggregate Principal Balance as of the Cut-off Date	Percent by Aggregate Principal Balance as of the Cut-off Date

Total		100.00%	$	100.00%

Note: Percentage totals may not add due to rounding.

S-26

[Sub-Performing Mortgage Loans]

Sub-Performing Mortgage Loans	Number of Assets	Percent by Number	Aggregate Principal Balance as of the Cut-off Date	Percent by Aggregate Principal Balance as of the Cut-off Date

Total		100.00%	$	100.00%

Note: Percentage totals may not add due to rounding.

[Reinstated Mortgage Loans]

Reinstated Mortgage Loans	Number of Assets	Percent by Number	Aggregate Principal Balance as of the Cut-off Date	Percent by Aggregate Principal Balance as of the Cut-off Date

Total		100.00%	$	100.00%

Note: Percentage totals may not add due to rounding.

Underwriting Standards

All of the Mortgage Loans were originated or acquired by _______, generally in accordance with the underwriting criteria described herein.

[Description of underwriting standards.]

[Certain Characteristics of MBS]

[Particular textual and table disclosure for all MBS collateral]

[Certain Characteristics of the Agency Securities]

[Particular textual and table disclosure for all Agency Securities collateral]

Additional Information

The description in this Prospectus Supplement of the Assets and the Mortgaged Properties is based upon the Trust Fund as expected to be constituted at the close of business on the Cut-off Date, as adjusted for the scheduled principal payments due on or before such date. Prior to the issuance of the Bonds, an Asset may be removed from the Trust Fund as a result of incomplete documentation or otherwise, if the Depositor deems such removal necessary or appropriate and may be prepaid at any time. A limited number of other assets may be included in the Trust Fund prior to the issuance of the Bonds unless including such assets would materially alter the characteristics of the Trust Fund as described herein. The Depositor believes that the information set forth herein will be representative of the characteristics of the Trust Fund as it will be constituted at the time the Bonds are issued, although the range of Asset Rates and maturities and certain other characteristics of the Assets in the Trust Fund may vary.

S-27

A Current Report on Form 8-K will be available to purchasers of the Bonds and will be filed, together with Exhibits, with the Securities and Exchange Commission within fifteen days after the initial issuance of the Bonds. In the event Assets are removed from or added to the Trust Fund as set forth in the preceding paragraph, such removal or addition will be noted on a Form 8-K.

DESCRIPTION OF THE SERVICING AGREEMENT

Servicing of Assets

The executive offices of the Master Servicer are located at _____________, telephone number(__)__________.

The Master Servicer will be responsible for servicing the Assets, in accordance with the Master Servicer's policies and procedures and in accordance with the terms of the Servicing Agreement. See "Description of the Agreements - -- Collection and Other Servicing Procedures" in the Prospectus.

The Master Servicer shall establish and maintain on behalf of the Trustee an account (the "Collection Account") for the benefit of the Bondholders. The Collection Account will be an Eligible Account. Subject to the investment provision described in the following paragraphs, upon receipt by the Master Servicer of amounts in respect of the Assets (excluding amounts representing administrative charges, annual fees, taxes, assessments, credit insurance charges, insurance proceeds to be applied to the restoration or repair of a Mortgaged Property or similar items), the Master Servicer will deposit such amounts in the Collection Account. Amounts so deposited may be invested in Eligible Investments maturing no later than one Business Day prior to the date on which the amount on deposit therein is required to be deposited in the Payment Account or on such Payment Date. Not later than the fifth Business Day prior to each Payment Date (the "Determination Date"), the Master Servicer will notify the Trustee of the amount of such deposit to be included in funds available for the related Payment Date.

The Trustee will establish one or more accounts (the "Payment Account") into which will be deposited amounts withdrawn from the Collection Account for distribution to Bondholders on a Payment Date. The Payment Account will be an Eligible Account. Amounts on deposit therein will be invested in Eligible Investments maturing on or before the Business Day prior to the related Payment Date.

Eligible Investments are specified in the Servicing Agreement and are limited to investments which meet the criteria of the Rating Agencies from time to time as being consistent with their then current ratings of the Bonds.

The Master Servicer

Delinquency and Foreclosure Experience. The following tables set forth certain information concerning the delinquency experience (including pending foreclosures) on one- to four- family residential mortgage loans included in the Master Servicer's servicing portfolio (which includes mortgage loans that are subserviced by others). The indicated periods of delinquency are based on the number of days past due on a contractual basis. No mortgage loan is considered delinquent for these purposes until 31 days past due on a contractual basis.

S-28

As of December 31, 19		As of December 31, 19		As of , 19
By No. of Loans	By Dollar Amount of Loans	By No. of Loans	By Dollar Amount of Loans	By No. of Loans	By Dollar Amount of Loans
(Dollar Amount in Thousands)

Total Portfolio	__________	$_________	________	$__________	__________	$_________
Period of Delinquency
31 to 59 days	( %)	__________	( %)	__________	( %)	__________
60 to 89 days	( %)	__________	( %)	__________	( %)	__________
90 days or more	( %)	__________	( %)	__________	( %)	__________
Total Delinquent Loans	__________	$_________	________	$__________	__________	$_________
Percent of Portfolio	%	%	%	%	%	%
Foreclosures pending (1))
Percent of Portfolio	%	%	%	%	%	%
Foreclosures
Percent of Portfolio	%	%	%	%	%	%

(1) Includes bankruptcies which preclude foreclosure.

There can be no assurance that the delinquency and foreclosure experience of the Assets comprising the Trust Fund will correspond to the delinquency and foreclosure experience of the Master Servicer's mortgage portfolio set forth in the foregoing tables. The aggregate delinquency and foreclosure experience on the Assets comprising the Trust Fund will depend on the results obtained over the life of the Trust Fund.

Loan Loss Experience

	At December 31,	At or for the ____ Months Ended [31],	At or for the ____ Months Ended [31],

Number of Master Servicer-Serviced Mortgage Loans (1)
Average Number of Master Servicer-Serviced Mortgage Loans During Period
Number of Master Servicer-Serviced Mortgage Loans Foreclosed
Master Servicer-Serviced Mortgage Loans Foreclosed as a Percentage of Total Master Servicer-Serviced Contacts (2)
Master Servicer-Serviced Mortgage Loans Foreclosed as a Percentage of Average Number of Master Servicer-Serviced Mortgage Loans
Average Outstanding Principal Balance of Mortgage Loans (3)
Net Losses from Mortgage Loan Foreclosures (4)
Total Dollars (3)
As a Percentage of Average Principal Balance of Mortgage Loans(3)(5)

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------------------
(1)	As of period end.

(2)	Total Master Servicer-serviced mortgage loans foreclosed during the applicable period expressed as a percentage of the number of Master Servicer-serviced mortgage loans at the end of the applicable period.

(3)	Includes mortgage loans originated by Master Servicer and serviced by Master Servicer or others.

(4)	Net losses represent the amounts charged by the Master Servicer against its loss reserves for the periods indicated. Such amounts include estimates of net losses with respect to certain foreclosures. Charges to the loss reserves in respect of a foreclosed mortgage loan generally are made before the foreclosed mortgage loan becomes liquidated. The length of the accrual period for the amount of accrued and unpaid interest included in the calculation of the net loss varies depending upon the period in which the loss was charged and whether the mortgage loan was owned by an entity other than the Master Servicer.

(5)	Total net losses incurred on liquidated mortgage loans during the applicable period expressed as a percentage of the average principal balance of all mortgage loans at the end of the applicable period.

(6)	Annualized.

[NOTE THAT DATA PRESENTED IN THE FOREGOING TABLES IN ANY PROSPECTUS SUPPLEMENT WILL BE AS OF A DATE NO MORE THAN 135 DAYS PRIOR TO THE DATE OF SUCH PROSPECTUS SUPPLEMENT.]

The data presented in the foregoing tables are for illustrative purposes only, and there is no assurance that the delinquency and loan loss experience of Mortgage Loans in comprising the Trust Assets will be similar to that set forth above. The delinquency and loan loss experience of mortgage loans historically has been sharply affected by downturns in regional or local economic conditions. For instance, such a downturn was experienced in areas dependent on the oil and gas industry in the 1980s, causing increased level of delinquencies and loan losses on mortgage loans in affected areas. Regional and local economic conditions are often volatile, and no predictions can be made regarding their effects on future economic losses upon mortgage loan losses. Information regarding the geographic location, at origination, of the Mortgaged Properties is set forth under "Description of the Assets" herein.

In particular, the foregoing data generally represents the Master Servicer's experience servicing mortgage loans underwritten pursuant to particular underwriting standards, which may differ from the underwriting standards used to originate the Mortgage Loans. Further, this data reflect the Master Servicer's experience servicing mortgage loans during certain historic economic conditions that may not reflect future conditions. Accordingly, the performance of the Mortgage Loans and the Master Servicer's servicing experience with respect thereto may differ materially from the historical servicing data presented therein.

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Hazard Insurance

The Servicing Agreement provides that the Master Servicer maintain certain hazard insurance on the Mortgaged Properties relating to the Mortgage Loans. The Servicing Agreement also requires the Master Servicer to maintain for any Mortgaged Property relating to a Mortgage Loan acquired upon foreclosure of a Mortgage Loan, or by deed in lieu of such foreclosure, hazard insurance with extended coverage in an amount equal to the lesser of (a) the maximum insurable value of such Mortgaged Property or (b) the outstanding balance of such Mortgage Loan plus the outstanding balance on any mortgage loan senior to such Mortgage Loan at the time of foreclosure or deed in lieu of foreclosure, plus accrued interest and the Servicer's good faith estimate of the related liquidation expenses to be incurred in connection therewith. The Servicing Agreement provides that the Master Servicer may satisfy its obligation to cause hazard policies to be maintained by maintaining a blanket policy insuring against losses on such Mortgaged Properties. If such blanket policy contains a deductible clause, the Master Servicer will be obligated to deposit in the Collection Account the sums which would have been deposited therein but for such clause. The Master Servicer will initially satisfy these requirements by maintaining a blanket policy. As set forth above, all amounts collected by the Master Servicer (net of any reimbursements to the Master Servicer) under any hazard policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property) will ultimately be deposited in the Collection Account.

In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm and hail, and the like, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the Mortgage Loans will be underwritten by different insurers and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by state laws and most of such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive or an exact description of the insurance policies relating to the Mortgaged Properties.

Realization Upon Defaulted Mortgage Loans

The Master Servicer will foreclose upon or otherwise comparably convert to ownership Mortgaged Properties securing such of the Mortgage Loans as come into default when in accordance with applicable servicing procedures under the Servicing Agreement, no satisfactory arrangements can be made for the collection of delinquent payments. In connection with such foreclosure or other conversion, the Servicer will follow such practices as it deems necessary or advisable and as are in keeping with its general subordinate mortgage servicing activities, provided the Master Servicer will not be required to expend its own funds in connection with foreclosure or other conversion, correction of default on a related senior mortgage loan or restoration of any property unless, in its sole judgment, such foreclosure, correction or restoration will increase net Liquidation Proceeds. The Master Servicer will be reimbursed out of Liquidation Proceeds for advances of its own funds as liquidation expenses before any Net Liquidation Proceeds are distributed to Bondholders. "Net Liquidation Proceeds" with respect to a Mortgage Loan is the amount received upon liquidation of such Mortgage Loan reduced by related expenses, up to the unpaid Principal Balance of the Mortgage Loan plus accrued and unpaid interest thereon.

Servicing Compensation and Payment of Expenses

With respect to each Due Period, other than the first Due Period, the Master Servicer will receive from interest collections in respect of the Mortgage Loan a portion of such interest collections as a monthly Servicing Fee in the amount equal to ___% per annum ("Servicing Fee Rate") on the aggregate Principal Balances of the Mortgage Loans as of the first day of each such Due Period. All assumption fees, late payment charges and other fees and charges, to the extent collected from borrowers, will be retained by the Master Servicer as additional servicing compensation.

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The Master Servicer will pay certain ongoing expenses associated with the Trust Fund and incurred by it in connection with its responsibilities under the Servicing Agreement, including, without limitation, payment of the fees and disbursements of the Trustee, any custodian appointed by the Trustee, and any paying agent. In addition, the Master Servicer will be entitled to reimbursement for certain expenses incurred by it in connection with defaulted Mortgage Loans and in connection with the restoration of Mortgaged Properties, such right of reimbursement being prior to the rights of Bondholders to receive any related Net Liquidation Proceeds

DESCRIPTION OF THE BONDS

General

The Bonds will be issued pursuant to the Indenture, and will consist of ____ Classes to be designated as the Class __ Bonds, the Class __ Bonds, the Class __ Bonds and the Class __ Bonds. [The Class __ Bonds (the "Subordinate Bonds") will be subordinate to the Class __ Bonds and the Class __ Bonds (the "Senior Bonds"), as described herein.] The following summaries describe certain provisions of the Bonds and the Indenture. The summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the applicable agreement. The Bonds will be issued in [book-entry][fully registered, certificated] form only. The Bonds will be issued denominations of $_______ and integral multiples of $_____ in excess thereof[, with one Bond of such class evidencing an additional amount equal to the remainder of the Security Principal Balance thereof]. The Bonds will be freely transferable and exchangeable at the corporate trust office of the Trustee.

The Bonds [are non-recourse obligations of the Depositor and] are secured by the Trust Fund, which consists of: (i) [the Mortgage Loans] [the MBS] [the Agency Securities] and all payments under and proceeds in respect thereof received after the Cut-off Date (exclusive of payments of principal and interest due on or before the Cut-off Date); (ii) any Mortgaged Property acquired on behalf of the Trust Fund through foreclosure or deed in lieu of foreclosure (upon acquisition, "REO Property"); (iii) such funds or assets as from time to time are deposited in the Payment Account and any account established in connection with REO Property (the "REO Account"); and (iv) the rights of the mortgagee under all insurance policies with respect to the Mortgage Loans. Only the Class __ Bonds, the Class __ Bonds and the Class __ Bonds (together, the "Offered Bonds") are offered hereby.

The Class __ Bonds will have an initial [Security Principal Balance] [Notional Balance of] $__________, the Class __ Bonds will have an initial Security Principal Balance of $__________, and the Class __ Bonds will have an initial Security Principal Balance of $__________. [The initial Security Principal Balance of the Class __ Bonds will be zero]. The Security Principal Balance of any Class of Bonds outstanding at any time represents the maximum amount which the holders thereof are entitled to receive as payments allocable to principal from the Assets. The respective Security Principal Balances of the Class __, Class __, Class __ and Class ___ Bonds (respectively, the "Class __ Balance", "Class __ Balance", "Class __ Balance" and "Class __ Balance") will in each case be (i) reduced by amounts actually paid on such Class that are allocable to principal and [(ii) increased by amounts allocated to such Class in respect of negative amortization on the Assets [Describe Notional Balance.]] [The Security Principal Balance of the Class __ Bonds (the "Class __ Balance") will at any time equal the aggregate Principal Balance of the Assets minus the sum of the Class __ Balance, Class __ Balance and Class __ Balance.] The Principal Balance of any Asset at any date of determination will equal (a) the Cut-off Date Balance of such Asset, plus [(b) any negative amortization added to the Principal Balance of such Asset on any Due Date after the Cut-off Date to and including the Due Date in the Due Period for the most recently preceding Payment Date], minus (c) the sum of (i) the principal portion of each Payment due on such Asset after the Cut-off Date, to the extent received from the Mortgagor or advanced by the Master Servicer and paid to holders of the Bonds before such date of determination, (ii) all principal prepayments and other unscheduled collections of principal received with respect to such Asset, to the extent distributed to holders of the Bonds before such date of determination, and (iii) any reduction in the outstanding Principal Balance of such Asset resulting out of a bankruptcy proceeding for the related Mortgagor.

[None of the Class __ Bonds are offered hereby.]

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Book-Entry Registration

If so provided in the related Prospectus Supplement, one or more Classes of the Bonds will be issued as Book- Entry securities (the "Book-Entry Securities"), and each such Class will be represented by one or more single Bonds registered in the name of a nominee for DTC.

DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code ("UCC") and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its participating organizations ("Participants") and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

Investors that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Book-Entry Securities may do so only through Participants and Indirect Participants. In addition, such investors ("Security Owners") will receive all distributions on the Book-Entry Securities through DTC and its Participants. Under a book-entry format, Security Owners will receive payments after the related Payment Date because, while payments are required to be forwarded to Cede, on each such date, DTC will forward such payments to its Participants which thereafter will be required to forward them to Indirect Participants or Security Owners. The only "Securityholder" (as such term is used in the Agreement) will be Cede, as nominee of DTC, and the Security Owners will not be recognized by the Trustee as Bondholders under the Agreement. Security Owners will be permitted to exercise the rights of Bondholders under the Agreement only indirectly through the Participants who in turn will exercise their rights through DTC.

Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Book-Entry Securities and is required to receive and transmit distributions of principal of and interest on the Book-Entry Securities. Participants and Indirect Participants with which Security Owners have accounts with respect to the Book-Entry Securities similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Security Owners.

Because DTC can act only on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Security Owner to pledge its interest in the Book-Entry Securities to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in the Book-Entry Securities, may be limited due to the lack of a physical certificate evidencing such interest.

DTC has advised the Depositor that it will take any action permitted to be taken by the holders of the Book-Entry Securities under the Agreement only at the direction of one or more Participants to whose account with DTC interests in the Book-Entry Securities are credited.

Bonds initially issued in book-entry form will be issued in fully registered, certificated form to Security Owners or their nominees ("Definitive Securities"), rather than to DTC or its nominee only if (i) the Depositor advises the Trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to the Bonds and the Depositor is unable to locate a qualified successor or (ii) the Depositor, at its option, elects to terminate the book-entry system through DTC.

Upon the occurrence of either of the events described in the immediately preceding paragraph, DTC is required to notify all Participants of the availability through DTC of Definitive Securities for the Security Owners. Upon surrender by DTC of the certificate or certificates representing the Book-Entry Securities, together with instructions for re-registration, the Trustee will issue (or cause to be issued) to the Security Owners identified in such instructions the Definitive Securities to which they are entitled, and thereafter the Trustee will recognize the holders of such Definitive Securities as Bondholders under the Agreement.

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None of the Depositor, the Master Servicer, any Sub-Servicer, the Trustee, or any of their affiliates will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

PAYMENTS OF PRINCIPAL AND INTEREST

Payment Dates

The Payment Dates for the Bonds will be the __ day of each month (or, if such day is not a Business Day, then the next succeeding Business Day), commencing _______________________.

Available Distribution Amount

Payments of interest on and principal of the Bonds on each Payment Date will be made by the Trustee from the "Available Distribution Amount," which will generally equal (A) the sum of the following:

(i)	all payments of interest and principal with respect to the Assets and any REO Property (including Liquidation Proceeds and Insurance Proceeds) collected during the related Due Period and deposited in the Collection Account;

(ii)	any Advance by the Master Servicer; and

(iii)	any Payments due during, but collected prior to, the related Due Period; less (B) the sum of the following:

(i)	all amounts due the Master Servicer as the Servicing Fee [(out of which will be paid the fees and expenses of the Trustee)], including late charges, assumption fees, prepayment premiums and similar charges and fees;

(ii)	any Payments collected but due on a date subsequent to the related Due Period;

(iii)	all amounts required to reimburse the Master Servicer for any Advances on an Asset upon the Liquidation or modification of such Asset; and

(iv)	all amounts required to reimburse the Master Servicer for any Non-recoverable Advances.

On each Payment Date, the Available Distribution Amount will be paid by or on behalf of the Trustee in the order of priority described under "- Priority of Payments" below. All payments or allocations with respect to a Class of Bonds will be made pro rata within such Class on the basis of the outstanding Security Principal Balance of such Class.

Interest Payments

Interest will accrue on the unpaid Security Principal Balance of the Bonds at the per annum rate (the "Interest Rate") equal to __% per annum [from the Closing Date to the first Payment Date and thereafter interest will accrue on the Bonds from and including the preceding Payment Date to but excluding such current Payment Date (each, an "Interest Accrual Period") at [a floating rate equal to [Index] plus __%, subject to a cap of __% per annum] [__%]]. [Interest will be computed on the basis of a 360 day year consisting of 12 months of 30 days each.] [Interest will be calculated on the basis of the actual number of days in each Interest Accrual Period divided by 360.] A failure to pay interest on any Bonds on any Payment Date that continues for five days constitutes an Event of Default under the Indenture.

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Principal Payments

"Principal Distribution Amount" means, with respect to a Payment Date for a Series of Bonds, the amount, if any, by which (i) the aggregate value of the Assets as of the most recent Payment Date (or, in regard to the first Payment Date, the Closing Date) exceeds (ii) the aggregate value of the Assets as of the current Payment Date, less the amount of any losses incurred in the related Due Period. The value of each Asset (or REO Property to the extent of a foreclosure of a Mortgage Loan) will be equal to its Principal Balance.

On each Payment Date the Principal Distribution Amount will be applied, to the extent of the Available Distribution Amount, to pay principal first on the Class __ Bonds until they are paid in full, second to pay principal on the Class __ Bonds until they are paid in full, and finally to pay principal on the Class __ Bonds until they are paid in full.

Principal payments on the Bonds will be made on each Payment Date as described below until the Bonds are paid in full. Principal payments allocated to a Class of Bonds will be paid to the holders of the Bonds of such Class pro rata in the proportion that the outstanding Security Principal Balance of each Bond of such Class bears to the aggregate outstanding Security Principal Balance of all Bonds of such Class.

Priority of Payments

On each Payment Date, unless the Bonds have been declared due and payable following an Event of Default or there is an optional redemption of all of the Bonds, the Available Distribution Amount will be applied for the following purposes and in the following order of priority, in each case to the extent of the remaining funds:

(i)	to pay to the holders of the Class __ Bonds all unpaid interest accrued in respect of the Class __ Bonds for such Payment Date, and, to the extent not previously distributed, for all preceding Payment Dates;

(ii)	to pay to the holders of the Class __ Bonds, the Principal Distribution Amount in reduction of the Security Principal Balance of the Class __ Bonds, until reduced to zero;

(iii)	to pay to the holders of the Class __ Bonds all unpaid interest accrued in respect of the Class __ Bonds for such Payment Date, and, to the extent not previously distributed, for all preceding Payment Dates;

(iv)	to pay to the holders of the Class __ Bonds (after the Class __ Bonds have been paid in full), the Principal Distribution Amount in reduction of the Security Principal Balance of the Class __ Bonds, until reduced to zero;

(v)	to pay to the holders of the Class __ Bonds all unpaid interest accrued in respect of the Class __ Bonds for such Payment Date, and, to the extent not previously distributed, for all preceding Payment Dates;

(vi)	to pay to the holders of the Class __ Bonds (after the Class __ Bonds have been paid in full), the Principal Distribution Amount in reduction of the Security Principal Balance of the Class __ Bonds, until reduced to zero;

(vii)	to pay to the Depositor or its designee, any portion of the Available Distribution Amount remaining.

In the event the Bonds have been declared due and payable following an Event of Default, the Available Distribution Amount will be applied to pay accrued and unpaid interest on and the outstanding Security Principal Balance of the Class __ Bonds, the Class __ Bonds, the Class __ Bonds, and the Depositor, in that order.

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As to any Payment Date, the "Due Period" is the calendar month preceding the month of such Payment Date.

"Liquidation Loss Amount" means with respect to any Liquidated Asset, the unrecovered Principal Balance thereof at the end of the Due Period in which such Asset became a Liquidated Asset after giving effect to the Net Liquidation Proceeds in connection therewith.

Losses; Subordination

For any Payment Date, the amount of the Available Distribution Amount will be dependent in part upon whether any losses have been incurred by the Trust Fund during the most recent Due Period. Losses will be caused by (i) any realized losses on a defaulted Mortgage Loan, and (ii) any reduction by a bankruptcy court of either the unpaid Principal Balance or Asset Rate of a Mortgage Loan subject to a bankruptcy proceeding.

The Class __ Bonds are senior to the Class __ Bonds, which are senior to the Class __ Bonds. The subordination of the Class __ and Class __ Bonds to the Class __ Bonds is designed to enhance the likelihood of timely receipt by the Class __ Bondholders of the full amount of interest and principal due to them and to decrease the likelihood that the Class __ Bondholders will experience any loss of principal or interest caused by losses. The right of the Class __ Bondholders to receive distributions of interest and principal is expressly subordinate to the rights of the Class __ Bondholders to receive distributions of interest and principal. This subordination is designed to enhance the likelihood of timely receipt by the Class __ Bondholders of the full amount of interest and principal due to them and to decrease the likelihood that the Class __ Bondholders will experience any loss of principal or interest caused by losses. The credit enhancement afforded to the Class __ Bondholders by the subordination of the Class __ and Class __ Bonds will be accomplished by (i) the priority of the different Classes to receive the Available Distribution Amount on any Payment Date prior to any distributions to Holders of a less senior Class or the Depositor and (ii) the priority afforded the different Classes on liquidations of the Trust Fund following an Event of Default.

[Advances

On or prior to the Business Day immediately preceding each Payment Date, the Master Servicer will either (1) deposit from its own funds the related Advance into the Payment Account; (2) cause appropriate entries to be made in the records of the Payment Account that such funds have been used to make the Advance; (3) if the Payment Account is maintained by the Trustee, instruct the Trustee to use investment earnings on the Payment Account to defray the Master Servicer's Advance obligation; or (4) make (or cause to be made) the aggregate Advance through any combination of the methods described in clauses (1), (2) and (3) above. Any funds held for future payment and used in accordance with clause (2) above must be restored by the Master Servicer from its own funds or from early payments collected on the Assets. The aggregate Advance for a Payment Date is the sum of delinquent scheduled Payments due in the related Due Period, exclusive of all Nonrecoverable Advances.

Advances are intended to maintain a regular flow of scheduled interest and principal payments to Bondholders rather than to guarantee or insure against losses.

[The Master Servicer will also be obligated to make Advances to the extent the Master Servicer deems such Advances recoverable out of Liquidation Proceeds or from collections on the related Asset, in respect of Liquidation Expenses and certain taxes and insurance premiums not paid by a Mortgagor on a timely basis.

The Master Servicer will reimburse itself for Advances out of collections of the late payments in respect of which such Advances were made. In addition, upon the determination that a Nonrecoverable Advance has been made in respect of an Asset or upon an Asset becoming a Liquidated Asset, the Master Servicer will reimburse itself out of funds in the Payment Account for unreimbursed amounts advanced by it in respect of such Asset.]

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Optional Termination

The Depositor may, at its option, redeem any Class of Bonds in whole but not in part, on any Payment Date (i) on or after ____________________, or (ii) on which, after taking into account payments of principal to be made on such Payment Date, the aggregate outstanding Security Principal Balance of the Bonds is less than ____% of the initial aggregate Security Principal Balance of the Bonds. Any redemption will be at a price equal to 100% of the aggregate outstanding Security Principal Balance of the Class of Bonds so redeemed, plus accrued and unpaid interest through the day preceding the final Payment Date and such price will be payable solely in cash. At the option of the Depositor, an optional redemption of a Class of Bonds can be effected without retiring such Class of Bonds so that the Depositor has the ability to own or resell such Bonds. Upon redemption and retirement of the Bonds, the Assets securing those Bonds may be released from the lien of the Indenture. See "Description of the Offered Securities -- Termination" in the Prospectus.

Any redemption of a Class of Bonds would have an adverse effect on the yield of such Class, because such redemption would have the same effect as a prepayment in full of the Assets. As a result of any such redemption, investors in such Bonds might not fully recoup their initial investment.

Credit Support

[Disclose particular Credit Support, if any]

Liquidity Facilities

[Disclose particular Liquidity Facilities, if any]

Certain Yield, Prepayment and Maturity Considerations

The yield to maturity on the Bonds will be affected by the rate of principal payments on the Assets including, for this purpose, prepayments, which may include amounts received by virtue of repurchase, condemnation, insurance or foreclosure. The yield to maturity on the Bonds will also be affected by the level of the Index. The rate of principal payments on the Bonds will correspond to the rate of principal payments (including prepayments) on the related Assets.

[Description of factors affecting yield, prepayment and maturity of the Assets and Bonds depending upon characteristics of the Assets.]

Weighted Average Life of the Bonds

Weighted average life refers to the average amount of time from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of the Class [ ] Bonds will be influenced by the rate at which principal payments (including scheduled payments, principal prepayments and payments made pursuant to any applicable policies of insurance) on the Assets are made. Principal payments on the Assets may be in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes prepayments and liquidations due to a default or other dispositions of the Assets).

The table of Percent of Initial Bond Balance Outstanding for the Bonds at the respective percentages of [CPR] [SPA] set forth below indicates the weighted average life of such Bonds and sets forth the percentage of the initial principal amount of such Bonds that would be outstanding after each of the dates shown at the indicated percentages of [CPR][SPA]. The table has been prepared on the basis of the following assumptions regarding the characteristics of the Assets: (i) an outstanding Principal Balance of $_________, a remaining amortization term of ___ months and a term to balloon of ___ months: (ii) an interest rate equal to ____% per annum until the Due Date and thereafter an interest rate equal to % per annum (at an assumed Index of ____%) and Payments that would fully amortize the remaining balance of the Asset over its remaining amortization term; (iii) the Assets prepay at the indicated percentage of [CPR][SPA]; (iv) the maturity date of each of the Balloon Mortgage Loans is not extended; (v) distributions on the Class [ ] Bonds are received in cash, on the 25th day of each month, commencing in_____________; (vi) no defaults or delinquencies in, or modifications, waivers or amendments respecting, the payment by the Mortgagors of principal and interest on the Assets occur; (vii) the initial Bond Balance of the Class [ ] Bonds is $________; (viii) prepayments represent payment in full of individual Assets and are received on the respective Due Dates and include 30 days' interest thereon; (ix) there are no repurchases of Assets due to breaches of any representation and warranty or otherwise; (x) the Class [ ] Bonds are purchased on ________; (xi) the Servicing Fee is ____% per annum; and (xii) the Index on each Interest Rate Adjustment Date is ________% per annum.

S-37

Based on the foregoing assumptions, the table indicates the weighted average life of the Class [ ] Bonds and sets forth the percentages of the initial Bond Balance of the Class [ ] Bonds that would be outstanding after the Payment Date in ___________ of each of the years indicated, at various percentages of [CPR][SPA]. Neither [CPR][SPA] nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage assets, including the Asset included in the Trust Fund. Variations in the actual prepayment experience and the balance of the Assets that prepay may increase or decrease the percentage of initial Bond Balance (and weighted average life) shown in the following table. Such variations may occur even if the average prepayment experience of all such Assets is the same as any of the specified assumptions.

Percent of Initial Bond Balance Outstanding
at the Following Percentages of [CPR][SPA]

Initial Percent
Distribution Date	__	%	__	%	__	%	__	%	__	%	__	%

____________ 25, 20__
____________ 25, 20__
____________ 25, 20__
____________ 25, 20__
____________ 25, 20__
____________ 25, 20__
____________ 25, 20__
____________ 25, 20__
____________ 25, 20__
____________ 25, 20__
____________ 25, 20__
Weighted Average Life
(Years) (+)

+	The weighted average life of the Bonds is determined by (i) multiplying the amount of each distribution of principal by the number of years from the date of issuance to the related Payment Date, (ii) adding the results and (iii) dividing the sum by the total principal distributions on such Class of Bonds.

[Yield Consideration]

[THE CREDIT SUPPORT ISSUER, IF ANY]

[Description of Credit Support Issuer]

[THE LIQUIDITY FACILITY ISSUER, IF ANY]

[Description of Liquidity Facility Issuer]

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THE DEPOSITOR

Union Planters Mortgage Finance Corp. (the "Depositor") was incorporated in the State of Delaware on September 5, 2007. As of the date hereof, the Depositor is a direct, wholly-owned limited purpose finance subsidiary of Union Planters Bank, N.A., a national banking association. Neither Union Planters Bank, N.A., nor the Depositor, nor any affiliate of the foregoing, has guaranteed or is otherwise obligated with respect to the Bonds. The principal executive offices of the Depositor are located at 7130 Goodlett Farms Parkway, Cordova, Tennessee 38018 (Telephone: (901) 580-6000). See "The Depositor" in the Prospectus.

THE INDENTURE

The following summary describes certain terms of the Indenture. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the Indenture. Whenever particular sections or defined terms of the Indenture are referred to, such sections or defined terms are thereby incorporated herein by reference. See "Description of the Bonds" herein for a summary of certain additional terms of the Indenture.

Reports to Bondholders

The Trustee will mail to each Bondholder, at such Bondholder's request, at its address listed on the Bond Register maintained with the Trustee a report setting forth certain amounts relating to the Bonds.

Events of Default; Rights Upon Event of Default

With respect to the Bonds, "Events of Default" under the Indenture will consist of: (i) a default for five days or more in the payment of any interest on any Bond; (ii) a default in the payment of the principal of or any installment of the principal of any Bond when the same becomes due and payable; (iii) a default in the observance or performance of any covenant or agreement of the Depositor made in the Indenture and the continuation of any such default for a period of 30 days after notice thereof is given to the Depositor by the Trustee or to the Depositor and the Trustee by the holders of at least 25% in principal amount of the Bonds then outstanding; (iv) any representation or warranty made by the Depositor in the Indenture or in any certificate delivered pursuant thereto or in connection therewith having been incorrect in a material respect as of the time made, and such breach not having been cured within 30 days after notice thereof is given to the Depositor by the Trustee or to the Depositor and the Trustee by the holders of at least 25% in principal amount of Bonds then outstanding; or (v) certain events of bankruptcy, insolvency, receivership or liquidation of the Depositor. [The amount of principal required to be paid to Bondholders under the Indenture will generally be limited to amounts available to be deposited in the Collection Account. Therefore, the failure to pay principal on the Bonds generally will not result in the occurrence of an Event of Default until the final scheduled Payment Date for such Bonds.] If there is an Event of Default with respect to a Bond due to late payment or nonpayment of interest due on a Bond, additional interest will accrue on such unpaid interest at the interest rate on the Bond (to the extent lawful) until such interest is paid. Such additional interest on unpaid interest shall be due at the time such interest is paid. If there is an Event of Default due to late payment or nonpayment of principal on a Bond, interest will continue to accrue on such principal at the interest rate on the Bond until such principal is paid. If an Event of Default should occur and be continuing with respect to the Bonds, the Trustee or holders of a majority in principal amount of Bonds then outstanding may declare the principal of such Bonds to be immediately due and payable. Such declaration may, under certain circumstances, be rescinded by the holders of a majority in principal amount of the Bonds then outstanding. If the Bonds are due and payable following an Event of Default with respect thereto, the Trustee may institute proceedings to collect amounts due or foreclose on the Depositor's property or exercise remedies as a secured party. If an Event of Default occurs and is continuing with respect to the Bonds, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of the Bonds, if the Trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with such request. Subject to the provisions for indemnification and certain limitations contained in the Indenture, the holders of a majority in principal amount of the outstanding Bonds will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the Trustee, and the holders of a majority in principal amount of the Bonds then outstanding may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all the holders of the outstanding Bonds. No holder of a Bond will have the right to institute any proceeding with respect to the Indenture, unless (i) such holder previously has given the Trustee written notice of a continuing Event of Default, (ii) the holders of not less than 25% in principal amount of the outstanding Bonds have made written request to the Trustee to institute such proceeding in its own name as Trustee, (iii) such holder or holders have offered the Trustee reasonable indemnity, (iv) the Trustee has for 60 days failed to institute such proceeding and (v) no direction inconsistent with such written request has been given to the Trustee during the 60-day period by the holders of a majority in principal amount of the Bonds. In addition, the Trustee and the Bondholders, by accepting the Bonds, will covenant that they will not at any time institute against the Depositor any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law. With respect to the Depositor, neither the Trustee, in its individual capacity, nor any of its owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the Bonds or for the agreements of the Depositor contained in the Indenture.

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Certain Covenants

The Indenture will provide that the Depositor may not consolidate with or merge into any other entity, unless (i) the entity formed by or surviving such consolidation or merger is organized under the laws of the United States, any state or the District of Columbia, (ii) such entity expressly assumes the Depositor's obligation to make due and punctual payments upon the Bonds and the performance or observance of any agreement and covenant of the Depositor under the Indenture, (iii) no Event of Default shall have occurred and be continuing immediately after such merger or consolidation, (iv) the Depositor has been advised that the ratings of the Bonds then in effect would not be reduced or withdrawn by any Rating Agency as a result of such merger or consolidation and (v) the Depositor has received an opinion of counsel to the effect that such consolidation or merger would have no material adverse tax consequence to the Depositor or to any Bondholder. The Depositor will not, among other things, (i) except as expressly permitted by the Indenture, sell, transfer, exchange or otherwise dispose of any of the assets of the Depositor, (ii) claim any credit on or make any deduction from the principal and interest payable in respect of the Bonds (other than amounts withheld under the Code or applicable state law) or assert any claim against any present or former holder of Bonds because of the payment of taxes levied or assessed upon the Depositor, (iii) dissolve or liquidate in whole or in part, (iv) permit the validity or effectiveness of the Indenture to be impaired or permit any person to be released from any covenants or obligations with respect to the Bonds under the Indenture except as may be expressly permitted thereby or (v) permit any lien, charge excise, claim, security interest, mortgage or other encumbrance to be created on or extent to or otherwise arise upon or burden the assets of the Depositor or any part thereof, or any interest therein or the proceeds thereof. The Depositor will not incur, assume or guarantee any indebtedness other than indebtedness incurred pursuant to the Bonds and the Indenture.

Trustee's Annual Report

The Trustee will be required to mail each year to all Bondholders a report relating to any change in its eligibility and qualification to continue as Trustee under the Indenture, any amounts advanced by it under the Indenture, the amount, interest rate and maturity date of any indebtedness owing by the Trust Fund to the Trustee in its individual capacity, any change in the property and funds physically held by the Trustee as such and any action taken by it that materially affects the Bonds and that has not been previously reported, but if no such changes have occurred, then no report shall be required.

Satisfaction And Discharge of Indenture

The Indenture will be discharged with respect to the collateral securing the Bonds upon the delivery to the Trustee for cancellation of all the Bonds or, with certain limitations, upon deposit with the Trustee of funds sufficient for the payment in full of all the Bonds.

Modification of Indenture

With the consent of the holders of a majority of the outstanding Bonds, the Depositor and the Trustee may execute a supplemental indenture to add provisions to, change in any manner or eliminate any provisions of, the Indenture, or modify (except as provided below) in any manner the rights of the Bondholders. Without the consent of the holder of each outstanding Bonds affected thereby, however, no supplemental indenture will: (i) change the due date of any installment of principal of or interest on any Bond or reduce the principal amount thereof, the interest rate specified thereon or the redemption price with respect thereto or change any place of payment where or the coin or currency in which any Bond or any interest thereon is payable; (ii) impair the right to institute suit for the enforcement of certain provisions of the Indenture regarding payment; (iii) reduce the percentage of the aggregate amount of the outstanding Bonds, the consent of the holders of which is required for any supplemental indenture or the consent of the holders of which is required for any waiver of compliance with certain provisions of the Indenture or of certain defaults thereunder and their consequences as provided for in the Indenture; (iv) modify or alter the provisions of the Indenture regarding the voting of Bonds held by the Depositor or an affiliate thereof; (v) decrease the percentage of the aggregate principal amount of Bonds required to amend the sections of the Indenture which specify the applicable percentage of aggregate principal amount of the Bonds necessary to amend the Indenture or certain other related agreements; or (vi) permit the creation of any lien ranking prior to or on a parity with the lien of the Indenture with respect to any of the collateral for the Bonds or, except as otherwise permitted or contemplated in the Indenture, terminate the lien of the Indenture on any such collateral or deprive the holder of any Bond of the security afforded by the lien of the Indenture. The Depositor and the Trustee may also enter into supplemental indentures, without obtaining the consent of the Bondholders, for the purpose of, among other things, adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of modifying in any manner the rights of the Bondholders; provided that such action will not materially and adversely affect the interest of any Bondholder.

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Voting Rights

At all times, the voting rights of Bondholders under the Indenture will be allocated among the Bonds pro rata in accordance with their outstanding Security Principal Balances.

Certain Matters Regarding the Trustee and the Depositor

Neither the Depositor, the Trustee nor any director, officer or employee of the Depositor or the Trustee will be under any liability to the Trust Fund or the related Bondholders for any action taken or for refraining from the taking of any action in good faith pursuant to the Indenture or for errors in judgment; provided, however, that none of the Trustee, the Depositor and any director, officer or employee thereof will be protected against any liability which would otherwise be imposed by reason of willful malfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties under the Indenture. Subject to certain limitations set forth in the Indenture, the Trustee and any director, officer, employee or agent of the Trustee shall be indemnified by the Trust Fund and held harmless against any loss, liability or expense incurred in connection with investigating, preparing to defend or defending any legal action, commenced or threatened, relating to the Indenture other than any loss, liability or expense incurred by reason of willful malfeasance, bad faith or gross negligence in the performance of its duties under such Indenture or by reason of reckless disregard of its obligations and duties under the Indenture. Any such indemnification by the Trust Fund will reduce the amount payable to the Bondholders. All persons into which the Trustee may be merged or with which it may be consolidated or any person resulting from such merger or consolidation shall be the successor of the Trustee under the Indenture.

Reports to Holders

Concurrently with each payment to the Bondholders of the Bonds, the Master Servicer will forward to the Trustee for mailing to such Bondholder a statement setting forth other items:

(i)	the amount of interest included in such payment and the related Interest Rate;

(ii)	the amount, if any, of overdue accrued interest included in such payment (and the amount of interest thereon);

(iii)	the amount, if any, of the remaining overdue accrued interest after giving effect to such payment;

(iv)	the amount, if any, of principal included in such payment;

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(v)	the amount, if any, of the reimbursement of previous Liquidation Loss Amounts included in such payment;

(vi)	the amount, if any, of the aggregate unreimbursed Liquidation Loss Amounts after giving effect to such distribution;

(vii)	the Servicing Fee for such Payment Date;

(viii)	the Pool Balance as of the end of the preceding Due Period;

(ix	the number and aggregate Principal Balances of the Assets as to which the minimum monthly payment is delinquent for 30-59 days, 60-89 days and 90 or more days, respectively, as of the end of the preceding Due Period; and

(x)	the book value of any real estate which is acquired by the Trust Fund through foreclosure or grant of deed in lieu of foreclosure.

In the case of information furnished pursuant to clauses (iii), (iv) and (v) above, the amounts shall be expressed as a dollar amount per Bond with a $1,000 denomination.

Within 60 days after the end of each calendar year, the Master Servicer will be required to forward to the Trustee a statement containing the information set forth in clauses (iii) and (viii) above aggregated for such calendar year.

[THE TRUST AGREEMENT]

[Disclosure of Trust Agreement if Owner Trust Structure]

THE TRUSTEE

_______________ is the Trustee under the Indenture. The mailing address of the Trustee is _________________, Attention: Corporate Trust Department.

[THE OWNER TRUSTEE]

[Disclosure of Owner Trustee if Owner Trust Structure]

USE OF PROCEEDS

Substantially all of the net proceeds to be received from the sale of the Bonds will be used to purchase the Assets simultaneously and to pay other expenses connected with acquiring the Assets and issuing the Bonds.

UNDERWRITING

The Depositor has entered into an underwriting agreement dated ________ __, 19__ (the "Underwriting Agreement") with _________________ (the "Underwriter"). Subject to the terms and conditions set forth in the Underwriting Agreement, the Depositor has agreed to sell to the Underwriter and the Underwriter has agreed to purchase the Bonds set forth below opposite its name.

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	Class __	Class __	Class __
[Underwriter]
$__________
$__________
$__________

The Underwriting Agreement provides that the obligations of the Underwriter are subject to certain conditions precedent and that the Underwriter will be obligated to purchase all of the Bonds if any of the Bonds are purchased.

The Depositor has been advised that the Underwriter proposes to offer the Bonds to the public initially at the respective public offering prices set forth on the cover page of this Prospectus Supplement, and to certain dealers at such prices less a concession not in excess of the amount set forth below for each Class. The Underwriter and such dealers may allow a discount not in excess of the amount set forth below for each Class to certain other dealers. After the initial public offering of the Bonds, the public offering prices and concessions and discounts to dealers may be changed by the Underwriter.

	Concession (Percent of Principal Amount)		Discount (Percent of Principal Amount)
Class __	_____	%	_____	%
Class __	_____	%	_____	%
Class __	_____	%	_____	%

The Underwriter and any dealers that participate with the Underwriter in the distribution of the Bonds may be deemed to be underwriters, and any discounts, concessions or commissions received by them, and any profit on the resale of the Bonds purchased by them, may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended (the "Act").

The Depositor has agreed to indemnify the Underwriter against certain civil liabilities, including liabilities under the Act, to the extent and under the circumstances set forth in the Underwriting Agreement.

[Until the distribution of the Bonds is completed, rules of the Securities and Exchange Commission may limit the ability of the Underwriter and certain selling group members to bid for and purchase the Bonds. As an exception to these rules, the Underwriter are permitted to engage in certain transactions that stabilize the price of the Bonds. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Bonds.

In general, purchases of a security for the purpose of stabilization could cause the price of the security to be higher than it might be in the absence of such purchases.

Neither the Depositor or any of its affiliates nor the Underwriter makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Bonds. In addition, neither the Depositor nor any of its affiliates nor the Underwriter makes any representation that the Underwriter will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.]

ERISA CONSIDERATIONS

Fiduciaries of employee benefit plans and certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans, and collective investment funds in which such plans, accounts, annuities or arrangements are invested (collectively, "Plans"), that are subject to ERISA, or corresponding provisions of the Code should carefully review with their legal advisors whether the purchase or holding of any Bonds could result in unfavorable consequences for the Plan or its fiduciaries under the Plan Asset Regulations (as defined in the Prospectus) or the prohibited transaction rules of ERISA or the Code. Prospective investors should be aware that, although certain exceptions from the application of the Plan Asset Regulations and the prohibited transaction rules exist, there can be no assurance that any such exception will apply with respect to the acquisition of a Bond. See "ERISA Considerations" in the Prospectus.

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The Depositor believes that the Bonds should be treated as debt obligations without substantial equity features for purposes of the Plan Asset Regulations of ERISA. Accordingly, a Plan that acquires a Bond should not be treated as having acquired a direct interest in the Assets. There can be no complete assurance, however, that all Classes of the Bonds will be treated as debt for ERISA purposes. If a Class of Bonds is treated as equity for purposes of ERISA, the purchaser could be treated as having acquired a direct interest in the Assets securing the Bonds. In that event, the purchase, holding, or resale of a Bond could result in a transaction that is prohibited under ERISA or the Code. Furthermore, regardless of whether the Bonds are treated as equity for purposes of ERISA, the acquisition or holding of the Bonds by or on behalf of a Plan still could be considered to give rise to a prohibited transaction if the Depositor, the Trustee, the Underwriter, the Master Servicer, the Servicers or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to such Plan. Nevertheless, one or more exemptions may be available with respect to certain prohibited transaction rules of ERISA that might apply in connection with the initial purchase, holding and resale of the Bonds, depending in part upon the type of Plan fiduciary making the decision to acquire Bonds and the circumstances under which such decision is made. Those exemptions include, but are not limited to: (i) Prohibited Transaction Class Exemption ("PTCE") 95-60, regarding investments by insurance company general accounts; (ii) PTCE 91-38, regarding investments by bank collective investment funds; (iii) PTCE 90-1, regarding investments by insurance company pooled separate accounts; or (iv) PTCE 84-14, regarding transactions negotiated by professional asset managers. Before purchasing Bonds, a Plan subject to the fiduciary responsibility provisions of ERISA or described in Section 4975(e) (and not exempt under Section 4975(g)) of the Code should consult with its counsel to determine whether the conditions of any exemption would be met. A purchaser of a Bond should be aware, however, that even if the conditions specified in one or more exemptions are met, the scope of the relief provided by an exemption might not cover all acts that might be construed as prohibited transactions. See "ERISA Considerations" in the Prospectus.

LEGAL INVESTMENT

The Class __ and Class __ Bonds will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") for so long as they are rated in one of the two highest rating categories by one or more nationally recognized statistical rating organizations. As such, the Class __ and Class __ Bonds will be legal investments for certain entities to the extent provided in SMMEA, subject to state laws overriding SMMEA. A number of states have enacted legislation overriding the legal investment provisions of SMMEA. See "Legal Investment" in the Prospectus.

[The appropriate characterization of the Subordinate Bonds under various legal investment restrictions, and thus the ability of investors subject to such restrictions to purchase such Bonds, is subject to significant interpretative uncertainties.]

Any financial institution that is subject to the jurisdiction of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the Office of Thrift Supervision, the National Credit Union Administration, any state insurance commission, or any other federal or state agencies with similar authority should review any applicable rules, guidelines and regulations prior to purchasing any Bonds. Financial institutions should review and consider the applicability of the Federal Financial Institutions Examination Counsel Supervisory Policy Statement on the Selection of Securities Dealers and Unsuitable Investment Practices (to the extent adopted by their respective federal regulators), which, among other things, sets forth guidelines for investing in certain types of mortgage related securities and prohibits investment in certain "high-risk" mortgage securities.

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The Depositor makes no representations as to the proper characterization of any Class of the Bonds for legal investment or other purposes, or as to the legality of investment by particular investors in any Class of the Bonds under applicable legal investment restrictions. The uncertainties may adversely affect the liquidity of any Class of Bonds. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Bonds constitute legal investments under SMMEA or are subject to investment, capital or other restrictions. See "Legal Investment" in the Prospectus.

LEGAL MATTERS

Certain legal matters will be passed upon for the Depositor by Jenkens & Gilchrist, LLP, Los Angeles, California, and for the Underwriter by ____________, . The material federal income tax consequences of the Bonds have been passed upon for the Depositor by Jenkens & Gilchrist, LLP.

RATING

It is a condition to their issuance that each Class of Bonds obtain the ratings specified on the cover page hereof from the Rating Agencies specified on the cover page hereof.

[INSERT LANGUAGE DESCRIBING EACH APPLICABLE RATING CATEGORY]

The ratings on asset-backed pass-through certificates address the likelihood of the receipt by certificateholders of all payments on the underlying assets to which they are entitled. Rating opinions address the structural, legal and issuer-related aspects associated with the securities, including the nature of the underlying assets. Ratings on pass-through certificates do not represent any assessment of the likelihood that principal prepayments will be made by borrowers with respect to the underlying assets or of the degree to which the rate of such prepayments might differ from that originally anticipated. As a result, the ratings do not address the possibility that holders of the Bonds might suffer a lower than anticipated yield in the event of rapid prepayments of the Assets or in the event that the Trust Fund is terminated prior to the latest final scheduled Payment Date for the Bonds. In addition, the ratings of the Bonds do not address the possibility that, in the event of the bankruptcy of the Depositor, the issuance and sale of the Bonds might be recharacterized as a financing and that, as a result of such recharacterization, payments on the Bonds may be delayed or altered.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

The Depositor will request _______________ and ________________ to rate the Bonds. There can be no assurance as to whether any rating agency not requested to rate the Bonds will nonetheless issue a rating and, if so, what such rating would be. A rating assigned to the Bonds by a rating agency that has not been requested by the Depositor to do so may be lower than the rating assigned by a Rating Agency pursuant to the Depositor's request.

S-45

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted without the delivery of a final prospectus supplement and prospectus. This prospectus supplement and the accompanying prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

SUBJECT TO COMPLETION DATED , 200__
-----------

PROSPECTUS SUPPLEMENT
(To Prospectus dated ______ [ ], 200_)

$----------------
RESIDENTIAL RESOURCES, INC.
Depositor

MORTGAGE PASS-THROUGH CERTIFICATES

The __________ Mortgage Pass-Through Certificates (the "Certificates") will consist of ____ Classes of Certificates, designated as the Class __ Certificates, the Class __ Certificates, the Class __ Certificates and the Class __ Certificates (the ______ Certificates, collectively, the "Offered Certificates the Class __ Certificates and the Class __ Certificates, collectively, the "Senior Certificates and the ______ Certificates, collectively, the "Subordinate Certificates"). It is a condition of the issuance of the Offered Certificates that they be rated [not lower than] "_______________" by _________________. The Class __ Certificates will evidence approximately an initial ___% undivided interest in the Trust Fund, the Class __ Certificates will evidence approximately an initial ___% undivided interest in the Trust Fund and the Class __ Certificates will evidence approximately an initial ___% undivided interest in the Trust Fund. Only the Offered Certificates are being offered hereby.

The Certificates will represent in the aggregate the entire beneficial interest in a trust fund (the "Trust Fund") to be established by Residential Resources, Inc. (the "Depositor"). The Trust Fund will consist primarily of [a pool (the "Asset Pool") of [conventional], [fixed rate] [adjustable rate] [FHA insured] [VA guaranteed] mortgage loans, with terms to maturity of not more than ___ years (the "Mortgage Loans"), secured by first liens on one-to four-family residential properties,] [mortgage pass-through certificates, mortgage-backed securities evidencing interests therein or secured thereby (the "MBS"),] [and] [certain direct obligations of the United States, agencies thereof or agencies created thereby (the "Agency Securities", together with the Mortgage Loans, MBS, and certain other assets of the Trust Fund, the "Assets")]. The Assets were originated or acquired by ___________ (the "Asset Seller") and will be sold to the Depositor on or prior to the date of initial issuance of the Certificates.

THE YIELD TO INVESTORS IN THE [INTEREST ONLY] [PRINCIPAL ONLY] CERTIFICATES WILL BE EXTREMELY SENSITIVE TO THE TIMING AND AMOUNT OF PRINCIPAL PREPAYMENTS ON THE ASSET POOL, AND HOLDERS OF THE [INTEREST ONLY] CERTIFICATES MAY FAIL TO RECOVER FULLY THEIR INITIAL INVESTMENT. SEE "RISK FACTORS" AND "CERTAIN YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS" HEREIN.

THE RIGHTS OF THE HOLDERS OF THE CLASS __ CERTIFICATES AND THE CLASS __ CERTIFICATES TO DISTRIBUTIONS OF PRINCIPAL AND INTEREST WILL BE SUBORDINATED TO THE RIGHTS OF THE HOLDERS OF CLASS __ CERTIFICATES.

Prospective investors in the Offered Certificates should consider, among other things, the material risks set forth under the caption "Risk Factors" herein and in the Prospectus.

THESE CERTIFICATES ARE NOT DEPOSITS OR OTHER OBLIGATIONS OF A BANK AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

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-----------

PROCEEDS OF THE ASSETS IN THE TRUST FUND ARE THE SOLE SOURCE OF PAYMENTS ON THE CERTIFICATES. THE CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE ASSETS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR BY THE DEPOSITOR, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, EXCEPT TO THE LIMITED EXTENT DESCRIBED HEREIN.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Proceeds to Mortgage Pass-Through	Initial Principal Amount	Price to Public (1)	Underwriting Discount	Depositor(1)(2) Certificate
Class ___	$_________	%	%	%
Class ___	$_________	%	%	%
Class ___	$_________	%	%	%

Class ___	$_________	%	%	%

(1)    Per Certificate, plus accrued interest, if any, at the applicable Pass-Through Rate from __________ 1, 20__.

(2)    Before deducting expenses payable by the Depositor, estimated to be $___________.

[An election will be made to treat the Trust Fund as a ["real estate mortgage investment conduit" (a "REMIC")] for federal income tax purposes. [The Offered Certificates will constitute ["regular interests"] in the [REMIC]. See "Federal Income Tax Consequences" in the Prospectus.]

The yield to maturity on the Offered Certificates will depend on the rate and timing of principal payments (including prepayments, defaults and liquidations) on the Assets. See "Risk Factors" herein and "Risk Factors -- Prepayment timing and frequency may adversely affect yield of Securityholders" and "Yield Considerations" in the Prospectus. As further described herein, losses on the Assets will be allocated to the Subordinate Certificates prior to allocation to the Class __ or Class __ Certificates. See "Description of the Certificates -- Distributions -- Priority" herein.

[The Offered Certificates offered hereby will be purchased by the Underwriter from the Depositor and will be offered by the Underwriter from time to time to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the Depositor from the sale of the Offered Certificates will be ___% of the initial aggregate Security Principal Balance thereof as of ____________ 1, 200_ (the "Cut-off Date") plus accrued interest from the Cut-off Date, before deducting expenses payable by the Depositor, estimated to be $ .]

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-------------

The Offered Certificates are offered subject to prior sale, when, as and if accepted by the Underwriter, and subject to approval of certain legal matters by __________, counsel for the Underwriter. It is expected that delivery of the Offered Certificates [in book-entry form] [in registered, certified form] will be made on or about ___________, 200_, [through the facilities of The Depository Trust Company] [at the offices of the Underwriter, _________________] against payment therefor in immediately available funds.

-------------

[UNDERWRITER]

________________, 200__
-------------

[Certain of the Assets continue to be in an initial fixed interest rate period and have not experienced the first adjustment to their respective Asset Rates.] The characteristics of the Assets are more fully described herein under "Description of the Assets."

Distributions on the Offered Certificates will be made, to the extent of the Available Distribution Amount, on the __the day of each [month] or, if any such day is not a Business Day, on the next succeeding Business Day, beginning in __________ (each, a "Distribution Date"). [As more fully described herein, distributions allocable to interest, if any, on the Offered Certificates on each Distribution Date will be based on the [applicable] [then-applicable variable] pass-through rate (the "Pass-Through Rate") and the aggregate principal balance (the "Security Principal Balance")] [notional balance (the "Notional Balance") of such Class outstanding immediately prior to such Distribution Date. [The Pass-Through Rate applicable to the Offered Certificates from time to time will equal the [sum of __% and the applicable Index (as defined herein) subject to certain limitations] [weighted average of the Class __ Remittance Rates (as defined herein) on the Assets. The Pass-Through Rate for the Offered Certificates on the first Distribution Date will be _% per annum and is expected to change thereafter [because the weighted average of the Class __ Remittance Rates is expected to change for succeeding Distribution Dates.] Distributions in respect of principal, if any, of the Offered Certificates will be made as described herein under "Description of the Certificates -- Distributions -- Priority" and "--Calculations of Principal".]

THE CERTIFICATES OFFERED BY THIS PROSPECTUS SUPPLEMENT CONSTITUTE PART OF A SEPARATE SERIES OF CERTIFICATES ISSUED BY THE DEPOSITOR AND ARE BEING OFFERED PURSUANT TO ITS PROSPECTUS DATED _________________, OF WHICH THIS PROSPECTUS SUPPLEMENT IS A PART AND WHICH ACCOMPANIES THIS PROSPECTUS SUPPLEMENT. THE PROSPECTUS CONTAINS IMPORTANT INFORMATION REGARDING THIS OFFERING WHICH IS NOT CONTAINED HEREIN, AND PROSPECTIVE INVESTORS ARE URGED TO READ THE PROSPECTUS AND THIS PROSPECTUS SUPPLEMENT IN FULL. SALES OF THE OFFERED CERTIFICATES MAY NOT BE CONSUMMATED UNLESS THE PURCHASER HAS RECEIVED BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS.

Approximately __% of the Mortgage Loans are subject to higher than customary mortgage loan credit risk because they have been underwritten in accordance with standards applicable to "non-conforming credits" and do not satisfy Fannie Mae or Freddie Mac underwriting guidelines. See "Risk Factors--Underwriting standards for certain Mortgage Loans may be less stringent and increase the potential for delinquencies" herein and in the Prospectus.

[The yield to investors in the [Interest Only][High-Yield] Certificates will be [extremely] sensitive to the rate and timing of principal payments (including prepayments, repurchases, defaults and liquidations) in the Assets which may fluctuate significantly over time. An [extremely] rapid rate of principal payments on the Assets could result in the failure of investors in the [Interest Only][High-Yield] Certificates to recover their initial investments.]

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TABLE OF CONTENTS

PAGE

PROSPECTUS SUPPLEMENT

Summary	6
Risk Factors	17
Description of the Assets	20
Description of the Certificates	32
Certain Yield, Prepayment And Maturity Considerations	38
The Depositor	39
Pooling And Servicing Agreement	39
The Trustee	44
Use Of Proceeds	44
Underwriting	44
Erisa Considerations	45
Legal Investment	47
Legal Matters	48
Rating	48

PROSPECTUS

Prospectus Supplement	ii
Available Information	ii
Summary of Prospectus	3
Risk Factors	10
Description of the Trust Funds	16
Yield Considerations	29
Information about Residential Resources, Inc.	32
Description of the Offered Securities	35
Description of the Agreements	43
Description of Credit Support	60
Insurance Policies on the Mortgage Loans	63
Certain Legal Aspects of Mortgage Loans	66
Use of Proceeds	75
Federal Income Tax Consequences	75
State Tax Considerations	100
ERISA Considerations	100
Legal Investment	102
Plan of Distribution	103
Legal Matters	103
Experts	104
Financial Information	104
Ratings	104
Glossary	104

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UNTIL NINETY DAYS FROM THE DATE OF THIS PROSPECTUS SUPPLEMENT, ALL DEALERS EFFECTING TRANSACTIONS IN THE OFFERED CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND THE PROSPECTUS TO WHICH IT RELATES. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

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No dealer, salesman, or any other person has been authorized to give any information or to make any representations other than those contained in this Prospectus Supplement and the accompanying Prospectus in connection with the offer contained in this Prospectus Supplement and the accompanying Prospectus, and, if given, such information or representations must not be relied upon as having been authorized by the Depositor or the Underwriter. This Prospectus Supplement and the accompanying Prospectus shall not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. The delivery of this Prospectus Supplement and the accompanying Prospectus at any time does not imply that the information herein is correct as of any time subsequent to the date hereof.

There will be no application to list the Offered Certificates on any exchange, although the Underwriter intends to make a secondary market in the Offered Certificates, it has no obligation to do so. There is currently no secondary market for the Offered Certificates and there can be no assurance that a secondary market for the Offered Certificates will develop, or if it does develop, that it will continue to exist or provide sufficient liquidity.

CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN, OR OTHERWISE AFFECT THE PRICE OF THE OFFERED CERTIFICATES. FOR A DESCRIPTION OF THESE ACTIVITIES. SEE "UNDERWRITING" HEREIN.

[The Class __ Certificateholders will have the benefit of a [PARTICULAR ITEM OF CREDIT SUPPORT] provided by [PROVIDER]. The ____________ will [not] be available to support other Classes of Offered Certificates. See "Description of the Certificates - Credit Support" herein.]

The Depositor may sell from time to time under this Prospectus Supplement and the Prospectus and other related prospectus supplements up to $______________ in aggregate principal amount of Securities, issuable in Series. As of the date of this Prospectus Supplement, the Depositor has publicly sold or committed to sell $___________ in aggregate principal amount of Securities, including the Offered Certificates.

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SUMMARY

The following summary of material information is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and in the accompanying Prospectus. Certain capitalized terms used in this Summary are defined elsewhere in this Prospectus Supplement or in the Glossary in the Prospectus.

Title of Certificates	Mortgage Pass-Through Certificates, Series ______ (the "Certificates").
Depositor	Residential Resources, Inc., an Arizona corporation See "The Depositor" in the Prospectus.
Risk Factors
An investment in the Certificates involves various risks, and prospective investors should consider carefully the matters discussed under "Risk Factors" herein and in the Prospectus prior to making an investment in the Certificates.

Master Servicer	_______________. See "Pooling and Servicing Agreement -- The Master Servicer" herein.
[Sub-Servicers	_______________, a ________________]
Trustee	_____________, a ____________________.
Cut-off Date	____________ 1, 200_.
Closing Date	______________ __, 200_.
Distribution Dates
Distributions on the Certificates will be made by the Trustee, to the extent of the Available Distribution Amount, on the __ day of each [month] or, if any such __ day is not a Business Day, then on the next succeeding Business Day, beginning in ________ 19__ (each, a "Distribution Date"), to the holders of record as of the close of business on the [last Business Day of the month preceding the month] of each such distribution (each, a "Record Date"). Notwithstanding the above, the final distribution on any Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of such Certificates at the location to be specified in such notice.

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[Registration of the Certificates
The Class __ Certificates will be represented by one or more global certificates registered in the name of Cede & Co., as nominee of The Depository Trust Company ("DTC"). No person acquiring an interest in the Class __ Certificates (any such person, a "Class __ Certificate Owner") will be entitled to receive a Certificate of such class in fully registered, certificated form (a "Definitive Class ___ Certificate"), except under the limited circumstances described in the Prospectus under "Description of the Offered Securities -- Book-Entry Registration." Instead, DTC will effect payments and transfers in respect of the Class __ Certificates by means of its electronic record-keeping services, acting through certain participating organizations ("Participants"). This may result in certain delays in receipt of payments by an investor and may restrict an investor's ability to pledge its securities. Unless and until Definitive Class __ Certificates are issued, all references herein to the rights of holders of a Class __ Certificate are to the rights of Class __ Certificate Owners of such class as they may be exercised through DTC and its Participants, except as otherwise specified herein. See "Description of the Certificates -- General" herein and "Description of the Offered Securities -- Book-Entry Registration" in the Prospectus.]

Denominations
The Class __ Certificates will be issuable [on the book-entry records of DTC and its Participants] [in registered, certificated form] in denominations of $_______ and integral multiples of $_____________ in excess thereof[, with one Certificate of such Class evidencing an additional amount equal to the remainder of the Security Principal Balance thereof].

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Assets
The Trust Fund will consist of [[conventional], [fixed rate] [adjustable rate] Mortgage Loans secured by first liens on one- to four-family residential properties (the "Mortgaged Properties") located in __ different states,] [mortgage pass-through certificates, mortgage-backed securities evidencing interests therein or secured thereby (the "MBS"),] [and] [certain direct obligations of the United States, agencies thereof or agencies created thereby (the "Agency Securities", together with the Mortgage Loans, MBS, and certain other assets of the Trust Fund, the "Assets")]. [The Assets will have an aggregate Principal Balance as of the Cut-off Date of $_________ and individual Principal Balances at origination of at least $______________ but not more than $__________, with an average Principal Balance at origination of approximately $_________. The Assets will have terms to maturity from the date of origination or modification of not more than ____ years, and a weighted average remaining term to maturity of approximately _____ months as of the Cut-off Date. The Assets will bear interest at Asset Rates of at least _____% per annum but not more than _____% per annum, with a weighted average Asset Rate of approximately ____% per annum as of the Cut-off Date. The Assets will be acquired by the Depositor on or before the Closing Date. In connection with its acquisition of the Assets, the Depositor will be assigned (and will in turn assign to the Trustee for the benefit of the holders of the Certificates) certain rights in respect of representations and warranties described herein that were made by the Asset Seller.]

[_____ of the Assets, representing _____% of the Assets by aggregate Principal Balance as of the Cut-off Date, provide for scheduled payments of principal and/or interest ("Payments") to be due on the _____ day of each month; the remainder of the Assets provide for Payments to be due on [identify day or days] of each month (the date in any month on which a Payment on an Asset is first due, the "Due Date"). [The rate per annum at which interest accrues on each Asset is subject to adjustment on specified Due Dates (each such date, an "Interest Rate Adjustment Date") by adding a fixed percentage amount (a "Gross Margin") to the value of the then-applicable Index (as described below) subject, in the case of substantially all of the Assets, to limitations on the periodic adjustment of the related Asset Rate, and to maximum and minimum lifetime Asset Rates, as described herein. ___ of the Assets, representing ___% of the Assets by aggregate Principal Balance as of the Cut-off Date, provide for Interest Rate Adjustment Dates to occur [monthly]; the remainder of the Assets provide for adjustments to the Asset Rate to occur quarterly, semi-annually or annually. [Each of the Assets provides for an initial fixed interest rate period;] of the Assets, representing _____% of the Assets by aggregate Principal Balance as of the Cut-off Date, have not yet experienced their first Interest Rate Adjustment Date. The latest initial Interest Rate Adjustment Date for any Asset is scheduled to occur on ________.]]

[The amount of the Payment on each Asset is also subject to adjustment on specified Due Dates (each such date, a "Payment Adjustment Date") to an amount that would amortize the outstanding Principal Balance of the Asset over its then remaining amortization schedule and pay interest at the applicable Asset Rate, subject, in the case of several Assets, to payment caps, which limit the amount by which the Payment may adjust on any Payment Adjustment Date as described herein. _______ of the Assets, representing __% of the Assets (by aggregate Principal Balance as of the Cut-off Date, provide for Payment Adjustment Dates to occur annually, while the remainder of the Assets provide for adjustments of the Payment to occur monthly, quarterly or semi-annually.]

[__ Assets, representing ____% of the Assets by aggregate Principal Balance as of the Cut-off Date, provide for monthly payments of principal based on amortization schedules significantly longer than the remaining term of such Assets, thereby leaving substantial outstanding principal amounts due and payable (each such payment, a "Balloon Payment") on their respective maturity dates, unless prepaid prior thereto.]

Approximately ___% of the Mortgage Loans are expected to have been underwritten generally in accordance with underwriting standards for "non-conforming credits," which provide for Mortgagors whose creditworthiness and repayment ability do not satisfy the underwriting guidelines of Fannie Mae and Freddie Mac. See "Risk Factors--Underwriting standards for certain Mortgage Loans may be less stringent and increase the potential for delinquencies" herein and in the Prospectus.

[Assets included in the Trust Fund may be one or more months delinquent with regard to payment of principal and interest at the time of their deposit into the Trust Fund.] [The FHA Loans and VA Loans contain [(i) __ Mortgage Loans, representing ____% of the Assets by aggregate Principal Balance as of the Cut-off Date, that, as of the Cut-off Date, have more than 12 scheduled payments of principal and interest past due under the terms of the related Mortgage Note (each, a "Non-Performing Mortgage Loan"), (ii)] __ Mortgage Loans, representing ____% of the Assets by aggregate Principal Balance as of the Cut-off Date, that, as of the Cut-off Date, have more than three but less than 12 scheduled payments of principal and interest past due under the terms of the related Mortgage Note (each, a "Sub-Performing Mortgage Loan"), and [(iii]) __ Mortgage Loans, representing ____% of the Assets by aggregate Principal Balance as of the Cut-off Date, that have had more than three scheduled payments of principal and interest past due under the terms of the related Mortgage Note one or more times during the term of the related Mortgage Loan, but at the related Cut-off Date for the Series is current in payment (each, a "Reinstated Mortgage Loan").]

The Assets with respect to any Series may be guaranteed or insured with respect to payment of interest and/or principal by the United States, agencies or instrumentalities thereof or created thereby, state or local governments, agencies or instrumentalities, or private insurance providers.

[Title and issuer of underlying MBS and Agency Securities, amount deposited or pledged, amount originally issued, maturity date, interest rate, [redemption provisions], description of other material terms.]

For a further description of the Assets, see "Description of the Assets" herein.

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[Indices	As of any Interest Rate Adjustment Date, the applicable Index used to determine the Asset Rate on each Asset will be the "Description of the Assets -- Indices" herein.]
[Conversion of Mortgage Loans
Approximately __% of the Assets (by aggregate Principal Balance as of the Cut-off Date) (the "Convertible Mortgage Loans") provide that, at the option of the related Mortgagors, the adjustable interest rate on such Mortgage Loans may be converted to a fixed interest rate, provided that certain conditions have been satisfied. Upon notification from a Mortgagor of such Mortgagor's intent to convert from an adjustable interest rate to a fixed interest rate, and prior to the conversion of any such Mortgage Loan, the related Warrantying Party (as defined herein) will be obligated to purchase the Converting Mortgage Loan (as defined herein) at the Conversion Price (as defined herein). [In the event of a failure by a Sub-Servicer to purchase a "Converting Mortgage Loan"], the Master Servicer is required to use its best efforts to purchase such Converted Mortgage Loan (as defined herein) from the Trust Fund at the Conversion Price during the one-month period following the date of conversion.] [In the event that neither the related Warrantying Party nor the Master Servicer purchases a Converted Mortgage Loan, the Trust Fund will thereafter include both fixed-rate and adjustable-rate Mortgage Loans.] See "Certain Yield, Prepayment and Maturity Considerations" herein.]

The Offered Certificates
The Offered Certificates will be issued pursuant to a Pooling and Servicing Agreement, dated as of the Cut-off Date, among the Depositor, the Master Servicer and the Trustee, which incorporates by reference the Depositor’s Standard Terms to Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"). The Class __ Certificates have an initial Security Principal Balance of $_______ (the initial "Class __ Security Principal Balance"), representing an initial interest of approximately ___% in the Trust Fund, the Class __ Certificates have an initial Security Principal Balance of $_______ (the initial "Class __ Security Principal Balance"), representing an initial interest of approximately ___% in the Trust Fund and the Class __ Certificates have an initial Security Principal Balance of $_______ (the initial "Class __ Security Principal Balance"), representing an initial interest of approximately ___% in the Trust Fund. [The Class __ Certificates will not have a Security Principal Balance.]

Distributions on the Offered Certificates will be made on the ____ day of each [month] or, if such day is not a Business Day, on the succeeding Business Day, beginning on ____________ __, 200_ (each, a "Distribution Date"). Distributions on each Distribution Date will be made by check or wire transfer of immediately available funds, as provided in the Pooling and Servicing Agreement, to the Offered Certificateholders of record as of the [last Business Day of the month preceding the month] of such Distribution Date (each, a "Record Date"), except that the final distribution on the Offered Certificates will be made only upon presentation and surrender of the Certificates at the office or agency specified in the Pooling and Servicing Agreement. [As more specifically described herein, the Security Principal Balance of each Class of Certificates will be adjusted from time to time on each Distribution Date. As further described herein, interest shall accrue on the Offered Certificates at the Pass-Through Rate thereon.

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Pass-Through Rate on the Offered Certificates
[The Pass-Through Rate on the Offered Certificates [other than the [Interest Only][High-Yield] Certificates] is fixed and is set forth on the cover hereof.] [The Pass-Through Rate on the Offered Certificates [other than the [Interest Only][High-Yield] Certificates] will be equal to the weighted average of the Remittance Rates in effect from time to time. The Remittance Rate in effect for any date of determination [is equal to the excess of the Asset Rates on the Assets over __% per annum] [The Class __ Certificates will not be entitled to distributions of interest and will not have a Pass-Through Rate.] [The [Interest Only][High-Yield] Certificates will be entitled to receive interest at a per annum rate equal to [the difference, if any, between the weighted average of the Remittance Rates and the weighted average of the Pass-Through Rates on the Class __ and the Class __ Certificates][specify alternative formula][Describe any other method used to calculate the Pass-Through Rate.] [The Pass- Through Rate on the Offered Certificates will be computed on the basis of a 360 day year consisting of 12 months of 30 days each.] [The Pass-Through Rate on the Offered Certificates will be calculated on the basis of the actual number of days in each Interest Accrual Period divided by 360.]

Distributions on the Offered Certificates
Distributions on a Class of Certificates will be allocated among the Certificates of such Class in proportion to their respective Percentage Interests. As more fully described herein under "Description of the Certificates - Distributions", distributions of principal and interest to Certificateholders generally will be applied first to the distribution of interest and interest shortfalls, second to the distribution of any unpaid principal and third, if any principal is due, to the distribution of principal, in each case to the related Class or Classes of Certificates.

Advances
The Master Servicer is obligated as part of its servicing responsibilities to make certain advances that in its good faith judgment it deems recoverable with respect to delinquent scheduled payments on Assets. [The Master Servicer also is obligated to advance delinquent payments of taxes, insurance premiums and escrowed items, as well as liquidation-related expenses with respect to Assets.] Neither the Depositor nor any of its affiliates has any responsibility to make such advances. Advances made by a Master Servicer are reimbursable generally from subsequent recoveries in respect of such Assets. [The Trustee is obligated to make any such Advance if the Master Servicer fails in its obligation to do so, to the extent provided in the Pooling and Servicing Agreement. See "Description of the Certificates - Advances" herein and "Description of the Offered Securities -- Advances in Respect of Delinquencies" in the Prospectus.

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Subordination
The rights of holders of the Subordinate Certificates to receive distributions of amounts collected on the Assets will be subordinate, to the extent described herein, to the rights of holders of the Senior Certificates. This subordination is intended to enhance the likelihood of receipt by the holders of the Senior Certificates of the full amount of the Distributable Certificate Interest and the [ultimate receipt of principal equal to the initial Security Principal Balance]. The protection afforded to the holders of the Senior Certificates by means of the subordination, to the extent provided herein, will be accomplished by the application of the Available Distribution Amount to the Senior Certificates prior to the application thereof to the Subordinate Certificates. See "Description of the Certificates -- Subordination" herein.

Optional Termination
Pursuant to the terms of the Pooling and Servicing Agreement, the Master Servicer may purchase all of the Assets, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Principal Balance of the Assets remaining in the Trust Fund is less than __% of the aggregate Principal Balance of such Assets as of the Cut-off Date. [The Master Servicer may also purchase any Class of Certificates on any Distribution Date on which the Security Principal Balance of such Class is less than ___% of the original balance thereof.] See "Pooling and Servicing Agreement -- Termination" herein and "Description of the Offered Certificates -- Termination" in the Prospectus.

Credit Support	[Disclose Credit Support, if any.]
Liquidity Facility	[Disclose Liquidity Facility, if any.]

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Federal Income Tax Consequences
[An election will be made to treat the Trust Fund as a [real estate mortgage investment conduit ("REMIC")] for federal income tax purposes. Upon the issuance of the Certificates, Jenkens & Gilchrist LLP, counsel to the Depositor, is of the opinion that, assuming compliance with all provisions of the Pooling and Servicing Agreement, for federal income tax purposes, the Trust Fund will qualify as a REMIC under Sections 860A through 860G of the Internal Revenue Code of 1986 (the "Code").

For federal income tax purposes, the Offered Certificates will be the "regular interests" in the REMIC and will be treated as debt instruments of the REMIC.

[Because the Offered Certificates will be considered REMIC regular interests, they will be taxable debt obligations under the Code, and interest paid or accrued on such Certificates, including original issue discount, will be taxable to the holders of such Certificates in accordance with the accrual method of accounting, regardless of such Certificateholder's usual method of accounting.] [The [IO Certificates] [High-Yield Certificates] will be treated as [Interest-Weighted Securities] [High-Yield Interests], and therefore will be treated as issued with original issue discount as described in "Federal Income Tax Consequences --- [REMIC Securities --- Interest Weighted Securities and Non-VRDI Securities] in the Prospectus.]

The Class __ Certificates will [not] be treated as having been issued with original issue discount for federal income tax purposes. The prepayment assumption that will be used for purposes of computing the accrual of original issue discount, market discount and premium, if any, for federal income tax purposes will be equal to a [constant prepayment rate ("CPR")] [standard prepayment assumption ("SPA")] of ____%. However, no representation is made that the Assets will prepay at that rate or at any other rate.]

For federal income tax purposes, the Offered Certificates generally will be treated as "regular interests in a [REMIC]" for domestic building and loan associations and "real estate assets" for real estate investment trusts ("REITs"), subject to the limitations described in "Federal Income Tax Consequences" in the Prospectus. Similarly, interest on the Offered Certificates will be considered "interest on obligations secured by mortgages on real property" for REITs, subject to the limitations described in "Federal Income Tax Consequences" in the Prospectus.

For further information regarding the federal income tax consequences of investing in the Certificates, see "Federal Income Tax Consequences" in the Prospectus.

ERISA Considerations
Fiduciaries of employee benefit plans and certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans, and collective investment funds in which such plans, accounts, annuities or arrangements are invested, that are subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or corresponding provisions of the Code (any of the foregoing, a "Plan"), persons acting on behalf of a Plan, or persons using the assets of a Plan ("Plan Investors") should consult with their own counsel to determine whether the purchase or holding of the Offered Certificates could give rise to a transaction that is prohibited either under ERISA or the Code. Certain prohibited transaction exemptions may be applicable to the purchase and holding of the Class __ and Class __ Certificates as described herein. Nevertheless, any Plan Investor contemplating an investment in Offered Certificates should note that the duties and obligations of the Trustee, the Servicer, and the Master Servicer are expressly limited to those set forth in the [Agreement], and such specified duties and obligations may not comport with or satisfy the provisions of ERISA setting forth the fiduciary duties of Plan fiduciaries.

BECAUSE THE SUBORDINATE CERTIFICATES ARE SUBORDINATED SECURITIES, THEY WILL NOT SATISFY THE REQUIREMENTS OF CERTAIN PROHIBITED TRANSACTION EXEMPTIONS. AS A RESULT, THE PURCHASE OR HOLDING OF ANY SUBORDINATE CERTIFICATES BY A PLAN INVESTOR MAY CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION OR RESULT IN THE IMPOSITION OF EXCISE TAXES OR CIVIL PENALTIES. [ACCORDINGLY, NONE OF THE OFFERED SUBORDINATE CERTIFICATES ARE OFFERED FOR SALE OR ARE TRANSFERABLE TO A PLAN INVESTOR][ACCORDINGLY, EACH PURCHASER OF ANY SUBORDINATE CERTIFICATE, BY VIRTUE OF SUCH PURCHASER'S RECEIPT OF SUCH CERTIFICATE, WILL BE DEEMED TO HAVE REPRESENTED [EITHER (I)] THAT IT IS NOT A PLAN INVESTOR [OR (II) THAT AN EXEMPTION FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE APPLY TO SUCH PURCHASE],] UNLESS SUCH PURCHASER PROVIDES THE MASTER SERVICER AND THE TRUSTEE WITH A BENEFIT PLAN OPINION (AS DEFINED IN "ERISA CONSIDERATIONS" HEREIN). SEE "ERISA CONSIDERATIONS" HEREIN AND IN THE PROSPECTUS.

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Rating
It is a condition to the issuance of the Offered Certificates that each Class of the Offered Certificates receive the ratings specified for such Class on the cover page hereof. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. A security rating does not represent any assessment of the likelihood of principal prepayments on the Assets or of the degree to which the rate of such prepayments might differ from those originally anticipated. Also, a security rating does not represent any assessment of the yield to maturity that investors may experience.

The Depositor has not requested a rating of the Offered Certificates from any rating agency other than ______________ [and __________________]. However, there can be no assurance as to whether any other rating agency will rate the Offered Certificates, or if one does, what rating would be assigned by such rating agency.

Legal Investment
The Class __ and Class __ Certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") for so long as they are rated in one of the two highest rating categories by one or more nationally recognized statistical rating organizations. Accordingly, the Class __ and Class __ Certificates will be legal investments for certain entities to the extent provided in SMMEA, subject to state laws overriding SMMEA. A number of states have enacted legislation overriding the legal investment provisions of SMMEA. See "Legal Investment" herein and in the Prospectus.

The Depositor makes no representations as to the proper characterization of any Class of the Offered Certificates for legal investment or other purposes, or as to the legality of investment by particular investors in any Class of the Offered Certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any Class of Offered Certificates. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining to what extent the Offered Certificates are subject to investment, capital or other restrictions. See "Legal Investment" herein and in the Prospectus.

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RISK FACTORS

Prospective investors should consider, among other things, the following factors, which represent the principal factors that make an offering of Certificates speculative or high risk.

The Weighted Average Life of The Offered Certificates Is Uncertain. The rate and timing of principal payments on the Offered Certificates will depend, among other things, on the rate and timing of principal payments (including prepayments, defaults, liquidations and purchases of Assets due to a breach of representation and warranty) on the Assets. The rate at which principal prepayments occur on the Assets will be affected by a variety of factors, including, without limitation, the terms of the Assets, the level of prevailing interest rates, the availability of mortgage credit and economic, geographic, tax, legal and other factors. In general, however, if prevailing interest rates fall significantly below the Asset Rates on the Assets, such Assets are likely to be the subject of higher principal prepayments than if prevailing rates remain at or above the rates borne by such Assets. [The rate of principal payments on the Offered Certificates will correspond to the rate of principal payments on the Assets and is likely to be affected by the Lock-out Periods and Prepayment Premium provisions applicable to the Assets and by the extent to which the Master Servicer is able to enforce such provisions. Assets with a Lock-out Period or a Prepayment Premium provision, to the extent enforceable, generally would be expected to experience a lower rate of principal prepayments than otherwise identical mortgage loans without such provisions, with shorter lock-out periods or with lower prepayment premiums.] [As is the case with mortgage-backed securities generally, the Offered Certificates are subject to substantial inherent cashflow uncertainties because the Mortgage Loans may be prepaid at any time.]

See "Description of the Certificates -- Distributions -- Priority" and "Certain Yield, Prepayment and Maturity Considerations" herein and "Yield Considerations" in the Prospectus.

The Yield of the Offered Certificates will be Affected by Circumstances beyond the Depositor's Control. The yield to maturity on the Offered Certificates will depend, among other things, on the rate and timing of principal payments (including prepayments, defaults, liquidations and purchases of Assets due to a breach of representation and warranty) on the Assets and the allocation thereof to reduce the Security Principal Balance of such Classes. [The yield to maturity on the Class __ Certificates will also depend on changes in the applicable Index and the effect of any maximum lifetime Asset Rate, minimum lifetime Asset Rate, Payment Cap and Periodic Rate Cap, as applicable.] The yield to investors on the Class __ Certificates will be adversely affected by any allocation thereto of Prepayment Interest Shortfalls on the Assets, which are expected to result from the distribution of interest only to the date of prepayment (rather than a full month's interest) in connection with prepayments in full, and the lack of any distribution of interest on the amount of any partial prepayments.

In general, if a Certificate is purchased at a premium and principal distributions thereon generally occur at a rate faster than anticipated at the time of purchase, the investor's actual yield to maturity will be lower than that assumed at the time of purchase. Conversely, if a Certificate is purchased at a discount and principal distributions thereon generally occur at a rate slower than that assumed at the time of purchase, the investor's actual yield to maturity will be lower than assumed at the time of purchase.

[Because [certain of] the Assets are adjustable rate instruments, the Asset Rates and periodic payments can be expected to increase in a rising interest rate environment, perhaps without a corresponding increase in the related Mortgagors' income. In such event, the Mortgagor's ability to make payments may be impaired, and a Mortgagor payment default would be more likely to occur.]

Certificateholders Subject to Loss if Rate of Delinquencies and Amount of Realized Losses Exceed Certain Levels. The geographic dispersion of the Assets, which is heavily concentrated in [DISCLOSE MAJOR GEOGRAPHIC CONCENTRATIONS BY STATE], is set forth herein under "Description of the Assets". Sufficiently high defaults and realized losses on the Assets will have the effect of reducing, and could eliminate, the protection against losses afforded the Senior Certificates by the subordination of the Subordinate Certificates. If such protection is eliminated, the Senior Certificateholders will bear the risk of losses on the Assets. Sufficiently high delinquencies and liquidation losses on the Assets will have the effect of reducing, and could eliminate, the protection against loss afforded the Senior Certificates by the subordination of the Subordinate Certificates.

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Certificateholders Must Look Solely to The Trust Fund for Distributions of Principal and Interest. The Certificates will not represent an interest in or obligation of the Depositor or the Master Servicer. The Certificates will not be insured or guaranteed by any government agency or instrumentality, by the Underwriter or the Depositor. The Certificates will be payable only from amounts collected with respect to the Assets.

UNDERWRITING STANDARDS FOR CERTAIN MORTGAGE LOANS MAY BE LESS STRINGENT AND INCREASE THE POTENTIAL FOR DELINQUENCIES. Approximately __% of the Mortgage Loans were underwritten in accordance with underwriting standards intended to provide single-family mortgage loans for non-conforming credits. A Mortgage Loan made to a "non-conforming credit" means a mortgage loan that is ineligible for purchase by Fannie Mae or Freddie Mac due to Mortgagor credit characteristics that do not meet the Fannie Mae or Freddie Mac underwriting guidelines, including a loan made to a Mortgagor whose creditworthiness and repayment ability do not satisfy such Fannie Mae or FREDDIE MAC underwriting guidelines and a Mortgagor who may have a record of major derogatory credit items such as credit write-offs, outstanding judgments and prior bankruptcies. ACCORDINGLY, SUCH MORTGAGE LOANS ARE LIKELY TO EXPERIENCE RATES OF DELINQUENCY AND FORECLOSURE THAT ARE HIGHER, AND MAY BE SUBSTANTIALLY HIGHER, THAN MORTGAGE LOANS ORIGINATED IN ACCORDANCE WITH FANNIE MAE OR FREDDIE MAC UNDERWRITING GUIDELINES. AS A RESULT, LOSSES ON SUCH MORTGAGE LOANS MAY BE HIGHER THAN LOSSES ON MORTGAGE LOANS ORIGINATED IN ACCORDANCE WITH SUCH GUIDELINES.

The primary considerations in underwriting a Mortgage Loan are the assessment of the creditworthiness of the mortgagor, the value of the Mortgaged Property and the adequacy of such property as collateral in relation to the amount of the Mortgage Loan. Because such Mortgagors are less creditworthy than Mortgagors who meet Fannie Mae or Freddie Mac underwriting criteria, delinquencies and foreclosures may be more prevalent with respect to such Mortgage Loans than with respect to Mortgage Loans originated in accordance with Fannie Mae or Freddie Mac underwriting guidelines. Therefore, changes in the values of the Mortgaged Properties may have a greater effect on the loss experience of such Mortgage Loans than on Mortgage Loans originated in accordance with the Fannie Mae or Freddie Mac underwriting guidelines. No assurance can be given that the values of the Mortgaged Properties have remained or will remain at the levels in effect on the dates of origination of the related Mortgage Loans. If the values of the Mortgaged Properties decline after the U.C. dates of origination, then the rate and severity of losses on such Mortgage Loans may increase and such increase may be substantial.

Non-Performing Mortgage Loans, Sub-Performing Mortgage Loans and Reinstated Mortgage Loans Create Risks That Securityholders May Not Recover Their Initial Investment And May Adversely Affect Yield. The Assets include [Non- Performing Mortgage Loans,] Sub-Performing Mortgage Loans and Reinstated Mortgage Loans. Repayment of the principal amount of the Offered Securities is dependent, in large part, upon the ability of the Master Servicer to cause such Mortgage Loans to become or remain current in payment, to sell or foreclose upon such Mortgage Loans or to acquire title to the Mortgaged Properties by other means and to liquidate the related REO Properties. There can be no assurance as to whether the Master Servicer will be successful in such efforts or as to the timing thereof. The ability of the Master Servicer to sell an REO Property will depend upon its ability to find a willing purchaser at a price acceptable to the Master Servicer, subject to certain guidelines. In addition, certain rights of redemption in various states may limit or prevent the Master Servicer from selling an REO Property at what would otherwise be an appropriate time for sale.

All [Non-Performing Mortgage Loans,] Sub-Performing Mortgage Loans and Reinstated Mortgage Loans are insured by a governmental agency. There is no obligation on the part of the Depositor, the Master Servicer or any other person to repurchase or replace any Mortgage Loan.

Certain Mortgage Loans may be non-recourse loans or loans for which recourse may be restricted or unenforceable, or as to which recourse may be had only against the specific Mortgaged Property and such other assets, if any, as have been pledged to secure the related Mortgage Loan. With respect to those Mortgage Loans that provide for recourse against the Mortgagor and his assets generally, there can be no assurance that such recourse will ensure a recovery in respect of a defaulted Mortgage Loan greater than the liquidation value, if any, of the related Mortgaged Property. The ability of the Master Servicer to liquidate any Mortgaged Property or REO Property, and the liquidation value thereof, may be adversely affected by risks generally incident to interests in real property, including changes or weakness in general or local economic conditions, declines in real estate values, the volume of other similar properties for sale, adverse changes in interest rates, real estate and personal property tax rates, energy costs and other expenses, environmental concerns, acts of God, and other factors that are beyond the Master Servicer's control.

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[[Interest Only] and [Principal Only] Certificates Are Subject to Enhanced Prepayment Risks. Faster mortgage prepayment rates, which are generally associated with a declining interest rate environment, will have the effect of reducing the weighted average life of each Class of Certificates and increasing the reinvestment risk associated with the inability to achieve comparable yields on the available investment alternatives in such reduced interest rate environment. As a consequence, the price of mortgage-related securities that are sold at a premium, such as the [Interest Only Certificates], will be negatively affected by faster than anticipated prepayment rates. Conversely, slower mortgage prepayment rates, which are generally associated with an increasing interest rate environment or declining real estate values, will have the effect of increasing the weighted average life of each Class of Certificates and decreasing the amount of funds available to a holder of Certificates to reinvest in higher yielding investment alternatives. As a consequence, the price of mortgage-related securities that are sold at a discount, such as the [Principal Only Certificates], will be negatively affected by slower than anticipated prepayment rates. See "Certain Yield, Prepayment and Maturity Considerations" herein.]

Credit Risk from Subordination of the Subordinate Certificates to the Senior Certificates. Payments of principal and interest on the Assets will be available to make distributions on the Subordinate Certificates only after required distributions have been made on the Senior Certificates. Further, all realized losses on the Assets generally will be allocated to the Subordinate Certificates prior to being allocated to the Senior Certificates. Realized losses on the Assets in excess of the available Credit Support will adversely affect the yield on the Certificates.

The Master Servicer's Ability to Realize on Assets May Be Limited by Applicable State Law. A variety of factors may limit the Master Servicer's ability to repossess or foreclose on and liquidate the Mortgaged Properties securing the Assets or may limit the amount realized upon any such liquidation to less than the amount due under the related Asset. See "Certain Legal Aspects of Mortgage Loans" in the Prospectus.

[The following two paragraphs will be included in the event any of the Mortgage Loans are acquired from the Resolution Trust Corporation:]

[Troubled Mortgage Loan Originators Create Risks to Certificateholders. [Certain][The] Mortgage Loans were originated or purchased by the [Originating Institutions], each of which is subject to an RTC receivership. It is possible that the financial difficulties experienced by the [Originating Institutions] may have adversely affected either or both of (i) the standards and procedures pursuant to which the Mortgage Loans were originated or purchased by such [Originating Institutions] and (ii) the manner in which such Mortgage Loans have been serviced prior to assumption of servicing responsibilities by the Master Servicer. The Mortgage Loans will be acquired by the Depositor on or before the Closing Date from the Asset Seller, which acquired the Mortgage Loans from the RTC in its capacity as receiver of each of the associations pursuant to a certain mortgage loan sale agreement, dated ______, 200_ (as amended, the "Loan Sale Agreement"). Pursuant to the Loan Sale Agreement, the RTC as receiver of the [Originating Institutions], has made certain representations and warranties regarding the Mortgage Loans and is obligated to cure such breaches or repurchase those Mortgage Loans as to which there is a breach of such representations and warranties. The RTC repurchase price for the Mortgage Loans is par plus accrued interest at the related Mortgage Rate[,except in the case of Mortgage Loans as to which a repurchase for a breach of the representation and warranty relating to certain environmental matters would be accomplished at a price that initially is discounted but increases to par over approximately __ years]. The RTC, acting in its corporate capacity, has guaranteed such obligations of the RTC, acting in its capacity as receiver. The agreement pursuant to which such guarantee was made by the RTC is hereinafter referred to as the "Guarantee Agreement".]

[Limited Information is Available with respect to Certain Mortgage Loans. The information set forth in this Prospectus Supplement with respect to the Mortgage Loans is derived from books and records of the [Originating Institutions], as well as a limited review of the credit and legal files relating to the Mortgage Loans. Accordingly, available information does not permit the Depositor to determine fully the origination, credit appraisal and underwriting practices of the originators of the Mortgage Loans. Furthermore, it is possible that this Prospectus Supplement does not contain material information regarding the Mortgage Loans that would have been disclosed if the structure and personnel of the [Originating Institutions] had not been affected by such institutions having been placed in receivership. While the Depositor has undertaken a limited review of the records and files related to the Mortgage Loans in connection with the issuance of the Offered Certificates, the Mortgage Loans have not been "re-underwritten" or subjected to the type of review that would typically be made in respect of a newly originated mortgage loan.]

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Certificates Issued in Book-Entry Form May Create Liquidity Risks to Certificateholders. Issuance of the Offered Certificates in book-entry form may reduce the liquidity of such Certificates in the secondary trading market because investors may be unwilling to purchase Certificates for which they cannot obtain physical securities. See "Description of the Certificates -- Book-Entry Registration" herein.

Because transactions in the Bonds can be effected only through DTC, participating organizations, indirect participants and certain banks, the ability of a Certificateholder to pledge a Certificate to persons or entities that do not participate in the DTC system or otherwise to take actions in respect of such Certificates, may be limited due to lack of a physical security representing the Certificates. See "Description of the Certificates -- Book-Entry Registration" herein.

Certificateholders may experience some delay in their receipt of distributions of interest and principal on the Certificates because such distributions will be forwarded by the Trustee to DTC and DTC will credit such distributions to the accounts of its Participants (as defined herein) which will thereafter credit them to the accounts of Certificateholders either directly or indirectly through indirect participants. See "Description of the Certificates -- Book-Entry Registration" herein.

DESCRIPTION OF THE ASSETS

General

The Trust Fund will consist primarily of [___ [conventional], [fixed interest] [adjustable interest] rate Mortgage Loans with an aggregate Principal Balance as of the Cut-off Date, after deducting payments of principal due on such date, of $____________,] [mortgage pass-through certificates, mortgage-backed securities evidencing interests therein or secured thereby that have been previously (a) offered and distributed to the public pursuant to an effective registration statement or (b) purchased in a transaction not involving any public offering from an entity that is not an affiliate of the issuer of such securities at the time of sale (nor an affiliate thereof at any time during the three preceding months); provided, a period of two years has elapsed since the later of the date the securities were acquired from the issuer or an affiliate thereof (the "MBS"),] [certain direct obligations of the United States, agencies thereof or agencies created thereby (the "Agency Securities", together with the Mortgage Loans, MBS, and certain other assets of the Trust Fund, the "Assets"))].

[Mortgage Loans

Each Mortgage Loan is evidenced by a promissory note (a "Mortgage Note") and secured by a mortgage, deed of trust or other similar security instrument (a "Mortgage") creating a first lien on a one-to four-family residential property (a "Mortgaged Property"). The Mortgaged Properties consist of [description of one-to four-family residential properties]. [Because no evaluation of any mortgagor's financial condition has been conducted, investors should consider all of the Mortgage Loans to be non-recourse loans so that, in the event of mortgagor default, recourse may be had only against the specific property and such limited other assets as have been pledged to secure a Mortgage Loan, and not against the mortgagor's other assets.] All percentages of the Mortgage Loans described herein are approximate percentages (except as otherwise indicated) by aggregate Principal Balance as of the Cut-off Date.]

[The Mortgage Loans to be included in the Trust Fund will have been originated or acquired by ________________ (the "Asset Seller") and will comply with the underwriting criteria described herein. The Depositor will purchase the Mortgage Loans to be included in the Mortgage Pool on or before the Closing Date from the Asset Seller pursuant to an agreement (the "Seller's Agreement"), to be dated as of _____, 200_ between the Asset Seller and the Depositor. The Depositor will cause the Mortgage Loans to be assigned to _______________, as Trustee, pursuant to the Pooling and Servicing Agreement. The Master Servicer will service the Mortgage Loans pursuant to the Pooling and Servicing Agreement.

S-62

Under the Seller's Agreement, the Asset Seller will make certain representations, warranties and covenants to the Depositor relating to, among other things, the due execution and enforceability of the Seller's Agreement and certain characteristics of the Mortgage Loans, and will be obligated to repurchase or substitute for any Mortgage Loans as to which there exists deficient documentation or an uncured material breach of any such representation, warranty or covenant. Under the Pooling and Servicing Agreement the Depositor will assign all its right, title and interest in such representations, warranties and covenants (including the Asset Seller's repurchase or substitution obligation) to the Trustee for the Trust Fund. The Depositor will make [no] representations or warranties with respect to the Mortgage Loans and will have no obligation to repurchase or substitute for Mortgage Loans with deficient documentation [or which are otherwise defective]. The Asset Seller is selling the Mortgage Loans without recourse and, accordingly, in such capacity, will have no obligations with respect to the Offered Certificates other than pursuant to such representations, warranties, covenants and repurchase obligations. See "Description of the Agreements -- Representations and Warranties; Repurchases" in the Prospectus.]

FHA Loans and VA Loans

Certain of the Mortgage Loans are subject to FHA insurance as described herein (the "FHA Loans") and certain of the Mortgage Loans are subject to a VA guarantee as described herein (the "VA Loans"). All FHA Loans and VA Loans must conform to HUD (as defined herein) or VA origination guidelines, as the case may be, at the time of origination. The FHA Loans will be insured by the Federal Housing Administration ("FHA") of the United States Department of Housing and Urban Development ("HUD") as authorized under the National Housing Act of 1934, as amended (the "National Housing Act"), and the United States Housing Act of 1937, as amended (the "United States Housing Act"). No FHA Loan may have an interest rate or original principal amount exceeding the applicable FHA limits at the time of origination of such FHA Loan.

The VA Loans will be partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended. The Servicemen's Readjustment Act of 1944, as amended, permits a veteran (or in certain instances the spouse of a veteran) to obtain a mortgage loan guarantee by VA covering mortgage financing of the purchase of a one-to-four family dwelling unit at interest rates permitted by VA. The program has no mortgage loan limits, requires no down payment from the purchaser and permits the guarantee of mortgage loans of up to 30 years' duration. However, no VA Loan will have an original principal amount greater than five times the amount of the related guarantee.

Insurance premiums for FHA Loans are collected by the Master Servicer and are paid to the FHA. The regulations governing FHA-insured single-family mortgage insurance programs generally provide that insurance benefits are payable upon foreclosure (or other acquisition of possession) and conveyance of the mortgaged premises to HUD. With respect to a defaulted FHA Loan, the Master Servicer may be limited in its ability to initiate foreclosure proceedings. Historically, pursuant to an assignment program (the "Assignment Program"), HUD in certain circumstances offered qualified borrowers who had defaulted on an FHA loan an opportunity to avoid foreclosure and retain their homes. Under the Assignment Program, the FHA serviced FHA-insured mortgage loans that had defaulted and been assigned to HUD under the Assignment Program. In addition, HUD gave forbearance, for a period of no longer than 36 months, to mortgagors who had demonstrated a temporary inability to make full payments due to circumstances beyond the mortgagor's control such as a reduction in income or increase in expenses. The Assignment Program was terminated and replaced with mandatory loss mitigation procedures in April 1996 whereby servicers of defaulted FHA-insured loans must choose from a variety of tools to cure a default prior to filing an FHA insurance claim.

HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD. Presently, claims for most programs are being paid in cash and, for the most part, claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debenture interest rate.

The amount of insurance benefits generally paid by the FHA is equal to the entire unpaid principal amount of the defaulted FHA Loan, adjusted to reimburse the Master Servicer for certain costs and expenses and to deduct certain amounts received or retained by the Master Servicer after default. When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance to HUD, the Master Servicer is generally compensated for no more than two-thirds of its foreclosure costs and attorneys' fees (which costs are evaluated based upon Fannie Mae guidelines (which are state specific)), and is compensated for accrued and unpaid mortgage interest for a limited period prior to the institution of foreclosure or other acquisition in general only to the extent it was allowed pursuant to a forbearance plan approved by HUD. Provided the regulations are complied with, the Master Servicer receiving cash benefits will generally be entitled to the debenture interest which would have been earned, as of the date the cash payment is received, had the benefits been paid in debentures. Except where unpaid mortgage interest is recoverable pursuant to an approved forbearance plan, such debenture interest is generally payable from a date 30 days after the mortgagor's first uncorrected failure to perform any obligation or make any payment due under the mortgage loan, which results in no recovery of interest accrued during the first two months of delinquency.

S-63

Under certain circumstances, as set forth in the regulations, HUD is authorized to request or require the Master Servicer to pursue a deficiency judgment against any defaulting Mortgagor. In this regard, HUD may request or require the Master Servicer (as the case may be under the regulations) to pursue a deficiency judgment in connection with the foreclosure. Under neither case would the Master Servicer be responsible for collecting on the judgment. Further, in all cases, HUD may reimburse the Master Servicer for all additional costs of seeking the judgment.

With respect to a defaulted VA Loan, the Master Servicer is, absent exceptional circumstances, authorized to announce its intention to foreclose only when the default has continued for three months. However, notwithstanding the foregoing, the regulations require the Master Servicer to take immediate action if it determines that the property to be foreclosed upon has been abandoned by the debtor or has been or may be subject to extraordinary waste or if there exist conditions justifying the appointment of a receiver for the property. Generally, a claim for the guaranty is submitted after liquidation of the mortgaged property.

The amount payable under the guaranty will be the percentage of the VA Loan originally guaranteed applied to the indebtedness outstanding as of the applicable date of computation specified in the VA regulations. Payments under the guaranty will be equal to the unpaid principal amount of the VA Loan, interest accrued on the unpaid balance thereof to the appropriate date of computation and limited expenses of the Master Servicer, but in each case only to the extent that such amounts have not been recovered through liquidation of the Mortgaged Property. The amount payable under the guaranty may in no event exceed the amount of the original guaranty. See "Description of the Trust Funds - Mortgage Loans", " -- The VA Loan Program" and " -- The FHA Loan Program" in the Prospectus.

[Convertible Mortgage Loans

____% of the Mortgage Loans ("Convertible Mortgage Loans") provide that, at the option of the related Mortgagors, the adjustable interest rate on such Mortgage Loans may be converted to a fixed interest rate. The first month in which any of the Mortgage Loans may convert is ____________, and the last month in which any of the Mortgage Loans may convert is _____________. Upon conversion, the Mortgage Rate will be converted to a fixed interest rate determined in accordance with the formula set forth in the related Mortgage Note which formula is intended to result in a Mortgage Rate which is not less than the then current market interest rate (subject to applicable usury laws). After such conversion, the monthly payments of principal and interest will be adjusted to provide for full amortization over the remaining term to scheduled maturity. Upon notification from a Mortgagor of such Mortgagor's intent to convert from an adjustable interest rate to a fixed interest rate and prior to the conversion of any such Mortgage Loan (a "Converting Mortgage Loan"), the related Warrantying Party will be obligated to purchase the Converting Mortgage Loan at a price equal to the outstanding Principal Balance thereof plus accrued interest thereon net of any subservicing fees (the "Conversion Price"). In the event of a failure by a Warrantying Party to purchase a converting Mortgage Loan, the Master Servicer is required to use its best efforts to purchase such Mortgage Loan following its conversion (a "Converted Mortgage Loan") during the one-month period following the date of conversion at the Conversion Price.

In the event that the related Warrantying Party fails to purchase a Converting Mortgage Loan and the Master Servicer does not purchase a Converted Mortgage Loan, neither the Depositor nor any of its affiliates nor any other entity is obligated to purchase or arrange for the purchase of any Converted Mortgage Loan. Any such Converted Mortgage Loan will remain in the Mortgage Pool as a fixed-rate Mortgage Loan and will result in the Mortgage Pool's having both fixed rate and adjustable rate Mortgage Loans. See "Certain Yield and Prepayment Considerations" herein.

S-64

Following the purchase of any Converted Mortgage Loan as described above, the purchaser will be entitled to receive an assignment from the Trustee of such Mortgage Loan and the purchaser will thereafter own such Mortgage Loan free of any further obligation to the Trustee or the Certificateholders with respect thereto.]

[Indices

As of any Payment Adjustment Date, the Index applicable to the determination of the related Asset Rate will be a per annum rate equal to ______________, as most recently available as of the date days prior to the Payment Adjustment Date (each, an "Index"). In the event that the Index is no longer available, an index reasonably acceptable to the Trustee that is based on comparable information will be selected by the Master Servicer.

Each Index is currently calculated based on information reported in ___________. Listed below are the weekly average yields on actively traded ______________ as reported in ____________ on the date that would have been applicable to mortgage loans having the following adjustment dates for the indicated years. Such average yields may fluctuate significantly from week to week as well as over longer periods and may not increase or decrease in a constant pattern from period to period. The following does not purport to be representative of future average yields. No assurance can be given as to the average yields on such _______________ on any Payment Adjustment Date or during the life of any Asset.]

[Index]

Adjustment	_____	_____	_____	_____	_____	_____

January
February
March
April
May
June
July
August
September
October
November
December

Certain Characteristics Of The Assets

[Approximately ___% of the Assets have Due Dates that occur on the ___ day of each month; approximately ___% of the Assets have Due Dates that occur on the ___ day of each month; approximately _____% of the Assets have Due Dates that occur on the ___ day of each month; and the remainder of the Assets have Due Dates that occur on the fifteenth day of each month.]

[As of the Cut-off Date, the Assets had the following characteristics: (i) Asset Rates ranging from _____% per annum to _______% per annum; (ii) a weighted average Asset Rate of ______% per annum; (iii) Gross Margins ranging from ____ basis points to ______ basis points; (iv) a weighted average Gross Margin of ____ basis points; (v) Principal Balances ranging from $_______ to $______; (vi) an average Principal Balance of $_________; (vii) original terms to scheduled maturity ranging from _____ months to _________ months; (viii) a weighted average original term to scheduled maturity of _____ months; (ix) remaining terms to scheduled maturity ranging from ____ months to _____ months; (x) a weighted average remaining term to scheduled maturity of ________ months; (xi) Cut-off Date Loan-to-Value ("LTV") Ratios ranging from ______% to ________%; (xii) a weighted average Cut-off Date LTV Ratio of _____%; (xiii) as to the _______% of the Assets to which such characteristic applies, (A) minimum lifetime Asset Rates ranging from ____% per annum to ______ % per annum and (B) a weighted average minimum lifetime Asset Rate of _______% per annum; and (xiv) as to the__________% of Assets to which such characteristic applies and for which it may be currently calculated, (A) maximum lifetime Asset Rate ranging from _______% per annum to ________% per annum and (B) a weighted average maximum lifetime Asset Rate of _________% per annum.]

S-65

[___% of the Mortgage Loans provide for Balloon Payments on their respective maturity dates. Loans providing for Balloon Payments involve a greater degree of risk than self-amortizing loans. See "Risk Factors -- Assets with balloon payment provisions present particular risks to Securityholders" in the Prospectus.]

[The Mortgage Loans contain [(i) __ Mortgage Loans, representing ____% of the Assets by aggregate Principal Balance as of the Cut-off Date, that, as of the Cut-off Date, have more than 12 scheduled payments of principal and interest past due under the terms of the related Mortgage Note (each, a "Non-Performing Mortgage Loan"), (ii)] __ Mortgage Loans, representing ____% of the Assets by aggregate Principal Balance as of the Cut-off Date, that, as of the Cut-off Date, have more than three but less than 12 scheduled payments of principal and interest past due under the terms of the related Mortgage Note (each, a "Sub-Performing Mortgage Loan"), and [(iii)] __ Mortgage Loans, representing ____% of the Assets by aggregate Principal Balance as of the Cut-off Date, that have had more than three scheduled payments of principal and interest past due under the terms of the related Mortgage Note one or more times during the term of the related Mortgage Loan, but at the related Cut-off Date for the Series is current in payment (each, a "Reinstated Mortgage Loan").]

[The Asset Rate on each Asset is subject to adjustment on each Interest Rate Adjustment Date by adding the related Gross Margin to the value of the Index as most recently announced a specified number of days prior to such Interest Rate Adjustment Date, subject, in the case of substantially all of the Assets, to minimum and maximum lifetime Asset Rates, with ranges specified below. The Asset Rates on the Assets generally are adjusted monthly; however, certain of the Assets provide for Interest Rate Adjustment Dates to occur quarterly (___% of the Assets), semi-annually ( % of the Assets) or annually (____% of the Assets). Each of the Assets provided for an initial fixed interest rate period; Assets, representing ___% of the Assets, have not experienced their first Interest Rate Adjustment Dates. The latest initial Interest Rate Adjustment Date for any Asset is to occur in .]

[Subject to the Payment Caps described below, the amount of the Payment on each Asset adjusts periodically on each Payment Adjustment Date to an amount that would fully amortize the Principal Balance of the Asset over its then remaining amortization schedule and pay interest at the Asset Rate in effect during the one month period preceding such Payment Adjustment Date. Approximately __% of the Assets provide that an adjustment of the amount of the Payment on a Payment Adjustment Date may not result in a Payment that increases by more than ___% (nor, in some cases, decreases by more than ____%) of the amount of the Payment in effect immediately prior to such Payment Adjustment Date (each such provision, a "Payment Cap").

[No Mortgage Loan currently prohibits principal prepayments; however, certain of the Mortgage Loans impose fees or penalties ("Prepayment Premiums") in connection with full or partial prepayments. Although Prepayment Premiums are payable to the Master Servicer as additional servicing compensation, the Master Servicer may waive the payment of any Prepayment Premium only in connection with a principal prepayment that is proposed to be made during the three month period prior to the scheduled maturity of the related Mortgage Loan, or under certain other limited circumstances.]

S-66

The following table sets forth the range of Asset Rates on the Assets as of the Cut-off Date:

Asset Rates as of the Cut-off Date

Asset Rate	Number of Assets	Percent by Number	Aggregate Principal Balance as of the Cut-off Date	Percent by Aggregate Principal Balance as of the Cut-off Date

Total		100.00%		$100.00%

Weighted Average Asset Rate:

Note:	Percentage totals may not add due to rounding.

The following table sets forth the types of Mortgaged Properties securing the Mortgage Loans:

Property Type

Type	Number of Assets	Percent by Number	Aggregate Principal Balance as of the Cut-off Date	Percent by Aggregate Principal Balance as of the Cut-off Date

Total		100.00%		$100.00%

Note: Percentage totals may not add due to rounding.

[The following table sets forth the range of Gross Margins for the Assets:]

[Gross Margins]

Asset Rate	Number of Assets	Percent by Number	Aggregate Principal Balance as of the Cut-off Date	Percent by Aggregate Principal Balance as of the Cut-off Date

Total		100.00%		$100.00%

Weighted Average Gross Margin:

Note: Percentage totals may not add due to rounding.

S-67

[The following table sets forth the frequency of adjustments to the Asset Rates on the Assets as of the Cut-off Date:]

[Frequency of Adjustments to Asset Rates]

Frequency(A)	Number of Assets	Percent by Number	Aggregate Principal Balance as of the Cut-off Date	Percent by Aggregate Principal Balance as of the Cut-off Date

Total		100.00%		$100.00%

Weighted Average Frequency of Adjustments to Asset Rate:

Note: Percentage totals may not add due to rounding.

(A) _______ or ___% of Assets have not experienced their first Interest Rate Adjustment Date.

[The following table sets forth the frequency of adjustments to the Payments on the Assets as of the Cut-off Date:]

[Frequency of Adjustments to Payments]

Frequency (A)	Number of Assets	Percent by Number	Aggregate Principal Balance as of the Cut-off Date	Percent by Aggregate Principal Balance as of the Cut-off Date

Total		100.00%		$100.00%

Weighted Average
Frequency of
Adjustments to
Payments:

Note: Percentage totals may not add due to rounding.

[Maximum Lifetime Asset Rates]

Maximum Lifetime Asset Rate	Number of Assets	Percent by Number	Aggregate Principal Balance as of the Cut-off Date	Percent by Aggregate Principal Balance as of the Cut-off Date

Total		100.00%		$100.00%

Weighted Average Maximum Lifetime Asset Rate:

Note: Percentage totals may not add due to rounding.

(A)    Represents Assets without a lifetime rate cap.

(B)    The lifetime rate caps for these Assets are based upon the Index as determined at a future point in time plus a fixed percentage. Therefore, the rate is not determinable as of the Cut-off Date.

(C)    This calculation does not include the ____ Assets without a lifetime rate cap or the Assets with lifetime rate caps which are currently not determinable.

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[The following table sets forth the range of minimum lifetime Asset Rates on the Assets:]

[Minimum Lifetime Asset Rates]

Minimum Lifetime Asset Rate	Number of Assets	Percent by Number	Aggregate Principal Balance as of the Cut-off Date	Percent by Aggregate Principal Balance as of the Cut-off Date

Total		100.00%		$100.00%

Weighted Average Minimum Lifetime Asset Rate:

Note: Percentage totals may not add due to rounding.

(A) Represents Assets without interest rate floors. (B) This calculation does not include the Assets without interest rate floors.

The following table sets forth the range of Principal Balances of the Assets as of the Cut-off Date:

Principal Balances as of the Cut-off Date

Principal Balance as of the Cut-off Date	Number of Assets	Percent by Number	Aggregate Principal Balance as of the Cut-off Date	Percent by Aggregate Principal Balance as of the Cut-off Date

Total		100.00%		$100.00%

Average Principal Balance as of the Cut-off Date:

Note: Percentage totals may not add due to rounding.

The following tables set forth the original and remaining terms to maturity (in months) of the Assets:

Original Term to Maturity in Months

Original Term in Months	Number of Assets	Percent by Number	Aggregate Principal Balance as of the Cut-off Date	Percent by Aggregate Principal Balance as of the Cut-off Date

Total		100.00%		$100.00%

Weighted Average Original Term to Maturity:

Note: Percentage totals may not add due to rounding.

S-69

The following tables set forth the purpose for which the Mortgage Loan was originated, [the type of program under which it was originated and the occupancy type].

Mortgage Loan Purpose

Remaining Principal Term in Months	Number of Assets	Percent by Number	Aggregate Principal Balance as of the Cut-off Date	Percent by Aggregate Principal Balance as of the Cut-off Date

Total		100.00%		$100.00%

Weighted Average Original Term to Maturity:

Note: Percentage totals may not add due to rounding.

[Mortgage Loan Documentation Program]

Remaining Principal Term in Months	Number of Assets	Percent by Number	Aggregate Principal Balance as of the Cut-off Date	Percent by Aggregate Principal Balance as of the Cut-off Date

Total		100.00%		$100.00%

Weighted Average Original Term to Maturity:

Note: Percentage totals may not add due to rounding.

Mortgage Loan Occupancy Type

Remaining Principal Term in Months	Number of Assets	Percent by Number	Aggregate Principal Balance as of the Cut-off Date	Percent by Aggregate Principal Balance as of the Cut-off Date

Total		100.00%		$100.00%

Weighted Average Original Term to Maturity:

Note: Percentage totals may not add due to rounding.

Remaining Term to Maturity in Months

Remaining Term in Months	Number of Assets	Percent by Number	Aggregate Principal Balance as of the Cut-off Date	Percent by Aggregate Principal Balance as of the Cut-off Date

Total		100.00%		$100.00%

Weighted Average Remaining Term to Maturity:

Note: Percentage totals may not add due to rounding.

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The following tables set forth the respective years in which the Assets were originated and are scheduled to mature:

Year of Origination

Year	Number of Assets	Percent by Number	Aggregate Principal Balance as of the Cut-off Date	Percent by Aggregate Principal Balance as of the Cut-off Date

Total		100.00%		$100.00%

Note: Percentage totals may not add due to rounding.

Year of Scheduled Maturity

Year	Number of Assets	Percent by Number	Aggregate Principal Balance as of the Cut-off Date	Percent by Aggregate Principal Balance as of the Cut-off Date

Total		100.00%		$100.00%

Note: Percentage totals may not add due to rounding.

The following table sets forth the range of Original LTV Ratios of the Mortgage Loans. An "Original LTV Ratio" is a fraction, expressed as a percentage, the numerator of which is the Principal Balance of a Mortgage Loan on the date of its origination, and the denominator of which is [in general] the lesser of (i) the appraised value of the related Mortgaged Property as determined by an appraisal thereof obtained in connection with the origination of such Mortgage Loan and (ii) the sale price of such Mortgaged Property at the time of such origination. There can be no assurance that the value (determined through an appraisal or otherwise) of a Mortgaged Property determined after origination of the related Mortgage Loan will be equal to or greater than the value thereof (determined through an appraisal or otherwise) obtained in connection with the origination. As a result, there can be no assurance that the loan-to-value ratio for any Mortgage Loan determined at any time following origination thereof will be lower than the Original LTV Ratio, notwithstanding any positive amortization of such Mortgage Loan.

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Original LTV Ratios

Original LTV Ratio	Number of Mortgage Loans	Percent of Assets by Number	Aggregate Principal Balance as of the Cut-off Date	Percent by Aggregate Principal Balance as of the Cut-off Date

Total		100.00%		$100.00%

Weighted Average Original LTV Ratio:

Note: Percentage totals may not add due to rounding.

The Mortgage Loans are secured by Mortgaged Properties in different states. The table below sets forth the states in which the Mortgaged Properties are located:

Geographic Distribution

State	Number of Mortgage Loans	Percent of Assets by Number	Aggregate Principal Balance as of the Cut-off Date	Percent by Aggregate Principal Balance as of the Cut-off Date

Total		100.00%		$100.00%

Note: Percentage totals may not add due to rounding. [regional breakdown to be provided as appropriate]

No more than ___% of the Mortgage Loans will be secured by Mortgaged Properties located in any one zip code.

[___% of the Mortgage Loans provide that upon any principal prepayment of a Mortgage Loan, whether made voluntarily or involuntarily, the related Mortgagor will be required to pay a prepayment premium or yield maintenance Penalty (a "Prepayment Premium") in the amount set forth in the following table.]

[Mortgage Loan Prepayment Premiums]

Prepayment Premium	Number of Mortgage Loans	Percent of Assets by Number	Aggregate Principal Balance as of the Cut-off Date	Percent by Aggregate Principal Balance as of the Cut-off Date

Total		100.00%		$100.00%

Note: Percentage totals may not add due to rounding.

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[FHA Loans]

FHA Loans	Number of Mortgage Loans	Percent of Assets by Number	Aggregate Principal Balance as of the Cut-off Date	Percent by Aggregate Principal Balance as of the Cut-off Date

Total		100.00%		$100.00%

Note: Percentage totals may not add due to rounding.

[VA Loans]

VA Loans	Number of Mortgage Loans	Percent of Assets by Number	Aggregate Principal Balance as of the Cut-off Date	Percent by Aggregate Principal Balance as of the Cut-off Date

Total		100.00%		$100.00%

Note: Percentage totals may not add due to rounding.

[Non-Performing Mortgage Loans]

Non-Performing Mortgage Loans	Number of Mortgage Loans	Percent of Assets by Number	Aggregate Principal Balance as of the Cut-off Date	Percent by Aggregate Principal Balance as of the Cut-off Date

Total		100.00%		$100.00%

Note: Percentage totals may not add due to rounding.

[Sub-Performing Mortgage Loans]

Sub-Performing Mortgage Loans	Number of Mortgage Loans	Percent of Assets by Number	Aggregate Principal Balance as of the Cut-off Date	Percent by Aggregate Principal Balance as of the Cut-off Date

Total		100.00%		$100.00%

Note: Percentage totals may not add due to rounding.

[Reinstated Mortgage Loans]

Reinstated Mortgage Loans	Number of Mortgage Loans	Percent of Assets by Number	Aggregate Principal Balance as of the Cut-off Date	Percent by Aggregate Principal Balance as of the Cut-off Date

Total		100.00%		$100.00%

Note: Percentage totals may not add due to rounding.

Underwriting Standards

All of the Mortgage Loans were originated or acquired by _______, generally in accordance with the underwriting criteria described herein.

[Description of underwriting standards.]

[Certain Characteristics Of MBS]

[Particular textual and table disclosure for all MBS collateral]

[Certain Characteristics Of The Agency Securities]

[Particular textual and table disclosure for all Agency Securities collateral]

Additional Information

The description in this Prospectus Supplement of the Assets is based upon the Trust Fund as expected to be constituted at the close of business on the Cut-off Date, as adjusted for the scheduled principal payments due on or before such date. Prior to the issuance of the Offered Certificates, an Asset may be removed from the Trust Fund as a result of incomplete documentation or otherwise, if the Depositor deems such removal necessary or appropriate and may be prepaid at any time. A limited number of other assets may be included in the Trust Fund prior to the issuance of the Offered Certificates unless including such assets would materially alter the characteristics of the Trust Fund as described herein. The Depositor believes that the information set forth herein will be representative of the characteristics of the Trust Fund as it will be constituted at the time the Offered Certificates are issued.

A Current Report on Form 8-K will be available to purchasers of the Offered Certificates and will be filed, together with Exhibits, with the Securities and Exchange Commission within fifteen days after the initial issuance of the Offered Certificates. In the event Assets are removed from or added to the Trust Fund as set forth in the preceding paragraph, such removal or addition will be noted on a Form 8-K.

DESCRIPTION OF THE CERTIFICATES

General

The Certificates will be issued pursuant to the Pooling and Servicing Agreement and will consist of ____ Classes to be designated as the Class __ Certificates, the Class __ Certificates, the Class __ Certificates and the Class __ Certificates. The Class __ Certificates (the "Subordinate Certificates") will be subordinate to the Class __ Certificates and the Class __ Certificates (the "Senior Certificates"), as described herein. The Offered Certificates will be issued in [book-entry][fully registered, certificated] form only. The Offered Certificates will be issued in denominations of $_______ and integral multiples of $_____________ in excess thereof[, with one Certificate of each Class evidencing an additional amount equal to the remainder of the Security Principal Balance thereof]. The Offered Certificates will be freely transferable and exchangeable at the corporate trust office of the Trustee.

The Certificates represent in the aggregate the entire beneficial ownership interest in a Trust Fund consisting of: (i) [the Mortgage Loans] [the MBS] [the Agency Securities] and all payments under and proceeds in respect thereof received after the Cut-off Date (exclusive of payments of principal and interest due on or before the Cut-off Date); (ii) any Mortgaged Property acquired on behalf of the Trust Fund through foreclosure or deed in lieu of foreclosure (upon acquisition, "REO Property"); (iii) such funds or assets as from time to time are deposited in the Certificate Account and any account established in connection with REO Property (the "REO Account"); and (iv) the rights of the mortgagee under all insurance policies with respect to the Mortgage Loans. Only the Class __ Certificates, the Class __ Certificates and the Class __ Certificates (together, the "Offered Certificates") are offered hereby.

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The Class __ Certificates will have an initial [Security Principal Balance] [Notional Balance of] $__________. The Class __ Certificates represent ___% of the aggregate Principal Balance of the Assets as of the Cut-off Date. The Class __ Certificates will have an initial Security Principal Balance of $__________, representing ___% of the aggregate Principal Balance of the Assets as of the Cut-off Date. The Class __ Certificates will have an initial Security Principal Balance of $__________, representing ___% of the aggregate Principal Balance of the Assets as of the Cut-off Date. The initial Security Principal Balance of the Class __ Certificates will be [zero]. The Security Principal Balance of any Class of Certificates outstanding at any time represents the maximum amount which the holders thereof are entitled to receive as distributions allocable to principal from the cash flow on the Assets. The respective Security Principal Balances of the Class __, Class __, Class __ and Class ___ Certificates (respectively, the "Class __ Balance", "Class __ Balance", "Class __ Balance" and "Class __ Balance") will in each case be reduced by amounts actually distributed on such Class that are allocable to principal. [The Security Principal Balance of the Class __ Certificates (the "Class __ Balance") will at any time equal the aggregate Principal Balance of the Assets minus the sum of the Class __ Balance, Class __ Balance and Class __ Balance.] The Principal Balance of any Asset at any date of determination will equal (a) the Cut-off Date Balance of such Asset, minus (b) the sum of (i) the principal portion of each Payment due on such Asset after the Cut-off Date, to the extent received from the Mortgagor or advanced by the Master Servicer and distributed to holders of the Certificates before such date of determination, (ii) all principal prepayments and other unscheduled collections of principal received with respect to such Asset, to the extent distributed to holders of the Certificates before such date of determination, and (iii) any reduction in the outstanding Principal Balance of such Asset resulting out of a bankruptcy proceeding for the related Mortgagor.

[None of the Class __ Certificates are offered hereby.]

[Book-Entry Registration

One or more Classes of the Offered Certificates will be issued as Book-Entry securities (the "Book-Entry Securities"), and each such Class will be represented by one or more single Certificates registered in the name of a nominee for DTC.

DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code ("UCC") and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its participating organizations ("Participants") and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

Investors that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Book-Entry Securities may do so only through Participants and Indirect Participants. In addition, such investors ("Security Owners") will receive all distributions on the Book-Entry Securities through DTC and its Participants. Under a book-entry format, Security Owners will receive payments after the related Payment Date because, while payments are required to be forwarded to Cede, on each such date, DTC will forward such payments to its Participants which thereafter will be required to forward them to Indirect Participants or Security Owners. The only "Securityholder" (as such term is used in the Pooling and Servicing Agreement) will be Cede, as nominee of DTC, and the Security Owners will not be recognized by the Trustee as Securityholders under the Pooling and Servicing Agreement. Security Owners will be permitted to exercise the rights of Securityholders under the Pooling and Servicing Agreement only indirectly through the Participants who in turn will exercise their rights through DTC.

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Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Book-Entry Securities and is required to receive and transmit distributions of principal of and interest on the Book-Entry Securities. Participants and Indirect Participants with which Security Owners have accounts with respect to the Book-Entry Securities similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Security Owners.

Because DTC can act only on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Security Owner to pledge its interest in the Book-Entry Securities to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in the Book-Entry Securities, may be limited due to the lack of a physical certificate evidencing such interest.

DTC has advised the Depositor that it will take any action permitted to be taken by the holders of the Book-Entry Securities under the Pooling and Servicing Agreement only at the direction of one or more Participants to whose account with DTC interests in the Book-Entry Securities are credited.

Offered Certificates initially issued in book-entry form will be issued in fully registered, certificated form to Security Owners or their nominees ("Definitive Securities"), rather than to DTC or its nominee only if (i) the Depositor advises the Trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to the Offered Certificates and the Depositor is unable to locate a qualified successor or (ii) the Depositor, at its option, elects to terminate the book-entry system through DTC.

Upon the occurrence of either of the events described in the immediately preceding paragraph, DTC is required to notify all Participants of the availability through DTC of Definitive Securities for the Security Owners. Upon surrender by DTC of the certificate or certificates representing the Book-Entry Securities, together with instructions for re-registration, the Trustee will issue (or cause to be issued) to the Security Owners identified in such instructions the Definitive Securities to which they are entitled, and thereafter the Trustee will recognize the holders of such Definitive Securities as Certificateholders under the Pooling and Servicing Agreement.

None of the Depositor, the Master Servicer, any Sub-Servicer, the Trustee, or any of their affiliates will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.]

Distributions

Method, Timing and Amount. Distributions on the Certificates will be made on the ____ day of each month or, if such ____ day is not a Business Day, then on the next succeeding Business Day, commencing in ____________________ 200_ (each, a "Distribution Date"). All distributions (other than the final distribution on any Certificate) will be made by the [Master Servicer][Trustee] to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the [last Business Day of the month] preceding the month in which the related Distribution Date occurs. Such distributions will be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the [Master Servicer][Trustee] with wiring instructions no less than five Business Days prior to the related Record Date and is the registered owner of Certificates the aggregate initial principal amount of which is at least $__________, or otherwise by check mailed to such Certificateholder. The final distribution on any Certificate will be made in like manner, but only upon presentment or surrender of such Certificate at the location specified in the notice to the holder thereof of such final distribution. All distributions made with respect to a Class of Certificates on each Distribution Date will be allocated pro rata among the outstanding Certificates of such Class based on their respective Percentage Interests. The Percentage Interest evidenced by any Class __ Certificate is equal to the initial denomination thereof as of the Closing Date, divided by the initial Security Principal Balance for such Class. The aggregate distribution to be made on the Certificates on any Distribution Date shall equal the Available Distribution Amount.

The "Available Distribution Amount" for any Distribution Date is an amount equal to (a) the sum of (i) the amount on deposit in the Certificate Account as of the close of business on the related Determination Date, (ii) the aggregate amount of any Advances made by the Master Servicer in respect of such Distribution Date and (iii) the aggregate amount deposited by the Master Servicer in the Certificate Account in respect of such Distribution Date in connection with Prepayment Interest Shortfalls incurred during the related Due Period, net of (b) the portion of the amount described in clause (a)(i) hereof that represents (i) Payments due on a Due Date subsequent to the end of the related Due Period, (ii) any voluntary principal prepayments and other unscheduled recoveries on the Assets received after the end of the related Due Period or (iii) any amounts payable or reimbursable therefrom to any person.

S-75

Priority. On each Distribution Date the Available Distribution Amount will be distributed in the following amounts in the following order of priority:

(1)    to the holders of the Class __ Certificates, the amount of all Distributable Certificate Interest in respect of the Class __ Certificates for such Distribution Date, and, to the extent not previously distributed, for all preceding Distribution Dates;

(2)    to the holders of the Class __ Certificates, the amount of all Distributable Certificate Interest in respect of the Class __ Certificates for such Distribution Date, and, to the extent not previously distributed, for all preceding Distribution Dates;

(3)    to the holders of the Class __ Certificates, the amount, not to exceed the Class __ Security Principal Balance outstanding immediately prior to such Distribution Date, equal to the sum of the then Class __ Scheduled Principal Distribution Percentage of (A) the Scheduled Principal Distribution Amount for such Distribution Date and (B) the Unscheduled Principal Distribution Amount for such Distribution Date;

(4)    to the holders of the Class __ Certificates, the amount, not to exceed the Class __ Security Principal Balance outstanding immediately prior to such Distribution Date, equal to the sum of the then Class __ Scheduled Principal Distribution Percentage of (A) the Scheduled Principal Distribution Amount for such Distribution Date and (B) the Unscheduled Principal Distribution Amount for such Distribution Date;

(5)    to the holders of the Subordinate Certificates, the amount of all Distributable Certificate Interest in respect of the Subordinate Certificates for such Distribution Date, and, to the extent not previously distributed, for all preceding Distribution Dates;

(6)    to the holders of the Subordinate Certificates, the amount, not to exceed the Subordinate Security Principal Balance outstanding immediately prior to such Distribution Date, equal to the sum of the then Class __ Scheduled Principal Distribution Percentage of (A) the Scheduled Principal Distribution Amount for such Distribution Date and (B) the Unscheduled Principal Distribution Amount for such Distribution Date;

(7)    [Liquidity Facility, if any];

(8)    [Credit Support, if any];

(9)    [Interest Only Security, if any]; and

(10)    any remainder to the holders of the Class __ Certificates.

Calculations of Interest. The "Distributable Certificate Interest" in respect of any Class of Certificates for any Distribution Date represents that portion of the Accrued Certificate Interest in respect of such Class of Certificates for such Distribution Date that is net of such Class' pro-rata share of the aggregate portion of any Prepayment Interest Shortfalls resulting from voluntary principal prepayments on the Assets during the related Due Period [that are not covered by the application of servicing compensation of the Master Servicer for the related Due Period (such uncovered aggregate portion, as to such Distribution Date,] the "Net Aggregate Prepayment Interest Shortfall").

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The "Accrued Certificate Interest" in respect of each Class of Certificates for any Distribution Date is equal to thirty days' interest accrued during the related Interest Accrual Period at the Pass-Through Rate applicable to such Class of Certificates for such Distribution Date accrued on the related Security Principal Balance outstanding immediately prior to such Distribution Date. The Pass-Through Rate applicable to the Class __ Certificates for any Distribution Date [is fixed and is set forth on the cover hereof] [will equal the weighted average of the Class __ Remittance Rates in effect for the Assets as of the commencement of the related Due Period (as to such Distribution Date, the "Weighted Average Class __ Remittance Rate"). The "Class __ Remittance Rate" in effect for any Asset as of any date of determination (a) prior to its first Interest Rate Adjustment Date, is equal to the related Asset Rate then in effect minus basis points and (b) from and after its first Interest Rate Adjustment Date, is equal to the related Asset Rate then in effect minus the excess of the related Gross Margin over basis points. The "Interest Accrual Period" for the Certificates is the calendar month preceding the month in which the Distribution Date occurs.] [is equal to the excess of the Asset Rate thereon over ____% per annum.]

The portion of Net Aggregate Prepayment Interest Shortfall for any Distribution Date that will be allocated to the Class __ Certificates on such Distribution Date will be equal to the then applicable Class __ Interest Allocation Percentage. The "Class __ Interest Allocation Percentage" for any Distribution Date will equal a fraction, expressed as a percentage, the numerator of which is equal to the product of (a) the Class __ Balance [(net of any Uncovered Portion thereof)] outstanding immediately prior to such Distribution Date, multiplied by (b) the Pass-Through Rate for the Class __ Certificates for such Distribution Date, and the denominator of which is the product of (x) the aggregate Principal Balance of the Assets outstanding immediately prior to such Distribution Date, multiplied by (y) the Weighted Average Net Asset Rate for such Distribution Date. The "Net Asset Rate" in effect for any Asset as of any date of determination is equal to the related Asset Rate then in effect minus basis points. [The "Uncovered Portion" of the Class __ Balance, as of any date of determination, is the portion thereof representing the excess, if any, of (a) the Class __ Balance then outstanding, over (b) the aggregate Principal Balance of the Assets then outstanding.]

[The Pass-Through Rate on the Offered Certificates will be computed on the basis of a 360 day year consisting of 12 months of 30 days each.] [The Pass-Through Rate on the Offered Certificates will be calculated on the basis of the actual number of days in each Interest Accrual Period divided by 360.]

[The Class __ Certificates will not be entitled to distributions of interest and will not have a Pass-Through Rate.]

Calculations of Principal. The "Scheduled Principal Distribution Amount" for any Distribution Date is equal to the aggregate of the principal portions of all Payments, including Balloon Payments, due during or, if and to the extent not previously received or advanced and distributed to Certificateholders on a preceding Distribution Date, prior to the related Due Period, in each case to the extent paid by the related mortgagor or advanced by the Master Servicer and included in the Available Distribution Amount for such Distribution Date. The principal portion of any Advances in respect of a Assets delinquent as to its Balloon Payment will constitute advances in respect of the principal portion of such Balloon Payment.

The "Unscheduled Principal Distribution Amount" for any Distribution Date is equal to the sum of: (a) all voluntary principal prepayments received on the Assets during the related Due Period; and (b) the excess, if any, of (i) all unscheduled recoveries received on the Assets during the related Due Period, whether in the form of liquidation proceeds, condemnation proceeds, insurance proceeds or amounts paid in connection with the purchase of an Asset out of the Trust Fund, exclusive in each case of any portion thereof payable or reimbursable to the Master Servicer in connection with the related Asset, over (ii) the respective portions of the net amounts described in the immediately preceding clause (i) needed to cover interest (at the applicable Net Asset Rate in effect from time to time) on the related Asset from the date to which interest was previously paid or advanced through the Due Date for such Asset in the related Due Period.

[The "Class __ Scheduled Principal Distribution Percentage" for any Distribution Date will equal the lesser of (a) 100% and (b) a fraction, expressed as a percentage, the numerator of which is the Class __ Security Principal Balance outstanding immediately prior to such Distribution Date, and the denominator of which is the lesser of (i) the sum of the Class __ Balance, the Class __ Balance and the Class __ Balance and (ii) the aggregate Principal Balance of the Assets, in either case outstanding immediately prior to such Distribution Date. The "Class __ Scheduled Principal Distribution Percentage" for any Distribution Date will equal (a) if the Security Principal Balance of the Class __ Certificates has been reduced to zero, 100%, (b) otherwise, the lesser of (i) 100% and (ii) a fraction, expressed as a percentage, the numerator of which is the Class __ Security Principal Balance outstanding immediately prior to such Distribution Date, and the denominator of which is the lesser of (1) the sum of the Class __ Balance, the Class __ Balance and the Class __ Balance and (2) the aggregate Principal Balance of the Assets, in either case outstanding immediately prior to such Distribution Date. The "Class __ Scheduled Principal Distribution Percentage" for any Distribution Date will equal (a) prior to _____, 20__, 0%, (b) if the Security Principal Balance of the Class __ Certificates and the Class __ Certificates have been reduced to zero, 100%, and (c) at any other time, the lesser of (i) 100% and (ii) a fraction, expressed as a percentage, the numerator of which is the Class __ Security Principal Balance outstanding immediately prior to such Distribution Date, and the denominator of which is the lesser of (1) the sum of the Class __ Balance, the Class __ Balance and the Class __ Balance and (2) the aggregate Principal Balance of the Assets, in either case outstanding immediately prior to such Distribution Date.]

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Subordination

In order to maximize the likelihood of distribution in full of the Class __ Interest Distribution Amount and the Class __ Interest Distribution Amount, and the Class __ Scheduled Principal Distribution Amount and the Class __ Scheduled Principal Distribution Amount, on each Distribution Date, holders of the Senior Certificates have a right to distributions of the Available Distribution Amount that is prior to the rights of the holders of the Subordinate Certificates, to the extent necessary to satisfy the Class __ Interest Distribution Amount and Class __ Interest Distribution Amount, and the Class __ Scheduled Principal Distribution Amount and the Class __ Scheduled Principal Distribution Amount.

[The principal portion of any Realized Losses will be allocated first in reduction of the Subordinate Certificates [in the order specified here] and then to the Senior Certificates [in the order specified here]. Any losses realized on an Asset that is finally liquidated equal to the excess of the Principal Balance of such Asset remaining, if any, plus interest thereon through the last day of the month in which such Asset was finally liquidated, after application of all amounts received (net of amounts reimbursable to the Master Servicer or any Sub-Servicer for Advances and expenses, including attorneys' fees) towards interest and principal owing on the Asset, is referred to herein as a "Realized Loss."]

Advances

On or prior to the Business Day immediately preceding each Distribution Date, the Master Servicer will either (1) deposit from its own funds the related Advance into the Certificate Account; (2) cause appropriate entries to be made in the records of the Certificate Account that funds in the Certificate Account that are not part of the Available Distribution Amount for the related Distribution Date have been used to make the Advance; (3) if the Certificate Account is maintained by the Trustee, instruct the Trustee to use investment earnings on the Certificate Account to defray the Master Servicer's Advance obligation; or (4) make (or cause to be made) the aggregate Advance through any combination of the methods described in clauses (1), (2) and (3) above. Any funds held for future distribution and used in accordance with clause (2) above must be restored by the Master Servicer from its own funds or from early payments collected on the Assets when they become part of a future Available Distribution Amount. The aggregate Advance for a Distribution Date is the sum of delinquent scheduled Payments due in the related Due Period, exclusive of all Nonrecoverable Advances.

Advances are intended to maintain a regular flow of scheduled interest and principal payments to Certificateholders rather than to guarantee or insure against losses.

[The Master Servicer will also be obligated to make Advances to the extent the Master Servicer deems such Advances recoverable out of Liquidation Proceeds or from collections on the related Asset, in respect of Liquidation Expenses and certain taxes and insurance premiums not paid by a Mortgagor on a timely basis.

The Master Servicer will reimburse itself for Advances out of collections of the late payments in respect of which such Advances were made. In addition, upon the determination that a Nonrecoverable Advance has been made in respect of an Asset or upon an Asset becoming a Liquidated Asset, the Master Servicer will reimburse itself out of funds in the Certificate Account for unreimbursed amounts advanced by it in respect of such Asset.]

Credit Support

[Disclose particular Credit Support, if any]

Liquidity Facilities

[Disclose particular Liquidity Facilities, if any]

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CERTAIN YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

The yield to maturity on the Offered Certificates will be affected by the rate of principal payments on the Assets including, for this purpose, prepayments, which may include amounts received by virtue of repurchase, condemnation, insurance or foreclosure. The yield to maturity on the Offered Certificates will also be affected by the level of any Index. The rate of principal payments on the Offered Certificates will correspond to the rate of principal payments (including prepayments) on the related Assets.

[Description of factors affecting yield, prepayment and maturity of the Assets and Class __ Certificates depending upon characteristics of the Assets.]

Weighted Average Life Of The Offered Certificates

Weighted average life refers to the average amount of time from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of the Offered Certificates will be influenced by the rate at which principal payments (including scheduled payments, principal prepayments and payments made pursuant to any applicable policies of insurance) on the Assets are made. Principal payments on the Assets may be in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes prepayments and liquidations due to a default or other dispositions of the Assets).

The table of Percent of initial Security Principal Balance Outstanding for the Offered Certificates at the respective percentages of [CPR] [SPA] set forth below indicates the weighted average life of such Certificates and sets forth the percentage of the initial principal amount of such Certificates that would be outstanding after each of the dates shown at the indicated percentages of [CPR][SPA]. The table has been prepared on the basis of the following assumptions regarding the characteristics of the Assets: (i) an outstanding Principal Balance of $_________, a remaining amortization term of ___ months and a term to balloon of ___ months: (ii) an interest rate equal to ____% per annum until the Due Date and thereafter an interest rate equal to % per annum (at an assumed Index of ____%) and Payments that would fully amortize the remaining balance of the Asset over its remaining amortization term; (iii) the Assets prepay at the indicated percentage of [CPR][SPA]; (iv) the maturity date of each of the Balloon Mortgage Loans is not extended; (v) distributions on the Offered Certificates are received in cash, on the 25th day of each month, commencing in_____________; (vi) no defaults or delinquencies in, or modifications, waivers or amendments respecting, the payment by the mortgagors of principal and interest on the Assets occur; (vii) the initial Security Principal Balance of the Offered Certificates is $________; (viii) prepayments represent payment in full of individual Assets and are received on the respective Due Dates and include 30 days' interest thereon; (ix) there are no repurchases of Assets due to breaches of any representation and warranty or otherwise; (x) the Offered Certificates are purchased on ________; (xi) the Servicing Fee is ____% per annum; and (xii) the Index on each Interest Rate Adjustment Date is ________% per annum.

Based on the foregoing assumptions, the table indicates the weighted average life of the Offered Certificates and sets forth the percentages of the initial Security Principal Balance of the Offered Certificates that would be outstanding after the Distribution Date in ___________ of each of the years indicated, at various percentages of [CPR][SPA]. Neither [CPR][SPA] nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Assets included in the Trust Fund. Variations in the actual prepayment experience and the balance of the Assets that prepay may increase or decrease the percentage of initial Security Principal Balance (and weighted average life) shown in the following table. Such variations may occur even if the average prepayment experience of all such Assets is the same as any of the specified assumptions.

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Percent of Initial Class [ ] Security Principal Balance Outstanding
at the Following Percentages of [CPR][SPA]

Initial Percent
Distribution Date	__%	__%	__%	__%	__%	__%

____________ 25, 19__...........
____________ 25, 19__...........
____________ 25, 19__...........
____________ 25, 19__...........
____________ 25, 19__...........
____________ 25, 19__...........
____________ 25, 19__...........
____________ 25, 19__...........
____________ 25, 19__...........
____________ 25, 19__...........
____________ 25, 19__...........

Weighted Average Life
(Years). . . . . . . .

The weighted average life of the Class [ ] Certificates is determined by (i) multiplying the amount of each distribution of principal by the number of years from the date of issuance to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the total principal distributions on such class of Certificates.

[Class [ ] Yield Consideration]

[Will describe assumption for various scenarios showing sensitivity of certain classes to prepayment and default risks and set forth resulting yield.] [Include yield table and bold disclosure with respect to any Interest Only or Principal Only Certificates.]

[THE CREDIT SUPPORT ISSUER, IF ANY]

[Description of Credit Support Issuer]

[THE LIQUIDITY FACILITY ISSUER, IF ANY]

[Description of Liquidity Facility Issuer]

THE DEPOSITOR

Residential Resources, Inc. (the "Depositor") was incorporated in the State of Arizona on April 3, 1986. Neither the Depositor, nor any affiliate thereof has guaranteed or is otherwise obligated with respect to the Bonds. The principal executive offices of the Depositor are located at 333 North Wilshire Avenue, Anaheim, California 92801 (Telephone: (714) 758-7740). See "The Depositor" in the Prospectus.

POOLING AND SERVICING AGREEMENT

General

The Certificates will be issued pursuant to a Pooling and Servicing Agreement to be dated as of ____________ 1, 200_ (the "Pooling and Servicing Agreement"), by and among the Depositor, the Master Servicer and the Trustee, which incorporates by reference the Depositor's Standard Terms to Pooling and Servicing Agreement.

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Reference is made to the Prospectus for important information in addition to that set forth herein regarding the terms and conditions of the Pooling and Servicing Agreement and the Offered Certificates. The Depositor will provide to a prospective or actual Certificateholder, without charge, upon written request, a copy (without exhibits) of the Pooling and Servicing Agreement. Requests should be addressed to Residential Resources, Inc., 333 North Wilshire Avenue, Anaheim, California 92801.

Assignment Of The Mortgage Loans

On or prior to the Closing Date, the Depositor will assign or cause to be assigned the Assets, without recourse, to the Trustee for the benefit of the Certificateholders. Prior to the Closing Date, the Depositor will, as to each Mortgage Loan, deliver to the Trustee (or the custodian hereinafter referred to), among other things, the following documents (collectively, as to such Mortgage Loan, the "Mortgage File"): (i) the original or, if accompanied by a "lost note" affidavit, a copy of the Mortgage Note, duly endorsed, which transferred such Mortgage Loan, without recourse, in blank or to the order of Trustee; (ii) the original Mortgage or a certified copy thereof, and any intervening assignments thereof, or certified copies of such intervening assignments, in each case with evidence of recording thereon; (iii) an assignment of the Mortgage, duly executed, which transferred such Mortgage Loan, in blank or to the order of the Trustee, in recordable form; (iv) assignments of any related assignment of leases, rents and profits and any related security agreement (if, in either case, such item is a document separate from the Mortgage), which transferred such Mortgage Loan, in blank or to the order of the Trustee; (v) originals or certified copies of all assumption, modification and substitution agreements in those instances where the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage or Mortgage Note has been assumed; and (vi) the originals or certificates of a lender's title insurance policy issued on the date of the origination of such Mortgage Loan or, with respect to each Mortgage Loan not covered by a lender's title insurance policy, an attorney's opinion of title given by an attorney licensed to practice law in the jurisdiction where the Mortgaged Property is located. The Pooling and Servicing Agreement will require the Depositor promptly (and in any event within 120 days of the Closing Date) to cause each assignment of the Mortgage described in clause (iii) above to be submitted for recording in the real property records of the jurisdiction in which the related Mortgaged Property is located. Any such assignment delivered in blank will be completed to the order of the Trustee prior to recording. The Pooling and Servicing Agreement will also require the Depositor to cause the endorsements on the Mortgage Notes delivered in blank to be completed to the order of the Trustee. [Delivery of MBS and Agency Securities, if applicable.]

The Master Servicer

General. _______________, will act as Master Servicer (in such capacity, the "Master Servicer") for the Certificates pursuant to the Pooling and Servicing Agreement.

The executive offices of the Master Servicer are located at _______________, telephone number (__)__________.

Delinquency and Foreclosure Experience. The following tables set forth certain information concerning the delinquency experience (including pending foreclosures) on one- to four- family residential mortgage loans included in the Master Servicer's servicing portfolio (which includes mortgage loans that are subserviced by others). The indicated periods of delinquency are based on the number of days past due on a contractual basis. No mortgage loan is considered delinquent for these purposes until 31 days past due on a contractual basis.

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	As of December 31,		As of December 31,		As of December 31,
	By No. of Loans	By Dollar Amount of Loans	By No. of Loans	By Dollar Amount of Loans	By No. of Loans	By Dollar Amount of Loans
(Dollar Amount in Thousands)

Total Portfolio	__________	$_________	________	$__________	__________	$_________
Period of Delinquency
31 to 59 days	( %)	__________	( %)	__________	( %)	__________
60 to 89 days	( %)	__________	( %)	__________	( %)	__________
90 days or more	( %)	__________	( %)	__________	( %)	__________
Total Delinquent Loans	__________	$_________	________	$__________	__________	$_________
Percent of Portfolio	%	%	%	%	%	%
Foreclosures pending (1))
Percent of Portfolio	%	%	%	%	%	%
Foreclosures
Percent of Portfolio	%	%	%	%	%	%

(1) Includes bankruptcies which preclude foreclosure.

There can be no assurance that the delinquency and foreclosure experience of the Assets comprising the Trust Fund will correspond to the delinquency and foreclosure experience of the Master Servicer's mortgage portfolio set forth in the foregoing tables. The aggregate delinquency and foreclosure experience on the Assets comprising the Trust Fund will depend on the results obtained over the life of the Trust Fund.

LOAN LOSS EXPERIENCE

	At December 31,	At or for the ____ Months Ended [31],	At or for the ____ Months Ended [31],

Number of Master Servicer-Serviced Mortgage Loans (1)
Average Number of Master Servicer-Serviced Mortgage Loans During Period
Number of Master Servicer-Serviced Mortgage Loans Foreclosed
Master Servicer-Serviced Mortgage Loans Foreclosed as a Percentage of Total Master Servicer-Serviced Contacts (2)
Master Servicer-Serviced Mortgage Loans Foreclosed as a Percentage of Average Number of Master Servicer-Serviced Mortgage Loans
Average Outstanding Principal Balance of Mortgage Loans (3)
Net Losses from Mortgage Loan Foreclosures (4)
Total Dollars (3)
As a Percentage of Average Principal Balance of Mortgage Loans(3)(5)

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-------------------
(1)	As of period end.

(2)	Total Master Servicer-serviced mortgage loans foreclosed during the applicable period expressed as a percentage of the number of Master Servicer-serviced mortgage loans at the end of the applicable period.

(3)	Includes mortgage loans originated by Master Servicer and serviced by Master Servicer or others.

(4)	Net losses represent the amounts charged by the Master Servicer against its loss reserves for the periods indicated. Such amounts include estimates of net losses with respect to certain foreclosures. Charges to the loss reserves in respect of a foreclosed mortgage loan generally are made before the foreclosed mortgage loan becomes liquidated. The length of the accrual period for the amount of accrued and unpaid interest included in the calculation of the net loss varies depending upon the period in which the loss was charged and whether the mortgage loan was owned by an entity other than the Master Servicer.

(5)	Total net losses incurred on liquidated mortgage loans during the applicable period expressed as a percentage of the average principal balance of all mortgage loans at the end of the applicable period.

(6)	Annualized.

The data presented in the foregoing tables are for illustrative purposes only, and there is no assurance that the delinquency and loan loss experience of Mortgage Loans in comprising the Trust Assets will be similar to that set forth above. The delinquency and loan loss experience of mortgage loans historically has been sharply affected by downturns in regional or local economic conditions. For instance, such a downturn was experienced in areas dependent on the oil and gas industry in the 1980s, causing increased level of delinquencies and loan losses on mortgage loans in affected areas. Regional and local economic conditions are often volatile, and no predictions can be made regarding their effects on future economic losses upon mortgage loan losses. Information regarding the geographic location, at origination, of the Mortgaged Properties is set forth under "Description of the Assets" herein.

In particular, the foregoing data generally represents the Master Servicer's experience servicing mortgage loans underwritten pursuant to particular underwriting standards, which may differ from the underwriting standards used to originate the Mortgage Loans. Further, this data reflect the Master Servicer's experience servicing mortgage loans during certain historic economic conditions that may not reflect future conditions. Accordingly, the performance of the Mortgage Loans and the Master Servicer's servicing experience with respect thereto may differ materially from the historical servicing data presented therein.

Certificate Account

The Master Servicer is required to deposit on a daily basis all amounts received with respect to the Assets of the Trust Fund, net of its servicing compensation, into a separate Certificate Account maintained with ____________. Interest or other income earned on funds in the Certificate Account will be paid to the Master Servicer as additional servicing compensation. See "Description of the Trust Funds -- Assets" and "Description of the Agreements -- Security Account and Other Collection Accounts" in the Prospectus.

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Servicing And Other Compensation And Payment Of Expenses

The principal compensation to be paid to the Master Servicer in respect of its master servicing activities will be the Servicing Fee. The Servicing Fee will be payable monthly only from amounts received in respect of interest on each Asset, will accrue at the Servicing Fee Rate and will be computed on the basis of the same principal amount and for the same period respecting which any related interest payment on such Asset is computed. The Servicing Fee Rate [with respect to each Asset equals % per annum] [equals the weighted average of the excesses of the Asset Rates over the respective Net Asset Rates].

As additional servicing compensation, the Master Servicer is entitled to retain all assumption fees, prepayment penalties and late payment charges, to the extent collected from mortgagors, together with any interest or other income earned on funds held in the Certificate Account and any escrow accounts. The Servicing Standard requires the Master Servicer to, among other things, diligently service and administer the Assets on behalf of the Trustee and in the best interests of the Certificateholders, but without regard to the Master Servicer's right to receive such additional servicing compensation. The Master Servicer is obligated to pay certain ongoing expenses associated with the Trust Fund and incurred by the Master Servicer in connection with its responsibilities under the Pooling and Servicing Agreement. See "Description of the Agreements -- Retained Interest; Servicing Compensation and Payment of Expenses" in the Prospectus for information regarding other possible compensation payable to the Master Servicer and for information regarding expenses payable by the Master Servicer [and "Certain Federal Income Tax Consequences" herein regarding certain taxes payable by the Master Servicer].

Reports To Certificateholders

On each Distribution Date the Master Servicer shall furnish to each Certificateholder, to the Depositor, to the Trustee and to the Rating Agency a statement setting forth certain information with respect to the Assets and the Certificates required pursuant to the Pooling and Servicing Agreement. In addition, within a reasonable period of time after each calendar year, the Master Servicer shall furnish to each person who at any time during such calendar year was the holder of a Certificate a statement containing certain information with respect to the Certificates required pursuant to the Pooling and Servicing Agreement, aggregated for such calendar year or portion thereof during which such person was a Certificateholder. See "Description of the Offered Securities -- Reports to Securityholders in the Prospectus.

Voting Rights

At all times during the term of the Pooling and Servicing Agreement, the Voting Rights shall be allocated among the Classes of Certificateholders in proportion to the respective Security Principal Balances of their Certificates [(net, in the case of the Class __, Class __ and Class __ Certificates, of any Uncovered Portion of the related Security Principal Balance)]. Voting Rights allocated to a class of Certificateholders shall be allocated among such Certificateholders in proportion to the Percentage Interests evidenced by their respective Certificates.

Termination

The obligations created by the Pooling and Servicing Agreement will terminate following the earliest of (i) the final payment or other liquidation of the last Asset or REO Property subject thereto, and (ii) the purchase of all of the assets of the Trust Fund by the Master Servicer. Written notice of termination of the Pooling and Servicing Agreement will be given to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at the office of the Certificate Registrar specified in such notice of termination.

Any such purchase by the Master Servicer of all the Assets and other assets in the Trust Fund is required to be made at a price equal to the greater of (1) the aggregate fair market value of all the Assets and REO Properties then included in the Trust Fund, as mutually determined by the Master Servicer and the Trustee, and (2) the excess of (a) the sum of (i) the aggregate Purchase Price of all the Assets then included in the Trust Fund and (ii) the fair market value of all REO Properties then included in the Trust Fund, as determined by an appraiser mutually agreed upon by the Master Servicer and the Trustee, over (b) the aggregate of amounts payable or reimbursable to the Master Servicer under the Pooling and Servicing Agreement. Such purchase will effect early retirement of the then outstanding Offered Certificates, but the right of the Master Servicer to effect such termination is subject to the requirement that the aggregate Principal Balance of the Assets then in the Trust Fund is less than __% of the aggregate Principal Balance of the Assets as of the Cut-off Date. [In addition, the Master Servicer may at its option purchase any Class or Classes of Offered Certificates with a Security Principal Balance less than __% of the original balance thereof at a price equal to such Security Principal Balance plus accrued interest through _________.]

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THE TRUSTEE

_______________ is the Trustee under the Pooling and Servicing Agreement. The mailing address of the Trustee is _________________, Attention: Corporate Trust Department.

USE OF PROCEEDS

Substantially all of the net proceeds to be received from the sale of the Certificates will be used to purchase the Assets simultaneously and to pay other expenses connected with pooling the Assets and issuing the Certificates.

UNDERWRITING

The Depositor has entered into an underwriting agreement dated ________ __, 19__ (the "Underwriting Agreement") with _________________ (the "Underwriter"). Subject to the terms and conditions set forth in the Underwriting Agreement, the Depositor has agreed to sell to the Underwriter and the Underwriter has agreed to purchase the Offered Certificates set forth below opposite its name.

	Class __	Class __	Class __
[Underwriter]
$__________
$__________
$__________

The Underwriting Agreement provides that the obligations of the Underwriter are subject to certain conditions precedent and that the Underwriter will be obligated to purchase all of the Offered Certificates if any of the Offered Certificates are purchased.

The Depositor has been advised that the Underwriter proposes to offer the Offered Certificates to the public initially at the respective public offering prices set forth on the cover page of this Prospectus Supplement, and to certain dealers at such prices less a concession not in excess of the amount set forth below for each Class. The Underwriter and such dealers may allow a discount not in excess of the amount set forth below for each Class to certain other dealers. After the initial public offering of the Offered Certificates, the public offering prices and concessions and discounts to dealers may be changed by the Underwriter.

	Concession (Percent of Principal Amount)	Discount (Percent of Principal Amount)
Class __	_____%	_____%
Class __	_____%	_____%
Class __	_____%	_____%

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The Underwriter and any dealers that participate with the Underwriter in the distribution of the Offered Certificates may be deemed to be underwriters, and any discounts, concessions or commissions received by them, and any profit on the resale of the Offered Certificates purchased by them, may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended (the "Act").

The Depositor has agreed to indemnify the Underwriter against certain civil liabilities, including liabilities under the Act, to the extent and under the circumstances set forth in the Underwriting Agreement.

[Until the distribution of the Offered Certificates is completed, rules of the Securities and Exchange Commission may limit the ability of the Underwriters and certain selling group members to bid for and purchase the Offered Certificates. As an exception to these rules, the Underwriters are permitted to engage in certain transactions that stabilize the price of the Offered Certificates. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Offered Certificates.

In general, purchases of a security for the purpose of stabilization could cause the price of the security to be higher than it might be in the absence of such purchases.

Neither the Depositor or any of its affiliates nor any of the Underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Offered Certificates. In addition, neither the Depositor nor any of its affiliates nor any of the Underwriters makes any representation that the Underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.]

ERISA CONSIDERATIONS

Fiduciaries of employee benefit plans and certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans, and collective investment funds in which such plans, accounts, annuities or arrangements are invested (collectively, "Plans"), that are subject to ERISA or corresponding provisions of the Code should carefully review with their legal advisors whether the purchase or holding of any Certificates could result in unfavorable consequences for the Plan or its fiduciaries under the Plan Asset Regulations (as defined in the Prospectus) or the prohibited transaction rules of ERISA or the Code. Prospective investors should be aware that, although certain exceptions from the application of the Plan Asset Regulations and the prohibited transaction rules exist, there can be no assurance that any such exception will apply with respect to the acquisition of a Certificate. See "ERISA Considerations" in the Prospectus.

Sections 406 and 407 of ERISA and Section 4975 of the Code prohibit certain transactions that involve (1) a Plan that is subject to ERISA and any party in interest or disqualified person with respect to the Plan and (2) plan assets. The Plan Asset Regulations define "plan assets" to include not only securities (such as the Certificates) held by a Plan but also the underlying assets of the issuer of any equity securities (the "Look-Through Rule"), unless one or more exceptions specified in the regulations are satisfied. The Offered Certificates are treated as equity securities for purposes of the Plan Asset Regulations. Nonetheless, the Look-Through Rule will not apply to the Offered Certificates as long as one or more of the exceptions specified in the Plan Asset Regulations are satisfied. One exception to the Look-Through Rule will apply if the security is registered under the Securities Exchange Act of 1934, as amended, is freely transferable and is part of a class of securities that is held by more than 100 unrelated investors (the "Publicly Offered Exception"). Another exception will apply if, immediately after the most recent acquisition of an equity interest, "benefit plan investors," within the meaning of the Plan Asset Regulations, do not own 25% or more of the value of any class of equity interests in the related trust (the "Insignificant Participation Exception"). Based on the information available to the Underwriters at the time of the printing of the Prospectus, there can be no assurance that either the Publicly Offered Exception or the Insignificant Participation Exception will apply to either the initial or subsequent purchases of the Offered Certificates.

[The U.S. Department of Labor has granted an administrative exemption to the Underwriter (Prohibited Transaction Exemption __-___; Exemption Application No. ______, __ Fed. Reg.______)(referred to herein as the "Exemption") from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates in pass-through trusts that consist of certain receivables, loans, and other obligations and that meet the conditions and requirements of the Exemption. The receivables covered by the Exemption include assets such as the Assets.

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Among the general conditions that must be satisfied for the Exemption to apply are the following:

(1) the acquisition of the certificates by a Plan is on terms (including the price for the certificates) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

(2) the rights and interests evidenced by the certificates acquired by the Plan are not subordinate to the rights and interests evidenced by other certificates of the related trust;

(3) the certificates acquired by the Plan have received a rating at the time of such acquisition that is in one of the three highest generic rating categories from one of ________, ________ or ________.

(4) the trustee of the related trust must not be an affiliate of any other member of the Restricted Group (as defined below);

(5) the sum of all payments made to and retained by the Underwriter in connection with the distribution of the certificates represents not more than reasonable compensation for underwriting the certificates;

(6) the sum of all payments made to and retained by the Depositor pursuant to the assignment of the loans to the trust represents not more than the fair market value of such loans; and

(7) the sum of all payments made to and retained by the Master Servicer represents not more than reasonable compensation for such person's services under any servicing agreement and reimbursement of the Master Servicer's reasonable expenses in connection therewith.

The Exemption defines the term "reasonable compensation" by reference to DOL Regulation Sec 2550.408c-2, 29 C.F.R. Sec. 2550.480c-2, which states that whether compensation is reasonable depends upon the particular facts and circumstances of each case. Each fiduciary of a Plan considering the purchase of an Offered Certificate should satisfy itself that all amounts paid to or retained by the Underwriters, the Depositor and the Master Servicer of the Assets represent reasonable compensation for purposes of the Exemption. In addition, it is a condition of the Exemption that the Plan investing in the certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended. Furthermore, in order for its certificates to qualify under the Exemption, a trust must meet the following requirements: (a) the corpus of the trust must consist solely of assets of the type that have been included in other investment pools; (b) certificates in such other investment pools must have been rated in one of the three highest rating categories of S&P, Moody's, D&P or Fitch for at least one year prior to the Plan's acquisition of certificates; and (c) certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of certificates.

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The Exemption does not apply to Plans sponsored by the Depositor, the Underwriter, the Trustee, the Master Servicer and any obligor with respect to Assets included in the Trust constituting more than five percent of the aggregate unamortized principal balance of the assets in the trust, or any affiliate of such parties (the "Restricted Group"). Moreover, the Exemption provides certain Plan fiduciaries relief from certain self-dealing/conflict of interest prohibited transactions only if, among other requirements, (a) in the case of an acquisition in connection with the initial issuance of certificates, at least 50% of each class of certificates in which Plans have invested is acquired by persons independent of the Restricted Group and at least 50% of the aggregate interest in the trust is acquired by persons independent of the Restricted Group; (b) such fiduciary (or its affiliate) is an obligor with respect to five percent or less of the fair market value of the obligations contained in the trust; (c) the Plan's investment in certificates of any class does not exceed 25% of all of the certificates of that class outstanding at the time of the acquisition; and (d) immediately after the acquisition, no more than 25% of the assets of the Plan with respect to which such person is a fiduciary is invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.]

[The Exemption may apply to the acquisition and holding of the Class __ and Class __ Certificates by Plans provided that all conditions of the Exemption are met. Prospective investors should be aware, however, that even if the conditions specified in the Exemption are met, the scope of the relief provided by the Exemption might not cover all acts that might be construed as prohibited transactions. In addition, one or more alternative exemptions may be available with respect to certain prohibited transactions to which the Exemption is not applicable, depending in part upon the Class of Certificate to be acquired, the type of Plan fiduciary that is making the decision to acquire such Certificate and the circumstances under which such decision is made, including, but not limited to, (a) PTCE 91-38, regarding investments by bank collective investment funds; (b) PTCE 90-1, regarding investments by insurance company pooled separate accounts; or (c) PTCE 83-1, regarding acquisitions by Plans of interests in mortgage pools. Before purchasing Class __ or Class __ Certificates, a Plan subject to the fiduciary responsibility provisions of ERISA or described in Section 4975(e)(1) of the Code should consult with its counsel to determine whether the conditions of the Exemption or any other exemptions would be met. A purchaser of Class __ or Class __ Certificates should be aware, however, that even if the conditions specified in one or more exemptions are met, the scope of the relief provided by an exemption might not cover all acts that might be construed as prohibited transactions. In addition, any Plan Investor contemplating an investment in the Senior Certificates should note that the duties and obligations of the Trustee and the Master Servicer are limited to those expressly set forth in the Pooling and Servicing Agreement, and such specified duties and obligations may not comport with or satisfy the provisions of ERISA setting forth the fiduciary duties of Plan fiduciaries.]

[BECAUSE THE SUBORDINATE CERTIFICATES ARE SUBORDINATED SECURITIES, THEY WILL NOT SATISFY THE REQUIREMENTS OF CERTAIN PROHIBITED TRANSACTION EXEMPTIONS. AS A RESULT, THE PURCHASE OR HOLDING OF ANY SUBORDINATE CERTIFICATES BY A PLAN INVESTOR MAY CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION OR RESULT IN THE IMPOSITION OF EXCISE TAXES OR CIVIL PENALTIES. [ACCORDINGLY, NONE OF THE OFFERED SUBORDINATE CERTIFICATES ARE OFFERED FOR SALE OR ARE TRANSFERABLE TO A PLAN INVESTOR][ACCORDINGLY, EACH PURCHASER OF ANY SUBORDINATE CERTIFICATE, BY VIRTUE OF SUCH PURCHASER'S RECEIPT OF SUCH CERTIFICATE, WILL BE DEEMED TO HAVE REPRESENTED [EITHER (I)] THAT IT IS NOT A PLAN INVESTOR [OR (II) THAT AN EXEMPTION FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE APPLY TO SUCH PURCHASE],] UNLESS SUCH PURCHASER PROVIDES THE MASTER SERVICER AND THE TRUSTEE WITH A BENEFIT PLAN OPINION.]

LEGAL INVESTMENT

The Class __ and Class __ Certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") for so long as they are rated in one of the two highest rating categories by one or more nationally recognized statistical rating organizations. As such, the Class __ and Class __ Certificates will be legal investments for certain entities to the extent provided in SMMEA, subject to state laws overriding SMMEA. A number of states have enacted legislation overriding the legal investment provisions of SMMEA. See "Legal Investment" in the Prospectus.

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The appropriate characterization of the Subordinate Certificates under various legal investment restrictions, and thus the ability of investors subject to such restrictions to purchase such Certificates, is subject to significant interpretative uncertainties.

Any financial institution that is subject to the jurisdiction of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the Office of Thrift Supervision, the National Credit Union Administration, any state insurance commission, or any other federal or state agencies with similar authority should review any applicable rules, guidelines and regulations prior to purchasing any Certificates. Financial institutions should review and consider the applicability of the Federal Financial Institutions Examination Counsel Supervisory Policy Statement on the Selection of Securities Dealers and Unsuitable Investment Practices (to the extent adopted by their respective federal regulators), which, among other things, sets forth guidelines for investing in certain types of mortgage related securities and prohibits investment in certain "high-risk" mortgage securities.

The Depositor makes no representations as to the proper characterization of any Class of the Offered Certificates for legal investment or other purposes, or as to the legality of investment by particular investors in any Class of the Offered Certificates under applicable legal investment restrictions. The uncertainties may adversely affect the liquidity of any Class of Offered Certificates. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments under SMMEA or are subject to investment, capital or other restrictions. See "Legal Investment" in the Prospectus.

LEGAL MATTERS

Certain legal matters will be passed upon for the Depositor by Jenkens & Gilchrist LLP, Los Angeles, California, and for the Underwriter by ____________, New York, New York. The material federal income tax consequences of the Offered Certificates have been passed upon for the Depositor by Jenkens & Gilchrist LLP.

RATING

It is a condition to their issuance that each Class of Offered Certificates obtain the ratings specified on the cover page hereof from the Rating Agencies specified on the cover page hereof.

[INSERT LANGUAGE DESCRIBING EACH APPLICABLE RATING CATEGORY]

The ratings on asset-backed pass-through certificates address the likelihood of the receipt by certificateholders of all distributions on the underlying assets to which they are entitled. Rating opinions address the structural, legal and issuer-related aspects associated with the securities, including the nature of the underlying assets. Ratings on pass-through certificates do not represent any assessment of the likelihood that principal prepayments will be made by borrowers with respect to the underlying assets or of the degree to which the rate of such prepayments might differ from that originally anticipated. As a result, the ratings do not address the possibility that holders of the Offered Certificates might suffer a lower than anticipated yield in the event of rapid prepayments of the Assets or in the event that the Trust is terminated prior to the latest final scheduled Distribution Date for the Certificates. In addition, the ratings of the Offered Certificates do not address the possibility that, in the event of the bankruptcy of the Depositor, the issuance and sale of the Offered Certificates might be recharacterized as a financing and that, as a result of such recharacterization, distributions on the Offered Certificates may be delayed or altered.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

The Depositor will request _______________ and ________________ to rate the Offered Certificates. There can be no assurance as to whether any rating agency not requested to rate the Offered Certificates will nonetheless issue a rating and, if so, what such rating would be. A rating assigned to the Offered Certificates by a rating agency that has not been requested by the Depositor to do so may be lower than the rating assigned by a Rating Agency pursuant to the Depositor's request.

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